Exhibit 10.1

AMENDED AND RESTATED SENIOR SECURED
REVOLVING CREDIT AND GUARANTY AGREEMENT

dated March 18, 2011

among

EURAMAX INTERNATIONAL, INC.

AMERIMAX HOME PRODUCTS, INC.

AMERIMAX BUILDING PRODUCTS, INC.

BERGER BUILDING PRODUCTS, INC.

AMP COMMERCIAL, INC.

(f/k/a Gutter Suppliers, Inc.)

and

FABRAL, INC.,

as Borrowers

EURAMAX HOLDINGS, INC.

AMERIMAX FABRICATED PRODUCTS, INC.

AMERIMAX FINANCE COMPANY, INC.

FABRAL HOLDINGS, INC.

BERGER HOLDINGS, LTD

AMERIMAX RICHMOND COMPANY,

and

AMERIMAX UK, INC.,

as Guarantors,

VARIOUS LENDERS,

REGIONS BANK,

as Collateral and Administrative Agent,

WELLS FARGO CAPITAL FINANCE, LLC,

as Co-Collateral Agent

and

REGIONS BUSINESS CAPITAL,

as Sole Lead Arranger and Bookrunner

$70,000,000 Senior Secured Credit Facilities

4.10.	Adverse Proceedings, etc.	78
4.11.	Payment of Taxes	78
4.12.	Properties	78
4.13.	Environmental Matters	79
4.14.	No Defaults	79
4.15.	Material Contracts	80
4.16.	Governmental Regulation	80
4.17.	Margin Stock	80
4.18.	Employee Matters	80
4.19.	Employee Benefit Plans	80
4.20.	Certain Fees	81
4.21.	Solvency	81
4.22.	Transactions	81
4.23.	Compliance with Statutes, etc.	82
4.24.	Disclosure	82
4.25.	PATRIOT Act	82
SECTION 5.	AFFIRMATIVE COVENANTS	82
5.1.	Financial Statements and Other Reports	82
5.2.	Existence	87
5.3.	Payment of Taxes and Claims	87
5.4.	Maintenance of Properties	87
5.5.	Insurance	87
5.6.	Inspections; Access to Management and Information	87
5.7.	Reserved	88
5.8.	Compliance with Laws	88
5.9.	Environmental	88
5.10.	Subsidiaries	90
5.11.	Reserved	90
5.12.	Reserved	90
5.13.	Further Assurances	90
5.14.	Post-Closing Covenant	91
5.15.	Update Calls	91
5.16.	Maintenance of Dominion Accounts and Collections of Receivables	91
SECTION 6.	NEGATIVE COVENANTS	92
6.1.	Indebtedness	92
6.2.	Liens	94
6.3.	Reserved	96
6.4.	No Further Negative Pledges	96
6.5.	Restricted Junior Payments	97
6.6.	Restrictions on Subsidiary Distributions	98
6.7.	Investments	99
6.8.	Financial Covenants	100
6.9.	Fundamental Changes; Disposition of Assets; Acquisitions	100
6.10.	Disposal of Subsidiary Interests	101
6.11.	Sales and Lease Backs	102
6.12.	Transactions with Shareholders and Affiliates	102
6.13.	Conduct of Business	102
6.14.	Permitted Activities of Holding Companies	103
6.15.	Reserved	103
6.16. Amendments or Waivers of the Senior Secured Notes Indenture, the $125,000,000 Unsecured Debt Documents or Subordinated Indebtedness		103

6.17.	Fiscal Year	103
6.18.	Deposit Accounts and Securities Accounts	103
SECTION 7.	GUARANTY	103
7.1.	Guaranty of the Obligations	103
7.2.	Contribution by Guarantors	104
7.3.	Payment by Guarantors	104
7.4.	Liability of Guarantors Absolute	104
7.5.	Waivers by Guarantors	106
7.6.	Guarantors’ Rights of Subrogation, Contribution, etc.	107
7.7.	Subordination of Other Obligations	107
7.8.	Continuing Guaranty	107
7.9.	Authority of Guarantors or Borrowers	107
7.10.	Financial Condition of Borrowers	108
7.11.	Bankruptcy, etc.	108
7.12.	Discharge of Guaranty Upon Sale of Guarantor	108
7.13.	Reserved	109
SECTION 8.	EVENTS OF DEFAULT	109
8.1.	Events of Default	109
SECTION 9.	AGENT	112
9.1.	Appointment of Agent	112
9.2.	Powers and Duties	112
9.3.	General Immunity	112
9.4.	Agent Entitled to Act as Lender	114
9.5.	Lenders’ Representations, Warranties and Acknowledgment	114
9.6.	Right to Indemnity	115
9.7.	Successor Agent and Swingline Loan Lender	115
9.8.	Collateral Documents and Guaranty; Examination Reports	116
9.9.	Ratable Sharing	117
9.10.	Remittance of Payments and Collections	117
9.11.	Agent Titles	118
SECTION 10.	[RESERVED.]	118
SECTION 11.	MISCELLANEOUS	118
11.1.	Notices	118
11.2.	Performance of Borrowers’ Obligations	118
11.3.	Indemnity	119
11.4.	Set Off	119
11.5.	Amendments and Waivers	119
11.6.	Successors and Assigns; Participations	121
11.7.	Replacement of Certain Lenders	124
11.8.	Independence of Covenants	124
11.9.	Survival of Representations, Warranties and Agreements	124
11.10.	No Waiver; Remedies Cumulative	125
11.11.	Marshalling; Payments Set Aside	125
11.12.	Severability	125
11.13.	Obligations Several; Independent Nature of Lenders’ Rights	125
11.14.	Headings	125
11.15.	APPLICABLE LAW	125
11.16.	CONSENT TO JURISDICTION	125
11.17.	WAIVER OF JURY TRIAL	126
11.18.	Confidentiality	126
11.19.	Certification Regarding Senior Secured Notes Indenture	127

11.20.	Counterparts	127
11.21.	Effectiveness	127
11.22.	PATRIOT Act	127
11.23.	Electronic Transmissions	128
11.24.	Public Disclosures	128
11.25.	Intercreditor Agreement	128
11.26.	Amendment and Restatement	128

APPENDICES:	A	Revolving Commitments
	B	Notice Addresses

SCHEDULES:	1.1A	Permitted Restructuring
	4.1	Jurisdictions of Organization and Qualification
	4.2	Capital Stock and Ownership
	4.5	Governmental Consents
	4.7	Audit Qualifications
	4.9	Material Adverse Change
	4.13	Environmental Matters
	4.15	Material Contracts
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.7	Certain Investments
	6.12	Certain Affiliate Transactions

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	A-3	LC Request
	B	Revolving Loan Note
	C	Compliance Certificate
	D	Assignment Agreement
	E	Counterpart Agreement
	F	Closing Date Certificate
	G	Pledge and Security Agreement
	H	General Intercreditor Agreement
	I	Borrowing Base Certificate
	J	Landlord Personal Property Collateral Access Agreement
	K	Corporate Credit Rating Certificate

AMENDED AND RESTATED SENIOR SECURED
REVOLVING CREDIT AND GUARANTY AGREEMENT

THIS AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AND GUARANTY AGREEMENT, dated March 18, 2011, is entered into by and among EURAMAX INTERNATIONAL, INC., a Delaware corporation (individually and, in its capacity as the representative of the other Borrowers pursuant to Section 2.18, “Euramax”), AMERIMAX HOME PRODUCTS, INC., a Delaware corporation (“AHP”); AMERIMAX BUILDING PRODUCTS, INC., a Delaware corporation (“ABP”); BERGER BUILDING PRODUCTS, INC., a Pennsylvania corporation (“BBP”); AMP COMMERCIAL, INC. (f/k/a Gutter Suppliers, Inc.), a Delaware corporation (“AMP”); and FABRAL, INC., a Delaware corporation (“Fabral”; Euramax, AHP, ABP, BBP, AMP, and Fabral being referred to collectively as “Borrowers,” and individually as a “Borrower”); EURAMAX HOLDINGS, INC., a Delaware corporation (“Holdings”); AMERIMAX FABRICATED PRODUCTS, INC., a Delaware corporation (“AFP”); AMERIMAX FINANCE COMPANY, INC., a Delaware corporation (“AFC”); BERGER HOLDINGS, LTD, a Pennsylvania corporation (“BHL”); FABRAL HOLDINGS, INC., a Delaware corporation (“Fabral Holdings”); AMERIMAX RICHMOND COMPANY, an Indiana corporation (“Richmond”), and AMERIMAX UK, INC., a Delaware corporation (“Amerimax UK”; Holdings, AFP, AFC, BHL, Fabral Holdings, Richmond, and Amerimax UK, the other subsidiaries of Euramax party hereto from time to time being referred to collectively as “Guarantors,” and individually as a “Guarantor”); the various financial institutions listed on the signature pages hereof (together with their respective successors and permitted assigns, the “Lenders”); REGIONS BANK, an Alabama banking corporation, in its capacity as collateral and administrative agent for the Lenders (together with its successors in such capacity, “Agent”); WELLS FARGO CAPITAL FINANCE, LLC, as Co-Collateral Agent; and REGIONS BUSINESS CAPITAL, a division of Regions Bank, as Sole Lead Arranger and Bookrunner.

RECITALS:

Euramax, AHP, ABP, BBP, AMP, and Fabral (collectively, “Existing Borrowers”), AFP, AFC, BHL, Fabral Holdings, and Richmond (collectively, “Existing Guarantors”), certain financial institutions (collectively, “Existing Lenders”) and Agent are parties to that certain Senior Secured Revolving Credit and Guaranty Agreement dated as of June 29, 2009 (as at any time amended, modified, supplemented or restated, the “Existing Credit Agreement”), pursuant to which Existing Lenders made certain revolving credit loans, letters of credit and other financial accommodations available to Existing Borrowers, the repayment of which was guaranteed by Existing Guarantors.

In connection with the Existing Credit Agreement, Existing Borrowers and Existing Guarantors executed and delivered that certain Pledge and Security Agreement dated as of June 29, 2009, in favor of Agent (as at any time amended, modified, supplemented or restated, the “Existing Security Agreement”), pursuant to which Existing Borrowers and Existing Guarantors granted Agent, for the benefit of the Secured Parties, a security interest in all of the collateral described therein as security for all of the “Secured Obligations” (as defined therein).

Borrowers and Guarantors have requested that the Existing Credit Agreement be amended and restated in its entirety, to become effective and binding on Borrowers and Guarantors pursuant to the terms hereof, and Lenders (including Existing Lenders that are parties hereto) have agreed, subject to the terms of this Agreement, to amend and restate the Existing Credit Agreement in its entirety to read as set forth herein, and it has been agreed by the parties hereto that (a) the commitments which Existing Lenders that are parties hereto extended to Existing Borrowers under the Existing Credit Agreement and the commitments of new Lenders that become parties hereto shall be extended or advanced upon the amended and restated terms and conditions contained in this Agreement, and (b) the loans and other obligations outstanding under the Existing Credit Agreement shall be governed by and deemed to be outstanding under the amended and restated terms and conditions contained herein.

Borrowers and Guarantors have also requested that the Existing Security Agreement be amended and restated in its entirety to become effective and binding on Borrowers and Guarantors pursuant to the terms of the Pledge and Security Agreement (as defined below), pursuant to which all security interests previously granted by Existing Borrowers and Existing Guarantors pursuant to the Existing Security Agreement that remain as security for the Secured Obligations (as defined therein) are renewed and continued pursuant to the terms of the Pledge and Security Agreement, and all such security interests shall remain in full force and effect as security for the Secured Obligations (as defined therein), except as otherwise provided in the Pledge and Security Agreement and this Agreement.

Each Borrower has agreed to be jointly and severally liable for loans and all other obligations outstanding under this Agreement and to guarantee the obligations of each of the other Borrowers under this Agreement and each of the other Credit Documents.

The proceeds under the above described facility will be used to repay in full the Existing Indebtedness and to provide financing for working capital and general corporate needs.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.         DEFINITIONS AND INTERPRETATION

1.1.         Definitions.  The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“$125,000,000 Unsecured Debt” means the Indebtedness under the $125,000,000 Unsecured Debt Agreement, the aggregate principal amount of which shall not exceed $125,000,000 (less, as of any date of determination, the amount of all principal payments made on such Indebtedness other than any principal payment made in connection with any refinancing thereof to the extent such refinancing is permitted by Section 6.1(o) of this Agreement), plus accrued interest and fees that are paid-in-kind by adding such accrued interest and fees to the principal amount thereof and costs and expenses actually incurred in connection with the enforcement or collection of the $125,000,000 Unsecured Debt, in each case, owing pursuant to the $125,000,000 Unsecured Debt Documents.

“$125,000,000 Unsecured Debt Agreement” means that certain Credit and Guaranty Agreement dated as of March 3, 2011, among Euramax, as borrower, the guarantors party thereto, the $125,000,000 Unsecured Debt Agent, and the $125,000,000 Unsecured Debt Lenders.

“$125,000,000 Unsecured Debt Documents” means collectively, the $125,000,000 Unsecured Debt Agreement and all other instruments, agreements and other documents evidencing or governing the $125,000,000 Unsecured Debt or providing for any guarantee or other right in respect thereof.

“$125,000,000 Unsecured Debt Agent” means a Person acting as administrative agent in respect of the $125,000,000 Unsecured Debt or under any amendment, restatement, supplement, replacement or refinancing thereof.

“$125,000,000 Unsecured Debt Lender” means each holder of $125,000,000 Unsecured Debt party from time to time to the $125,000,000 Unsecured Debt Agreement.

“ABL Priority Collateral” as defined in the Intercreditor Agreement.

“Account Debtor” means a Person who is or becomes obligated under or on account of an Account, Chattel Paper or General Intangible.

“Accounts Payable Report” means a report listing (A) all of Borrowers’ accounts payable, (B) the number of days which have elapsed since the original date of invoice of such accounts payable, (C) the name and address of each Person to whom such accounts payable are owed, and (D) such other detail as Agent or Co-Collateral Agent may request.

“Accounts Receivable Report” means a report in form and substance satisfactory to Agent listing (A) all Accounts of Borrowers as of the last Business Day of the applicable month (or such other date as required by Agent) (B) the amount and age of each Account on an original invoice (if available) and due date aging basis, (C) the name and mailing address of each Account Debtor, (D) all Accounts that do not constitute Eligible Accounts, and (E) such other information as Agent may require.

“Adverse Proceeding” means any claim, litigation, demand, action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Euramax, any Borrower or any of their Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims) or by any other Person, whether pending or, to the knowledge of any Borrower or any of their Subsidiaries, threatened against or affecting any Borrower or any of their Subsidiaries or any property of any Borrower or any of their Subsidiaries.

“Affected Lender” as defined in Section 11.7.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agent” means each of Agent and its sub-agents.

“Agent Indemnitees” as defined in Section 9.6.

“Aggregate Payments” as defined in Section 7.2.

“Agreement” means this Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement dated as of the date hereof, as it may be amended, supplemented or otherwise modified from time to time.

“Applicable Margin” means an amount determined from time to time commencing on the Closing Date and on each Determination Date (as defined below) by reference to the following table and corresponding to the corporate credit ratings of Euramax as determined by S&P and Moody’s from time to time:

	S&P and Moody’s Corporate Credit	For Swingline Loans	For Revolving Loans
	Ratings for Euramax	LIR	LIBOR	Base Rate

Level I	Ratings equal to or better than (x) BB- from S&P and (y) Ba3 from Moody’s	2.00%	2.00%	1.00%

Level II	Ratings equal to or better than (x) B- but less than BB- from S&P and (y) B3 but less than Ba3 from Moody’s	2.25%	2.25%	1.25%

Level III	Ratings equal to (x) B- from S&P and Caa1 from Moody’s or (y) CCC+ from S&P and B3 from Moody’s	2.50%	2.50%	1.50%

Level IV	Ratings equal to or less than (x) CCC+ from S&P and (y) Caa1 from Moody’s	2.75%	2.75%	1.75%

On the Closing Date, the Applicable Margin shall be, as to any Revolving Loan, or portion thereof, that is a LIBOR Loan and a LIR Loan, 2.50%, and as to any Revolving Loan, or portion thereof, that is a Base Rate Loan, 1.50%.  Thereafter, the Applicable Margins shall be subject to increase or decrease according to the corporate credit ratings of Euramax as determined by S&P and Moody’s as set forth in the Corporate Credit Rating Certificates delivered by Borrowers and accepted by Agent pursuant to Section 5.1(u).  Except as otherwise provided in this paragraph, any increase or reduction in the Applicable Margin provided for herein shall be effective on each Determination Date.  Without limiting Agent’s or the Requisite Lenders’ rights to invoke the Default Rate set forth in Section 2.5(e), if (i) the applicable Corporate Credit Rating Certificate setting forth the corporate credit ratings of Euramax as determined by S&P and Moody’s is not received by Agent by the date required pursuant to Section 5.1(u), or (ii) an Event of Default occurs and Agent or the Requisite Lenders so elect, then, in each case, the Applicable Margin shall be at Level IV until such time as such Corporate Credit Rating Certificate is received and any Event of Default (whether resulting from a failure to timely deliver such Corporate Credit Rating Certificate or otherwise) is waived in writing by Agent.   As used herein, “Determination Date” means the date of such rating change as specified by S&P and Moody’s in such rating report.  If at any time a corporate credit rating for Borrowers is unavailable from Moody’s or S&P, the Applicable Margin shall be at Level IV.

In the event that any Corporate Credit Rating Certificate is shown to be inaccurate (regardless of whether this Agreement or the Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) Borrowers shall immediately deliver to Agent a correct certificate for such Applicable Period, (ii) the Applicable Margin for such Applicable Period shall be determined by reference to such certificate, and (iii) Borrowers shall promptly pay Agent for the ratable benefit of Lenders, ON DEMAND, the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by Agent in accordance with the terms hereof.

“Asset Sale” means a sale, lease or sub lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than, (1) by any Borrower to any Guarantor, (2) among Foreign Subsidiaries and Excluded Domestic Subsidiaries, (3) by any Foreign Subsidiary or any Excluded Domestic Subsidiary to any Borrower or any Guarantor, and (4) by any Guarantor to any Borrower, but to the extent that such transfers referenced in clause (1) above are not made in the Ordinary Course of Business, subject to Agent’s receipt prior to the date of such transfer of an updated Borrowing Base Certificate that reflects that no Out-of-Formula Condition exists or would exist after giving effect to such transfer), in one transaction or a series of transactions, of all or any part of any Borrower’s or any of their Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Euramax’s Subsidiaries, other than (i) inventory (or other assets) sold or leased in the Ordinary Course of Business (excluding any such sales by operations or divisions discontinued or to be discontinued), (ii) any issuance of Capital Stock by any Subsidiary of Euramax to Euramax or another Credit Party, (iii) sales or other dispositions of cash or Cash Equivalents, (iv) the licensing or sub-licensing of intellectual property in the Ordinary Course of Business or consistent with past practice, (v) sales of other assets for aggregate consideration of less than $100,000 with respect to any transaction or series of related transactions, (vi) sales of accounts receivable, or participations therein, by a Foreign Subsidiary, and any related assets, pursuant to a Permitted Receivables Financing, and (vii) the settlement or discount of past-due accounts receivable that do not constitute Eligible Accounts in the Ordinary Course of Business.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by Agent.

“Assignment Effective Date” as defined in Section 11.6(b).

“Authorized Officer” means, as applied to any Person, any individual holding the position of director, managing director, chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.

“Average Excess Availability” means, for any period, the amount of Excess Availability for each day of such period, divided by the number of days in such period.

“Bank Products” means all bank, banking, financial, and other similar or related products and services, including, without limitation, (a) merchant card services, credit or stored value cards, and corporate purchasing cards; (b) cash management or related services, including, without limitation, the automated clearinghouse transfers of funds and any other ACH services, remote deposit capture services, account reconciliation services, lockbox services, depository and checking services, Deposit Accounts, securities accounts, controlled disbursement services, and wire transfer services; (c) bankers’ acceptances, drafts, letters of credit (and the issuance, amendment, renewal, or extension thereof), documentary services, foreign currency exchange services; and (d) Hedge Agreements.

“Banking Relationship Debt” means Indebtedness or other obligations of a Credit Party to Regions (or any Affiliate of Regions) or any other Lender or any Affiliate of any other Lender arising out of or relating to Bank Products, including Secured Hedging Obligations.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greatest of (a) the Federal Funds Rate in effect on such day plus ½ of 1%; (b) the Prime Rate in effect on such day; and (c) LIBOR for an interest period of one-month plus 1%, as determined on such day or, if such day is not a Business Day, on the immediately preceding Business Day.  If for any reason Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable, after due inquiry, to ascertain the Federal Funds Rate for any reason, including the inability or failure of Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.  Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively, automatically and without notice to any Person.

“Base Rate Loan” means a Loan denominated in Dollars bearing interest at a rate determined by reference to the Base Rate.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.  The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Beneficiary” means each Agent, Issuer, Lender and Lender Counterparty.

“Borrower Agent” shall have the meaning set forth in Section 2.18 of this Agreement.

“Borrowers” shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

“Borrowing Base” means, on any date of determination, an amount equal to:

(a)           85% of the total amount of Eligible Accounts, plus

(b)           the least of (i) 70% (or such lesser percentage as Agent or Agent and Co-Collateral Agent collectively may determine from time to time in their Credit Judgment) of the total amount of Eligible Inventory, (ii) 85% of the NOLV of Eligible Inventory, and (iii) the amount of availability created under clause (a) of this definition of Borrowing Base; plus

(c)           during the Seasonal Overadvance Period and subject to the satisfaction of the Seasonal Overadvance Conditions, the Seasonal Overadvance Amount; minus

(d)           any Reserves;

provided that, the amount of availability created under the sum of clause (b) of this definition plus clause (c) of this definition shall not at any time exceed 70% of the total value of Borrowers’ raw materials, coil and finished goods Inventory.

“Borrowing Base Certificate” means a completed borrowing base certificate in the form of Exhibit I, attached hereto and made a part hereof, which shall be certified by Borrowers’ chief financial officer, president or treasurer to be accurate and complete and in compliance with the terms of the Credit Documents, and to which Borrowers shall attach an Accounts Receivables Report, an Inventory Report, an Accounts Payable Report, and each other report as Agent in its sole discretion (or Agent and Co-Collateral Agent collectively in their sole discretion) may from time to time require, each of which is prepared with respect to such periods and with respect to such information and reporting as Agent (or Agent and Co-Collateral Agent collectively) may request.

“Business Day” means any day excluding Saturday, Sunday and any other day that is a legal holiday under the laws of the State of Alabama and the State of Georgia or is a day on which banking institutions located in such state are closed; provided, however, that when used with reference to a LIBOR Loan (including the making, continuing, prepaying or repaying of any LIBOR Loan), the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London interbank market.

“Capital Expenditures” means, with respect to any Person, expenditures made or liabilities incurred by such Person for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Capitalized Lease Obligation” means any Indebtedness represented by obligations under a Capital Lease.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Collateral” means cash, and any interest or other income earned thereon, that is deposited with Agent in accordance with this Agreement for the Pro Rata benefit of Lenders to Cash Collateralize any LC Obligations or other Obligations.

“Cash Collateral Account” means a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be in Agent’s name and subject to Agent’s Liens.

“Cash Collateralize” means, with respect to LC Obligations arising from Letters of Credit outstanding on any date or Banking Relationship Debt on such date, the deposit with Agent of immediately available funds into the Cash Collateral Account in an amount equal to 105% of the sum of the aggregate Undrawn Amounts of such Letters of Credit, all other LC Obligations, and all related fees and other amounts due or to become due in connection with such LC Obligations and 100% of all Banking Relationship Debt.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed by the United States government or (b) issued by any agency of the United States, the obligations of which are backed by the full faith and credit of the United States government having maturities of not more than 12 months from the date of acquisition; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances (or, in the case of Foreign Subsidiaries, the foreign equivalent) maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000 (or, in the case of Foreign Subsidiaries, any local office of any commercial bank organized under the law of the relevant jurisdiction or any political subdivision thereof that has combined capital and surplus and undivided profits in excess of the Foreign Currency Equivalent of $100,000,000); (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s; and (vi) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) or (ii) above and entered into with any commercial bank satisfying the requirements of clause (iv) above; provided, that in the case of any Investment by a Foreign Subsidiary, “Cash Equivalents” shall also include: (A) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (B) investments of the type and maturity described in clauses (i) through (v) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (C) shares of money market mutual or similar funds that invest exclusively in assets otherwise satisfying the requirements of this definition (including this proviso).

“Cash Interest Expense” means, for any period, Interest Expense for such period, excluding any amount not payable in Cash.

“Cash Management Agreements” means any agreement entered into from time to time between any Borrower or any of its Subsidiaries, on the one hand, and Regions or any Affiliate of Regions or any Lender or any Affiliate of any Lender, on the other, in connection with cash management services for operating, collections, payroll and trust accounts of such Borrower or its Subsidiaries provided by such banking or financial institution, including automatic clearinghouse services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.

“Change of Control” means the occurrence of any of the following:

(i)            the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Holdings, Euramax, and Euramax’s Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than one or more Permitted Holders;

(ii)           any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act, except that in no event shall the parties to the Stockholders Agreement be deemed a “group” solely by virtue of being parties to the Stockholders Agreement as in effect on the date hereof), other than Holdings, one or more Permitted Holders, or a Permitted Group (A) has become the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the voting stock of Holdings or (B) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Holdings or Euramax;

(iii)          the first day on which a majority of the members of the board of directors of Holdings or are not Continuing Directors;

(iv)          a “Change of Control” shall have occurred under the Senior Secured Notes Indenture, the $125,000,000 Unsecured Debt Agreement, the Second Lien Documents (if any), or the Subordinated Lien Documents (if any);

(v)           Holdings shall cease to Beneficially Own and control 100% on a fully diluted basis of the economic and voting interests in the Capital Stock of Euramax; or

(vi)          Euramax shall cease to Beneficially Own and control directly or indirectly (through a wholly-owned Subsidiary of Euramax that is a Guarantor) 100% on a fully diluted basis of the economic and voting interests in the Capital Stock of each other Borrower;

provided, however, that a transaction in which Holdings becomes a Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if (a) the shareholders of Holdings immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of Holdings, immediately following the consummation of such transaction or (b) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than such other Person (but including the holders of the Capital Stock of such other Person), Beneficially Owns, directly or indirectly through one or more intermediaries, more than 35% of the voting power of the outstanding voting stock of Holdings; and provided, further, however, that any transaction in which Euramax remains a wholly-owned Subsidiary of Holdings, but one or more intermediate holding companies between Holdings and Euramax are added, liquidated, merged or consolidated out of existence, shall not constitute a Change of Control so long as any such intermediate holding companies added agree to be bound by the provisions of Section 6.14 of this Agreement.  A person or group shall not be deemed to have Beneficial Ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement.

“Closing Date” means the date on which the initial Loans are made under this Agreement.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit F.

“Co-Collateral Agent” means a co-collateral agent, if any, approved by Agent after the Closing Date.

“Collateral” means, collectively, all of the personal property in which Liens are purported to be granted pursuant to the Pledge and Security Agreement as security for all or part of the Obligations.

“Collateral Documents” means the Pledge and Security Agreement, the Third Party Agreements, the Control Agreements, the Intercreditor Agreement, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Agent, for the benefit of Lenders, a Lien on any personal property of that Credit Party that constitutes Collateral as security for all or part of the Obligations.

“Collections Account” means any Dominion Account maintained by Borrowers with Regions to which (a) all monies from time to time deposited to any other Dominion Accounts shall be transferred daily and (b) collections, deposits, and other payments on or with respect to Collateral may be made pursuant to the terms hereof.

“Commitment” means any Revolving Commitment.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Consolidated Adjusted EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(a)           provision for taxes based on income or profits or capital gains of such Person and its Subsidiaries for such period, including without limitation state, franchise and similar taxes and foreign withholding taxes of such Person and its Subsidiaries paid or accrued during such period, to the extent that such provision for taxes or payment was deducted in computing such Consolidated Net Income; plus

(b)           the Consolidated Interest Expense of such Person and its Subsidiaries for such period (including, without limitation (x) non-cash losses attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP, and (y) costs of surety bonds in connection with financing activities), to the extent that any such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

(c)           depreciation and amortization of such Person and its Subsidiaries for such period to the extent that such depreciation or amortization was deducted in computing such Consolidated Net Income; plus

(d)           any other non-cash expenses or charges, including any impairment charge or asset write-offs or write-downs related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities pursuant to GAAP, reducing Consolidated Net Income for such period (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period); plus

(e)           the amount of any minority interest expense consisting of income of a Subsidiary attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; minus

(f)            non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business (including, without limitation, non-cash gains attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), plus

(g)           any extraordinary gain or loss, and any unusual or non-recurring charges (including severance, relocation costs and one-time compensation charges and including restructuring charges or reserves including costs related to closure of facilities) during any period in which such items are included in calculations of the Consolidated Net Income in an aggregate amount not to exceed 5.0% of the amount of Consolidated Adjusted EBITDA for such period prior to the adjustment provided for in this clause (g) as determined in such period, in each case, on a consolidated basis and determined in accordance with GAAP,

“Consolidated Borrowers” means the Borrowers, consolidated in accordance with GAAP.

“Consolidated Capital Expenditures” means, with respect to any Person for any period, the aggregate of all Capital Expenditures of such Person and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of such Person and its Subsidiaries other than expenses in connection with Permitted Acquisitions.

“Consolidated Interest Expense” means, with respect to any Person for any period, the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, to the extent deducted (and not added back) in computing Consolidated Net Income, including, without limitation or duplication, the sum of the following:

(a)           amortization of  original issue discount,

(b)           non-cash interest payments (but excluding any non-cash gain or loss attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP),

(c)           the interest component of any deferred payment obligations,

(d)           the interest component of all payments associated with Capital Lease Obligations,

(e)           imputed interest with respect to the present value of net rental payments during the remaining term of the lease included in a sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended,

(f)            commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and

(g) net of the effect of all payments made or received pursuant to interest rate Hedging Obligations, but in each case excluding (v) accretion of accrual of discounted liabilities not constituting Indebtedness, (w) any expense resulting from the discounting of any outstanding Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (y) any expensing of bridge, commitment or other financing fees.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(a)           the Net Income of any Person, other than the specified Person, that is not a Subsidiary of the specified Person or that is accounted for by the equity method of accounting shall not be included, except that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are paid in cash (or to the extent converted into cash) or Cash Equivalents (as defined in the Security Agreement) to the specified Person or a Subsidiary thereof during such period;

(b)           the income of any Subsidiary of such Person, to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, shall, in each case, be excluded;

(c)           any amortization of fees or expenses that have been capitalized shall be excluded;

(d)           non-cash components of expense or income relating to employee benefit or management compensation plans of Borrowers or any Subsidiary thereof or any non-cash pension expenses or non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards for the benefit of the members of the Board of Directors of Holdings, any direct or indirect parent of Euramax, or Euramax or officers or employees of Holdings, any direct or indirect parent of Euramax, or Euramax and its Subsidiaries shall be excluded;

(e)           any non-cash restructuring charges shall be excluded;

(f)            any non-cash gain or non-cash loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any sale of assets outside the ordinary course of business of such Person or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or (c) the extinguishment of any Indebtedness or Hedging Obligations or other derivative instruments of such Person or any of its Restricted Subsidiaries, shall, in each case, be excluded;

(g)           any after-tax effect of income (loss) from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall, in each case, be excluded;

(h)           non-recurring fees, costs and expenses incurred by Euramax or any of its Subsidiaries during any period and to the extent reducing Consolidated Net Income for such period in connection with a Permitted Acquisition, which fees, costs and expenses are incurred and are required to be paid or accounted for within 90 days of the consummation of the Permitted Acquisition and shall not exceed 2% of the total consideration paid in connection with such Permitted Acquisition for such period plus the amount of any extinguishment premiums paid in connection with the repayment or retirement of existing Indebtedness of the acquired Person in connection with such Permitted Acquisition, shall, in each case, be excluded;

(i)            any non-recurring expenses or charges incurred in connection with any issuance of Indebtedness, equity securities or any refinancing transaction (including those expenses or charges incurred in connection with the Transactions), shall be excluded;

(j)            any gain or loss realized upon the termination of any employee benefit plan together with any related provision for taxes (or the tax effect of any such termination) shall be excluded;

(k)           gains or losses resulting from the translation into U.S. dollars of long term intercompany obligations shall, in each case, be excluded;

(l)            the amortization of any premiums, fees or expenses incurred in connection with any Permitted Acquisition by Euramax or any of its Subsidiaries of assets or Capital Stock, or any amounts required or permitted by Statements of Financial Accounting Standards Nos. 141(R) (including non-cash write-ups and non-cash charges relating to inventory and fixed assets, in each case arising in connection with such Permitted Acquisition) and 142 (including, without limitation, non-cash charges relating to intangibles and goodwill) to be recorded on Euramax’s consolidated balance sheet, in each case in connection with such Permitted Acquisition shall, in each case, be excluded; and

(m)          the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person’s assets are acquired by such Person or any of its Subsidiaries shall, in each case, be excluded.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of Euramax or Holdings, as the case may be, who (i) was a member of such board of directors on the Closing Date, or (ii) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Contractual Obligation” means, as applied to any Person, any provision of any Securities issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.2.

“Control Agreements” means each control agreement executed and delivered by Agent for the benefit of the Secured Parties, a securities intermediary or depositary bank and the applicable Credit Party on the Closing Date and each control agreement to be executed and delivered by Agent, a securities intermediary or depositary bank and the applicable Credit Party pursuant to the terms of the Pledge and Security Agreement in form and substance reasonably satisfactory to Agent.

“Controlled Disbursement Account” means a demand deposit account maintained by Borrowers at Regions as to which proceeds of Loans may be transferred from time to time.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means, a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Corporate Credit Rating Certificate” means a certificate substantially in the form of Exhibit K, duly completed by Borrower Agent.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit E delivered by a Credit Party pursuant to Section 5.10.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Notes, if any, the Fee Letter, the Collateral Documents, any documents or certificates executed by any Borrower in favor of Issuer relating to Letters of Credit, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent, Issuer or any Lender in connection herewith (in each case as such other documents, instruments or agreements may be amended, restated, supplemented or otherwise modified from time to time).

“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit.

“Credit Judgment” means Agent’s (or when such term is used in this Agreement with respect to Co-Collateral Agent also, Co-Collateral Agent’s) judgment exercised in a manner consistent with its customary practices or otherwise in good faith, based upon its consideration of any factor that it believes

(i) will or could reasonably be expected to affect adversely the quantity, quality, mix or value of any Collateral, the enforceability or priority of Agent’s Liens thereon or the amount that Agent and Lenders would be likely to receive (after taking into account delays in the payment and estimated costs of enforcement) in the collection of the Accounts or liquidation of any of the Collateral; (ii) suggests that any collateral report or financial information delivered to Agent by any Person on behalf of any Credit Party is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of any Insolvency Proceeding involving any Credit Party; or (iv) creates or reasonably could be expected to create or result in a Default or Event of Default.  In exercising such judgment, Agent and Co-Collateral Agent may consider such factors already included in or tested by the definitions of Eligible Accounts or Eligible Inventory, as well as any of the following: (a) the financial and business climate of Borrowers’ industry; (b) changes in collection history and dilution with respect to the Accounts; (c) changes in demand for, or market pricing or cost of, any Inventory; (d) material changes in any concentration risks with respect to Accounts or Inventory; (e) any of the factors that could materially increase the credit risk of lending to Borrowers on the security of the Collateral; and (f) constitutes a restriction under the Intercreditor Agreement on Agent’s and Lenders’ ability to make advances hereunder, realize on the Collateral or otherwise obtain Full Payment of the Obligations.

“Credit Party” means each Person (other than any Agent, Issuer or any Lender or any other representative thereof), from time to time party to a Credit Document and their respective successors and assigns, including any Borrower or any Guarantor, but excluding any Foreign Subsidiary of a Credit Party.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Borrowers’ operations and not for speculative purposes.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” means on any date, a rate per annum that is equal to (i) in the case of each Revolving Loan outstanding on such date, 2% in excess of the rate otherwise applicable to such Loans on such date, and (ii) in the case of any of the other Obligations outstanding on such date, 2.0% in excess of the rate in effect on such date otherwise applicable to Base Rate Loans.

“Defaulting Lender” as defined in Section 2.16.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Disqualified Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or before the date that is six months following the Revolving Commitment Termination Date.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Dominion Account” means any Deposit Account maintained by a Borrower with Regions (or other depository institution acceptable to Agent, which depository institution shall have executed and delivered to Agent a Control Agreement with respect to such Deposit Account) to which collections, deposits, and other payments on or with respect to Collateral may be made pursuant to the terms hereof and to which only Agent shall have access to withdraw or otherwise direct the disposition of funds on deposit therein.

“E-Fax” means any system used to receive or transmit faxes electronically.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted or otherwise made or communicated by e-mail or E-Fax.

“Eligible Accounts” means all of Borrowers’ Accounts (valued at the face amount of such invoice, minus the maximum discounts, credits, and allowances which may be taken by Account Debtors on such Accounts, and net of any sales tax, finance charges, or late payment charges included in the amount invoiced) created or acquired by Borrowers and arising from the sale of Inventory or, to the extent approved by Agent and Co-Collateral Agent, the rendering of services, in each case, in Borrowers’ Ordinary Course of Business, but excluding (without duplication), Accounts:

(a)           which are not denominated in Dollars;

(b)           which are not evidenced by a paper invoice or an electronic equivalent;

(c)           over which Agent does not have a duly perfected, first-priority Lien or which, by contract, subrogation, mechanics’ lien laws, or otherwise, are subject to claims by Borrowers’ creditors or other third parties (except the Lien of Senior Secured Notes Indenture Trustee or Subordinated Lien Collateral Trustee to the extent permitted by the Intercreditor Agreement) or which are owed by Account Debtors as to whom any creditor of Borrowers (including any bonding company) has lien or retainage rights;

(d)           as to which any representation, warranty, or covenant herein relating thereto shall be untrue, misleading, or in default in any material respect;

(e)           outstanding for longer than (i) ninety (90) days from original invoice date (or to the extent that such invoice aging is not available, accounts with invoice terms greater than thirty (30) days) or (ii) sixty (60) days from the original due date, whichever is shorter;

(f)            owed by any Account Debtor if more than 25% of the Accounts owed by such Account Debtor to Borrowers are deemed ineligible pursuant to clause (e);

(g)           owed by any of Borrowers’ Affiliates;

(h)           owed by any of Borrowers’ creditors, but only to the extent of Borrowers’ Indebtedness to such creditors, unless such creditor has executed in favor of Agent a non-offset agreement in form and substance satisfactory to Agent in all respects;

(i)            which the Account Debtor disputes the liability therefor or are otherwise in dispute or are subject to any counterclaim, contra-account, volume rebate, buy-back arrangement, contractual warranty, cooperative advertising allowance, deposit, or offset, but only to the extent thereof;

(j)            owing by any Account Debtor (and such Account Debtor’s Affiliates) whose aggregate Accounts exceed (i) with respect to either Home Depot or Lowe’s, 20% of the total of Borrowers’ Accounts; and (ii) with respect to all other Account Debtors, 10% of the total of Borrowers’ Accounts, but only in each case to the extent of such excess;

(k)           owing by any Account Debtor which is subject to any proceeding of the types described in Section 8.1(f) or (g);

(l)            arising from a sale on a bill-and-hold, progress billing, guaranteed sale, sale-or-return, sale-on-approval, consignment, or similar basis or due from any credit or charge card company or any credit or charge card processor, servicer, or administrator;

(m)          owed by an Account Debtor which (i) is a Sanctioned Person or (ii) is located outside of the United States of America, unless (A) such Account Debtor is located in Canada, the applicable Accounts of such Account Debtor are denominated in Dollars and the aggregate amount of Accounts of all Canadian Account Debtors whose Accounts are included in the Borrowing Base shall not exceed $1,000,000 or (B) Agent, in its sole and absolute discretion, agrees to allow such Account to be an Eligible Account on terms and conditions satisfactory to Agent in its sole and absolute discretion;

(n)           owed by the United States of America or any other Governmental Authority unless the applicable Borrower shall have complied with all applicable Federal and state assignment of claims laws as required by Agent;

(o)           (i) as to which the goods or services giving rise to such Account (A) have not been delivered or provided to, and accepted by, the Account Debtor, (B) are subject to repurchase or have been returned, rejected, repossessed, lost, or damaged, or (C) have not been completely performed, as applicable, or (ii) which do not represent a final sale;

(p)           evidenced by a note or other Instrument or Chattel Paper or which have been reduced to judgment;

(q)           owed by an Account Debtor which is located in a jurisdiction where the applicable Borrower is required to qualify to transact business or to file reports, unless such Borrower has so qualified or filed; and

(r)            which Agent deems, in its Credit Judgment (or Agent and Co-Collateral Agent collectively deem in their Credit Judgment), to be ineligible; provided, that if and when Agent determines (or Agent and Co-Collateral Agent collectively determine) that an Account is ineligible under this clause (r) and the designation of such Account as ineligible would cause a payment obligation under Section 2.20(b)(i)(C), then Agent shall give Borrower Agent two (2) Business Days prior written notice of the exclusion of such Account from the Borrowing Base; provided, further that if and when Agent determines that an Account is ineligible under this clause (r), Agent shall notify Co-Collateral Agent thereafter of the exclusion of such Account from the Borrowing Base.

“Eligible Assignee” means (i) any Lender or any Affiliate of any Lender, and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course; provided, (i) neither Euramax nor Holdings nor any Affiliate of Euramax or Holdings shall be an Eligible Assignee and (ii) neither any Senior Secured Noteholder nor any $125,000,000 Unsecured Debt Lender shall be an Eligible Assignee. For the avoidance of doubt, Wells Fargo Capital Finance, LLC, in its capacity as a Lender hereunder on the Closing Date, shall be deemed an Eligible Assignee.

“Eligible Inventory” means all Inventory acquired by Borrowers in the ordinary course of business as presently conducted consisting of raw materials, coil, and finished goods which Agent and Co-Collateral Agent have determined to be eligible for credit extensions hereunder, valued at the lower of cost or market on a first-in, first-out basis, but excluding, however, in any event, any such Inventory:

(a)           over which Agent does not have a duly perfected, first-priority Lien or which is subject to any Lien other than (i) Agent’s Lien, (ii) the Lien of Senior Secured Notes Indenture Trustee or Subordinated Lien Collateral Trustee to the extent permitted by the Intercreditor Agreement and (iii) any statutory Lien for ad valorem taxes which are not yet due and payable;

(b)           as to which any representation, warranty, or covenant herein relating thereto shall be untrue, misleading, or in default in any material respect; provided, however, that this clause (b) shall not (i) be deemed a waiver by Agent or the Requisite Lenders of any Default or Event of Default which occurs under this Agreement or any other Credit Document as a result of any such representation, warranty, or covenant being untrue or misleading, or in default or (ii) limit the ability of Agent (or Agent and Co-Collateral Agent collectively) to institute Reserves in connection therewith to the extent provided in this Agreement; provided, that, with respect to any Inventory that is excluded from Eligible Inventory under this clause (b), Agent will not both institute such Reserve and exclude such Inventory from Eligible Inventory;

(c)           which is not in good and saleable condition;

(d)           which is on consignment (i.e., where a Borrower is the consignee) from any seller, vendor, or supplier or subject to any agreement whereby the seller, vendor, or supplier has retained any title to such Inventory or the right to repurchase such Inventory;

(e)           which is on consignment (i.e., where a Borrower is the consignor) to any other Person;

(f)            which constitutes returned, repossessed, damaged, defective, obsolete, or slow-moving goods, as determined by Agent;

(g)           which is subject to a negotiable Document;

(h)           which is subject to any license or agreement with any Third Party that limits or restricts Borrower’s or Agent’s right to sell or otherwise dispose of such Inventory (unless such Third Party has entered into a Third Party Agreement);

(i)            which is not located at a Permitted Location in the Continental U.S.;

(j)            which is located at a Permitted Location with respect to which, if not owned and controlled by a Borrower, Agent has not received from the Person owning, or in control of, such property a Third Party Agreement (unless a Reserve is imposed therefor in an amount determined by Agent in its sole and absolute discretion);

(k)           which constitutes Inventory-in-transit;

(l)            which consists of any work-in-process, packaging materials, supplies, catalogs, or promotional materials; or

(m)          which Agent otherwise in its Credit Judgment deems (or Agent and Co-Collateral Agent otherwise in their Credit Judgment deem) to not be Eligible Inventory; provided, that if and when Agent determines (or Agent and Co-Collateral Agent collectively determine) that any Inventory is ineligible under this clause (m) and the designation of such Inventory as ineligible would cause a payment obligation under Section 2.2(b)(i), then Agent shall give Borrower Agent two (2) Business Days prior notice of the exclusion of such Inventory from the Borrowing Base; provided, further that if and when Agent determines that any Inventory is ineligible under this clause (m), Agent shall notify Co-Collateral Agent thereafter of the exclusion of such Inventory from the Borrowing Base.

“Employee Benefit Plan” means “an employee benefit plan” excluding any Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code which is or was sponsored, maintained or contributed to by, or required to be contributed by, Euramax, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Enforcement Action” means action taken or to be taken by Agent, during any period that an Event of Default exists, to enforce collection of the Obligations or to realize upon the Collateral (whether by judicial action, under power of sale, by self-help repossession, by notification to Account Debtors, or by exercise of rights of setoff or recoupment).

“Environmental Claim” means any Adverse Proceeding, notice, notice of violation, liability, loss, decree, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, supranational, national, federal, state, provincial or local (or any subdivision) statutes, laws, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities, including any common law, relating to (i) any Hazardous Materials Activity; (ii) the protection of the environment, including any natural resources, (iii) the Release, threatened Release, generation, use, storage, transportation, handling, or disposal of, or exposure to, Hazardous Materials; or (iv) occupational safety and health, industrial hygiene, in any manner applicable to Euramax or any of its Subsidiaries or any Facility.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.  Any former ERISA Affiliate of Euramax or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Euramax or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Euramax or such Subsidiary and with respect to liabilities arising after such period for which Euramax or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Employee Benefit Plan (excluding those for which the provision for 30 day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Employee Benefit Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430 of the Internal Revenue Code with respect to any Employee Benefit Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Employee Benefit Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Euramax, any of its Subsidiaries or any of their respective ERISA Affiliates from any Employee Benefit Plan with two or more contributing sponsors or the termination of any such Employee Benefit Plan resulting in liability to Euramax, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Employee Benefit Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Employee Benefit Plan; (vi) the imposition of liability on Euramax, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Euramax, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by Euramax, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Euramax, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan, or against Euramax, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Employee Benefit Plan to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Employee Benefit Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (xi) the imposition of a Lien pursuant to Section 436(f) or 430(k) of the Internal Revenue Code or pursuant to ERISA with respect to any Employee Benefit Plan or (xii) for purposes of Section 5.2(h) only, any event with respect to any Foreign Plan which is similar to any event described in any of subsections (i) through (xi) hereof.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“Euro” and “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in legislative measures of the European Union for the introduction of, changeover to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of the Economic and Monetary Union as contemplated in the Treaty on European Union.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Excess Availability” means, at any time of determination, the amount by which (a) the lesser of (i) the Borrowing Base and (ii) the Revolving Commitment exceeds (b) the Working Capital Obligations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Domestic Subsidiaries” means (a) New US LLC 1 and New US LLC 2, (b) any Subsidiary (other than Amerimax UK) of a Foreign Subsidiary, and (c) any Domestic Subsidiary that is not wholly-owned by Euramax or any of its wholly-owned Subsidiaries.

“Exempt Deposit Accounts” as defined in the Pledge and Security Agreement.

“Existing Indebtedness” means the Indebtedness and other obligations outstanding under the Term Loan Documents, including the Term Loan Debt.

“Extraordinary Expenses” means all costs, expenses, fees (including fees incurred to attorneys, accountants, appraisers, business valuation experts, environmental engineers or consultants, turnaround consultants and other professionals or experts retained Agent or any Affiliate by Agent) or advances that Agent or any Lender may suffer or incur during any period that an Event of Default exists, or during the pendency of an Insolvency Proceeding of an Credit Party, on account of or in connection with (i) the audit, inspection, repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral; (ii) any action, suit, litigation, arbitration, contest or other judicial or non-judicial proceeding (whether instituted by or against Agent, any Lender, any Credit Party, any representative of creditors of any Credit Party or any other Person) in any way arising out of or relating to any of the Collateral (or the validity, perfection, priority or avoidability of Agent’s Liens with respect to any of the Collateral), any of the Credit Documents or the validity, allowance or amount of any of the Obligations, including any lender liability or other claims asserted against Agent or any Lender; (iii) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (iv) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are Permitted Liens); (v) the collection or enforcement of any of the Obligations, whether by Enforcement Action or otherwise; (vi) the negotiation, documentation, and closing of any amendment, waiver, restructuring or forbearance agreement with respect to the Credit Documents or Obligations; (vii) amounts advanced by Agent pursuant to Section 11.2; or (viii) the enforcement of any of the provisions of any of the Credit Documents.  Such costs, expenses and advances may include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Borrower or independent contractors in liquidating any Collateral, travel expenses, fees for field examinations and all other fees and expenses payable or reimbursable by Borrowers or any other Credit Party under any of the Credit Documents, and all other fees and expenses associated with the enforcement of rights or remedies under any of the Credit Documents, but excluding compensation paid to employees (including inside legal counsel who are employees) of Agent or any Lender (other than those employees conducting field exams for Agent or any Lenders).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Euramax or any of its Subsidiaries or any of their respective predecessors.

“Fair Share” as defined in Section 7.2.

“Fair Share Contribution Amount” as defined in Section 7.2.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, including any regulation, or official interpretation thereof.

“Federal Funds Rate” means for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) in Atlanta, Georgia by the Federal Reserve Bank of Atlanta, or if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Birmingham, Alabama time) for such day on such transactions received by Regions from 3 federal funds brokers of recognized standing selected by it in its discretion.

“Fee Letter” means the fee letter agreement dated March 2, 2011, between Agent, for its sole account, and Borrowers.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Euramax that such financial statements fairly present, in all material respects, the financial condition of Euramax and its Subsidiaries, and of the Consolidated Borrowers, as applicable, as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year end adjustments.

“Financial Plan” as defined in Section 5.1(i).

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Liens that are subordinate to such Lien.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Euramax and its Subsidiaries ending on the last Friday of each calendar year.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any twelve-month period, the ratio of (a) Consolidated Adjusted EBITDA of such Person and its Subsidiaries on a consolidated basis for such period minus the Consolidated Capital Expenditures of such Person and its Subsidiaries on consolidated basis for such period, minus the total liability for United States federal income taxes and other taxes measured by Net Income actually paid in cash by such Person and its Subsidiaries on a consolidated basis in respect of such period to (b) the Fixed Charges of such Person and its Subsidiaries on a consolidated basis for such period.

“Fixed Charge Coverage Ratio Testing Period” means if Excess Availability is less than 15% of the lesser of (a) the Borrowing Base and (b) the aggregate amount of the Commitments at any time, the period commencing on the last day of the immediately preceding month with respect to which financial statements were due hereunder prior to such occurrence, and continuing on the last day of each month thereafter until such time as Excess Availability is equal to or greater than 15% of the lesser of (a) the Borrowing Base and (b) the aggregate amount of the Commitments.

“Fixed Charges” means, with respect to any Person for any fiscal period, the sum, determined on a consolidated basis, of (i) Cash Interest Expense of such Person and its Subsidiaries on a consolidated basis for such period, plus (ii) scheduled principal payments on Indebtedness (including Capitalized Lease Obligations) of such Person and its Subsidiaries on a consolidated basis for the next succeeding 12 months following the last day of such fiscal period and (iii) all cash dividends (including the product of (A) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any of its Subsidiaries, and all cash dividends on any series of preferred stock of any Subsidiary of such Person, other than dividends on Capital Stock payable solely in Capital Stock of Euramax (other than Disqualified Stock) or to any Borrower or a Subsidiary of a Borrower, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal) paid by such Person and its Subsidiaries on Capital Stock in respect of such period to Persons other than Credit Parties.

“Foreign Currency Equivalent” means, with respect to any amount denominated in Dollars, on any date, the amount of Euros or Sterling, as applicable, that may be purchased with such amount of Dollars at the Spot Exchange Rate on such date.

“Foreign Lender” means a Lender that is not a United States person under Section 7701(a)(30) of the Internal Revenue Code.

“Foreign Loan/Investment Conditions” means, with respect to any cash loan or cash Investment made by a Credit Party to or in a Foreign Subsidiary, each of the following conditions, the satisfaction of each of which shall be determined by Agent: (i) no Default or Event of Default exists or would result therefrom; (ii) Borrower Agent gives prior written notice to Agent of such loan or investment in any Foreign Subsidiary; and (iii) Excess Availability is greater than $20,000,000 on the date of and after giving effect to such loan or investment (for purposes of this clause, Excess Availability shall include cash in one or more deposit accounts subject to Agent’s first priority perfected security interests in excess of $10,000,000 in the aggregate).

“Foreign Plan” means any employee benefit plan maintained by Euramax or any of its Subsidiaries that is mandated or governed by any law, rule or regulation of any Government Authority other than the United States, any State thereof or any other political subdivision thereof.

“Foreign Subsidiary” means any Subsidiary that is not organized under the laws of the United States of America, any State thereof or the District of Columbia, and any Subsidiary thereof (other than Amerimax UK).

“French Operating Co.” means Euramax Industries S.A., a company organized under the laws of the Republic of France.

“Full Payment” means with respect to any of the Obligations, the full, final and indefeasible payment in full, in cash and in Dollars, of such Obligations, including all interest, fees and other charges payable in connection therewith under any of the Credit Documents, whether such interest, fees or other charges accrue or are incurred prior to or during the pendency of an Insolvency Proceeding and whether or not any of the same are allowed or recoverable in any bankruptcy case pursuant to Section 506 of the Bankruptcy Code or otherwise; with respect to any LC Obligations represented by undrawn Letters of Credit and Banking Relationship Debt (including Hedging Obligations arising under Hedge Agreements), the depositing of cash with Agent (or the delivery of a letter of credit to Agent from an issuer, and in form and substance satisfactory, to Agent), as security for the payment of such Obligations, not to exceed 105% of the aggregate undrawn amount of such Letters of Credit and 100% of Agent’s good faith estimate of the amount of Banking Relationship Debt due and to become due after termination of such

Bank Products; and with respect to any Obligations that are contingent in nature (other than Obligations consisting of LC Obligations or Banking Relationship Debt), if such Obligations are liquidated in amount or, if such Obligations are unliquidated in amount and represent a claim which has been overtly asserted (or is reasonably probable of assertion) against Agent or a Lender and for which an indemnity has been provided by Borrowers in any of the Credit Documents, in an amount that is equal to such claim or Agent’s good faith estimate of such claim, the depositing of cash with Agent (or the delivery of a letter of credit to Agent from an issuer, and in form and substance satisfactory, to Agent) in an amount equal to 100% of such Obligations.  None of the Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

“Funding Guarantors” as defined in Section 7.2.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Act” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any foreign or domestic, federal, state, provincial, municipal, supranational, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court.

“Governmental Authorization” means any permit, license, waiver, approval, authorization, plan, directive, consent order or consent decree of or from, or issued by, any Governmental Authority.

“Grantor” means a “Grantor” as defined in the Pledge and Security Agreement.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means Holdings, Euramax, each Borrower in its capacity as a guarantor with respect to its guaranty of the Obligations of each Borrower pursuant to Section 2.27, and each other future and direct and indirect wholly-owned Domestic Subsidiary of Euramax (other than the Excluded Domestic Subsidiaries).

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Hazardous Materials” means any liquid, solid or gaseous chemical, material, waste or substance which is prohibited, limited or regulated as hazardous or toxic or as a pollutant or contaminant pursuant to any Environmental Law or by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment, including, without limitation, asbestos, petroleum and any breakdown constituents or derivatives, polychlorinated biphenyls, radioactive substances or radon.

“Hazardous Materials Activity” means any activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, emission, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of, or exposure to, any Hazardous Materials, in each case, reasonably likely to give rise to liability under, or to be in violation of, Environmental Law, and any Remedial Action.

“Hedge Agreement” means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty in the ordinary course of Credit Parties’ businesses.

“Hedging Obligations” means Indebtedness and other obligations owing by Credit Parties to the Lender Counterparties under Hedge Agreements, including any guarantee obligations in respect thereof, and Other Hedging Obligations.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Closing Date, (i) the audited financial statements of Euramax and its Subsidiaries for Fiscal Year 2010, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year, and (ii) the unaudited financial statements of Euramax and its Subsidiaries, and of the Consolidated Borrowers, as applicable, for month ended December 31, 2010, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for the monthly and year-to-date period ending on such date, and, in the case of clauses (i) and (ii), certified by the chief financial officer of Borrowers that they fairly present, in all material respects, the financial condition of Euramax and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Holding Companies” means, collectively, Gaula Holdings B.V., a company organized under the laws of the Netherlands and any intermediate holding company that owns the Capital Stock of Euramax or any other Credit Party.

“Indebtedness”, as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (other than in the ordinary course of such Person’s business and excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the Ordinary Course of Business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes; provided, in no event shall obligations under any Interest Rate Agreement, any Currency Agreement and Other Hedging Obligations be deemed “Indebtedness” for any purpose under Section 6.8; and (xi) all obligations of such Person in respect of Disqualified Stock of such Person.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary pursuant to Environmental Law to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and/or consultants for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person (including Euramax or any other Credit Party), whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make or making of the Credit Extensions or the use or intended use of the proceeds thereof) any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to Holdings with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from any past or present activity, operation, land ownership, or practice of Euramax or any of its Subsidiaries or any other Environmental Claim brought against Euramax or any of its Subsidiaries.  The Indemnified Liabilities shall expressly include any civil penalty or fine assessed by OFAC against any Indemnitee and its Affiliates and all reasonable costs and expense (including, without limitation, reasonable attorneys’ fees) incurred in connection with defense thereof by Indemnitee or such Affiliates, as a result of such Indemnitee’s or its Affiliate’s making extensions of credit hereunder, the acceptance of payments due under the Credit Documents or any Hedge Agreement between any Borrower and such Indemnitee or its Affiliate, acceptance of any Collateral, or providing of any Bank Product.

“Indemnitee” as defined in Section 11.3.

“Independent Outside Director” means any Person (a) that is a member of the board of directors of Holdings or any Subsidiary thereof and (b) that is not (i) an Affiliate of Holdings or any Subsidiary (other than solely by virtue of being a director of any such entity), a holder of Capital Stock of Holdings (other than Capital Stock received as compensation for directorship), or any Affiliate of any of the foregoing, or (ii) an employee or officer of Holdings or any Subsidiary thereof or an Affiliate of any such Person (other than solely by virtue of being a director of Holdings or any Subsidiary thereof).

“Insolvency Proceeding” means any action, case or proceeding commenced by or against a Person under any state, federal or foreign law, or any agreement of such Person, described in Section 8.1(f) or (g).

“Intercreditor Agreement” means a General Intercreditor Agreement substantially in the form of Exhibit H, as it may be amended, supplemented or otherwise modified from time to time.

“Interest Payment Date” means with respect to (i) any Base Rate Loan, the first day of each month of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any LIBOR Loan, the first day of each month of each year and the last day of each Interest Period applicable to such Loan; provided, that, if the date provided for in this definition is not a Business Day, the Interest Payment Date shall be the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day.

“Interest Period” as defined in Section 2.5(c).

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Borrowers’ operations and not for speculative purposes.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Inventory Report” means a report in form and substance satisfactory to Agent and Co-Collateral Agent listing (i) all Inventory and all Eligible Inventory of Borrowers as of the last Business Day of the applicable month (or such other date as required by Agent or Co-Collateral Agent), (ii) the cost thereof, (iii) the market value of such Eligible Inventory, (iv) all Inventory which has not been timely sold in the Ordinary Course of Business and (v) such other information as Agent or Co-Collateral Agent may require.

“Investment” means (i) any direct or indirect purchase or other acquisition by Euramax or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Euramax from any Person (other than Euramax or any other Guarantor), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the Ordinary Course of Business) or capital contribution by Euramax or any of its Subsidiaries to any other Person (other than Euramax or any other Guarantor), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the Ordinary Course of Business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto minus any cash proceeds from the disposition or other cash distributions on such Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Investment Grade Securities” means: (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof; (ii) debt securities or debt instruments with an investment grade rating (but not including any debt securities or instruments constituting loans or advances among Euramax and its Subsidiaries); (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) above which fund may also hold immaterial amounts of cash pending investment or distribution; and (iv) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Issuer” means Regions as Issuer hereunder together with affiliates of Regions, in such capacity.

“Joint Venture” means a joint venture, partnership or other similar arrangement with a third party, non-Affiliate, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Landlord Personal Property Collateral Access Agreement” means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit J with such amendments or modifications as may be approved by Agent.

“LC Application” means an application by any or all Borrowers to Issuer, pursuant to a form approved by Issuer, for the issuance of a Letter of Credit, that is submitted to Issuer at least five (5) Business Days prior to the requested issuance of such Letter of Credit.

“LC Conditions” means the following conditions, the satisfaction of each of which is required before Issuer shall be obligated to issue a Letter of Credit: (i) each of the conditions set forth in Section 3.2 has been and continues to be satisfied, including the absence of any Default or Event of Default; (ii) after giving effect to the issuance of the requested Letter of Credit and all other unissued Letters of Credit for which an LC Application has been signed by a Borrower and approved by Agent and Issuer, the LC Obligations would not exceed $6,000,000 and no Out-of-Formula Condition would exist; (iii) such Letter of Credit has an expiration date that is no more than three hundred sixty-five (365) days from the date of issuance in the case of standby Letters of Credit or one hundred eighty days (180) days from the date of issuance in the case of documentary Letters of Credit and such expiration date is at least thirty (30) days prior to the last Business Day of the Term unless otherwise agreed by Agent in its discretion; provided, that each such Letter of Credit may be automatically renewable if acceptable to Agent and Issuer; (iv) the currency in which payment is to be made under the Letter of Credit is Dollars; and (v) the form of the proposed Letter of Credit is satisfactory to Agent and Issuer in their discretion, provides for sight drafts only and does not contain any language that automatically increases the amount available to be drawn under the Letter of Credit.

“LC Documents” means any and all agreements, instruments and documents (other than a LC Application) required by Issuer to be executed by Borrowers or any other Person and delivered to Issuer for the issuance, amendment or renewal of a Letter of Credit.

“LC Facility” means the subfacility for Letters of Credit established as part of the Revolving Commitments pursuant to Section 2.3.

“LC Obligations” means on any date, an amount (in Dollars) equal to the sum of (without duplication) (i) all amounts then due and payable by any Obligor on such date by reason of any payment that is made by Issuer under a Letter of Credit and that has not been repaid to Issuer, plus (ii) the aggregate undrawn amount of all Letters of Credit which are then outstanding or for which an LC Application has been delivered to and accepted by Issuer, plus (iii) all fees and other amounts due or to become due in respect of Letters of Credit outstanding on such date.

“LC Request” means a Letter of Credit Request from a Borrower to Issuer in the form of Exhibit A-3 annexed hereto.

“Lead Arranger” means Regions Business Capital, a division of Regions Bank, in its capacity as Lead Arranger under this Agreement.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

“Lender Counterparty” means each Lender or any Affiliate of a Lender counterparty to a Hedge Agreement.

“Letter of Credit” means a documentary or standby letter of credit issued by Issuer for the account of Borrowers.

“LIBOR” means a per annum rate equal to the rate per annum offered by prime banks in the London interbank market for deposits in Dollars in an amount comparable to the Loan for which such rate is being determined and for a period equal to the interest period applicable thereto, all as determined by Agent with reference to the financial information reporting service used by Agent at the time of such determination.  Each calculation by Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

“LIBOR Index Rate” means, for any LIR Loan and at any time of determination, a per annum rate equal to LIBOR determined with respect to an interest period of one month.  The LIBOR Index Rate shall be determined monthly on the first Business Day of each calendar month and shall be increased or decreased, as applicable, automatically and without notice to any Person on the date of each determination.  Upon Borrowers’ request from time to time, Agent will quote the current LIBOR Index Rate to Borrowers.

“LIBOR Lending Office” means with respect to a Lender, the office designated as a LIBOR Lending Office for such Lender on the signature page hereof (or on any Assignment and Acceptance, in the case of an assignee) and such other office of such Lender or any of its Affiliates that is hereafter designated by written notice to Agent.

“LIBOR Loan” means a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the applicable LIBOR.

“LIBOR Reserve Requirements” means the maximum reserves (whether basic, supplemental, marginal, emergency, or otherwise) prescribed from time to time by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including “Eurocurrency liabilities” (as defined in Regulation D of the Board of Governors of the Federal Reserve System).

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“LIR Loan” means a Loan, or portion thereof, during any period in which it bears interest at a rate based on the LIBOR Index Rate.

“Loan” means any Revolving Loan (including any Swingline Loan).

“Manage” means, with respect to any entity, any individual (i) serving on the board of directors or similar governing body of such entity, (ii) serving on any investment committee or similar body that makes decisions on or recommendations as to making, maintaining, increasing or disposing of investments on behalf of such entity, (iii) serving as an officer or employee of such entity; (iv) having a fiduciary duty to such entity, or (v) serving as a director, member, managing member, partner, officer or employee or other participant of any entity that manages such entity (by contract or otherwise) or manages the investments of such entity, or is the general partner or managing member or similar participant in such entity, in each case, other than any individual whose Management of such entity is limited to possessing, but not regularly exercising, senior supervisory credit or executive authority of such entity and is not involved in any day to day or routine decisions with respect to such entity or with respect to the investments to be made or held by such entity.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the business, results of operations, properties, assets or condition (financial or otherwise) of Euramax and its Subsidiaries taken as a whole or Borrowers taken as a whole; (ii) the ability of the Credit Parties taken as a whole to fully and timely perform their Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of the Credit Agreement or any Credit Document to which it is a party; (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under the Credit Documents; or (v) the Collateral.

“Material Contract” means any written contract to which Euramax or any of its Subsidiaries is a party (other than the Credit Documents, the Senior Secured Notes Documents, and the $125,000,000 Unsecured Debt Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Maximum Rate” means the maximum non-usurious rate of interest permitted by applicable law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Indebtedness in question or, to the extent that at any time applicable law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate.  Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

“Minimum Excess Availability Reserve” means, on any Business Day of determination, as determined by Agent, a reserve in the amount of the greater of (i) $3,000,000 and (ii) 20% of the aggregate outstanding Working Capital Obligations on the applicable date of determination, provided, that, at any time that Borrowers deliver to Agent the Corporate Credit Rating Certificate certifying that Euramax has achieved a corporate credit rating of at least B- from S&P and at least B3 from Moody’s, then the amount of the Minimum Excess Availability Reserve shall be an amount equal to $3,000,000, for so long as Euramax maintains such corporate credit rating.

“Moody’s” means Moody’s Investor Services, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) of ERISA which is or was sponsored, maintained or contributed to by or required to be contributed to by Euramax, any of its Subsidiaries, or any of their respective ERISA Affiliates.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Euramax and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale of Collateral, an amount equal to:  (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of a note receivable or otherwise, but only as and when so received) received by Euramax or any of its Domestic Subsidiaries (other than Excluded Domestic Subsidiaries) from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes (including all such federal, state and local taxes) paid or payable by the seller as a result of any gain recognized in connection with such Asset Sale (including, without limitation, in connection with the payment of a dividend or the making of a distribution by a Subsidiary of any Credit Party of such payments to such Credit Party or any other Subsidiary of such Credit Party (including, without limitation, taxes withheld in connection with the repatriation of such proceeds), net of any tax benefits actually realized in respect of such dividend or distribution), (b) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Euramax or any of its Domestic Subsidiaries (other than Excluded Domestic Subsidiaries) in connection with such Asset Sale, and (c) brokers’ and advisors’ fees and commissions payable in connection with such Asset Sale.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of dividends on preferred stock.

“Net Insurance/Condemnation Proceeds” means an amount equal to:  (i) any Cash payments or proceeds received by Euramax or any of its Domestic Subsidiaries (other than Excluded Domestic Subsidiaries) (a) under any insurance policy insuring against loss or damage to assets and property used in the business of Euramax or its Domestic Subsidiaries (other than Excluded Domestic Subsidiaries) (other than the proceeds of business interruption insurance) or (b) as a result of the taking of any assets of Euramax or any of its Domestic Subsidiaries (other than Excluded Domestic Subsidiaries) by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs and expenses incurred by Euramax or any of its Domestic Subsidiaries (other than Excluded Domestic Subsidiaries) in connection with the adjustment or settlement of any claims of Euramax or such Domestic Subsidiary in respect thereof, (b) any bona fide direct costs and expenses incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith, reasonable fees and expenses of professional advisors, title and recordation expenses and reasonable indemnification reserves, and (c) with respect to any such proceeds under clause (i) from assets that do not constitute Collateral, payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien (including a Lien in favor of Senior Secured Notes Indenture Trustee pursuant to the Senior Secured Notes Documents and Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties) pursuant to the Second Lien Documents on the assets in question and to the extent required to be repaid (or, in the case of any assets subject to the Lien of Senior Secured Notes Indenture Trustee or Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), to the extent such cash payment is within the applicable reinvestment period or has been reinvested in accordance with the terms of the Senior Secured Notes Indenture as in effect on the date hereof) under the terms thereof as a result of such damage or taking.

“New US LLC 1” means EMAX Metals LLC, a Delaware limited liability company.

“New US LLC 2” means EMAX Products LLC, a Delaware limited liability company.

“NOLV” means, as to any property, the expected Dollar amount to be realized at an orderly negotiated sale of such property, net of operating expenses, liquidation expenses, and commissions, as determined by Agent from time to time using the most recent Qualified Appraisal of such property.

“Non-Specified Secured Hedging Obligation” means a Secured Hedging Obligation that does not constitute a Specified Secured Hedging Obligation.

“Note” means a Revolving Loan Note.

“Notes Priority Collateral” as defined in the Intercreditor Agreement.

“Notice” means a Funding Notice, an LC Request, or a Conversion/Continuation Notice.

“Obligations” means all obligations and covenants now or hereafter from time to time owed to Agent or any Lender or any Affiliate of Agent or any Lender by any Credit Party, whether related or unrelated to the Loans, this Agreement, or the Credit Documents, including, without limitation or duplication, (a) the Loans; (b) the LC Obligations; (c) all fees, charges, interest, commissions, expenses, obligations, and liabilities arising from, related to, or on account of any Bank Products issued to, accepted for or on behalf of, used by, or provided to or on behalf of any Credit Party or any of its Subsidiaries by Agent, any Lender or any Affiliate of Agent or any Lender, including, without limitation, (i) all existing and future obligations under any Letters of Credit and (ii) all existing and future Hedging Obligations under any Hedge Agreements between any Credit Party and any Lender Counterparty whenever executed; and (d) all other amounts now owed or hereafter from time to time owed under the terms of this Agreement and the other Credit Documents, or arising out of the transactions described herein or therein, including, without limitation, Extraordinary Expenses and principal, interest, commissions, fees (including, without limitation, reasonable attorneys’ fees), charges, costs, expenses, and all amounts due or from time to time becoming due under the indemnification and reimbursement provisions of this Agreement and the other Credit Documents (including, without limitation, Section 2.7), together, in each of the foregoing cases in this definition, with all interest accruing thereon, including any interest on pre-petition Indebtedness accruing after bankruptcy (whether or not allowable in such bankruptcy), and whether any of the foregoing amounts are now due or from time to time hereafter become due, are direct or indirect, or are certain or contingent, and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.

“Obligee Guarantor” as defined in Section 7.7.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control or any successor thereto.

“Other Hedge Agreements” means:

(1)           interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging, mitigating or swapping interest rate risk either generally or under specific contingencies;

(2)           foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging, mitigating or swapping foreign currency exchange rate risk either generally or under specific contingencies; and

(3)           commodity swap agreements, commodity cap agreements or commodity collar agreements designed for the purpose of fixing, hedging, mitigating or swapping commodity risk either generally or under specific contingencies.

“Other Hedging Obligations” means the obligations owed by Euramax and the Credit Parties to the counterparties under the Other Hedge Agreements, including any guarantee obligations in respect thereof.

“Ordinary Course of Business” with respect to any transaction involving any Person, the ordinary course of such Person’s business, as conducted by such Person in accordance with past practices and undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any Credit Document.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, and its by-laws or memorandum and articles of association (or equivalent), (ii) with respect to any limited partnership, its certificate of limited partnership, and its partnership agreement, (iii) with respect to any general partnership, its partnership agreement, and (iv) with respect to any limited liability company, its articles of organization, and its operating agreement.

“Original Closing Date” means June 29, 2009.

“Out-of-Formula Condition” as defined in Section 2.2(b)(i).

“Out-of-Formula Loan” means a Revolving Loan made or existing when an Out-of-Formula Condition exists or the amount of any Revolving Loan which, when funded, results in an Out-of-Formula Condition.

“Participant” as defined in Section 11.6(f).

“Participant Register” as defined in Section 11.6(i).

“Participating Lender” as defined in Section 2.3(b).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pending Revolving Loans” means at any date, the aggregate principal amount of all Revolving Loans which have been requested in any Funding Notice received by Agent but which have not theretofore been advanced by Agent or Lenders.

“Permitted Acquisition” means any acquisition by any Borrower or any Guarantor, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock (except for any Capital Stock in the nature of directors’ qualifying shares required pursuant to applicable law) of, or assets continuing a business line or unit or a division of, any Person; provided,

(i)            immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing or would result therefrom;

(ii)           all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(iii)          in case of the acquisition of Capital Stock, all of the Capital Stock (except for any Capital Stock in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Euramax in connection with such acquisition shall be owned 100% by Borrowers or a Guarantor thereof, and Borrowers shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Euramax which shall be the date of first closing of the Permitted Acquisition), each of the actions set forth in Section 5.10;

(iv)          Euramax and its Subsidiaries shall be in compliance with the financial covenant set forth in Section 6.8 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended;

(v)           at least 10 Business Days prior to such proposed acquisition, Euramax shall have delivered to Agent all material documents to be executed and delivered by any Credit Party in connection with such proposed acquisition, including the acquisition agreement and all schedules thereto which documents may be in draft form, provided that Euramax delivers execution versions in due course;

(vi)          Euramax shall have delivered to Agent at least 10 Business Days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with Section 6.8 as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.8;

(vii)         any Person or assets or division as acquired in accordance herewith (y) shall be in the same or a related business or lines of business in which Euramax and/or its Subsidiaries are engaged as of the Closing Date and (z) if acquired as a going concern, shall have generated positive cash flow for the four Fiscal Quarter period most recently ended prior to the date of such acquisition;

(viii)        such acquisition shall be financed either (x) solely with the proceeds of equity (other than Disqualified Stock) issued by Holdings (and contributed in cash to Borrowers or the applicable Guarantor in exchange for common stock of Borrowers or such Guarantor), or (y) through Indebtedness described in Section 6.1(n).

“Permitted Group” means any group of Persons that is deemed to be a “person” (as that term is used in Section 13(d)(3) of the Exchange Act) and which group includes a Permitted Holder; provided that no single Person (together with its Affiliates) beneficially owns more of the voting stock of Euramax that is beneficially owned by such group of Persons than is then collectively beneficially owned by the Permitted Holders in the aggregate.

“Permitted Holders” means Holdings and any officer of Holdings or Euramax who owns shares of Holdings’ common stock on the Closing Date, and their family members and relatives and any trusts created for the benefit of such persons and/or their family members and relatives and any estate, executor, administrator or other personal representative or beneficiary of any of the foregoing.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Permitted Location” means (a) any location described on Schedule 4.2 of the Pledge and Security Agreement and (b) any location as to which a Borrower shall have provided written notice to Agent.

“Permitted Receivables Financing” means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable of

Euramax’s Foreign Subsidiaries and enters into a third party financing thereof on terms that the board of directors of Euramax or Holdings has concluded are customary and market terms fair to Euramax and its Subsidiaries; provided that, in no event shall any Permitted Receivables Financing be deemed or designated by Borrowers to constitute a “Credit Facility” under and as defined in the Senior Secured Notes Indenture or in any other way limit or reduce the amount of Indebtedness under the Credit Documents that is permitted by the Senior Secured Notes Indenture.

“Permitted Refinancing Indebtedness” means any Indebtedness of Euramax or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Euramax or any of its Subsidiaries (other than intercompany Indebtedness); provided that:

(1)           the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith);

(2)           such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)           if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the Obligations or the Guaranties, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to, the Obligations on terms at least as favorable to the Lenders as  those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)           if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Obligations or any Guaranty, such Permitted Refinancing Indebtedness is pari passu in right of payment with, or subordinated in right of payment to, the Obligations or the Guaranties;

(5)           the representations, covenants and defaults applicable to such Permitted Refinancing Indebtedness are no less favorable to Euramax or any of its Subsidiaries than those applicable to the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(6)           no Default or Event of Default shall exist at the time or after giving effect to the incurrence of such Permitted Refinancing Indebtedness; and

(7)           to the extent such Permitted Refinancing Indebtedness is incurred by a Credit Party, such Permitted Refinancing Indebtedness is incurred by the Credit Party who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and by no other Credit Parties unless such Credit Party is already an obligor with respect to such Indebtedness.

“Permitted Restructuring” means the restructuring transactions of Holdings and its Subsidiaries set forth on Schedule 1.1A.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Pledge and Security Agreement” means the Amended and Restated Pledge and Security Agreement to be executed by Borrowers and each other Guarantor substantially in the form of Exhibit G, as it may be amended, supplemented or otherwise modified from time to time.

“Prime Rate” means the rate announced by Regions from time to time as its prime rate and is one of several interest rate bases used by Regions.  Regions lends at rates both above and below its prime rate, and Borrowers acknowledge that Regions’ prime rate is not represented or intended to be the lowest or most favorable rate of interest offered by Regions.

“Principal Office” means, for each of Agent, Regions, as the maker of Swingline Loans, and Issuer, such Person’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Borrower Agent, Agent and each Lender.

“Projections” as defined in Section 4.8.

“Properly Contested” means, in the case of any Indebtedness of a Credit Party (including any Taxes) that is not paid as and when due or payable by reason of such Credit Party’s bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Indebtedness is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Credit Party has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such Indebtedness will not have a Material Adverse Effect and will not result in a forfeiture or sale of any assets of such Credit Party; (iv) no Lien is imposed upon any of such Credit Party’s assets with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property taxes that have priority as a matter of applicable law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if the Indebtedness results from, or is determined by the entry, rendition or issuance against a Credit Party or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Credit Party, such Credit Party forthwith pays such Indebtedness and all penalties, interest and other amounts due in connection therewith.  Only that portion of the Indebtedness that is in dispute may be Properly Contested.

“Pro Rata” means with respect to any Lender on any date, a percentage (expressed as a decimal, rounded to the fourth decimal place) arrived at by dividing the amount of the total Commitments of such Lender on such date by the aggregate amount of the Commitments of all Lenders on such date (regardless of whether or not any of such Commitments have been terminated on or before such date).

“Protective Advance” as defined in Section 2.2(f).

“Qualified Appraisal” means an appraisal conducted in a manner and with such scope and using such methods as are acceptable to Agent and Co-Collateral Agent by an appraiser selected by, or acceptable to, Agent and Co-Collateral Agent, the results of which are acceptable to Agent and Co-Collateral Agent in all respects.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

“Receivables” as defined in the Pledge and Security Agreement.

“Regions” means Regions Bank, an Alabama banking corporation and its successors and assigns.

“Regions Indemnitees” as defined in Section 2.3(d).

“Register” means the register maintained by Agent in accordance with Section 2.24(b).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulation S-X” as defined in Section 6.8(c).

“Reimbursement Date” as defined in Section 2.3(a)(iii).

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material).

“Remedial Action” means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iii) any response actions authorized by 42 U.S.C. 9601 et. seq.

“Report” as defined in Section 9.8(c).

“Requisite Lenders” means: (i) at any time that there are only two Lenders, both Lenders; (ii) at any time that there are only three Lenders, one or more Lenders having or holding Revolving Exposure and representing more than 66% of the sum of the aggregate Revolving Exposure of all Lenders; and (iii) at any time that there are more than three Lenders, one or more Lenders having or holding Revolving Exposure and representing more than 51% of the sum of the aggregate Revolving Exposure of all Lenders.

“Reserves” means, on any date of determination, an amount equal to the sum of the following (without duplication):  (a) the Minimum Excess Availability Reserve; (b) such reserves as may be established from time to time by Agent (or Agent and Co-Collateral Agent collectively) to reflect changes in the merchantability of any Eligible Inventory in the ordinary course of Borrowers’ business or such other factors as may negatively impact the value of any Eligible Inventory, including reserves based on obsolescence, seasonality, theft, or other shrinkage, imbalance, change in composition or mix, markdowns, or, if such Inventory consists of goods, the price of which is ascertainable from, published by, or quoted by one or more recognized exchanges, any decrease in any such exchange’s price therefor; (c) all amounts of past due rent, fees, royalties, or other charges owing at such time by any Credit Party to any Third Party or other Person who is in possession of any ABL Priority Collateral or has asserted any Lien or claim thereto; (d) any portion of the Obligations which Agent pays in accordance with authority contained in any of the Credit Documents (except to the extent such payment is made with the proceeds of a deemed Revolving Loan); (e) the aggregate amount of reserves established by Agent in its sole and absolute discretion in respect of Obligations arising out of or relating to fees, costs, or expenses of maintaining any Deposit Accounts with Regions or any other Lender or any Affiliate of Regions or any other Lender or any cash management services or other products or services provided by Regions or any other Lender or any Affiliate of Regions or any other Lender, including merchant card and ACH transfer services; (g) all customer deposits or other prepayments held by Borrowers; (h) the aggregate amount of all Indebtedness secured by Liens upon any of the ABL Priority Collateral which are senior in priority to Agent’s Liens (provided that Agent’s imposition of a reserve on account of such Liens shall not be deemed a waiver of any Event of Default which may arise because of the existence of such Liens); (i) rent reserves; (j) any dilution reserve; (k) reserves for Bank Products (in an amount determined from time to time by Agent); (l) reserves for Specified Secured Hedging Obligations; and (m) such additional reserves, in such amounts and with respect to such matters, as Agent in its Credit Judgment (or Agent and Co-Collateral Agent collectively in their Credit Judgment) may elect to impose from time to time; provided, that if and when Agent creates a new category (as opposed to amount) of reserve under clause (b) or (m) of this definition and the creation of such reserve would cause a payment obligation under Section 2.20(b)(i)(C), then Agent shall give Borrower Agent two (2) Business Days prior written notice of the inclusion of such reserve in the calculation of the Borrowing Base.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of any Person and its Subsidiaries now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of any Person and its Subsidiaries now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of any Person and its Subsidiaries now or hereafter outstanding; (iv) management or similar fees payable to any Affiliate of Holdings, or to any individual that managesany Affiliate of Holdings (excluding, for the avoidance of doubt, investment banking fees paid on an arm’s length basis in connection with a specific transaction to any Affiliate that in the ordinary course of business provides investment banking services); and (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness, the Senior Secured Notes Indenture, and the $125,000,000 Unsecured Debt Agreement (to the extent not included in the definition of Fixed Charges), in each of cases (i) through (iv) except a dividend, distribution, payment or prepayment payable solely in Capital Stock of such Person.

“Revolving Commitment” means at any date for any Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in LC Obligations pursuant to the terms and conditions of this Agreement, which shall not exceed the principal amount set forth opposite such Lender’s name under the heading “Revolving Commitment” on Appendix A of this Agreement or the principal amount set forth in the Assignment Agreement by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment Agreement; and “Revolving Commitments” means the aggregate principal amount of the Revolving Commitments of all Lenders, the maximum amount of which on any date shall be $70,000,000, as reduced from time to time pursuant to Section 2.2(e).

“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of (i) the last day of the Term, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.20 or 2.28 and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1.

“Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of Issuer, the aggregate LC Obligations in respect of all Letters of Credit issued by it (net of any participations by Lenders in such Letters of Credit) and (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit.

“Revolving Loan” means a loan made by Lenders as provided in Section 2.2 (including any Out-of-Formula Loan) or a Swingline Loan funded solely by Regions.

“Revolving Loan Note” means a Revolving Note to be executed by Borrowers in favor of each Lender in the form of Exhibit B attached hereto, which shall be in the face amount of such Lender’s Revolving Commitment and which shall evidence all Revolving Loans (other than Swingline Loans) made by such Lender to Borrowers pursuant to this Agreement.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Sanctioned Country” means a country subject to the sanctions programs identified on the list maintained by OFAC and available at the following website or as otherwise published from time to time:  http://www.treas.gov/offices/enforcement/ofac/programs/.

“Sanctioned Person” means (a) any Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html or as otherwise published from time to time, (b) any agency, authority, or subdivision of the government of a Sanctioned Country, (c) any Person or organization controlled by a Sanctioned Country, or (d) any Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Seasonal Overadvance Amount” means, (a) on any date during a Seasonal Overadvance Period, an amount equal to $15,000,000, and (b) on any date that is not during a Seasonal Overadvance Period, an amount equal to $0.

“Seasonal Overadvance Conditions” means each of the following conditions, the satisfaction of which shall be determined by Agent: (i) Agent receives a Seasonal Overadvance Notice, (ii) Borrowers pay to Agent the Seasonal Overadvance Fee, and (iii) Borrowers deliver to Agent a Compliance Certificate demonstrating that Borrowers’ consolidated (I) Fixed Charge Coverage Ratio for the immediately preceding twelve-month period is greater than 1.00 to 1.00 (with the calculation of “Fixed Charges” to include the Seasonal Overadvance Amount), and (II) Seasonal Overadvance Free Cash Flow for the immediately preceding six-month period is greater than $0.

“Seasonal Overadvance Fee” means the activation fee defined in Section 2.6(g) of this Agreement.

“Seasonal Overadvance Free Cash Flow” means, for any period, (a) Consolidated Adjusted EBITDA, minus (b) the sum of Capital Expenditures made, plus cash income taxes paid, plus Cash Interest Expense paid, plus scheduled principal payments on Indebtedness paid, plus cash dividends paid, in each case, during such period.

“Seasonal Overadvance Notice” means a notice delivered by Euramax to Agent, in form and substance satisfactory to Agent, pursuant to which Euramax, on behalf of the other Borrowers, requests that Agent and Lenders add the Seasonal Overadvance Amount to the Borrowing Base.

“Seasonal Overadvance Period” means, during any calendar year, the period beginning on January 1 and ending on April 30 of such year.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to all or any of its functions.

“Second Lien Documents” means any documents, agreements or instruments entered into after the date hereof that create (or purport to create) Liens on any assets or properties of any Credit Party to secure the Second Lien Obligations, which documents, agreements or instruments shall be in form and substance satisfactory to Agent.

“Second Lien Obligations” as defined in the Intercreditor Agreement.

“Second Lien Secured Parties” means the Secured Parties (as defined in the Second Lien Documents).

“Secured Hedging Obligations” means Hedging Obligations owing by any Credit Party to Agent or any Lender or any Affiliate of Agent or any Lender under any Hedge Agreement.

“Secured Parties” has the meaning assigned to that term in the applicable Collateral Document.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Securitization Subsidiary” means a Foreign Subsidiary of Euramax that (i) is designated a “Securitization Subsidiary” by the board of directors of Euramax or Holdings, (ii) does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto, (iii) no portion of the Indebtedness or any other obligation, contingent or otherwise, of which (a) is guaranteed by any Credit Party or any Subsidiary, (b) is recourse to or obligates any Credit Party or any Subsidiary in any way, (c) subjects any property or asset of any Credit Party or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, or (d) would cause the Indebtedness under this Agreement and the other Credit Documents to exceed the amount permitted under the Senior Secured Notes Indenture, and (iv) with respect to which neither the Credit Parties nor any Subsidiary has any obligation to maintain or preserve such its financial condition or cause it to achieve certain levels of operating results,  other than, in respect of clauses (iii) and (iv), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

“Senior Secured Noteholders” means the holders of Senior Secured Notes party from time to time to the Senior Secured Notes Indenture.

“Senior Secured Notes” means those certain $375,000,000 9.5% Senior Secured Notes due 2016, issued pursuant to the Senior Secured Notes Indenture.

“Senior Secured Notes Documents” means collectively, the Senior Secured Notes Indenture and all other instruments, agreements and other documents evidencing or governing the Senior Secured Notes or providing for any guarantee or other right in respect thereof.

“Senior Secured Notes Indenture” means that certain Indenture dated as of March 18, 2011, among Euramax, as issuer, the guarantors party thereto and the Senior Secured Notes Indenture Trustee.

“Senior Secured Notes Indenture Trustee” means Wells Fargo Bank, National Association, as trustee in respect of the Senior Secured Notes and any Person acting in a similar capacity under any amendment, restatement, supplement, replacement or refinancing thereof.

“Solvent” means, with respect to Euramax and its Subsidiaries, taken as whole, that as of the Closing Date both (a) Euramax’s and its Subsidiaries’ cash and Excess Availability is not unreasonably small in relation to their business as contemplated on the Closing Date and reflected in the Projections; and (b) Euramax and its Subsidiaries have not incurred and do not intend to incur, or believe that they will incur, debts beyond their ability to pay such debts as they become due; in each case, as determined on a going concern basis based solely on the Projections.

“Specified Secured Hedging Obligation” means a Secured Hedging Obligation that satisfies each of the following conditions: (i) a Lender or its Affiliate that is providing the Secured Hedging Obligation to a Credit Party has given Agent written notice of the mark-to-market exposure attributed to such Secured Hedging Obligation on any date and has requested that Agent establish a Reserve with respect thereto and (ii) if determined by Agent in its discretion, Agent has established a Reserve in an amount equal to the mark-to-market exposure attributed to such Secured Hedging Obligation.  To the extent that any mark-to-market exposure with respect to any of the foregoing exceeds, on any date, would cause the Working Capital Obligations to exceed the Revolving Commitments, or the Borrowing Base, then such excess exposure shall constitute a Non-Specified Secured Hedging Obligation.

“Spot Exchange Rate” means, at any date of determination thereof, the spot rate of exchange in London that appears on the display page applicable to the relevant currency on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the spot rate of exchange in London for the conversion of Dollars into such currency or such currency into Dollars); provided that if there shall at any time no longer exist such a page on such service, the spot rate of exchange shall be determined by reference to another similar rate publishing service selected by the Agent and reasonably acceptable to Euramax.

“Sterling” and “£” means the lawful currency of the United Kingdom.

“Stockholders Agreement” means the Stockholders Agreement dated as of June 29, 2009, among Holdings and the stockholders named therein, as such agreement may be amended, restated, supplemented, modified and/or replaced from time to time.

“Subject Transaction” as defined in Section 6.8(c).

“Subordinated Indebtedness” means any Indebtedness of Euramax and its Subsidiaries, no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption or mandatory prepayment), prior to the Full Payment of the Obligations (it being understood that any customary required offer to purchase such Indebtedness as a result of a change of control or asset sale shall not violate the foregoing restriction), the payment of principal and interest of which and other obligations of the Borrowers in respect thereof are subordinated to the Full Payment of the Obligations on terms and conditions satisfactory to Agent. For the avoidance of doubt and for purposes of this Agreement only, the Indebtedness under the Senior Secured Notes Indenture, the $125,000,000 Unsecured Debt Agreement and Second Lien Documents, if any, does not constitute Subordinated Indebtedness.

“Subordinated Lien Documents” as defined in the Intercreditor Agreement, which documents shall be in form and substance satisfactory to Agent.

“Subordinated Lien Obligations” as defined in the Intercreditor Agreement.

“Subordinated Lien Collateral Trustee” as defined in the Intercreditor Agreement.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Swingline Date” as defined in Section 2.15(d)(i).

“Swingline Loan” as defined in Section 2.15(d)(ii).

“Swingline Report” means a report delivered by Agent to Lenders summarizing the amount of the outstanding Revolving Loans as of the Swingline Date and the calculation of the Borrowing Base as of such Swingline Date.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed (including any penalty or interest payable in connection with any failure to pay or any delay in paying).

“Term” as defined in Section 2.28.

“Term Loan Documents” as defined in the Existing Credit Agreement.

“Term Loan Debt” as defined in the Existing Credit Agreement.

“Third Party” means (a) any lessor, mortgagee, mechanic or repairman, warehouse operator, processor, packager, consignee, or other third party which may have possession of any Collateral or lienholders’ enforcement rights against any Collateral or (b) any licensor whose rights in or with respect to any intellectual property or Collateral limit or restrict or may, in Agent’s determination, limit or restrict Borrowers’ or Agent’s right to sell or otherwise dispose of such Collateral.

“Third Party Agreement” means a Landlord Personal Property Collateral Access Agreement or other agreement in form and substance satisfactory to Agent pursuant to which a Third Party, as applicable and as required by Agent, (i) waives or subordinates in favor of Agent any Liens such Third

Party may have in and to any Collateral; (ii) grants Agent access to Collateral which may be located on such Third Party’s premises or in the custody, care, or possession of such Third Party for purposes of allowing Agent to inspect, repossess, sell, or otherwise exercise its rights under the Credit Documents with respect to such Collateral; (iii) authorizes Agent to complete the manufacture of work-in-process (if the manufacturing of such goods requires the use or exploitation of a Third Party’s intellectual property); (iv) authorizes Agent to dispose of Collateral bearing or consisting of, in whole or in part, such Third Party’s intellectual property; or (v) agrees to terms regarding Collateral held on consignment by such Third Party, in each case containing terms acceptable to Agent and as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Transaction Costs” means the fees, costs and expenses payable by Holdings, Euramax or any of Euramax Subsidiaries on or before the Closing Date in connection with the Transactions.

“Transactions” means (i) the execution and delivery by the parties thereto of the Senior Secured Notes Documents and the issuance of the Senior Secured Notes thereunder, (ii) the execution and delivery by the parties thereto of the $125,000,000 Unsecured Debt Documents and the issuance of the $125,000,000 Unsecured Debt thereunder, (iii) the entering into of this Agreement, (iv) the payment in full of all Existing Indebtedness, and (v) all other transactions, including the Permitted Restructuring, to occur on the Closing Date.

“Type” means (i) with respect to Revolving Loans (other than Swingline Loans), a Base Rate Loan or a LIBOR Loan, as applicable, and (ii) with respect to Revolving Loans constituting Swingline Loans, a LIR Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Value” means with reference to the value of Inventory, value determined by Agent in good faith on the basis of a Qualified Appraisal of the NOLV thereof as derived by Agent the lower of cost or market of such Eligible Inventory, with the cost thereof calculated on a first-in, first-out basis in accordance with GAAP, provided that the Value of Eligible Inventory shall not include (i) the portion of the value of the Eligible Inventory equal to the profit earned by any Affiliate on the sale thereof to a Borrower, or (ii) any write-up or write-down in value with respect to currency exchange rates.

“Working Capital Obligations” means the sum of (a) the aggregate principal amount of all Revolving Loans and (b) the LC Obligations.

1.2.         Accounting Terms.  Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.  Financial statements and other information required to be delivered by Borrowers to Lenders pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable).  Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements.

1.3.         Interpretation, etc.  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided.  The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  The term “documents” means all writings, however evidenced and whether in physical or electronic form, including all documents, instruments, agreements, notices, demands, certificates, forms, financial statements, opinions and reports.  Definition of all agreements, instruments and documents shall, unless otherwise specified in such definition, refer to such agreement, instrument or document as amended, modified, supplemented, restated, refinanced or renewed from time to time in accordance with its terms and the terms of this Agreement.  Without limiting the generality of the foregoing, the following terms shall have the meaning ascribed to them in the UCC: Account, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Equipment, Fixtures, Goods, General Intangible, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Payment Intangible, Software and Supporting Obligation.

SECTION 2.         CREDIT FACILITIES

2.1.         Commitments.  Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Credit Documents, Lenders severally agree to the extent and in the manner hereinafter set forth to make their respective shares of the Commitments available to Borrowers, in an aggregate amount up to $70,000,000, as set forth hereinbelow.

2.2.         Revolving Commitments.

(a)           Revolving Loans.  Each Lender agrees, severally to the extent of its Revolving Commitment and not jointly with the other Lenders, upon the terms and subject to the conditions set forth herein, to make Revolving Loans to Borrowers on any Business Day during the period from the Closing Date through the Business Day before the last day of the Term, not to exceed in aggregate principal amount outstanding at any time such Lender’s Revolving Commitment at such time, which Revolving Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that, except as provided in Section 2.2(b)(ii), Lenders shall have no obligation to Borrowers whatsoever to honor any request for a Revolving Loan on or after the Revolving Commitment Termination Date or if at the time of the proposed funding thereof the aggregate Working Capital Obligations then outstanding and Pending Revolving Loans exceeds, or would exceed after the funding of such Revolving Loan, the lesser of (i) the Borrowing Base or (ii) the Revolving Commitments. Each borrowing of Revolving Loans shall be funded by Lenders on a Pro Rata basis in accordance with their respective Revolving Commitments (except for Regions with respect to Swingline Loans).  The Revolving Loans shall bear interest as set forth in Section 2.5 hereof.  Each Revolving Loan shall, at the option of Borrowers, be made or continued as, or converted into, part of one or more borrowings that, unless specifically provided herein, shall consist entirely of Base Rate Loans or LIBOR Loans.

(b)           Out-of-Formula Loans.

(i)            If the Working Capital Obligations outstanding at any time should exceed the Borrowing Base at such time (an “Out-of-Formula Condition”), such Working Capital

Obligations shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the Credit Documents.  In the event that Lenders are willing in their sole and absolute discretion to make Out-of-Formula Loans or are required to do so by Section 2.2(b)(ii), such Out-of-Formula Loans shall be payable on demand and shall bear interest as provided in Section 2.5(e).

(ii)           Unless otherwise directed in writing by the Requisite Lenders, Agent may require Lenders to honor requests by Borrowers for Out-of-Formula Loans (in which event, and notwithstanding anything to the contrary set forth in Section 2.2(a) or elsewhere in this Agreement, Lenders shall continue to make Revolving Loans up to their Pro Rata share of the Commitments) and to forbear from requiring Borrowers to cure an Out-of-Formula Condition, (1) when no Event of Default exists (or if an Event of Default exists, when the existence of such Event of Default is not known by Agent), if and for so long as (i) such Out-of-Formula Condition does not continue for a period of more than fifteen (15) consecutive days, following which no Out-of-Formula Condition exists for at least fifteen (15) consecutive days before another Out-of-Formula Condition exists, (ii) the amount of the Revolving Loans outstanding at any time does not exceed the aggregate amount of the Commitments at such time, and (iii) the Out-of-Formula Condition is not known by Agent at the time in question to exceed $5,000,000; and (2) regardless of whether or not an Event of Default exists, if Agent discovers the existence of an Out-of-Formula Condition not previously known by it to exist, but Lenders shall be obligated to continue making such Revolving Loans as directed by Agent only (A) if the amount of the Out-of-Formula Condition is not increased by more than $3,000,000 above the amount determined by Agent to exist on the date of discovery thereof and (B) for a period not to exceed five (5) Business Days.  In no event shall any Borrower or any other Credit Party be deemed to be a beneficiary of this Section 2.2(b)(ii) or authorized to enforce any of the provisions of this Section 2.2(b)(ii).

(c)           Use of Proceeds.  The proceeds of the Revolving Loans shall be used by Borrowers solely for one or more of the following purposes: (i) to refinance the Existing Indebtedness; (ii) to pay the Transaction Costs; (iii) to pay any of the Obligations in accordance with this Agreement; and (iv) to make expenditures for working capital and other lawful corporate purposes of Borrowers to the extent such expenditures are not prohibited by this Agreement or applicable law including to finance Permitted Acquisitions.  In no event may any Revolving Loan proceeds be used by any Credit Party (x) to purchase or to carry, or to reduce, retire or refinance any Indebtedness incurred to purchase or carry, any Margin Stock or for any related purpose that violates the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System or the Exchange Act or (y) to fund any operations or finance any investments or activities in, or to make payments to, a Sanctioned Person.

(d)           Revolving Notes.  The Revolving Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender and by the Revolving Loan Note payable to such Lender (or the assignee of such Lender), which shall be executed by Borrowers, completed in conformity with this Agreement and delivered to such Lender.  All outstanding principal amounts and accrued interest under the Revolving Loan Notes shall be due and payable as set forth in Section 2.20.

(e)           Voluntary Reduction of Revolving Commitments.  Borrowers may permanently reduce the Revolving Commitments, on a Pro Rata basis for each Lender, upon at least three (3) Business Days prior written notice to Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given.  Each reduction shall be in a minimum amount of $1,000,000, or an increment of $250,000 in excess thereof; provided, that, in no event shall the Revolving Commitments be reduced to less than $50,000,000.

(f)            Protective Advances.  Agent shall be authorized, in its sole and absolute discretion, at any time or times that a Default or Event of Default exists or any of the conditions precedent set forth in Section 3.2 hereof have not been satisfied, to make Revolver Loans that are Base Rate Loans to Borrowers in an aggregate amount outstanding at any time not to exceed $5,000,000, but only to the extent that Agent, in the exercise of its business judgment, deems the funding of such Loans (herein called “Protective Advances”) to be necessary or desirable (i) to preserve or protect the Collateral or any portion thereof, (ii) to enhance the likelihood, or increase the amount, of repayment of the Obligations or (iii) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses, all of which Protective Advances shall be deemed part of the Obligations and secured by the Collateral and shall be treated for all purposes of this Agreement (including Section 2.22) as advances for the repayment to Agent and Lenders of Extraordinary Expenses; provided, however, that the Requisite Lenders may at any time revoke Agent’s authorization to make any such Protective Advances by written notice to Agent, which shall become effective prospectively upon and after Agent’s actual receipt thereof.  Absent such revocation, Agent’s determination that the making of a Protective Advance is required for any such purposes shall be conclusive.  Each Lender shall participate in each Protective Advance in an amount equal to its Pro Rata share of the Revolving Commitments.  Notwithstanding the foregoing, the maximum amount of Protective Advances outstanding at any time, when added to the aggregate of Revolving Loans, LC Obligations and Out-of-Formula Loans outstanding at such time, shall not exceed the total of the Revolving Commitments.  Nothing in this Section 2.2 shall be construed to limit in any way the amount of Extraordinary Expenses that may be incurred by Agent and that Borrowers shall be obligated to reimburse to Agent as provided in the Credit Documents.

2.3.         LC Facility.

(a)           Issuance of Letters of Credit.  Subject to all of the terms and conditions hereof, Issuer agrees to establish the LC Facility pursuant to which, during the period from the date hereof to (but excluding) the 30th day prior to the last day of the Term, Issuer shall issue one or more Letters of Credit on Borrower Agent’s request therefor from time to time, subject to the following terms and conditions:

(i)            Each Borrower acknowledges that Issuer’s willingness to issue any Letter of Credit is conditioned upon Issuer’s receipt of (A) an LC Application with respect to the requested Letter of Credit and (B) such other instruments and agreements as Issuer may customarily require for the issuance of a letter of credit of equivalent type and amount as the requested Letter of Credit.  Issuer shall have no obligation to issue any Letter of Credit unless (x) Issuer receives an LC Request and LC Application at least five (5) Business Days prior to the date of issuance of a Letter of Credit, and (y) each of the LC Conditions is satisfied on the date of Issuer’s receipt of the LC Request and at the time of the requested issuance of a Letter of Credit.

(ii)           Letters of Credit may be requested by a Borrower only if they are to be used (a) to support obligations of a Borrower or a Subsidiary of a Borrower incurred in the Ordinary Course of Business of such Borrower or such Subsidiary, on a standby or documentary basis, and payable solely in U.S. Dollars or (b) for such other purposes as Agent and Lenders may approve from time to time in writing.

(iii)          Borrowers shall comply with all of the terms and conditions imposed on Borrowers by Issuer that are contained in any LC Application or in any other agreement customarily or reasonably required by Issuer in connection with the issuance of any Letter of Credit.  If Issuer shall honor any request for payment under a Letter of Credit, Borrowers shall be jointly and severally obligated to pay to Issuer, in Dollars on the same day as the date on which payment was made by Issuer (the “Reimbursement Date”), an amount equal to the amount paid by Issuer under such Letter of Credit (or, if payment thereunder was made by Issuer in a currency other than Dollars, an amount equal to the dollar equivalent of such currency, as determined by Issuer, as of the time of Issuer’s payment under such Letter of Credit, in each case), together with interest from and after the Reimbursement Date until Full Payment is made by Borrowers at the Default Rate for Revolving Loans constituting Base Rate Loans.  Until Issuer has received payment from Borrowers in accordance with the foregoing provisions of this clause (iii), Issuer, in addition to all of its other rights and remedies under this Agreement and any LC Application, shall be fully subrogated to the rights and remedies of each beneficiary under such Letter of Credit whose claims against Borrowers have been discharged with the proceeds of such Letter of Credit.  Whether or not a Borrower submits any Funding Notice to Agent, Borrowers shall be deemed to have requested from Lenders a borrowing of Base Rate Loans in an amount necessary to pay to Issuer all amounts due to Issuer on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such borrowing whether or not any Default or Event of Default has occurred or exists, the Commitments have been terminated, the funding of the borrowing would result in (or increase the amount of) any Out of-Formula Condition, or any of the conditions set forth in Section 3.2 are not satisfied.

(iv)          Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary thereof.  The obligation of Borrowers to reimburse Issuer for any payment made by Issuer under a Letter of Credit shall be absolute, unconditional, irrevocable and joint and several and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right which Borrowers may have at any time against a beneficiary or transferee of any Letter of Credit except to the extent the Issuer was grossly negligent as determined by a court of competent jurisdiction in a non-appealable proceeding.  In connection with the issuance of any documentary Letter of Credit, none of Agent, Issuer or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in the Documents; the form, validity, sufficiency, enforceability, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon, even if such Documents should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure or omission to ship, any or all of the goods referred to in a documentary Letter of Credit or Documents applicable thereto; any deviation from instructions, delay, default or fraud by the shipper and/or any Person in connection with any goods or any shipping or delivery thereof; any breach of contract between the shipper or vendors and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, email, electronic transmission, or otherwise, whether or not they be in cipher, unless such errors, omissions, interruptions or delays are the result of the gross negligence or willful misconduct of Issuer; errors in interpretation of technical terms; the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or any consequences arising from causes beyond the control of Issuer, Agent, or any Lender, including any act or omission (whether rightful or wrongful) of any present or future Governmental Authority.  The rights, remedies, powers and privileges of Issuer under this Agreement with respect to Letters of Credit shall be in addition to, and cumulative with, all rights, remedies, powers and privileges of Issuer under any of the LC Documents.  Nothing herein shall be deemed to release Issuer from any liability or obligation that it may have in respect to any Letter of Credit arising out of and directly resulting from its own gross negligence or willful misconduct.

(v)           No Letter of Credit shall be extended or amended in any respect that is not solely ministerial, unless all of the LC Conditions are met as though a new Letter of Credit were being requested and issued.  With respect to any Letter of Credit that contains any “evergreen” or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal, unless any such Lender shall have provided to Agent written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which Issuer is entitled to decline to extend or renew the Letter of Credit.  If all of the LC Conditions are met and no Default or Event of Default exists, each Lender shall be deemed to have consented to any such extension or renewal.

(vi)          Unless otherwise provided in any of the LC Documents, each LC Application and each Letter of Credit shall be subject to and governed, as applicable, by (i) the Uniform Customs and Practice for Documentary Credits International Chamber of Commerce (“ICC”), Publication 500, or any subsequent revision or restatement thereof adopted by the ICC and in use by Issuer or (ii) the International Standby Practices, ICC Publication No. 590, or any subsequent revision or restatement thereof adopted by the ICC and in use by Issuer, except to the extent that the terms of such publication would limit or diminish rights granted to Issuer hereunder or in any other Credit Document.

(b)           Participations.

(i)            Immediately upon the issuance of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Issuer, without recourse or warranty, an undivided interest and participation equal to the Pro Rata share of such Lender (a “Participating Lender”) in all LC Obligations arising in connection with such Letter of Credit, but in no event greater than an amount which, when added to such Lender’s Pro Rata share of all Revolving Loans and LC Obligations then outstanding, exceeds such Lender’s Revolving Commitment; provided, however that if Issuer shall have received written notice from a Lender on or before the Business Day immediately prior to the date of Issuer’s issuance issue of a Letter of Credit that one or more of the conditions set forth in Section 3.2 has not been satisfied, Issuer shall have no obligation to issue (and shall not issue) the requested Letter of Credit or any other Letter of Credit until such notice is withdrawn in writing by that Lender or until the Requisite Lenders shall have effectively waived such condition in accordance with this Agreement.  In no event shall Issuer be deemed to have notice or knowledge of any existence of any Default or Event of Default or the failure of any LC Condition or any other condition in Section 3.2 to be satisfied prior to its receipt of such notice from a Lender.

(ii)           If Issuer makes any payment under a Letter of Credit and Borrowers do not repay or cause to be repaid the amount of such payment on the Reimbursement Date, Issuer shall promptly notify Agent, which shall promptly notify each Participating Lender, of such payment and each Participating Lender shall promptly (and in any event within one (1) Business Day after its receipt of notice from Agent) and unconditionally pay to Agent, for the account of Issuer, in immediately available funds, the amount of such Participating Lender’s Pro Rata share of such payment, and Agent shall promptly pay such amounts to Issuer.  If a Participating Lender does not make its Pro Rata share of the amount of such payment available to Agent on a timely basis as herein provided, such Participating Lender agrees to pay to Agent for the account of Issuer, forthwith on demand, such amount together with interest thereon at the Federal Funds Rate until paid.  The failure of any Participating Lender to make available to Agent for the account of Issuer such Participating Lender’s Pro Rata share of the LC Obligations shall not relieve any other Participating Lender of its obligation hereunder to make available to Agent its Pro Rata share of the LC Obligations.  No Participating Lender shall be responsible for the failure of any other Participating Lender to make available to Agent its Pro Rata share of the LC Obligations on the date such payment is to be made.

(iii)          Whenever Issuer receives a payment on account of the LC Obligations, including any interest thereon, as to which Agent has previously received payments from any Participating Lender for the account of Issuer, Issuer shall promptly pay to each Participating Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Participating Lender’s Pro Rata share thereof.

(iv)          The obligation of each Participating Lender to make payments to Agent for the account of Issuer in connection with Issuer’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with the terms and conditions of this Agreement under all circumstances and irrespective of whether or not Borrowers may assert or have any claim for any lack of validity or unenforceability of this Agreement or any of the other Credit Documents; the existence of any Default or Event of Default; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; the existence of any setoff or defense any Credit Party may have with respect to any of the Obligations; or the termination of the Commitments.

(v)           Neither Issuer nor any of its officers, directors, employees or agents shall be liable to any Participating Lender for any action taken or omitted to be taken under or in connection with any of the LC Documents except as a result of actual gross negligence or willful misconduct on the part of Issuer.  Issuer does not assume any responsibility for any failure or delay in performance or breach by a Borrower or any other Person of its obligations under any of the LC Documents.  Issuer does not make to Participating Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, the LC Documents, or any Credit Party.  Issuer shall not be responsible to any Participating Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any of the LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any of the Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Credit Party or any Account Debtor.  In connection with its administration of and enforcement of rights or remedies under any of the LC Documents, Issuer shall be entitled to act, and shall be fully protected in acting upon, any certification, notice or other communication in whatever form believed by Issuer, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.  Issuer may consult with and employ legal counsel, accountants and other experts and to advise it concerning its rights, powers and privileges under the LC Documents and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.  Issuer may employ agents and attorneys-in-fact in connection with any matter relating to the LC Documents and shall not be liable for the negligence, default or misconduct of any such agents or attorneys-in-fact selected by Issuer with reasonable care.  Issuer shall not have any liability to any Participating Lender by reason of Issuer’s refraining to take any action under any of the LC Documents without having first received written instructions from the Requisite Lenders to take such action.

(vi)          Upon the request of any Participating Lender, Issuer shall furnish to such Participating Lender copies (to the extent then available to Issuer) of each outstanding Letter of Credit and related LC Documents as may be in the possession of Issuer and reasonably requested from time to time by such Participating Lender.

(c)           Cash Collateral Account.  If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding (i) at any time that an Event of Default exists, (ii) on any date that Excess Availability is less than zero, (iii) on or at any time after the Revolving Commitment Termination Date, or (iv) on the day that is ten (10) days prior to the last day of the Term, then Borrowers shall, on Issuer’s or Agent’s request, forthwith pay to Issuer the amount of any LC Obligations that are then due and payable and shall, upon the occurrence of any of the events described in clauses (i), (iii) and (iv) hereinabove, Cash Collateralize all outstanding Letters of Credit or provide a back-up letter of credit acceptable to Agent in all respects and from a financial institution acceptable to Agent in all respects.  If notwithstanding the occurrence of one or more of the events described in clauses (i), (iii) and (iv) in the immediately preceding sentence Borrowers fail to Cash Collateralize any outstanding Letters of Credit or provide a back-up letter of credit acceptable to Agent in all respects and from a financial institution acceptable to Agent in all respects on the first Business Day following Agent’s or Issuer’s demand therefor, Lenders may (and shall upon direction of Agent) advance such amount as Revolving Loans (whether or not the Revolving Commitment Termination Date has occurred or an Out of-Formula Condition is created thereby).  Such cash (together with any interest accrued thereon) shall be held by Agent in the Cash Collateral Account and may be invested, in Agent’s discretion, in Cash Equivalents.  Each Borrower hereby pledges to Agent and grants to Agent a security interest in, for the benefit of Agent in such capacity and for the Pro Rata benefit of Lenders, all Cash Collateral held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all Obligations (including LC Obligations), whether or not then due or payable.  From time to time after cash is deposited in the Cash Collateral Account, Agent may apply Cash Collateral then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrowers to Issuer, Agent or any Lender with respect to the LC Obligations.  None of Borrowers nor any other Person claiming by, through or under or on behalf of Borrowers shall have any right to withdraw any of the Cash Collateral held in the Cash Collateral Account, including any accrued interest, provided that upon termination or expiration of all Letters of Credit and the payment and satisfaction of all of the LC Obligations, any Cash Collateral remaining in the Cash Collateral Account shall be returned to Borrowers unless an Event of Default then exists (in which event Agent may apply such Cash Collateral to the payment of any other Obligations outstanding in accordance with the provisions of Section 2.22, with any surplus to be turned over to Borrowers).

(d)           Indemnifications.

(i)            In addition to and without limiting any other indemnity which Borrowers may have to any Indemnitees under any of the Credit Documents, or any other amount payable as provided herein each Borrower hereby agrees to indemnify and defend each of the Indemnitees and to hold each of the Indemnitees harmless from and against any and all claims which any Indemnitee may suffer, incur or be subject to as a consequence, directly or indirectly, of (a) the issuance of, payment or failure to pay or any performance or failure to perform under any Letter of Credit, (b) any suit, investigation or proceeding as to which Agent or any Lender is or may become a party to as a consequence, directly or indirectly, of the issuance of any Letter of Credit or the payment or failure to pay thereunder or (c) Issuer following any instructions of a Borrower with respect to any Letter of Credit or any Document received by Issuer with reference to any Letter of Credit.

(ii)           Each Participating Lender agrees to indemnify and defend each of Regions and its Affiliates and all of Regions’ and each of its Affiliates present and future officers, directors, agents, employees and attorneys (the “Regions Indemnitees”) (to the extent the Regions Indemnitees are not reimbursed by Borrowers or any other Credit Party, but without limiting the indemnification obligations of Borrowers under this Agreement), to the extent of such Lender’s Pro Rata share of the Revolving Commitments, from and against any and all claims which may be imposed on, incurred by or asserted against any of the Regions Indemnitees in any way related to or arising out of Issuer’s administration or enforcement of rights or remedies under any of the LC Documents or any of the transactions contemplated thereby (including costs and expenses which Borrowers are obligated to pay under Section 2.7).

2.4.         Bank Products.  Borrowers may request any Lender to provide, or to arrange for one or more of its Affiliates to provide, Bank Products, but no Lender shall have any obligation whatsoever to provide, or to arrange for the provision of, any Bank Products.  If Bank Products are provided by an Affiliate of a Lender, Borrowers agree to indemnify and hold Agent and Lenders harmless from and against any and all claims at any time incurred by Agent or any Lenders that arise from any indemnity given to such Affiliates that relate to such Bank Products.  Borrowers acknowledge that obtaining Bank Products from any Lender or its Affiliates is in the discretion of such Lender or its Affiliates and is subject to all rules and regulations of such Lender or its Affiliates that are applicable to such Bank Products.

2.5.         Interest.

(a)           Rates of Interest.  Borrowers agree to pay interest in respect of all unpaid principal amounts of the Revolving Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a rate per annum equal to the applicable rate indicated below:

(i)            for Revolving Loans made or outstanding as Base Rate Loans, the Applicable Margin plus the Base Rate in effect from time to time; or

(ii)           for Revolving Loans made or outstanding as LIBOR Loans, the Applicable Margin plus LIBOR for the applicable Interest Period selected by Borrowers in conformity with this Agreement; or

(iii)          for Revolving Loans constituting Swingline Loans, the Applicable Margin plus the LIBOR Index Rate in effect from time to time.

During a Seasonal Overadvance Period, upon the satisfaction of the Seasonal Overadvance Conditions, the delivery of the Seasonal Overadvance Notice, and Agent’s acceptance of the same (and the inclusion of the Seasonal Overadvance Amount in the Borrowing Base), all Revolving Loans up to the Seasonal Overadvance Amount (which shall be deemed to be the first Revolving Loans made and outstanding) shall bear interest based upon the rates set forth above, as applicable, plus 0.50%.

Upon determining LIBOR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone and, if so requested by Borrowers, confirm the same in writing.  Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes.  The applicable rate of interest for all Loans (or portions thereof) bearing interest based upon the Base Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective.  Interest on each Loan shall accrue from and including the date on which such Loan is made, converted to a Loan of another Type or continued as a LIBOR Loan to (but excluding) the date of any repayment thereof; provided, however, that, if a Loan is repaid on the same day made, one day’s interest shall be paid on such Loan.

(b)           Conversions and Continuations.

(i)            Borrowers may on any Business Day, subject to the giving of a proper Conversion/Continuation Notice as hereinafter described, elect (A) to continue all or any part of a LIBOR Loan by selecting a new Interest Period therefor, to commence on the last day of the immediately preceding Interest Period, or (B) to convert all or any part of a Loan of one Type (other than a Swingline Loan) into a Loan of another Type; provided, however, during the period that any Default or Event of Default exists, Agent may (and shall at the direction of the Requisite Lenders) declare that no Loan may be made or continued as or converted into a LIBOR Loan.  Any conversion of a LIBOR Loan into a Base Rate Loan shall be made on the last day of the Interest Period for such LIBOR Loan.  Any conversion or continuation made with respect to less than the entire outstanding balance of the Loans must be allocated among Lenders on a Pro Rata basis, and the Interest Period for Loans converted into or continued as LIBOR Loans shall be coterminous for each Lender.

(ii)           Whenever Borrowers desire to convert or continue Loans under Section 2.5(b), Borrower Agent shall give Agent a Conversion/Continuation Notice, signed by an authorized officer of Borrower Agent, at least one (1) Business Day before the requested conversion date, in the case of a conversion into Base Rate Loans, and at least three (3) Business Days before the requested conversion or continuation date, in the case of a conversion into or continuation of LIBOR Loans.  Promptly after receipt of a Conversion/Continuation Notice, Agent shall notify each Lender in writing of the proposed conversion or continuation.  Each such Conversion/Continuation Notice shall be irrevocable and shall specify the aggregate principal amount of the Loans to be converted or continued, the date of such conversion or continuation (which shall be a Business Day) and whether the Loans are being converted into or continued as LIBOR Loans (and, if so, the duration of the Interest Period to be applicable thereto and, in the absence of any specification by Borrowers of the Interest Period, an Interest Period of one month will be deemed to be specified) or Base Rate Loans.  If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrowers shall have failed to deliver the Conversion/Continuation Notice, Borrowers shall be deemed to have elected to convert such LIBOR Loans to Base Rate Loans.

(c)           Interest Periods.  In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Loans, Borrowers shall select an interest period (each an “Interest Period”) to be applicable to such LIBOR Loan, which interest period shall commence on the date such LIBOR Loan is made and shall end on a numerically corresponding day in the first, second or third month thereafter; provided, however, that:  (i) the initial Interest Period for a LIBOR Loan shall commence on the date of such borrowing (including the date of any conversion from a Loan of another Type) and each Interest Period occurring thereafter in respect of such Revolving Loan shall commence on the date on which the next preceding Interest Period expires; (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that, if any Interest Period in respect of LIBOR Loans would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day; (iii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Business Day of such calendar month; (iv) no Interest Period with respect to any portion of principal of a Loan shall extend beyond a date on which a Borrower is required to make a scheduled payment of such portion of principal; and (v) no Interest Period shall extend beyond the last day of the Term.

(d)           Interest Rate Not Ascertainable.  If Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining LIBOR for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or any Lender’s or Regions’ position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR, then, and in any such event, Agent shall forthwith give notice (by telephone promptly confirmed in writing) to Borrowers of such determination.  Until Agent notifies Borrowers that the circumstances giving rise to the suspension described herein no longer exist, the obligation of Lenders to make LIBOR Loans shall be suspended, and such affected Loans then outstanding shall, at the end of the then applicable Interest Period or at such earlier time as may be required by applicable law, bear the same interest as Base Rate Loans.

(e)           Default Rate of Interest.  Borrowers shall pay interest at a rate per annum equal to the Default Rate (i) with respect to the principal amount of any portion of the Obligations (and, to the extent permitted by applicable law, all past due interest) that is not paid on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) until Full Payment; (ii) with respect to the principal amount of all of the Obligations (and, to the extent permitted by applicable law, all past due interest) upon the earlier to occur of (x) Borrower Agent’s receipt of notice from Agent of the Requisite Lenders’ election to charge the Default Rate based upon the existence of any Event of Default (which notice Agent shall send only with the consent or at the direction of the Requisite Lenders), whether or not acceleration or demand for payment of the Obligations has been made, or (y) the commencement by or against any Borrower of an Insolvency Proceeding whether or not under the circumstances described in clauses (i) or (ii) hereof Lenders elect to accelerate the maturity or demand payment of any of the Obligations; and (iii) with respect to the principal amount of any Out-of-Formula Loans (unless otherwise agreed in writing by the Requisite Lenders), whether or not demand for payment thereof has been made by Agent.  To the fullest extent permitted by applicable law, the Default Rate shall apply and accrue on any judgment entered with respect to any of the Obligations and to the unpaid principal amount of the Obligations during any Insolvency Proceeding of a Borrower. Interest accrued at the Default Rate shall be due and payable on demand.

2.6.         Fees.  In consideration of Lenders’ establishment of the Commitments in favor of Borrowers, and Agent’s agreement to serve as collateral and administrative agent hereunder, Borrowers jointly and severally agree to pay the following fees:

(a)           Unused Line Fee.  Borrowers shall be jointly and severally obligated to pay to Agent, for the Pro Rata benefit of Lenders, a fee for each day of a Fiscal Quarter equal to (i) 0.50% per annum, divided by (ii) 360 times (iii) the amount by which the Revolving Commitments exceeded the Working Capital Obligations for the immediately preceding Fiscal Quarter.  Such fee shall be set on the first day of each Fiscal Quarter and shall be payable on the first day of each calendar month and on the Revolving Commitment Termination Date; provided that, with respect to any Fiscal Quarter, if the amount by which the Revolving Commitments exceeded the Working Capital Obligations for the immediately preceding Fiscal Quarter is less than 50% of the Revolving Commitments, then in calculating the fee under this Section 2.6(a), the rate set forth in subclause (i) shall be 0.375% per annum.

(b)           LC Facility Fees.  Borrowers shall be jointly and severally obligated to pay:  (a)(i) to Agent for the Pro Rata account of each Lender for all Letters of Credit, the Applicable Margin in effect for Revolving Loans that are LIBOR Loans on a per annum basis based on the average amount available to be drawn under Letters of Credit outstanding and all Letters of Credit that are paid or expire during the period of measurement (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination), payable monthly, in arrears, on the first Business Day of the following month; (ii) to Issuer for its own account a Letter of Credit fronting fee of 0.125% per annum based on the average amount available to be drawn under all Letters of Credit outstanding and all Letters of Credit that are paid or expire during the period of measurement determined as of the close of business on any date of determination, payable monthly, in arrears, on the first Business

Day of the following month; and (iii) to Issuer for its own account all customary charges associated with the issuance, amending, negotiating, payment, processing and administration of all Letters of Credit.  All Letter of Credit fees referenced in clause (a)(i) above that are expressed as a percentage shall be increased to a percentage that is 2% greater than the percentage that would otherwise be applicable when the Default Rate is in effect.

(c)           Audit and Appraisal Fees and Expenses.  Borrowers shall reimburse Agent and Co-Collateral Agent for all reasonable (and to the extent an invoice is available, documented) costs and expenses incurred by Agent or Co-Collateral Agent (including standard fees charged by Agent’s or Co-Collateral Agent’s internal field exam department) in connection with field examinations and inventory appraisals and reviews of any Credit Party’s books and records and such other matters pertaining to any Credit Party or any Collateral as Agent in its Credit Judgment (or Agent and Co-Collateral Agent collectively in their Credit Judgment) shall deem appropriate, (i) up to three (3) times per Fiscal Year for Inventory appraisals as determined by Agent in its Credit Judgment (or Agent and Co-Collateral Agent collectively in their Credit Judgment) based upon the amount of Excess Availability from time to time, unless a Default or Event of Default exists (in which event, there shall be no limit on the number of appraisals for which Borrowers shall be obligated to reimburse Agent and Co-Collateral Agent) and (ii) up to three (3) times per Fiscal Year for field examinations as determined by Agent in its Credit Judgment (or Agent and Co-Collateral Agent collectively in their Credit Judgment) based upon the amount of Excess Availability from time to time, unless a Default or Event of Default exists (in which event, there shall be no limit on the number of field examinations for which Borrowers shall be obligated to reimburse Agent and Co-Collateral Agent) and, in each case, shall pay to Agent and Co-Collateral Agent the standard amount charged by Agent and Co-Collateral Agent, as applicable, per day for each day that an employee or agent of Agent or Co-Collateral Agent shall be engaged in a field examination, appraisal or review of any Credit Party’s books and records plus out-of-pocket expenses.  The foregoing shall not be construed to limit Agent’s or Co-Collateral Agent’s right to conduct audits and appraisals of the Collateral as provided in Section 5.6.

(d)           Other Fees.  In addition to the other fees provided for herein, Borrowers shall be jointly and severally obligated to pay to Regions the fees set forth in the Fee Letter.

(e)           General Provisions.  All fees shall be fully earned by the identified recipient thereof pursuant to the foregoing provisions of this Agreement on the due date thereof (and, in the case of Letters of Credit, upon each issuance, renewal or extension of such Letter of Credit); and, except as otherwise set forth herein or required by applicable law, shall not be subject to rebate, refund or proration.  All fees provided for in Section 2.6 are, and shall be deemed to be compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.

(f)            Computation of Interest and Fees.  All fees and other charges provided for in this Agreement that are calculated as a per annum percentage of any amount and all interest shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days (or, in the case any interest calculated under clause (ii)(b) of the definition of Base Rate, 365/366 days).  For purposes of computing interest and other charges hereunder, each payment received by Agent (with the date of such receipt to be governed by Section 2.23) shall be deemed applied by Agent and Lenders on account of the Obligations (subject to final payment of such items) on the Business Day after the Business Day on which Agent receives such payment item in the Collection Account, and Agent shall be deemed to have received such payment item on the date specified in Section 2.23.

(g)           Seasonal Overadvance Fee.  On the date that Agent receives a Seasonal Overadvance Notice from Euramax, and concurrently with the delivery of such Seasonal Overadvance Notice and Agent’s acceptance of the same (and the inclusion of the Seasonal Overadvance Amount in the Borrowing

Base), Borrowers shall be jointly and severally obligated to pay to Agent, for the Pro Rata benefit of Lenders, an activation fee in the amount of 0.20% of the Seasonal Overadvance Amount (such fee is referred to herein as the “Seasonal Overadvance Fee”).

2.7.         Reimbursement Obligations.

(a)           Borrowers shall reimburse Agent and Lenders for any Extraordinary Expenses incurred by Agent or any Lender, on the sooner to occur of Agent’s demand therefor or Agent’s receipt of any proceeds of Collateral in connection with any Enforcement Action (subject to the provisions of Section 2.22 with respect to the application of any proceeds of Collateral).  Borrowers also shall reimburse Agent for all legal, accounting, appraisal, consulting and other fees and expenses suffered or incurred by Agent in connection with: (i) the negotiation and preparation (and internal legal review) of any of the Credit Documents, any amendment or modification thereto; (ii) the administration of the Credit Documents and the transactions contemplated thereby; (iii) action taken to perfect or maintain the perfection or priority of any of Agent’s Liens with respect to any of the Collateral; (iv) any inspection of or audits conducted by Agent with respect to any Credit Party’s books and records or any of the Collateral; (v) any effort by Agent to verify or appraise any of the Collateral.  All amounts chargeable to or reimbursable by Borrowers under this Section 2.7 shall constitute Obligations that are secured by all of the Collateral and shall be payable on demand to Agent.  Borrowers also shall reimburse Agent for expenses incurred by Agent in its administration of any of the Collateral to the extent and in the manner provided in any of the other Credit Documents.  The foregoing shall be in addition to, and shall not be construed to limit, any other provision of any of the Credit Documents regarding the indemnification or reimbursement by Borrowers of claims suffered or incurred by Agent or any Lender.

(b)           If at any time Agent or (with the prior consent of Agent) any Lender shall agree to indemnify any Person against losses or damages that such Person may suffer or incur in its dealings or transactions with Borrowers, or shall guarantee or otherwise assure payment of any liability or obligation of Borrowers to such Person, or otherwise shall provide assurances of Borrowers’ payment or performance under any agreement with such Person, including indemnities, guaranties or other assurances of payment or performance given by Agent or any Lender with respect to Banking Relationship Debt, then the contingent obligation of Agent or any Lender providing any such indemnity, guaranty or other assurance of payment or performance, together with any payment made or liability incurred by Agent or any Lender in connection therewith, shall constitute Obligations that are secured by the Collateral and Borrowers shall repay, on demand, any amount so paid or any liability incurred by Agent or any Lender in connection with any such indemnity, guaranty or assurance.  Nothing herein shall be construed to impose upon Agent or any Lender any obligation to provide any such indemnity, guaranty or assurance.  The foregoing agreement of Borrowers shall apply whether or not such indemnity, guaranty or assurance is in writing or oral and regardless of any Borrower’s knowledge of the existence thereof, shall survive termination of the Commitments and Full Payment of the Obligations and any other provisions of the Credit Documents regarding reimbursement or indemnification by Borrowers of claims suffered or incurred by Agent or any Lender.

2.8.         Bank Charges.  Borrowers shall pay to Agent, on demand, any and all fees, costs or expenses which Agent pays to a bank or other similar institution (including any fees paid by Agent or any Lender to any Participant) arising out of or in connection with (i) the forwarding to a Borrower or any other Person on behalf of a Borrower by Agent of proceeds of Loans made by Lenders to a Borrower pursuant to this Agreement and (ii) the depositing for collection by Agent of any payment item received or delivered to Agent on account of the Obligations.  Each Borrower acknowledges and agrees that Agent may charge such costs, fees and expenses to Borrowers based upon Agent’s good faith estimate of such costs, fees and expenses as they are incurred by Agent.

2.9.         Illegality.  Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a LIBOR Loan or LIR Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Loan or LIR Loan or (ii) at any time such Lender determines that the making or continuance of any LIBOR Loan or LIR Loan has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then such Lender shall give after such determination Agent and Borrowers notice thereof and may thereafter (1) declare that LIBOR Loans or LIR Loans will not thereafter be made by such Lender, whereupon any request by a Borrower for a LIBOR Loan or LIR Loan from such Lender shall be deemed a request for a Base Rate Loan, and any Swingline Loan shall be a Base Rate Loan, unless such Lender’s declaration shall be subsequently withdrawn (which declaration shall be withdrawn promptly after the cessation of the circumstances described in clause (i) or (ii) above); and (2) require that all outstanding LIBOR Loans or LIR Loans made by such Lender be converted to Base Rate Loans, under the circumstances of clause (i) or (ii) of this Section 2.9 insofar as such Lender determines the continuance of LIBOR Loans or LIR Loans to be impracticable, in which event all such LIBOR Loans or LIR Loans of such Lender shall be converted automatically to Base Rate Loans as of the date of any Borrower’s receipt of the aforesaid notice from such Lender.

2.10.       Increased Costs.  If, by reason of (a) the introduction after the date hereof of or any change (including any change by way of imposition or increase of LIBOR Reserve Requirements or other reserve requirements) in or in the interpretation of any law or regulation, or (b) the compliance with any guideline or request from any central bank or other Governmental Authority or quasi-Governmental Authority exercising control over banks or financial institutions generally (whether or not having the force of law):

(i)            any Lender shall be subject after the date hereof to any Tax, duty or other charge with respect to any LIBOR Loan, LIR Loan or Letter of Credit or its obligation to make LIBOR Loans or LIR Loans or to issue Letters of Credit or participate in the LC Obligations arising from the issuance of Letters of Credit, or a change shall result in the basis of taxation of payment to any Lender of the principal of or interest on its LIBOR Loans or LIR Loans or its obligation to make LIBOR Loans or LIR Loans, issue Letters of Credit or participate in the LC Obligations arising from the issuance of Letters of Credit (except for (A) changes in the rate of Tax on the net income or gross receipts or franchise tax of such Lender imposed by the jurisdiction in which such Lender’s principal executive office is located or otherwise as a result of a connection between a Lender and such jurisdiction other than any connection arising solely from the rights and obligations as a Lender, or the activities of a Lender, pursuant to or in connection with this Agreement or the other Credit Documents and (B) Taxes imposed as a result of the failure to comply with FATCA); or

(ii)           any reserve (including any imposed by the Board of Governors), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender shall be imposed or deemed applicable or any other condition affecting its LIBOR Loans, LIR Loans or Letters of Credit or its obligation to make LIBOR Loans or LIR Loans or to issue Letters of Credit or participate in the LC Obligations arising from the issuance of Letters of Credit shall be imposed on such Lender or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Loans or LIR Loans or LIR Loans or issuing Letters of Credit (except to the extent already included in the determination of the applicable LIBOR for LIBOR Loans or LIBOR Index Rate for LIR Loans), or there shall be a reduction in the amount received or receivable by such Lender, then such Lender shall, promptly after determining the existence or amount of any such increased costs for which such Lender seeks payment hereunder, give any Borrower notice thereof and Borrowers shall from time to time, upon written notice from and demand by such Lender specifying in reasonable detail the amount owing due to the increased costs (with a copy of such notice and demand to Agent), pay to Agent for the account of such Lender, within five (5) Business Days after the date specified in such notice and demand, an additional amount sufficient to indemnify such Lender against such increased costs.  A certificate as to the amount of such increased costs, submitted to Borrowers by such Lender, shall be final, conclusive and binding for all purposes, absent manifest error.

If any Lender shall advise Agent at any time that, because of the circumstances described hereinabove in this Section 2.10 or any other circumstances arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender’s position in such market, LIBOR, or the LIBOR Index Rate, as applicable, as determined by Agent, will not adequately and fairly reflect the cost to such Lender of funding LIBOR Loans or LIR Loans or issuing Letters of Credit, then, and in any such event:

(i)            Agent shall forthwith give notice (by telephone confirmed promptly in writing) to Borrowers and Lenders of such event;

(ii)           Borrowers’ right to request and such Lender’s obligation to make LIBOR Loans or LIR Loans or to issue Letters of Credit or participate in the LC Obligations arising from the issuance of Letters of Credit shall be immediately suspended and Borrowers’ right to continue a LIBOR Loan or an LIR Loan as such beyond the then applicable Interest Period or to request a Letter of Credit or for Swingline Loans to be LIR Loans shall also be suspended, until each condition giving rise to such suspension no longer exists; and

(iii)          such Lender shall make a Base Rate Loan as part of the requested Borrowing of LIBOR Loans, which Base Rate Loan shall, for all purposes, be considered part of such borrowing, and all Swingline Loans shall be made as Base Rate Loans.

For purposes of this Section 2.10, all references to a Lender shall be deemed to include Issuer and any bank holding company or bank parent of such Lender or Issuer.  If any Lender provides notice that, due to the circumstances described in this Section 2.10, LIBOR will not adequately and fairly reflect the cost to such Lender of funding LIBOR Loans or participating in LC Obligations arising from the issuance of Letters of Credit, then such Lender may be replaced pursuant to the provisions of Section 11.7.

2.11.       Capital Adequacy.  If any Lender determines that after the date hereof (a) the adoption of any applicable law regarding capital requirements for banks or bank holding companies or the subsidiaries thereof, (b) any change in the interpretation or administration of any such applicable law by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) compliance by such Lender or its holding company with any request or directive of any such Governmental Authority, central bank or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s capital to a level below that which such Lender could have achieved (taking into consideration such Lender’s and its holding company’s policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender’s capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change or compliance as a consequence of such Lender’s commitment to make the Loans pursuant hereto by any amount deemed by such Lender to be material:

(i)            Agent shall promptly, after its receipt of a certificate from such Lender setting forth such Lender’s determination of such occurrence, give notice thereof to Borrowers and Lenders; and

(ii)           Borrowers shall pay to Agent, for the account of such Lender, as an additional fee from time to time, on demand, such amount as such Lender certifies to be the amount reasonably calculated to compensate such Lender (on or after tax basis) for such reduction.

A certificate of such Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error.  Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to such Lender (including the basis for such Lender’s determination of such amount), and the method by which such amounts were determined.  In determining such amount, such Lender may use any reasonable averaging and attribution method.  For purposes of this Section 2.11 all references to a Lender shall be deemed to include Issuer and any bank holding company or bank parent of such Lender or Issuer.

2.12.       Mitigation.  Each Lender agrees that, with reasonable promptness after such Lender becomes aware that such Lender is entitled to receive payments under Sections 2.9, 2.10 or 2.11, or is or has become subject to U.S. withholding taxes payable by any Borrower in respect of its Loans or other Credit Extensions, it will, to the extent not inconsistent with any internal policy of such Lender or any applicable legal or regulatory restriction, (i) use all reasonable efforts to make, fund or maintain the Commitment of such Lender or the Loans or other Credit Extensions of such Lender through another lending office of such Lender, or (ii) take such other reasonable measures, if, as a result thereof, the circumstances which would relieve Borrowers from their obligations to pay such additional amounts (or reduce the amount of such payments), or such withholding taxes would be reduced, and if the making, funding or maintaining of such Commitment or Loans or other Credit Extensions through such other lending office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitment or Loans or other Credit Extensions or the interests of such Lender.  For purposes of this Section 2.12, all references to a Lender shall be deemed to include Issuer.

2.13.       Funding Losses.  Borrowers shall jointly and severally indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent or any Lender may ever sustain or incur as a consequence of any prepayment, conversion of or any default by Borrowers in the payment of the principal of or interest on any LIBOR Loan or failure by Borrowers to complete a borrowing of, a prepayment of or conversion of or to a LIBOR Loan after notice thereof has been given, including any interest payable by Agent or any Lender to lenders of funds obtained by any of them in order to make or maintain its LIBOR Loans hereunder.  A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrower Agent shall be conclusive absent manifest error.

2.14.       Maximum Interest.  Regardless of any provision contained in any of the Credit Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Agent and Lenders pursuant to the terms of this Agreement or any of the other Credit Documents and that are deemed interest under applicable law exceed the highest rate permissible under any applicable law.  No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Credit Documents or the exercise by Agent of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Credit Documents, or the prepayment by Borrowers of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Agent or any Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by applicable law (such interest, charges, amounts, premiums and fees referred to herein collectively as “Interest”) in excess of the Maximum Rate and in no event shall Borrowers be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate.  If any Interest is charged or received with respect to the Obligations in excess of the Maximum Rate (“Excess”), each Borrower stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal of such Obligations and the balance, if any, returned to Borrowers, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship.  The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any Interest that has not otherwise accrued on the date of such acceleration, and Agent and Lenders do not intend to collect any unearned Interest in the event of any such acceleration.  Each Borrower recognizes that, with fluctuations in the rates of interest set forth in Section 2.5, and the Maximum Rate, such an unintentional result could inadvertently occur.  All monies paid to Agent or any Lender hereunder or under any of the other Credit Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned Interest as and to the extent required by applicable law.  By the execution of this Agreement, each Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by such Borrower of such Excess, and (ii) such Borrower shall not seek or pursue any other remedy, legal or equitable, against Agent or any Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate.  For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent or any Lender, all Interest at any time contracted for, charged or received from Borrowers in connection with any of the Credit Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations.  Borrowers, Agent and Lenders shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof.  The provisions of this Section 2.14 shall be deemed to be incorporated into every Credit Document (whether or not any provision of this Section is referred to therein).  All such Credit Documents and communications relating to any Interest owed by Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this Section 2.14.

2.15.       Loan Administration.

(a)           Manner of Borrowing and Funding Revolving Loans.  Borrowings under the Commitments established pursuant to Section 2.1 shall be made and funded as follows:

(b)           Funding Notice.

(i)            Whenever Borrowers desire to make a borrowing under Section 2.2 (other than a borrowing resulting from a conversion or continuation pursuant to Section 2.5(b)), Borrowers shall give Agent prior written notice (or telephonic notice promptly confirmed in writing) of such borrowing request in the form of a Funding Notice, which shall be signed by an authorized officer of Borrower Agent.  Such Funding Notice shall be given by Borrower Agent no later than 1:00p.m. at the office designated by Agent from time to time (a) on the Business Day of the requested funding date of such borrowing, in the case of Base Rate Loans, and (b) at least three (3) Business Days prior to the requested funding date of such borrowing, in the case of LIBOR Loans.  Notices received after 1:00 p.m. shall be deemed received on the next Business Day. Each Funding Notice (or telephonic notice thereof) shall be irrevocable and shall specify (a) the principal amount of the borrowing, (b) the date of borrowing (which shall be a Business Day), (c)

whether the borrowing is to consist of Base Rate Loans or LIBOR Loans, (d) in the case of LIBOR Loans, the duration of the Interest Period to be applicable thereto, and (e) the account of Borrowers to which the proceeds of such borrowing are to be disbursed.

(ii)           Unless payment is otherwise timely made by Borrowers, the becoming due of any amount required to be paid with respect to any of the Obligations (whether as principal, accrued interest, fees or other charges, including any LC Obligations, Extraordinary Expenses, and any amounts owed to any Lender or any Affiliate of any Lender for Banking Relationship Debt) shall be deemed irrevocably to be a request (without any requirement for the submission of a Funding Notice) for Revolving Loans on the due date of, and in an aggregate amount required to pay, such Obligations, and the proceeds of such Revolving Loans may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as Base Rate Loans.  Neither Agent nor any Lender shall have any obligation to Borrowers to honor any deemed request for a Revolving Loan on or after the Revolving Commitment Termination Date, when an Out-of-Formula Condition exists or would result therefrom, or when any applicable condition precedent set forth in Section 3.2 is not satisfied, but may do so in the discretion of Agent (or at the direction of the Requisite Lenders) and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless of whether such Revolving Loan is funded after the Revolving Commitment Termination Date.

(iii)          If Regions establishes any Controlled Disbursement Account, the presentation for payment by Regions of any check or other item of payment drawn on any such Controlled Disbursement Account at a time when there are insufficient funds in such account to cover such check shall be deemed irrevocably to be a request (without any requirement for the submission of a Funding Notice) for Revolving Loans on the date of such presentation and in an amount equal to the aggregate amount of the items presented for payment, and the proceeds of such Revolving Loans may be disbursed to such Controlled Disbursement Account and shall bear interest as Base Rate Loans.  Neither Agent nor any Lender shall have any obligation to honor any deemed request for a Revolving Loan on or after the Revolving Commitment Termination Date or when an Out-of-Formula Condition exists or would result therefrom or when any condition precedent in Section 3.2 is not satisfied, but may do so in the discretion of Agent (or at the direction of the Requisite Lenders) and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless of whether such Revolving Loan is funded after the Revolving Commitment Termination Date.

(c)           Fundings by Lenders.  Subject to its receipt of notice from Agent of a Funding Notice as provided in Section 2.15(b) (except in the case of a deemed request by Borrower Agent for a Revolving Loan as provided in Section 2.15(b)(ii) or (iii) or Section 2.15(d), in which event no Funding Notice need be submitted), each Lender shall timely honor its Revolving Commitment by funding its Pro Rata share of each borrowing of Revolving Loans that is properly requested and that Borrowers are entitled to receive under this Agreement.  Agent shall endeavor to notify Lenders of each Funding Notice (or deemed request for a borrowing pursuant to Section 2.15(b)(ii) or (iii)), by 2:00 p.m. on the proposed funding date (in the case of Base Rate Loans) or by 3:00 p.m. at least two (2) Business Days before the proposed funding date (in the case of LIBOR Loans).  Each Lender shall deposit with Agent an amount equal to its Pro Rata share of the borrowing requested or deemed requested by Borrowers at Agent’s designated bank in immediately available funds not later than 3:00 p.m. on the date of funding of such borrowing, unless Agent’s notice to Lenders is received after 2:00 p.m. on the proposed funding date of a Base Rate Loan, in which event Lenders shall deposit with Agent their respective Pro Rata shares of the requested borrowing on or before 1:00 p.m. of the next Business Day.  Subject to its receipt of such amounts from Lenders, Agent shall make the proceeds of the Revolving Loans received by it available to Borrowers by disbursing such proceeds in accordance with Borrower Agent’s disbursement instructions set forth in the applicable Funding Notice.  Neither Agent nor any Lender shall have any liability on account of any delay by any bank or other depository institution in treating the proceeds of any Revolving Loan as collected funds or any delay in receipt, or any loss, of funds that constitute a Revolving Loan, the wire transfer of which was initiated by Agent in accordance with wiring instructions provided to Agent.  Unless Agent shall have been notified in writing by a Lender prior to the proposed time of funding that such Lender does not intend to deposit with Agent an amount equal such Lender’s Pro Rata share of the requested borrowing (or deemed request for a borrowing pursuant to Section 2.15(b)(ii) or (iii)), Agent may assume that such Lender has deposited or promptly will deposit its share with Agent and Agent may in its discretion disburse a corresponding amount to Borrowers on the applicable funding date.  If a Lender’s Pro Rata share of such borrowing is not in fact deposited with Agent, then, if Agent has disbursed to Borrowers an amount corresponding to such share, then such Lender agrees to pay, and in addition Borrowers agree to repay, to Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed by Agent to or for the benefit of Borrowers until the date such amount is paid or repaid to Agent, (a) in the case of Borrowers, at the interest rate applicable to such borrowing and (b) in the case of such Lender, at the Federal Funds Rate.  If such Lender repays to Agent such corresponding amount, such amount so repaid shall constitute a Revolving Loan, and if both such Lender and Borrowers shall have repaid such corresponding amount, Agent shall promptly return to Borrowers such corresponding amount in same day funds.  A notice from Agent submitted to any Lender with respect to amounts owing under this Section 2.15 shall be conclusive, absent manifest error.

(d)           Swingline and Swingline Loans.

(i)            In order to facilitate the administration of the Revolving Loans under this Agreement, Lenders and Agent agree (which agreement shall be solely between Lenders and Agent and shall not be for the benefit of or enforceable by any Borrower) that settlement among them with respect to the Revolving Loans may take place on a periodic basis on dates determined from time to time by Agent (each a “Swingline Date”), which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in Section 3.2 have been met.  On each Swingline Date, payment shall be made by or to each Lender in the manner provided herein and in accordance with the Swingline Report delivered by Agent to Lenders with respect to such Swingline Date so that, as of each Swingline Date and after giving effect to the transaction to take place on such Swingline Date, each Lender shall hold its Pro Rata share of all Revolving Loans and participations in LC Obligations.  Agent shall request settlement with the Lenders on a basis not less frequently than once every five (5) Business Days.

(ii)           Between Swingline Dates, Agent may request Regions to advance, and Regions may, but shall in no event be obligated to, advance to Borrowers out of Regions’ own funds the entire principal amount of any borrowing of Revolving Loans that are Base Rate Loans requested or deemed requested pursuant to this Agreement (any such Revolving Loan funded exclusively by Regions being referred to as a “Swingline Loan”).  Each Swingline Loan shall constitute a Revolving Loan hereunder, shall be an LIR Loan notwithstanding any request or deemed request for a Base Rate Loan, and shall be subject to all of the terms, conditions and security applicable to other Revolving Loans, except that all payments thereon shall be payable to Regions solely for its own account.  The obligation of Borrowers to repay such Swingline Loans to Regions shall be evidenced by the records of Regions and need not be evidenced by any promissory note.  Unless a funding is required by all Lenders pursuant to Section 2.2(b)(ii), Agent shall not request Regions to make any Swingline Loan if (A) Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in Section 3.2 will not be satisfied on the requested funding date for the applicable Borrowing and Agent has made a determination

(without any liability to any Person) that such condition precedent will not be satisfied or (B) the requested borrowing would exceed the amount of Excess Availability on the funding date or (C) the aggregate amount of all Swingline Loans outstanding would exceed $8,000,000.  Regions shall not be required to determine whether the applicable conditions precedent set forth in Section 3.2 have been satisfied or the requested borrowing would exceed the amount of Excess Availability on the funding date applicable thereto prior to making, in its sole discretion, any Swingline Loan.  On each Swingline Date, or, if earlier, upon demand by Agent for payment thereof, the then outstanding Swingline Loans shall be immediately due and payable.  As provided in Section 2.15(b)(ii), Borrowers shall be deemed to have requested (without the necessity of submitting any Funding Notice) Revolving Loans to be made on each Swingline Date in the amount of all outstanding Swingline Loans and to have Agent cause the proceeds of such Revolving Loans to be applied to the repayment of such Swingline Loans and interest accrued thereon.  Agent shall notify the Lenders of the outstanding balance of Revolving Loans prior to 11:00 a.m. on each Swingline Date and each Lender (other than Regions) shall deposit with Agent (without setoff, counterclaim or reduction of any kind) an amount equal to its Pro Rata share of the amount of Revolving Loans deemed requested in immediately available funds not later than 2:00 p.m. on such Swingline Date.  Each Lender’s obligation to make such deposit with Agent shall be absolute and unconditional, without defense, offset, counterclaim or other defense, and without regard to whether any of the conditions precedent set forth in Section 3.2 are satisfied, any Out-of-Formula Condition exists or the Revolving Commitment Termination Date has occurred.  If, as the result of the commencement by or against Borrowers of any Insolvency Proceeding or otherwise, any Swingline Loan may not be repaid by the funding by Lenders of Revolving Loans, then each Lender (other than Regions) shall be deemed to have purchased a participating interest in any unpaid Swingline Loan in an amount equal to such Lender’s Pro Rata share of such Swingline Loan and shall transfer to Regions, in immediately available funds not later than the second Business Day after Regions’ request therefor, the amount of such Lender’s participation.  The proceeds of Swingline Loans may be used solely for purposes for which Revolving Loans generally may be used in accordance with Section 2.2(c).  If any amounts received by Regions in respect of any Swingline Loans are later required to be returned or repaid by Regions to Borrowers or any other Credit Party or their respective representatives or successors-in-interest, whether by court order, settlement or otherwise, the other Lenders shall, upon demand by Regions with notice to Agent, pay to Agent for the account of Regions, an amount equal to each other Lender’s Pro Rata share of all such amounts required to be returned or repaid.  All Swingline Loans shall bear interest as LIR Loans.

(e)           Disbursement Authorization.  Each Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolving Loan requested by any Borrower, or deemed to be requested pursuant to Section 2.15(b) or Section 2.15(d)(ii), as follows:  (i) the proceeds of each Revolving Loan requested under Section 2.15(b) shall be disbursed by Agent in accordance with the terms of the written disbursement letter from Borrowers in the case of the initial borrowing, and, in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrowers and Agent from time to time or elsewhere if pursuant to a written direction from any Borrower; and (ii) the proceeds of each Revolving Loan requested under Section 2.15(b) or Section 2.15(d)(ii) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation.  Any Loan proceeds received by any Borrower or in payment of any of the Obligations shall be deemed to have been received by all Borrowers.

(f)            Telephonic Notices.  Each Borrower authorizes Agent and Lenders to extend, convert or continue Loans, effect selections of Types of Loans and transfer funds to or on behalf of Borrowers based on telephonic notices or instructions from any individual whom Agent or any Lender in good faith believes to be acting on behalf of Borrower Agent or any Borrower.  Borrowers shall confirm each such telephonic request for a borrowing or conversion or continuation of Loans by prompt delivery to Agent of the required Funding Notice or Conversion/Continuation Notice, as applicable, duly executed by an authorized officer of Borrower Agent.  If the written confirmation differs in any material respect from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern.  Neither Agent nor any Lender shall have any liability for any loss suffered by any Borrower as a result of Agent’s or any Lender’s acting upon its understanding of telephonic instructions or requests from a person believed in good faith by Agent or any Lender to be a person authorized by a Borrower to give such instructions or to make such requests on Borrowers’ behalf.

2.16.       Defaulting Lender.  If any Lender shall, at any time, (a) fail to make any payment to Agent or Regions that is required hereunder or fails otherwise to perform its obligations under any Credit Documents, and such failure is not cured within one (1) Business Day, or (b) is the subject of any bankruptcy or insolvency proceeding (such Lender is referred to herein as a “Defaulting Lender”), Agent may, but shall not be required to, retain payments that would otherwise be made to such Defaulting Lender hereunder and apply such payments to such Defaulting Lender’s defaulted obligations hereunder, at such time, and in such order, as Agent may elect in its sole discretion.  With respect to the payment of any funds from Agent to a Lender or from a Lender to Agent, the party failing to make the full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate.  The failure of any Lender to fund its portion of any Revolving Loan or payment in respect of an LC Obligation shall not relieve any other Lender of its obligation, if any, to fund its portion of the Revolving Loan or payment in respect of an LC Obligation on the date of Borrowing, but no Lender shall be responsible for the failure of any other Lender to make any Loan or payment in respect of an LC Obligation to be made by such Lender on the date of any borrowing.  Solely as among the Lenders and solely for purposes of voting or consenting to matters with respect to any of the Credit Documents, Collateral or any Obligations and determining a Defaulting Lender’s share of payments, fees and proceeds of Collateral pending such Defaulting Lender’s cure of its defaults hereunder, a Defaulting Lender shall not be deemed to be a “Lender” and such Lender’s Commitment shall be deemed to be zero (0).  The provisions of this Section 2.16 shall be solely for the benefit of Agent and Lenders and may not be enforced by Borrowers.

2.17.       Special Provisions Governing LIBOR Loans.

(a)           Number of LIBOR Loans.  In no event may the number of LIBOR Loans outstanding at any time to any Lender exceed nine (9).

(b)           Minimum Amounts.  Each Borrowing of LIBOR Loans pursuant to Section 2.5, and each continuation of or conversion to LIBOR Loans pursuant to Section 2.5, shall be in a minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount.

(c)           LIBOR Lending Office.  Each Lender’s initial LIBOR Lending Office is set forth opposite its name on the signature pages hereof.  Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as such Lender’s LIBOR Lending Office, and to transfer any outstanding LIBOR Loans to such LIBOR Lending Office.  No such designation or transfer shall result in any liability on the part of Borrowers for increased costs or expenses resulting solely from such designation or transfer.  Increased costs for expenses resulting from a change in applicable law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

(d)           Funding of LIBOR Loans. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBOR Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBOR Loans;

provided, however, that such LIBOR Loans shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of Borrowers to repay such LIBOR Loans shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility.  The calculation of all amounts payable to Lender under Sections 2.10 and 2.13 shall be made as if each Lender had actually funded or committed to fund its LIBOR Loan through the purchase of an underlying deposit in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period for such LIBOR Loans; provided, however, each Lender may fund its LIBOR Loans in any manner it deems fit and the foregoing presumption shall be utilized only for the calculation of amounts payable under Sections 2.10 and 2.13.

2.18.       Borrower Agent.  Each Borrower hereby irrevocably appoints Euramax, and Euramax agrees to act under this Agreement, as the agent and representative of itself and each other Borrower for all purposes under this Agreement (in such capacity, “Borrower Agent”), including requesting borrowings, selecting whether any Loan or portion thereof is to bear interest as a Base Rate Loan or a LIBOR Loan, and receiving account statements and other notices and communications to Borrowers (or any of them) from Agent.  Agent may rely, and shall be fully protected in relying, on any Funding Notice, Conversion/Continuation Notice, disbursement instructions, reports, information, Borrowing Base Certificate or any other notice or communication made or given by Borrower Agent, whether in its own name, on behalf of any Borrower or on behalf of “the Borrowers,” and Agent shall have no obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such Funding Notice, Notice of Conversion Continuation, instruction, report, information, Borrowing Base Certificate or other notice or communication, nor shall the joint and several character of Borrowers’ liability for the Obligations be affected, provided that the provisions of this Section 2.18 shall not be construed so as to preclude any Borrower from directly requesting Borrowings or taking other actions permitted to be taken by “a Borrower” hereunder.  Agent may maintain a single Loan Account in the name of “Euramax International, Inc.” hereunder, and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of such Borrower’s liability for the Obligations.

2.19.       Loans to Constitute One General Obligation.  The Loans and LC Obligations shall constitute one general obligation of Borrowers and (unless otherwise expressly provided in any Collateral Document) shall be secured by Agent’s Liens upon all of the Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of each Borrower and the holder of a separate claim against each Borrower to the extent of any Obligations owed by Borrowers to Agent or such Lender.

2.20.       Payments.

(a)           General Payment Provisions.  All payments (including all prepayments) of principal of and interest on the Loans, LC Obligations and other Obligations that are payable to Agent or any Lender shall be made to Agent in Dollars without any offset or counterclaim and free and clear of (and without deduction for) any present or future Taxes (subject to Section 2.25), and, with respect to payments made other than by application of collections to the Collections Account, in immediately available funds not later than 12:00 noon on the due date (and payment made after such time on the due date to be deemed to have been made on the next succeeding Business Day).  All payments received by Agent shall be distributed by Agent in accordance with this Agreement, hereof, subject to the rights of offset that Agent may have as to amounts otherwise to be remitted to a particular Lender by reason of amounts due Agent from such Lender under any of the Credit Documents.

(b)           Repayment of Revolving Loans.

(i)            Payment of Principal.  The outstanding principal amounts with respect to the Revolving Loans shall be repaid as follows:

(A)          Any portion of the Revolving Loans consisting of the principal amount of Base Rate Loans shall be paid by Borrowers to Agent, for the Pro Rata benefit of Lenders (or, in the case of Swingline Loans, for the sole benefit of Regions) unless timely converted to a LIBOR Loan in accordance with this Agreement, immediately upon (a) each receipt by Agent, any Lender or Borrowers of any proceeds of any of the Accounts or Inventory, to the extent of such proceeds, (b) the Revolving Commitment Termination Date, and (c) in the case of Swingline Loans, the earlier of Regions’ demand for payment or on each Swingline Date with respect to all Swingline Loans outstanding on such date.

(B)           Any portion of the Revolving Loans consisting of the principal amount of LIBOR Loans shall be paid by Borrowers to Agent, for the Pro Rata benefit of Lenders, unless converted to a Base Rate Loan or continued as a LIBOR Loan in accordance with the terms of this Agreement, immediately upon (a) the last day of the Interest Period applicable thereto and (b) the Revolving Commitment Termination Date.  In no event shall Borrowers be authorized to make a voluntary prepayment with respect to any Revolving Loan outstanding as a LIBOR Loan prior to the last day of the Interest Period applicable thereto unless (x) otherwise agreed in writing by Agent or Borrowers are otherwise expressly authorized or required by any other provision of this Agreement to pay any LIBOR Loan outstanding on a date other than the last day of the Interest Period applicable thereto, and (y) Borrowers pay to Agent, for the Pro Rata benefit of Lenders, concurrently with any prepayment of a LIBOR Loan, any amount due Agent and Lenders under Section 2.13 as a consequence of such prepayment.  Notwithstanding the foregoing provisions of this Section 2.20(b)(i)(B), if, on any date that Agent receives proceeds of any of the Accounts or Inventory, there are no Revolving Loans outstanding as Base Rate Loans, Agent may either hold such proceeds as cash security for the timely payment of the Obligations or apply such proceeds to any outstanding Revolving Loans bearing interest as LIBOR Loans as the same become due and payable (whether at the end of the applicable Interest Periods or on the Revolving Commitment Termination Date).

(C)           Notwithstanding anything to the contrary contained elsewhere in this Agreement, if an Out-of-Formula Condition shall exist, Borrowers shall, on the sooner to occur of Agent’s demand or the first Business Day after any Borrower has obtained knowledge of such Out-of-Formula Condition, repay the outstanding Revolving Loans that are Base Rate Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all Revolving Loans by an amount equal to such excess; and, if such payment of Base Rate Loans is not sufficient to eliminate the Out-of-Formula Condition, then Borrowers shall immediately deposit with Agent, for the Pro Rata benefit of Lenders, for application to any outstanding Revolving Loans bearing interest as LIBOR Loans as the same become due and payable (whether at the end of the applicable Interest Periods or on the Revolving Commitment Termination Date) cash in an amount sufficient to eliminate such Out-of-Formula Condition, and Agent may (a) hold such deposit as cash security pending disbursement of same to Lenders for application to the Obligations, or (b) if a Default or Event of Default exists, immediately apply such proceeds to the payment of the Obligations, including the Revolving Loans outstanding as LIBOR Loans (in which event Borrowers shall also pay to Agent for the Pro Rata benefit of Lenders any amounts required by Section 2.13 to be paid by reason of the prepayment of a LIBOR Loan prior to the last day of the Interest Period applicable thereto).

(ii)           Payment of Interest.  Interest accrued on the Revolving Loans shall be due and payable on (i) the first day of each month (for the immediately preceding month), computed through the last day of the preceding month, with respect to any Revolving Loan that is a Base Rate Loan, an LIR Loan or a LIBOR Loan, and (ii) the last day of the applicable Interest Period also in the case of a LIBOR Loan.  Accrued interest shall also be paid by Borrowers on the Revolving Commitment Termination Date.  With respect to any Base Rate Loan converted into a LIBOR Loan pursuant to Section 2.5(b) on a day when interest would not otherwise have been payable with respect to such Base Rate Loan, accrued interest to the date of such conversion on the amount of such Base Rate Loan so converted shall be paid on the conversion date.

(iii)         Mandatory Prepayments.  In addition to Borrowers’ obligation to pay the entire amount of the Obligations upon the Revolving Commitment Termination Date, Borrowers shall also be jointly and severally required to prepay the Obligations as follows:

(A)          Borrowers shall prepay the Obligations (I) in the amount of the Net Asset Sale Proceeds from Asset Sales of ABL Priority Collateral (other than the collection of Accounts and the sale or lease of Inventory in the Ordinary Course of Business) and (II) in the amount of all cash proceeds from the collection of Accounts or the sale or lease of Inventory in the Ordinary Course of Business.  In addition, Borrowers shall prepay the Obligations in the amount of the Net Asset Sale Proceeds from Asset Sales of Notes Priority Collateral to the extent (x) such Net Asset Sale Proceeds are not required to be applied to the Senior Secured Notes or the Second Lien Obligations pursuant to the Intercreditor Agreement, as the case may be, and (y) such prepayment is otherwise permitted by the Senior Secured Notes Indenture and the Intercreditor Agreement;

(B)           Borrowers shall prepay the Obligations from (I) the Net Insurance/Condemnation Proceeds received by Agent or any Credit Party, as applicable paid in respect of any ABL Priority Collateral and (II) all Net Insurance/Condemnation Proceeds to the extent (x) such Net Insurance/Condemnation Proceeds are not required to be applied to the Senior Secured Notes or the Second Lien Obligations pursuant to the Senior Secured Notes Indenture and the Intercreditor Agreement, as the case may be, and (y) such prepayment is otherwise permitted by the Senior Secured Notes Indenture and the Intercreditor Agreement; and

(C)           On the date of receipt by any Credit Party of any Cash proceeds from the incurrence of any Indebtedness of any Credit Party (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1, including, without limitation, the Senior Secured Notes, the $125,000,000 Unsecured Debt, the Second Lien Obligations, or the Subordinated Lien Obligations, if any), Borrowers shall prepay the Loans in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses that are not otherwise required to be applied to the Senior Secured Notes pursuant to the Senior Secured Notes Indenture and the $125,000,000 Unsecured Debt pursuant to the $125,000,000 Unsecured Debt Credit Agreement, as such agreements are in effect on the date hereof.

(iv)          Payment of Other Obligations.  The balance of the Obligations requiring the payment of money, including LC Obligations and Extraordinary Expenses, shall be repaid by Borrowers to Agent for allocation among Agent and Lenders as provided in the Credit Documents, or, if no date of payment is otherwise specified in the Credit Documents, on demand.

(v)            Application of Prepayments.

(A)          Except as otherwise provided in Section 2.22, each mandatory prepayment pursuant to Section 2.20(b)(iii) shall be remitted by Borrowers to Agent for application, unless otherwise directed or agreed in writing by Agent (acting at the direction of the Requisite Lenders), to repay the principal balance of Revolver Loans outstanding.

(B)           All distributions of prepayments by Agent to Lenders shall be on a Pro Rata basis.  Each Lender shall apply the portion of a prepayment that is to be applied to principal installments first to outstanding Base Rate Loans and then to any outstanding LIBOR Loans with the shortest Interest Periods remaining; but if application to any LIBOR Loans would cause the same to be paid prior to the end of an applicable Interest Period, then, by prior written notice to Agent, Borrowers may elect as to such LIBOR Loan to deliver cash to Agent in the amount of the required prepayment, to be held by Agent as Cash Collateral until the end of the applicable Interest Period, at which time Agent shall disburse such Cash Collateral to the affected Lenders for application to such LIBOR Loans.

2.21.       Payments Set Aside.  If Borrowers make a payment to Agent or Lenders or if Agent or any Lender receives proceeds of any Collateral or exercises its right of setoff, and such payment or proceeds of Collateral or setoff (or any part thereof) are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person, then to the extent of any loss by Agent or Lenders, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment or proceeds had not been made or received and any such enforcement or setoff had not occurred.  The provisions of the immediately preceding sentence of this Section 2.21 shall survive any termination of the Commitments and Full Payment of the Obligations.

2.22.       Allocation of Payments.

(a)           Allocation.  At any time that an Event of Default exists or Agent receives a payment or Collateral proceeds in an amount that is insufficient to pay all amounts then due and payable to Agent and Lenders, all monies to be applied to the Obligations, whether such monies represent voluntary or mandatory payments or prepayments by one or more Credit Parties or are received pursuant to demand for payment or realized from any disposition of Collateral and irrespective of any designation by Borrowers of the Obligations that are intended to be satisfied, shall be allocated among Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to Lenders, on a Pro Rata basis unless otherwise provided herein):  (i) first, to Agent to pay the amount of Extraordinary Expenses that have not been reimbursed to Agent by Borrowers or Lenders, together with interest accrued thereon at the rate applicable to Revolver Loans that are Base Rate Loans, until Full Payment of all such Obligations; (ii) second, to Agent to pay principal and accrued interest on any portion of the Revolver Loans (including any Protective Advances) which Agent may have advanced on behalf of any Lender and for which Agent has not been reimbursed by such Lender or Borrowers, until Full Payment of all such Obligations; (iii) third, to Regions to pay the principal and accrued interest on any portion of the Swingline Loans outstanding, to be shared with Lenders that have acquired and paid for a participating interest in such Swingline Loans, until Full Payment of all such Obligations; (iv) fourth, to the extent that Issuer has not received from any Participating Lender a payment as required by Section 2.3, to Issuer to pay all such required payments from each Participating Lender, until Full Payment of all such Obligations; (v) fifth, to Agent to pay any claims that have not been paid pursuant to any indemnity of Agent Indemnitees by any Credit Party, or to pay amounts owing by Lenders to Agent Indemnitees pursuant to Section 9.6, in each case together with interest accrued thereon at the rate applicable to Revolver Loans that are Base Rate Loans, until Full Payment of all such Obligations; (vi) sixth, to Agent to pay any fees due and payable to Agent, until Full Payment of all such Obligations; (vii) seventh, to each Lender, ratably, for any claims such Lender has paid to Agent Indemnitees pursuant to its indemnity of Agent Indemnitees and any Extraordinary Expenses such Lender has reimbursed to Agent or such Lender has incurred, to the extent that such Lender has not been reimbursed by Obligors therefor; (viii) eighth, to Issuer to pay principal and interest with respect to LC Obligations (or to the extent any of the LC Obligations are contingent and an Event of Default then exists, deposited in the Cash Collateral Account to Cash Collateralize the LC Obligations or provide a back-up letter of credit acceptable to Agent in all respects and from a financial institution acceptable to Agent in all respects), which payment shall be shared with the Participating Lenders in accordance with Section 2.3(b); (ix) ninth, to Lenders in payment of the unpaid principal and accrued interest in respect of the Loans and Specified Secured Hedging Obligations; (x) tenth, to Lenders in payment of other Obligations (excluding Banking Relationship Debt, Specified Secured Hedging Obligations and Non-Specified Secured Hedging Obligations) then outstanding, in such order of application as shall be designated by Agent (acting at the direction or with the consent of the Requisite Lenders); (xi) eleventh, to Agent and Lenders and any Affiliates of Agent and Lenders in payment of any Banking Relationship Debt (other than Specified Secured Hedging Obligations and Non-Specified Secured Hedging Obligations) owed to such Person and secured by the Collateral hereunder; and (xii) twelfth, to Agent and Lenders and any Affiliates of Agent and Lenders in payment of any Non-Specified Secured Hedging Obligations.  The allocations set forth in this Section 2.22 are solely to determine the rights and priorities of Agent and Lenders as among themselves and may be changed by Agent and Lenders without notice to or the consent or approval of any Borrower or any other Person.

(b)           Erroneous Allocation.  Agent shall not be liable for any allocation or distribution of payments made by it in good faith and, if any such allocation or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to which payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which such other Lenders are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

2.23.       Application of Payments and Collateral Proceeds.  All payment items received by Agent by 12:00 noon, on any Business Day shall be deemed received on that Business Day.  All payment items received by Agent after 12:00 noon, on any Business Day shall be deemed received on the following Business Day.  Each Borrower irrevocably waives the right to direct the application of any and all payments and Collateral proceeds at any time or times hereafter received by Agent or any Lender from or on behalf of Borrowers, and each Borrower does hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and reapply any and all such payments and Collateral proceeds received at any time or times hereafter by Agent or its agent against the Obligations (including by application of collections received to the Collections Account to pay down the Obligations), in such manner as Agent may deem advisable, notwithstanding any entry by Agent upon any of its books and records; provided, however, that any payments or proceeds of Collateral received by Agent on any date that an Event of Default does not exist shall be applied in accordance with any provisions of this Agreement that govern the application of such payment or proceeds.  If, as the result of Agent’s collection of proceeds of Accounts and other Collateral as authorized by Section 2.22, a credit balance exists and no Loans or other Obligations are outstanding, such credit balance shall not accrue interest in favor of Borrowers, but shall be available to Borrowers at any time or times for so long as no Default or Event of Default exists.  Agent may apply such credit balance against any of the Obligations upon and after the occurrence of an Event of Default in the manner specified in Section 2.22.

2.24.       Loan Accounts; the Register; Account Stated.

(a)           Loan Accounts.  Each Lender shall maintain in accordance with its usual and customary practices an account or accounts (a “Loan Account”) evidencing the Obligations of Borrowers to such Lender resulting from each Loan or other Credit Extension owing to such Lender from time to time, including the amount of principal and interest payable to such Lender from time to time hereunder and under each Note payable to such Lender.  Any failure of a Lender to record in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers hereunder (or under any Note) to pay any amount owing hereunder to such Lender.

(b)           The Register.  Agent shall maintain a register (the “Register”), which shall include a master account and a subsidiary account for each Lender and in which accounts (taken together) shall be recorded (i) the date and amount of each borrowing made hereunder, the Type of each Loan comprising such borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from Borrowers to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by Agent from Borrowers or any other Obligor and each Lender’s Pro Rata share thereof.  The Register shall be available for inspection by Borrowers or any Lender at the offices of Agent at any reasonable time and from time to time upon reasonable prior notice.  Any failure of Agent to record in the Register, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers hereunder (or under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against Agent. Borrowers hereby designate Regions to serve as Borrowers’ agent solely for purposes of maintaining the Register as provided in this Section 2.24.

(c)           Entries Binding.  The entries made in the Register and each Loan Account shall constitute rebuttably presumptive evidence of the information contained therein; provided, however, that if a copy of information contained in the Register or any Loan Account is provided to any Person, or any Person inspects the Register or any Loan Account, at any time or from time to time, then the information contained in the Register or the Loan Account, as applicable, shall be conclusive and binding on such Person for all purposes absent manifest error, unless such Person notifies Agent in writing within thirty (30) days after such Person’s receipt of such copy or such Person’s inspection of the Register or Loan Account of its intention to dispute the information contained therein.

2.25.       Gross Up for Taxes.  If Borrowers or any other Person (including Agent) shall be required by applicable law to withhold or deduct any Taxes from or in respect of any sum payable under this Agreement or any of the other Credit Documents, (a) other than (i) with respect to Taxes on the net income, (ii) Taxes imposed as a result of any connection between a Lender or Agent and the jurisdiction imposing such Taxes (other than any connection arising solely from the rights and obligations as a Lender, or the activities of a Lender, pursuant to or in connection with this Agreement or the other Credit Documents), and (iii) Taxes imposed as a result of the failure to comply with FATCA, the sum payable to Agent or such Lender shall be increased by Borrowers as may be necessary so that, after making all required withholding or deductions, Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made; provided, that Agent and such Lender comply with requirements of Section 2.26, (b) Borrowers shall make such withholding or deductions (including withholding or deductions required to be made by Agent on payments to a Lender), and (c) Borrowers shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.  For purposes of this Section 2.25 and Section 2.26, all references to a Lender shall be deemed to include Issuer.

2.26.       Withholding Tax Exemption.

(a)           At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Foreign Lender, such Foreign Lender agrees that it will deliver to Borrowers and Agent two (2) duly completed and executed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (and/or any subsequent replacement substitute or form therefor), and/or any other document reasonably requested by Borrowers or Agent, certifying in either case that such Lender is entitled to receive payment under this Agreement and such Lender’s Note without deduction or withholding of any United States federal withholding taxes.  Agent and each Lender that is not a Foreign Lender shall deliver to Borrowers and Agent on or prior to the first date on which interest or fees are payable hereunder for the account of such Person two (2) duly completed and executed copies of United States Internal Revenue Service Form W-9 unless such Person is an “exempt recipient” (as defined in Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations). Agent and each Lender that so delivers a Form W-9, W-8BEN or W-8ECI (or any other document reasonably requested by Borrowers or Agent) further undertakes to deliver to Borrowers and Agent two (2) additional copies of such form (or a successor form) and/or documentation on or before the date that such form and/or documentation expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form and/or documentation so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrowers or Agent, in each case, certifying that such Person is entitled to receive payments under this Agreement and its Notes without deduction or withholding of any United States federal withholding taxes, unless any change in treaty, law or regulation has occurred after the date such Person became a party to this Agreement but prior to the date on which any such delivery would otherwise be required that renders all such forms and/or documentation inapplicable or that would prevent such Person from duly completing and delivering any such form and/or documentation with respect to it and such Person advises Borrowers and Agent that it is not capable of receiving payments without any deduction or withholding of United States federal withholding taxes.

(b)           In addition, upon request, Agent and each Lender shall deliver to Agent and Borrowers such other tax forms and/or other documents as shall be prescribed by applicable law to demonstrate, where applicable, that payments under this Agreement and such Lender’s Note to Agent and such Lender are exempt from application of the United States federal withholding taxes imposed pursuant to FATCA.

2.27.       Nature and Extent of Each Borrower’s Liability.

(a)           Joint and Several Liability.  Each Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by all other Borrowers of, all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Agent or any Lender accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans to any Borrower inure to the mutual benefit of all Borrowers and that Agent and Lenders are relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations hereunder.  Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the Loans or other Obligations, such Borrower shall forthwith pay the same, without notice or demand.

(b)           Unconditional Nature of Liability.  Each Borrower’s joint and several liability hereunder with respect to, and guaranty of, the Loans and other Obligations shall, to the fullest extent permitted by applicable law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Obligor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Agent or any

Lender with respect to any provision of any instrument evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to Agent or any Lender, (iv) the failure by Agent to take any steps to perfect or maintain the perfected status of its security interest in or Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations or Agent’s release of any Collateral or of its Liens upon any Collateral, (v) Agent’s or Lenders’ election, in any proceeding instituted under the Bankruptcy Code, for the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the release or compromise, in whole or in part, of the liability of any Obligor for the payment of any of the Obligations, (viii) any amendment or modification of any of the Credit Documents or any waiver of a Default or Event of Default (unless such amendment, modification or waiver specifically amends, modifies or waives such liability), (ix) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same, (x) the disallowance of all or any portion of Agent’s or any Lender’s claims against any other Obligor for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code, or (xi) any other circumstance that might constitute a legal or equitable discharge or defense of any Borrower.  After the occurrence and during the continuance of any Event of Default, Agent may proceed directly and at once, without notice to any Obligor against any or all Obligors to collect and recover all or any part of the Obligations, without first proceeding against any other Obligor or against any Collateral or other security for the payment or performance of any the Obligations, and each Borrower waives any provision under applicable law that might otherwise require Agent to pursue or exhaust its remedies against any Collateral or Obligor before pursuing another Obligor.  Each Borrower consents and agrees that Agent shall be under no obligation to marshal any assets in favor of any Obligor or against or in payment of any or all of the Obligations.

(c)           No Reduction in Liability for Obligations.  No payment or payments made by an Obligor or received or collected by Agent from a Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower under this Agreement, each of whom shall remain jointly and severally liable for the payment and performance of all remaining Loans and other Obligations until Full Payment of the Obligations and termination of this Agreement.

(d)           Contribution.  Each Borrower is unconditionally obligated to repay the Obligations as a joint and several obligor under this Agreement.  If, as of any date, the aggregate amount of payments made by a Borrower on account of the Obligations and proceeds of such Borrower’s Collateral that are applied to the Obligations exceeds the aggregate amount of Loan proceeds actually used by such Borrower in its business (such excess amount being referred to as an “Accommodation Payment”), then each of the other Borrowers (each such Borrower being referred to as a “Contributing Borrower”) shall be obligated to make contribution to such Borrower (the “Paying Borrower”) in an amount equal to (A) the product derived by multiplying the sum of each Accommodation Payment of each Borrower by the Allocable Percentage of the Borrower from whom contribution is sought less (B) the amount, if any, of the then outstanding Accommodation Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided, however, that a Paying Borrower’s recovery of contribution hereunder from the other Borrowers shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Borrowers.  As used herein, the term “Allocable Percentage” shall mean, on any date of determination thereof, a fraction the denominator of which shall be equal to the number of Borrowers who are parties to this Agreement on such date and the numerator of which shall be one (1); provided, however, that such percentages shall be modified in the event that contribution from a Borrower is not possible by reason of insolvency, bankruptcy or otherwise by reducing such Borrower’s Allocable Percentage equitably and by adjusting the Allocable Percentage of the other Borrowers proportionately so that the Allocable Percentages of all Borrowers at all times equals 100%.

(e)           Subordination.  Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Obligor, and any successor or assign of any other Obligor, including any trustee, receiver or debtor in possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the Full Payment of all of the Obligations.

2.28.       Term and Termination of Commitments

(a)           Term of Commitments.  Subject to each Lender’s right to cease making Loans and other extensions of credit to Borrowers when any Default or Event of Default exists or upon termination of the Commitments as provided in Section 2.28(b) below, the Commitments shall be in effect for a period (the “Term”) from the date hereof, through the close of business on September 18, 2015, unless sooner terminated as provided in Section 2.28(b) below.

(b)           Termination.

(i)            Termination by Agent.  Agent may (and upon the direction of the Requisite Lenders, shall) terminate the Commitments without notice at any time that an Event of Default exists; provided, however, that the Commitments shall automatically terminate as provided in Section 8.1.

(ii)           Termination by Borrowers.  Upon at least thirty (30) days prior written notice to Agent, Borrowers may, at their option, terminate the Commitments; provided, however, no such termination by Borrowers shall be effective until Full Payment of the Obligations.  Any notice of termination given by Borrowers shall be irrevocable unless Agent otherwise agrees in writing.  Borrowers may elect to terminate the Commitments in their entirety only, provided, that Borrowers may reduce the Revolving Commitments in accordance with Section 2.2(e) hereof.  No section of this Agreement, Type of Loan available hereunder or Commitment may be terminated by Borrowers singly; provided, that Borrowers may reduce the Revolving Commitments in accordance with Section 2.2(e) hereof.

(iii)          Effect of Termination.  On the effective date of termination of the Commitments by Agent or by Borrowers, all of the Obligations shall be immediately due and payable and Lenders shall have no obligation to make any Loans, Issuer shall have no obligation to issue any Letters of Credit and Lenders may terminate any Bank Products (including any services or products under Cash Management Agreements).  All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Credit Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Credit Documents notwithstanding such termination until Full Payment of the Obligations.  Notwithstanding the Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any of the Collateral unless, with respect to any loss or damage Agent may incur as a result of the dishonor or return of any payment items applied to the Obligations, Agent shall have received either (i) a written agreement, executed by Borrowers and any Person deemed financially responsible by Agent whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such loss or damage; or (ii) such monetary reserves and Liens on the Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent from any such loss or damage.  The provisions of Sections 2.7, 2.10, 2.11, 2.13, 2.22, 2.26 and this Section 2.28 and all obligations of Borrowers to indemnify Agent or any Lender pursuant to this Agreement or any of the other Credit Documents, shall in all events survive any termination of the Commitments and Full Payment of the Obligations.

(iv)          Prepayments Do Not Constitute Termination.  For the avoidance of doubt, no Commitment shall be terminated other than as provided in this Section 2.28 or Section 8.1 and no prepayment made under Section 2.20 shall result in the automatic reduction of the Commitments.

SECTION 3.         CONDITIONS PRECEDENT

3.1.         Closing Date.  The obligation of any Lender or Issuer to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 11.5, of the following conditions on or before the Closing Date:

(a)           Credit Documents. Agent and Lead Arranger shall have received sufficient copies of each Credit Document originally executed and delivered by each applicable Credit Party for each Lender, and this Agreement shall have been executed and delivered by each Lender, the Issuer, Agent and each Credit Party.

(b)           Organizational Documents; Incumbency. Agent shall have received (i) one copy of each Organizational Document executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the board of directors or similar governing body of each Credit Party approving and authorizing the Transactions and the execution, delivery and performance of this Agreement and the other Credit Documents, the Senior Secured Notes Documents, and the $125,000,000 Unsecured Debt Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (v) such other documents as Agent may reasonably request.

(c)           Organizational and Capital Structure.  The organizational structure and capital structure of Holdings and its Subsidiaries, both before and after giving effect to the Transactions, shall be as set forth on Schedule 4.2, which organizational structure and capital structure are reasonably satisfactory to Agent.

(d)           Senior Secured Notes Documents; $125,000,000 Unsecured Debt Documents; Intercreditor Agreement.   On or before the Closing Date;

(i)            Borrowers shall have delivered to Agent complete, correct and conformed copies of the Senior Secured Notes Documents and any and all other documents executed in connection therewith, in form and substance satisfactory to Agent, and such Senior Secured Notes Documents shall be in full force and effect (and without modification or waiver in the terms thereof in any material respect);

(ii)           Borrowers shall have delivered to Agent complete, correct and conformed copies of the $125,000,000 Unsecured Debt Documents and any and all other documents executed in connection therewith, in form and substance satisfactory to Agent, and such $125,000,000 Unsecured Debt Documents shall be in full force and effect (and without modification or waiver in the terms thereof in any material respect);

(iii)          There shall not exist, after giving effect to the Transactions, any Default or Event of Default under and, in each case, as defined in the Senior Secured Notes Indenture and the $125,000,000 Unsecured Debt Agreement; and

(iv)          Agent shall have received the duly executed Intercreditor Agreement, in form and substance satisfactory to Agent.

(e)           Borrowing Base Certificate; Excess Availability.  Agent shall have received from Borrowers a Borrowing Base Certificate for Borrowers as of January 31, 2011, demonstrating that after giving effect to the initial extensions of credit hereunder on the Closing Date, and the consummation of the Transactions, Borrowers shall have Excess Availability of not less than $10,000,000.

(f)            Consummation of the Transactions. Agent shall have received evidence that the Transactions shall have been consummated, including evidence in form and substance satisfactory to it that all Existing Indebtedness shall have been paid and satisfied in full pursuant to pay-off or similar letters in form and substance satisfactory to the Lenders, and all Liens securing such Existing Indebtedness shall have been released and terminated of record.

(g)           Sources and Uses.  Borrowers shall have delivered to Agent a sources and uses statement in form and substance satisfactory to Lenders, that includes, without limitation, payments to be made in respect of the Transaction Costs and to satisfy all Existing Indebtedness.

(h)           Governmental Authorizations and Consents.  Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Transactions and the other transactions contemplated by the Credit Documents, the Senior Secured Notes Documents, the $125,000,000 Unsecured Debt Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Agent.  All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transactions or the other transactions contemplated by the Credit Documents, the Senior Secured Notes Documents, the $125,000,000 Unsecured Debt Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(i)            Control Agreements.  Agent shall have received the duly executed amended and restated Control Agreements for the collection or servicing of the Accounts with respect to the lockbox and each Dominion Account, in each case with financial institutions reasonably acceptable to Agent.

(j)            Personal Property Collateral. Agent shall have received:

(i)            evidence satisfactory to Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, their obligations to execute (other than UCC financing statements which shall be authorized to be filed) and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein);

(ii)           (A) the results of a recent search, by a Person satisfactory to Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal property of any Credit Party in the jurisdictions specified in the schedules to the Pledge and Security Agreement, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens);

(iii)          opinions of New York, Delaware and Pennsylvania counsel to Credit Parties (which counsel shall be reasonably satisfactory to Agent) with respect to the creation and perfection of the security interests in favor of Agent in such Collateral and such other matters as Agent may reasonably request, in each case in form and substance reasonably satisfactory to Agent;

(iv)          evidence that the Agent (on behalf of the Lenders) shall have a valid and perfected Lien in the Collateral having first priority with respect to all ABL Priority Collateral, and otherwise subject to priorities set forth in the Intercreditor Agreement;

(v)           evidence that each Credit Party shall have paid all fees, costs and expenses incurred in connection with the foregoing and taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including without limitation, any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 6.1(b)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Agent; and

(vi)          all Third Party Agreements as Agent may require or appropriate rent reserves shall have been established by Agent.

(k)           Reserved.

(l)            Financial Statements; Projections.  Lenders shall have received from Credit Parties (i) the Historical Financial Statements, and (ii) the Projections.

(m)          Reserved.

(n)           Reserved.(o)

(p)           Evidence of Insurance. Agent shall have received a certificate from each Credit Party’s insurance broker or other evidence reasonably satisfactory to Agent that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, together with endorsements naming Agent, for the benefit of Lenders, as additional insured and lender’s loss payee thereunder to the extent required under Section 5.5.

(q)           Opinions of Counsel to Credit Parties.  Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of (i) Fried, Frank, Harris, Shriver & Jacobson LLP, special New York counsel for Credit Parties, and (ii) Dilworth Paxson LLP, special Pennsylvania counsel for Credit Parties, in form and substance satisfactory to Agent, each dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agent and Lenders).

(r)            Fees.  Borrowers shall have paid to Agent the fees payable on the Closing Date referred to in Section 2.6.

(s)           Closing Date Certificate.  Credit Parties shall have delivered to Agent an originally executed Closing Date Certificate, together with all attachments thereto.

(t)            No Litigation.  There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Agent, singly or in the aggregate, materially impairs the Transactions, the financing thereof or any of the other transactions contemplated by the Credit Documents, the Senior Secured Notes Documents or the $125,000,000 Unsecured Debt Documents, or that could have a Material Adverse Effect.

(u)           Completion of Proceedings.  All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent and its counsel shall be reasonably satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

(v)           Initial Disbursement Request.  Agent shall have received from Borrower Agent a Funding Notice dated as of the date of this Agreement.

(w)          Weighted Average Coupon.  Agent shall have received evidence that the weighted average coupon on the Senior Secured Notes and the $125,000,000 Unsecured Debt on the date of issuance shall be equal to or less than twelve percent (12%).

Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document (including each Funding Notice delivered in respect of any Credit Extension on the Closing Date) and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

3.2.         Conditions to Each Credit Extension.

(a)           Conditions Precedent.  The obligation of each Lender to make any Loan, or Issuer to issue any Letter of Credit, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 11.5, of the following conditions precedent:

(i)            Agent shall have received a fully executed and delivered Funding Notice or LC Request, as the case may be;

(ii)           after making the Credit Extensions requested on such Credit Date, the Working Capital Obligations shall not exceed the lesser of (A) the Borrowing Base or (B) the Revolving Commitments;

(iii)          as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects or, with respect to any of the representations and warranties that are subject to a Material Adverse Effect qualification, in all respects, on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects or in all respects, as applicable, on and as of such earlier date;

(iv)          as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;

(v)           on or before the date of issuance of any Letter of Credit, Issuer shall have received all other information required by the applicable LC Request, and such other documents or information as Issuer may reasonably require in connection with the issuance of such Letter of Credit;

Agent or Requisite Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Requisite Lender such request is warranted under the circumstances.

(b)           Notices.  Any Notice shall be executed by an Authorized Officer in a writing delivered to Agent.  In lieu of delivering a Notice, Borrowers may give Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Agent on or before the applicable date of borrowing, continuation/conversion or issuance.  Neither Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Borrowers or for otherwise acting in good faith.

SECTION 4.         REPRESENTATIONS AND WARRANTIES

In order to induce Agent, Lenders and Issuer to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to Agent, each Lender and Issuer, on the Closing Date and on each Credit Date, that the following statements are true and correct in all material respects or, with respect to any of the following statements that are subject to a Material Adverse Effect qualification, in all respects (except to the extent such representations specifically relate to an earlier date in which case such representations and warranties shall have been true and correct in all material respects or in all respects, as applicable, on and as of such earlier date):

4.1.         Organization; Requisite Power and Authority; Qualification.  Each Credit Party and its Subsidiaries (a) is duly organized, validly existing and (to the extent such concept is relevant) in good standing under the laws of its jurisdiction of organization or incorporation as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or (to the extent such concept is relevant) in good standing has not had, and could not reasonably be expected to have, a Material Adverse Effect.

4.2.         Capital Stock and Ownership.  The Capital Stock of each Credit Party and its Subsidiaries has been duly authorized and validly issued and is fully paid and non assessable.  Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings, any Credit Party or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Holdings, any Credit Party or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings, any Credit Party or any of its Subsidiaries of any additional membership interests or other Capital Stock of Holdings, any Credit Party or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Holdings, any Credit Party or any of its Subsidiaries.  Schedule 4.2 correctly sets forth (a) the ownership interest and voting percentage of each owner of the Capital Stock of Holdings and each Credit Party as of the Closing Date both before and after giving effect to the Transactions and (b) the capital structure of Holdings and its Subsidiaries after giving effect to the Permitted Restructuring.

4.3.         Due Authorization.  The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

4.4.         No Conflict.  The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the Transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to any Credit Party or any of its Subsidiaries, any of the Organizational Documents of any Credit Party or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government in any jurisdiction binding on any Credit Party or any of its Subsidiaries except to the extent such violation could not be reasonably expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Credit Party or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Agent on behalf of Secured Parties and Liens securing the Senior Secured Notes under the Senior Secured Notes Indenture pursuant to Section 6.2(q) or other Permitted Liens) secured by property with a value in excess of $1,000,000; or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any Credit Party or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders and except for any such approvals or consents the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

4.5.         Governmental Consents.  The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents, the Senior Secured Notes Documents, the $125,000,000 Unsecured Debt Documents and the Transactions do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except as contemplated in Section 3.1 or as otherwise expressly set forth in the Senior Secured Notes Documents and the $125,000,000 Unsecured Debt Documents, and except for (i) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent and to the agents under the Senior Secured Notes Indenture, for filing and/or recordation, as of the Closing Date (including, without limitation, filings necessary to release existing Liens and/or to perfect the Liens granted to Agent) or (iii) those expressly set forth on Schedule 4.5 and any other immaterial registration, consents, approvals, notices or other actions.

4.6.         Binding Obligation.  Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7.         Historical Financial Statements.  The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year end adjustments.  As of the Closing Date, neither Euramax nor any of its Subsidiaries has any contingent liability or liability for taxes, long term lease or unusual forward or long term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) of Euramax and any of its Subsidiaries taken as a whole. Except as set forth on Schedule 4.7, the Historical Financial Statements shall be unqualified as to going concern and scope of audit.

4.8.         Projections.  On and as of the Closing Date, the Projections of Euramax and its Subsidiaries, and of the Consolidated Borrowers, for the period Fiscal Year 2011 through and including Fiscal Year 2014 (the “Projections”) are based on good faith estimates and assumptions made by the management of Euramax; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of Euramax believed that the Projections were reasonable and attainable.

4.9.         No Material Adverse Change.  Since December 31, 2010, except as set forth on Schedule 4.9 event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

4.10.       Adverse Proceedings, etc.  There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.   No Credit Party nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.11.       Payment of Taxes.  Except as otherwise permitted under Section 5.3, all federal and other material tax returns and reports of each Credit Party and its Subsidiaries required to be filed by any of them have been timely filed, the contents of such returns and reports have been accurate in all material respects, and all material taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges in all applicable jurisdictions upon each Credit Party and its Subsidiaries and upon their respective material properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable.  No Credit Party knows of any proposed tax assessment against any Credit Party or any of its Subsidiaries other than any such assessment that is being Properly Contested.

4.12.       Properties.  Each Credit Party and its Subsidiaries has (i) good, sufficient and legal title to and valid leasehold interests in (in the case of leasehold interests in real or personal property), and good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the Ordinary Course of Business or as otherwise permitted under Section 6.9.  Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

4.13.       Environmental Matters.  Except as set forth in Schedule 4.13, and except to the extent, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(i)            Each Credit Party and each of its Subsidiaries is in compliance with all applicable Environmental Laws, including any Governmental Authorizations issued pursuant thereto;

(ii)           Each Credit Party and each of its Subsidiaries have obtained, and are in compliance with, all Governmental Authorizations required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted and all such Governmental Authorizations are in good standing;

(iii)          Each Facility is free of contamination from any Hazardous Material giving rise to material liability under any Environmental Law except for such contamination that could not reasonably be expected to adversely impact the value or marketability of such Facility;

(iv)          No Credit Party nor any of its Subsidiaries nor any of their respective Facilities or operations are subject either to (a) any Environmental Claim or (b) any outstanding written order, consent decree, settlement agreement, indemnity agreement or contract with any Governmental Authority or any other Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity;

(v)           No Credit Party nor any of its Subsidiaries has received or been subject to any Environmental Claim identifying any of them as a “potentially responsible party” or any letter or request for information under Section 104(e) of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601, et seq.) or any comparable Environmental Law, other than such Environmental Claims, letters or requests for which no liability or obligation remains outstanding;

(vi)          To Credit Parties’ and their Subsidiaries’ knowledge, there are and have been no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against any Credit Party or any of its Subsidiaries or could require Remedial Action at any Facility or by any Credit Party or any of its Subsidiaries at any other location pursuant to Environmental Law; and

(vii)         No Credit Party nor any of its Subsidiaries nor, to any Credit Party’s and its Subsidiaries’ knowledge, any predecessor of any Credit Party or its Subsidiaries, has been issued or been required to obtain a Governmental Authorization for the treatment, storage or disposal of hazardous waste for any of its Facilities pursuant to the federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et. seq. (“RCRA”), or any comparable Environmental Law, nor are any such Facilities regulated as “interim status” facilities required to undergo corrective action pursuant to RCRA or any comparable Environmental Law.

4.14.       No Defaults.  No Credit Party nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

4.15.       Material Contracts.  Schedule 4.15 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect on the Closing Date and no defaults exist thereunder on the Closing Date.

4.16.       Governmental Regulation.  No Credit Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal, state or foreign statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.  No Credit Party nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.17.       Margin Stock.  No Credit Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors.

4.18.       Employee Matters.  No Credit Party nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect.  There is (a) no unfair labor practice complaint pending against any Credit Party or any of its Subsidiaries, or to the best knowledge of any Credit Party and the Borrowers, threatened against any of them before the National Labor Relations Board (or any foreign equivalent thereof) and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Credit Party or any of its Subsidiaries or to the best knowledge of any Credit Party and the Borrowers, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving any Credit Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and (c) to the best knowledge of any Credit Party and the Borrowers, no union representation question existing with respect to the employees of any Credit Party or any of its Subsidiaries and, to the best knowledge of any Credit Party and the Borrowers, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

4.19.       Employee Benefit Plans.

Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) each Credit Party, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, (ii) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status, (iii) no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by each Credit Party, any of its Subsidiaries or any of their ERISA Affiliates, (iv) no ERISA Event has occurred or is reasonably expected to occur, and (v) except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Credit Party, none of its Subsidiaries and none of their ERISA Affiliates sponsor, maintain or contribute to or have sponsored, maintained or contributed to any “employee benefit plan” as defined in Section 3(3) of ERISA which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates.  The present value of the aggregate benefit liabilities under each Employee Benefit Plan sponsored, maintained or contributed to by any Credit Party, any of its Subsidiaries or any of their ERISA Affiliates, (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Employee Benefit Plan), did not exceed the aggregate current value of the assets of such Employee Benefit Plan by more than an amount which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of any Credit Party, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal (within the meaning of Section 4203 of ERISA) from such Multiemployer Plan, when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 101(l) of ERISA is not more than an amount which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.   Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each Credit Party, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

4.20.       Certain Fees.  No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

4.21.       Solvency.  Giving effect to the consummation of the Transactions, Holdings and its Subsidiaries, taken as a whole, are and, upon the incurrence of any Obligation by any Credit Party on any date on which this representation and warranty is made, will be, Solvent.

4.22.       Transactions.

(a)           Delivery.  Credit Parties have delivered to Agent complete and correct copies of (i) (A) each Senior Secured Notes Document and of all exhibits and schedules thereto as of the date hereof and (B) any material amendment, restatement, supplement or other modification to or waiver of each Senior Secured Notes Document entered into after the date hereof, and (ii) (A) each $125,000,000 Unsecured Debt Document and of all exhibits and schedules thereto as of the date hereof and (B) any material amendment, restatement, supplement or other modification to or waiver of each $125,000,000 Unsecured Debt Document entered into after the date hereof.

(b)           Representations and Warranties.  Except to the extent otherwise expressly set forth herein or in the schedules hereto, and subject to the qualifications set forth therein, each of the representations and warranties given by any Credit Party in any Senior Secured Notes Document or any $125,000,000 Unsecured Debt Document is true and correct in all material respects as of the Closing Date (or as of any earlier date to which such representation and warranty specifically relates).

(c)           Governmental Approvals.  All Governmental Authorizations and all other authorizations, approvals and consents of any other Person required by the Senior Secured Notes Documents or the $125,000,000 Unsecured Debt Documents or to consummate the Transactions have been obtained and are in full force and effect.

(d)           Conditions Precedent.  On the Closing Date, (i) all of the conditions to effecting or consummating the Transactions and the Senior Secured Notes Documents, the $125,000,000 Unsecured Debt Documents or otherwise have been duly satisfied or waived in accordance with their terms, and (ii) the Transactions have been consummated substantially in accordance with the Senior Secured Notes Documents and the $125,000,000 Unsecured Debt Documents, and all applicable laws.

4.23.       Compliance with Statutes, etc.  Each Credit Party and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any Governmental Authorizations issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of any Credit Party or any of its Subsidiaries), except such non compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.24.       Disclosure.  No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of Euramax or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to any Credit Party, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.  Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Credit Parties to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

4.25.       PATRIOT Act.  Each Credit Party is in compliance with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the Untied States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) USA PATRIOT Act.  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.   None of Borrowers, their Subsidiaries, nor their Affiliates nor any Guarantor (a) is a Sanctioned Person or (b) does business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC.  Borrowers will not use the proceeds of any extension of credit hereunder to fund any operation in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country.

SECTION 5.         AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that so long as any Commitment is in effect and until Full Payment of all Obligations and cancellation or expiration of all Letters of Credit, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1.         Financial Statements and Other Reports.  Each Credit Party will deliver to Agent and Lenders:

(a)           Monthly Reports.  As soon as available, and in any event within forty-five (45)

days after the end of each of the first two months of each Fiscal Quarter and of the last month of each Fiscal Year ending after the Closing Date, (i) the consolidated balance sheet of Euramax and its Subsidiaries as at the end of such month and the related consolidated statements of operations of Euramax and its Subsidiaries, and (ii) at Agent’s request, the consolidating balance sheets of Euramax and its Subsidiaries as at the end of such month and the related consolidating statements of income of Euramax and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail, together with a Financial Officer Certification with respect thereto;

(b)           Quarterly Financial Statements.  As soon as available, and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, (i) the consolidated balance sheets of Euramax and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of operations, changes in equity and cash flows of Euramax and its Subsidiaries, and (ii) the consolidating balance sheets of Euramax and its Subsidiaries, as at the end of such Fiscal Quarter and the related consolidating statements of income and cash flow of Euramax and its Subsidiaries, for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; provided, however, that notwithstanding the foregoing, the obligation to deliver quarterly financial statements under Section 5.1(b) above may be satisfied by Borrowers furnishing to Agent Euramax’s and its Subsidiaries’ Form 10-Q filed with the SEC, if so published;

(c)           Annual Financial Statements.

(i)            As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, (A) the consolidated balance sheets of Euramax and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of operations, changes in equity and cash flows of Euramax and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (B) with respect to such consolidated financial statements a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Euramax, and reasonably satisfactory to Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Euramax and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP together with (1) a certificate of such independent certified public accounting firm stating that in the course of the audit of the consolidated financial statements of Euramax and its Subsidiaries, such independent certified public accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (2) a schedule, in form satisfactory to the Agent, of the computations used by such accountants in determining, as of the end of the Fiscal Year, Euramax’s compliance with all financial covenants contained herein; provided, however, that notwithstanding the foregoing, the obligation to deliver annual financial statements under Section 5.1(c) above may be satisfied by Borrowers furnishing to Agent Euramax’s and its Subsidiaries’ Form 10-K filed with the SEC, if so published;

(ii)           As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, the unaudited consolidating balance sheets and the related unaudited statements of income of Euramax and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification with respect thereto;

(d)           Compliance Certificate.  Together with each delivery of financial statements of Euramax and its Subsidiaries, and of the Consolidated Borrowers, pursuant to Sections 5.1(a), 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

(e)           Statements of Reconciliation after Change in Accounting Principles.  If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Euramax and its Subsidiaries, and of the Consolidated Borrowers, delivered pursuant to Section 5.1(a), 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Agent;

(f)            Notice of Default.  Promptly upon any officer of any Credit Party obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to any Credit Party with respect thereto; (ii) that any Person has given any notice to any Credit Party or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action such Credit Party has taken, is taking and proposes to take with respect thereto;

(g)           Notice of Litigation.  Promptly upon any officer of any Credit Party obtaining knowledge of (i) the institution of, or non frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Credit Parties to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Credit Parties to enable Lenders and their counsel to evaluate such matters;

(h)           ERISA.  (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof, what action any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto or similar Governmental Authority with respect to any Foreign Plan; and (ii) with reasonable promptness, copies of (1) upon request of Agent, each Schedule B or SB (Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Employee Benefit Plan; (2) all notices received by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event that could reasonably be expected to result in a Material Adverse Effect; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan or similar reports or filings relating to any Foreign Plan as Agent shall reasonably request;

(i)            Financial Plan.  As soon as practicable and in any event no later than thirty days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Euramax and its Subsidiaries for each such Fiscal Year, and an explanation of the assumptions on which such forecasts are based and (ii) forecasted consolidated balance sheet, statements of income and cash flows of Euramax and its Subsidiaries for each month of each such Fiscal Year.

(j)            Insurance Report.  As soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Agent outlining all material insurance coverage maintained as of the date of such report by any Credit Party and its Subsidiaries and all material insurance coverage planned to be maintained by any Credit Party and its Subsidiaries in the immediately succeeding Fiscal Year;

(k)           Reserved.

(l)            Notice Regarding Material Contracts.  In addition to Section 5.1(r) hereof, (i) immediately, drafts of any proposed amendments, modifications or waivers to any Senior Secured Notes Document or any $125,000,000 Unsecured Debt Document and at least two (2) Business Days prior to the final consummation of any amendment, modification or waiver to any Senior Secured Notes Document or any $125,000,000 Unsecured Debt Document, final copies of any such amendment, modification or waiver, and (ii) promptly, and in any event within ten Business Days (a) after any Material Contract of any Credit Party or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to any Credit Party or such Subsidiary, as the case may be, or (b) any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by any Credit Party or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(l)), and an explanation of any actions being taken with respect thereto;

(m)          Environmental Reports and Audits.  As soon as practicable following receipt thereof, copies of all environmental assessment audits and reports with respect to any Hazardous Materials Activity or other environmental matters at any Facility or which relate to any environmental liabilities of Euramax or its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(n)           Information Regarding Collateral.  Borrowers will furnish to Agent prompt written notice of any change (i) in any Credit Party’s corporate name, (ii) in any Credit Party’s identity or corporate structure or (iii) in any Credit Party’s Federal Taxpayer Identification Number (or equivalent thereof in any foreign jurisdiction).  Borrowers agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Agent, to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents.  Borrowers also agree promptly to notify Agent if any material portion of the Collateral is damaged or destroyed;

(o)           Annual Collateral Verification.  Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Euramax shall deliver to Agent a certificate from an Authorized Officer (i) either confirming that there has been no change in the information disclosed in the Schedules to the Pledge and Security Agreement since the Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes (ii) certifying that all UCC financing statements (including fixtures filings, as applicable) or other appropriate filings, recordings or registrations (or equivalent thereof in any foreign jurisdiction), have been filed of record in each governmental, municipal, foreign or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Collateral Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period);

(p)           Other Information.  (A) Promptly upon their becoming available, copies of (i) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Euramax or any of its Subsidiaries with any securities exchange or with the SEC or any corresponding governmental or private regulatory authority in any jurisdiction, (ii) all press releases and other statements made available generally by Euramax or any of its Subsidiaries to the public concerning material developments in the business of Euramax or any of its Subsidiaries, taken as a whole, and (B) such other information and data with respect to Euramax or any of its Subsidiaries that any Credit Party provides to the Senior Secured Notes Indenture Trustee or as from time to time may be otherwise reasonably requested by Agent or any Lender;

(q)           Cash Flow Summaries and Information.  At the request of Agent or Requisite Lenders, for so long as there are Working Capital Obligations outstanding during a Seasonal Overadvance Period, by 5:00 p.m. on the first Thursday of each month, Euramax shall deliver to Agent and each Lender a 13-week rolling cash flow forecast in form and substance satisfactory to Agent.

(r)            Senior Secured Notes Indenture.  Within one (1) Business Day following receipt thereof, copies of all default notices delivered under the Senior Secured Notes Indenture and any Senior Secured Notes Document or any $125,000,000 Unsecured Debt Agreement;

(s)           Borrowing Base Information.  Within twenty-five (25) days of the end of each month (and more frequently if required by Agent or Agent and Co-Collateral Agent collectively) a completed Borrowing Base Certificate in the form of Exhibit I.  Borrowers shall attach the following to each Borrowing Base Certificate, which shall be certified by Euramax’s chief financial officer or treasurer to be accurate and complete and in compliance with the terms of the Credit Documents:  (i) an Accounts Receivable Report; (ii) an Inventory Report; (iii) an Accounts Payable Report; (iv) concurrently with the delivery of the monthly financial statements required pursuant to Section 5.1(a) and at any time upon Agent’s or Co-Collateral Agent’s request, a reconciliation of the information provided in sub-clauses (i), (ii) and (iii) of this clause (s) to Borrowers’ monthly financials; and (v) each other report as Agent or Co-Collateral Agent may from time to time require in its sole discretion, each prepared with respect to such periods and with respect to such information and reporting as Agent or Co-Collateral Agent may request. To the extent any loss, theft, damage, or destruction of any material portion of the ABL Priority Collateral is not covered by insurance Borrowers shall immediately deliver to Agent and Co-Collateral Agent an updated Borrowing Base Certificate that reflects the adjustment to the Borrowing Base as a result of such loss, theft, damage or destruction of such ABL Priority Collateral.

(t)            Reserved.

(u)           Corporate Credit Rating Certificate.  Within ten (10) Business Days after a new ratings issuance by S&P or Moody’s, a Corporate Credit Rating Certificate.

5.2.         Existence.  Except as otherwise permitted under Section 6.9, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

5.3.         Payment of Taxes and Claims.  Each Credit Party will, and will cause each of its Subsidiaries to, pay all federal and other material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, that, no such Tax or claim need be paid if it is being Properly Contested.  No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings, Euramax or any of their Subsidiaries).

5.4.         Maintenance of Properties.  Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Euramax and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

5.5.         Insurance.  Euramax will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Euramax and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons.  Without limiting the generality of the foregoing, Euramax will maintain or cause to be maintained (a) flood insurance with respect to each Property that is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards and located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses.  Each such policy of insurance shall (i) name Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Agent that names Agent, on behalf of Lenders as the loss payee thereunder and provides for at least thirty days’ prior written notice to Agent of any modification or cancellation of such policy.

5.6.         Inspections; Access to Management and Information.  The Credit Parties, at their own expense, shall permit Agent and Co-Collateral Agent and their respective agents to conduct inspections, verifications (of accounts and otherwise), appraisals, and field examinations of the Collateral and such Person’s other property and books and records at such times and with such frequency as Agent or Co-Collateral Agent may request from time to time, with (i) when no Default or Event of Default is in existence, reasonable notice thereof and (ii) when any Default or Event of Default is in existence, no notice thereof.  Borrower shall pay the cost of such inspections, verifications, appraisals, and field examinations as provided in Section 2.6(c).  The Credit Parties shall, at their own expense, conduct physical inventories of its and its Subsidiaries’ Inventory in accordance with their customary practices and at least on an annual basis and, before conducting any such physical inventory, shall provide reasonable written notice thereof to Agent and Co-Collateral Agent and allow Agent and Co-Collateral Agent and their respective agents to witness such physical inventory.  Representative of each Lender shall be authorized to accompany Agent and Co-Collateral Agent on each such visit and inspection and to participate with Agent therein, but at their own expense, unless a Default or Event of Default exists.

5.7.         Reserved.

5.8.         Compliance with Laws.  Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.9.         Environmental.

(a)           Environmental Disclosure.

(i)            Promptly upon the discovery thereof by Euramax or any of its Subsidiaries, Euramax shall deliver to Agent written notice describing in reasonable detail (1) any Release that could reasonably be expected to require a Remedial Action or give rise to Environmental Claims resulting in Euramax or its Subsidiaries incurring liability or expenses that, individually or in the aggregate, could reasonably be expected to exceed $2,500,000, (2) any Remedial Action taken by Euramax, its Subsidiaries or any other Person in response to any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims resulting in liability of Euramax or its Subsidiaries that, individually or in the aggregate, could reasonably be expected to exceed $2,500,000, (3) any Environmental Claims (including any requests for information by a Governmental Authority) that could reasonably be expected to result in liability of Euramax or its Subsidiaries that, individually or in the aggregate, could reasonably be expected to exceed $2,500,000, and (4) any occurrence or condition at any Facility, or on any real property adjoining or in the vicinity of any Facility, that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(ii)           After Agent’s receipt of a written notice pursuant to this Section 5.9(a), Agent may, but is not obligated to, require Euramax to submit to Agent semi-annually a written report on the status of (A) any non-compliance with Environmental Law, (B) any pending or threatened Environmental Claim, and (C) any Remedial Action that, in each case, could reasonably be expected to give rise to liability that could reasonably be expected to exceed $2,500,000.  Such report shall specify in reasonable detail (1) the status of the matter including any significant developments since the date of the prior report, (2) any technical reports or material correspondence prepared or received relating to the matter, (3) the proposed plan for resolution or completion of the matter, and (4) the anticipated cost to achieve such resolution or completion of the matter.  At the reasonable written request of Agent, Euramax shall provide Agent with copies of all material documents related to such matters that are in its or its Subsidiaries’ possession or control.  At Agent’s reasonable written request, Euramax shall, at its own expense, retain an independent environmental engineer reasonably acceptable to Agent to evaluate the adequacy of Euramax and its Subsidiaries’ actions to correct, cure or contest any such matter.  Such environmental engineer shall be authorized to conduct all appropriate tests and investigations, including, but not limited to, the taking samples of air, soil, surface water, groundwater, effluent, and building materials, and shall prepare and deliver to both Euramax and Agent, a report setting forth the results of such evaluation, recommendations for further response actions, and an estimate of the costs thereof.  In addition, at Agent’s reasonable written request Euramax shall provide to Agent a supplemental report of such engineer whenever the scope of the matter, the response thereto, or the estimated costs thereof shall increase in any significant respect;

(iii)          Euramax shall deliver to Agent and Lenders, prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Euramax or any of its Subsidiaries that could reasonably be expected to expose Euramax or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to exceed $2,500,000 and (2) any proposed action to be taken by Euramax or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Euramax or any of its Subsidiaries to any additional material obligations or requirements under Environmental Laws; and

(iv)          Euramax shall deliver to Agent and Lenders with reasonable promptness, such other material documents and information as from time to time may be reasonably requested by Agent in relation to any matters addressed by this Section 5.9(a).

(b)           Hazardous Materials Activities, Etc.  Each Credit Party shall take, and shall cause each of its Subsidiaries promptly to take, any reasonable actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that, individually, could reasonably be expected to result in liability of Euramax or its Subsidiaries in excess of $2,500,000, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to result, individually, in liability of Euramax or its Subsidiaries in excess of $2,500,000.

(c)           Right of Access and Inspection.

(i)            With respect to any matter disclosed pursuant to subsection (a) above, or if an Event of Default has occurred and is continuing, Agent and its representatives shall have the right, but not the obligation, at any reasonable time and after reasonable written notice and without unreasonable disruption of business, to enter into and observe the condition and operations of the Facilities.  At the reasonable written request of Agent, Euramax shall conduct such tests and investigations, including the preparation of a Phase I environmental site assessment on any part of the Facilities or the taking of samples of air, soil, surface water, groundwater, effluent, and building materials, as reasonably directed by Agent.  If an Event of Default has occurred and is continuing, or if Euramax does not undertake such tests and investigations in a reasonably timely manner, Agent shall have the right, but not the obligation, to hire an independent engineer, at Euramax’s expense, to conduct such tests and investigations. Agent will make commercially reasonable efforts to conduct any such tests and investigations so as to avoid interfering with the operation of the Facility.

(ii)           The exercise of Agent’s rights under this subsection (c) shall not constitute a waiver of any default by Euramax or any Subsidiary and shall not impose any liability on Agent or any of the Lenders except to the extent such liability arises from the gross negligence or willful misconduct of Agent, as determined in a final, non-appealable judgment by a court of competent jurisdiction.  In no event will any site visit, observation, test or investigation by Agent be deemed either a duty or obligation or a representation that Hazardous Materials are or are not present in, on or under any of the Facilities, or that there has been or will be compliance with any Environmental Law and Agent shall not be deemed to have made any representation or warranty to any party regarding the truth, accuracy or completeness of any report or findings with regard thereto.  Without express written authorization, neither Euramax nor any other Person shall be entitled to rely on any site visit observation, test or investigation by Agent. Agent and the Lenders owe no duty of care to protect Euramax or any other party against, or to inform Euramax or any other party of, any Hazardous Materials or any other adverse condition affecting any of the Facilities except to the extent required by Environmental Law. Agent may in its discretion disclose to Euramax or to any other Person if and to the extent required by Environmental Law any report or findings made as a result of, or in connection with, any site visit, observation, testing or investigation by Agent.  If Agent is requested to disclose any such report or finding to any Person, then Agent shall use its  best efforts to give Euramax prior notice of such disclosure and afford Euramax the opportunity to object or defend against such disclosure at its own and sole cost; provided, that the failure of Agent to give any such notice or afford Euramax the opportunity to object or defend against such disclosure shall not result in any liability to Agent.  Euramax acknowledges that it or its Subsidiaries may be obligated to notify relevant Governmental Authorities regarding the results of any site visit, observation, testing or investigation by Agent and that such reporting requirements are site and fact-specific, and are to be evaluated by Euramax without advice or assistance from Agent.  Nothing herein shall be construed as releasing Agent from any liability to the extent arising from the gross negligence or willful misconduct of Agent, as determined in a final, non-appealable judgment by a court of competent jurisdiction.

5.10.       Subsidiaries.  In the event that any Person becomes a Domestic Subsidiary of any Credit Party, such Credit Party shall (a) promptly cause such Domestic Subsidiary to become a Guarantor hereunder (or if requested by Agent, a co-Borrower) and a Grantor under the Pledge and Security Agreement by executing and delivering to Agent a Counterpart Agreement  and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.1(b), 3.1(k), and 3.1(p).  With respect to each such Subsidiary, Borrower Agent shall promptly send to Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of any Credit Party, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Credit Parties; provided, such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof. In connection with any Domestic Subsidiary that becomes a Borrower or a Guarantor after the Closing Date, if Borrowers request that Agent include such Domestic Subsidiary’s Accounts and Inventory in the Borrowing Base, Agent shall have the right to determine the eligibility for inclusion in the Borrowing Base of the Accounts and Inventory of such new Domestic Subsidiary following receipt of appraisals and field exams and other assessments of such Accounts and Inventory engaged by Agent, at Borrowers’ expense, and upon such determination by Agent such Accounts and Inventory of such new Domestic Subsidiary that are eligible for inclusion in the Borrowing Base shall be included in the Borrowing Base.

5.11.       Reserved.

5.12.       Reserved.

5.13.       Further Assurances.   At any time or from time to time upon the request of Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Agent may reasonably request in order to perfect (or continue the perfection of) Agent’s Lien upon the Collateral and shall take such other action as may be requested by Agent to give effect to or carry out the intent and purposes of this Agreement and effect fully the purposes of the Credit Documents.  In furtherance and not in limitation of the foregoing (and to the extent not already in effect and to the extent permitted by applicable laws), each Credit Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations (or relevant part thereof) are guarantied by the Guarantors and are secured by the Collateral now owned or hereafter acquired by each Credit Party.

5.14.       Post-Closing Covenant.  Not later than five (5) Business Days after the same has been delivered to the Senior Secured Notes Indenture Trustee, with respect to each Real Estate Asset that does not constitute an Excluded Asset (as defined in the Intercreditor Agreement), Credit Parties shall deliver to Agent, each in form and substance substantially similar to the same delivered to the Senior Secured Notes Indenture Trustee (and otherwise in form and substance reasonably satisfactory to Agent), (i) a junior mortgage, deed of trust, or deed to secure debt in favor of Agent, (ii) a mortgagee title insurance policy (or binder therefor) insuring Agent’s Lien secured by such mortgage, deed of trust, or deed to secure debt, in an amount and by an insurer reasonably acceptable to Agent, which premiums for such policy must be fully paid by Credit Parties on the effective date therefor, (iii) a certified flood hazard determination form and applicable flood insurance documentation, (iv) a current, as-built survey of such Real Estate Asset, containing a metes-and-bounds property description certified to Agent by a licensed surveyor reasonably acceptable to Agent, (v) environmental audits with respect to each Real Estate Asset, and (vi) such other documents, instruments, certifications and agreements as may be required by the Senior Secured Notes Indenture Trustee with respect to or in connection with the foregoing that Agent may also request.

5.15.       Update Calls.  To the extent such calls are required under the Senior Secured Notes Indenture, Euramax and its advisors will hold quarterly update calls with the Agent and Lenders to discuss such matters as Agent may request, including, without limitation, the monthly financial statements.

5.16.       Maintenance of Dominion Accounts and Collections of Receivables.

(i)            Maintenance of Dominion Accounts.  Borrowers shall maintain such Dominion Accounts pursuant to a lockbox or other arrangement acceptable to Agent and, in each case, with such bank(s) as may be selected by Borrowers and be acceptable to Agent.  Borrowers shall issue to each such lockbox bank an irrevocable letter of instruction directing such bank to deposit all payments or other remittances received in the lockbox to the applicable Dominion Account.  Borrowers shall enter into Control Agreements, in form and substance satisfactory to Agent, with each depository bank at which such Dominion Accounts are maintained by which such bank shall immediately transfer to the Collections Account all monies deposited to such Dominion Account.  All funds deposited in each Dominion Account (that is not itself the Collections Account) shall be and remain subject to Agent’s Lien.  In addition, each such Control Agreement shall provide for the applicable depository bank to waive any offset rights against the funds deposited into such Dominion Account, except offset rights in respect of charges incurred in the administration of such Dominion Account.  Neither Agent nor any of the Lenders assume any responsibility to Borrowers for such lockbox arrangement or Dominion Accounts, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

(ii)           Collection of Accounts and Collateral Proceeds.  To expedite collection of the Accounts and other Receivables, each Borrower shall endeavor in the first instance to make collection of such Borrower’s Accounts and other Receivables for Agent and Lenders.  Borrowers agree that they shall (i) request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to the applicable Dominion Account (or lockboxes related to the Dominion Account), and (ii) deposit and cause their respective subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first business day after the date of receipt thereof, all cash or payment items, in respect of any Collateral (whether or not otherwise delivered to a lockbox) into such Dominion Account.  Further, each of Borrowers agrees that it shall issue to each such lockbox bank an irrevocable letter of instruction directing such bank to deposit all payments or other remittances received in the lockbox to the applicable Dominion Account.  All payment items received by a Borrower in respect of its Accounts, together with the proceeds of any other Collateral, shall be held by such Borrower as trustee of an express trust for Agent’s and Lenders’ benefit; such Borrower shall immediately deposit any payment items received by such Borrower in kind in a Dominion Account; if such Dominion Account is not the Collections Account, such funds in such Dominion Account shall be transferred to the Collections Account; and Agent may remit all collected funds in the Collections Account to Lenders for application to the Obligations in the manner authorized by this Agreement.  Agent retains the right at all times that a Default or an Event of Default exists to notify Account Debtors of any Borrower that Accounts have been assigned to Agent and to collect Accounts directly in its own name and to charge to Borrowers the collection costs and expenses incurred by Agent, including reasonable attorneys’ fees.  At any time an Event of Default exists, Agent shall have the right to settle or adjust all disputes as to claims directly with the Account Debtor and to compromise the amount or extend the time for payment of any Account upon such terms and conditions as Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys’ fees to Borrowers.

SECTION 6.         NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until Full Payment of all Obligations and cancellation or expiration of all Letters of Credit, such Credit Party shall perform, and shall cause each of its Subsidiaries and Holdings to perform, all covenants in this Section 6.

6.1.         Indebtedness.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a)           the Obligations;

(b)           Indebtedness of (i) any Credit Party owed to any wholly-owned Subsidiary of Euramax, (ii) any Foreign Subsidiary owed to another Foreign Subsidiary, or (iii) so long as the Foreign Loan/Investment Conditions were satisfied on the date of any such loan, any Foreign Subsidiary or any Excluded Domestic Subsidiary owed to the Credit Parties; provided, (A) all such Indebtedness shall be unsecured and subordinated in right of payment to the Full Payment of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to Agent and (B) any payment by any Guarantor under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Guarantor to Borrowers, any other Guarantor or any Subsidiary of Euramax for whose benefit such payment is made;

(c)           The Indebtedness in respect of the Senior Secured Notes, so long as the Liens securing such Senior Secured Notes are subject to the Intercreditor Agreement, but not any extensions, renewals or replacements of such Indebtedness except Permitted Refinancing Indebtedness with respect thereto to the extent not prohibited under the Intercreditor Agreement;

(d)           Indebtedness of Foreign Subsidiaries, New US LLC 1 and New US LLC 2 incurred in an aggregate principal amount at any time outstanding (including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to the provision described in this clause (d)) not to exceed as of any date of incurrence $25,000,000;

(e)           Indebtedness incurred by Euramax or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Euramax or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions and permitted dispositions of any business, assets or Subsidiary of Euramax or any of its Subsidiaries;

(f)            Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the Ordinary Course of Business;

(g)           Indebtedness in respect of (i) netting services, employee credit card programs, overdraft protections and otherwise in connection with deposit accounts, endorsements of checks and other negotiable instruments and deposit accounts incurred in the Ordinary Course of Business; (ii) workers’ compensation claims, self-insurance obligations, performance, surety, release, appeal and similar bonds and completion guarantees incurred in the Ordinary Course of Business of Euramax and its Subsidiaries and any reimbursement obligations in respect of the foregoing; (iii) indemnification obligations or obligations in respect of purchase price adjustments or similar obligations incurred or assumed by Euramax and its Subsidiaries in connection with an Asset Sale otherwise permitted under this Agreement; and (iv) deferred compensation to employees of Euramax (or Holdings) and its Subsidiaries incurred in the Ordinary Course of Business;

(h)           guaranties in the Ordinary Course of Business of the obligations of landlords, suppliers, customers, franchisees and licensees of Euramax and its Subsidiaries;

(i)            guaranties (i) by a Borrower of Indebtedness of a Guarantor or guaranties by a Guarantor of Indebtedness of a Borrower or another Guarantor, and (ii) by a Foreign Subsidiary, New US LLC 1 or New US LLC 2 of Indebtedness of another Foreign Subsidiary or another Excluded Domestic Subsidiary, with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1;

(j)            Indebtedness described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except Permitted Refinancing Indebtedness with respect thereto;

(k)           Indebtedness with respect to (i) Capital Leases and (ii) purchase money Indebtedness incurred within 90 days of the acquisition, construction or improvement of fixed or capital assets to finance the acquisition, construction or improvement of such fixed or capital assets or otherwise incurred in respect of Consolidated Capital Expenditures permitted hereunder in an aggregate amount not to exceed at any time $15,000,000; provided, any such purchase money Indebtedness, (x) shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness and (y) shall constitute not less than 85% of the aggregate consideration paid with respect to such asset;

(l)            Indebtedness in connection with a transaction permitted under Section 6.11;

(m)          Indebtedness in connection with Hedge Agreements and Other Hedging Obligations, in each case to the extent otherwise permitted under this Agreement;

(n)           Indebtedness (other than Capital Leases) of any Person that becomes a Guarantor after the date hereof pursuant to a Permitted Acquisition (excluding purchase money Indebtedness of such Person), which Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of, or in connection with, such Person becoming a Subsidiary, and neither Euramax nor any Subsidiary (other than such Person) is an obligor or has any liability in respect of such Indebtedness, and such Indebtedness is not secured by any Lien on any assets of Euramax or any Subsidiary (other than the assets acquired in such Permitted Acquisition), but not any extensions, renewals, refinancings or replacements of such Indebtedness except Permitted Refinancing Indebtedness with respect thereto; provided that such Indebtedness, together with any such extensions, renewals, refinancings or replacements thereof, shall not exceed $25,000,000 at any time outstanding;

(o)           The $125,000,000 Unsecured Debt, but not any extensions, renewals or replacements of such Indebtedness except Permitted Refinancing Indebtedness with respect thereto;

(p)           Indebtedness of Euramax or any of its Subsidiaries consisting of obligations to pay insurance premiums incurred in the Ordinary Course of Business;

(q)           Indebtedness of Euramax and its Subsidiaries incurred in connection with the Permitted Restructuring; and

(r)            Other unsecured Indebtedness of Euramax and its Subsidiaries in an aggregate principal amount, which when aggregated with all other Indebtedness then outstanding under this clause (r) does not exceed $15,000,000 at any one time outstanding.

6.2.         Liens.  No Credit Party shall, nor shall it permit any of its Domestic Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Credit Party or any of its Domestic Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, in any jurisdiction except:

(a)           Liens in favor of Agent, for the benefit of Secured Parties granted pursuant to any Credit Document;

(b)           Liens for Taxes (i) that are not yet overdue and payable or (ii) if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and (x) any such Lien is at all times subordinate to the Lien of Agent or (y) Borrowers notify Agent in writing of the amounts secured by such Liens and a Reserve for such liability in an amount acceptable to Agent in its Credit Judgment has been created, which amount may be greater than the amount disclosed in such notice to cover estimated penalties, interest and other amounts that may be secured by such Liens from time to time;

(c)           statutory Liens of landlords, banks (and rights of set off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 436(f) or 430(k) of the Internal Revenue Code or by ERISA), in each case incurred in the Ordinary Course of Business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts and (A) any such Lien is at all times subordinate to the Lien of Agent or (B) Agent has created a Reserve for such liability;

(d)           Liens (including pledges and deposits of cash) incurred in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e)           easements, rights of way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Credit Parties and their Domestic Subsidiaries;

(f)            any interest or title of a lessor, sublessor, lessee or sublessee that is not a Credit Party under any lease of real estate permitted hereunder, which does not secure any Indebtedness and which does not materially interfere with the Ordinary Course of Business of Euramax or any of its Subsidiaries;

(g)           licenses, entitlements, and servitudes that do not in the aggregate (i) materially diminish the value of any property of Credit Parties and their Domestic Subsidiaries, (ii) secure any Indebtedness, or (iii) materially interfere with the Ordinary Course of Business of Euramax or any of its Subsidiaries;

(h)           Liens solely on any cash earnest money deposits made by any Credit Party or any of its Domestic Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(i)            purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the Ordinary Course of Business;

(j)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(k)           any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(l)            licenses of patents, trademarks and other intellectual property rights granted by any Credit Party or any of its Domestic Subsidiaries in the Ordinary Course of Business and not interfering in any respect with the ordinary conduct of the business of such Credit Party or such Domestic Subsidiary;

(m)          Liens described in Schedule 6.2 and any renewal or replacement of such Liens granted to secure a refinancing of the Indebtedness originally secured by such Lien, but only to the extent such refinancing is permitted under this Agreement;

(n)           Liens securing Indebtedness permitted pursuant to Section 6.1(k)(i) and (ii); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

(o)           Liens on property existing at the time of acquisition of the property by Euramax or any of its Subsidiaries in connection with a Permitted Acquisition; provided that such Liens were in existence prior to and not incurred in contemplation of such Permitted Acquisition, provided, further, that such Liens may not be extended to improvements to such property or to any property of any Credit Party any of its Domestic Subsidiaries that was not acquired in connection with such Permitted Acquisition;

(p)           Reserved;

(q)           Liens securing the Senior Secured Notes or the Second Lien Obligations but only to the extent consented to by Agent pursuant to the terms of the Intercreditor Agreement;

(r)            Reserved;

(s)           Liens arising out of sales and leaseback transactions permitted by Section 6.11;

(t)            Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.1(h) of this Agreement, provided that (i) Borrowers shall have provided written notice to Agent of the existence of any such Liens within three Business Days after any officer of any Credit Party obtains knowledge thereof, (ii) such Liens are being contested in good faith by appropriate proceedings diligently pursued, (iii) adequate reserves or other appropriate provision if any, as are required by GAAP, have been made therefor, (iv) a stay of enforcement of any such Liens is in effect, and (v) Agent may establish a Reserve with respect thereto;

(u)           Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Agreement (other than the Obligations), provided that (a) the new Lien shall be limited to all or part of the same property and assets that secured the Indebtedness refinanced with such Permitted Refinancing Indebtedness, and (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness, and (ii) an amount necessary to pay any reasonable fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge; and

(v)           Other Liens in assets of Borrowers that do not constitute Collateral, in an aggregate amount not to exceed $1,000,000 at any time outstanding.

6.3.         Reserved.

6.4.         No Further Negative Pledges.  Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (b) restrictions contained in (i) the Senior Secured Notes Indenture, (ii) the Second Lien Documents (if any) and the Subordinated Lien Documents (if any), in each case, to the extent such restrictions are comparable to and no more restrictive than those contained in the Senior Secured Notes Indenture, and (iii) the $125,000,000 Unsecured Debt Agreement and all collateral documents related thereto as of the Closing Date, (c) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the Ordinary Course of Business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), (d) restrictions pursuant to the Credit Documents, (e) customary restrictions pending a sale of property or assets permitted hereunder arising under an executed agreement in respect of such sale, provided, such restrictions relate only to the property or assets being sold, and (f) restrictions on property or assets subject to a Lien permitted under Section 6.2(n), provided, such restrictions relate only to the property or assets subject to such Lien, no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

6.5.         Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that:

(a)           (i) each Credit Party may make (A) regularly scheduled payments of principal, interest and fees as provided in the Senior Secured Notes Indenture and the $125,000,000 Unsecured Debt Agreement as in effect on the date hereof and the Second Lien Documents (if any) and Subordinated Lien Documents (if any), (B) voluntary prepayments of principal, interest, premium and fees on the Senior Secured Notes and the $125,000,000 Unsecured Debt Agreement and any scheduled cash pay of the Second Lien Obligations (if any) and the Subordinated Lien Obligations (if any) after the Closing Date so long as at the time of such payment and after giving effect thereto, the Fixed Charge Coverage Ratio is greater than 1.10 to 1.00 and Excess Availability is at least $20,000,000 at the time of and after giving effect to such payment (for purposes of this clause, Excess Availability shall include cash in one or more deposit accounts subject to Agent’s first priority perfected security interests in excess of $10,000,000 in the aggregate), (C) mandatory prepayments of principal on the Senior Secured Notes arising from dispositions of, or receipt of the insurance/condemnation proceeds in respect of, Notes Priority Collateral, and (D) payments of expenses, indemnities and other amounts (other than principal, interest or fees which are governed by clauses (A) through (D) above) required by the terms of the Senior Secured Notes Documents, and (ii) the holders of the Capital Stock of Holdings may purchase and sell Senior Secured Notes and/or $125,000,000 Unsecured Debt held by them from time to time in accordance with the terms of the Senior Secured Notes Indenture and the $125,000,000 Unsecured Agreement, as the case may be;

(b)           so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Euramax may make Restricted Junior Payments to Holdings (i) to the extent necessary to permit Holdings to pay general administrative costs and expenses (including directors’ fees and expenses), franchise taxes and other fees reasonably necessary to maintain its corporate existence in an aggregate amount not to exceed $1,500,000 during any Fiscal Year and (ii) to pay expenses associated with the Permitted Restructuring and the other Transactions not to exceed $15,000,000 in the aggregate;

(c)           any Subsidiary of Euramax may pay dividends or make other distributions with respect to any class of its issued and outstanding Capital Stock to Euramax or any other Subsidiary of Euramax or intercompany Indebtedness permitted by Section 6.1(b);

(d)           so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Euramax may make Restricted Junior Payments to permit Holdings to purchase its Capital Stock for Cash from present or former officers and employees of Holdings or any of its Subsidiaries in accordance with the terms of its stock option plans upon the death, disability or termination of employment of such officer or employee in aggregate amount not to exceed $2,500,000 in any Fiscal Year and may make distributions to Holdings to fund such payments subject to the provisions of this clause (d);

(e)           Holdings may pay dividends to its shareholders so long as at the time of such payment and after giving effect thereto, the Fixed Charge Coverage Ratio is greater than 1.10 to 1.00 (including the cash dividend amount to be paid as a Fixed Charge for such calculation) and Excess Availability is at least $20,000,000 at the time of and after giving effect to such payment (for purposes of this clause, Excess Availability shall include cash in one or more deposit accounts subject to Agent’s first priority perfected security interests in excess of $10,000,000 in the aggregate);

(f)            payments, dividends or distributions by Euramax and the Subsidiaries of Euramax to Holdings to enable Holdings to pay the amount of its actual federal, state or local Taxes to the extent such Taxes are attributable to the income or operations of Euramax or such Subsidiaries of Euramax, as applicable,  may be made;

(g)           payments in respect of Subordinated Indebtedness incurred after the date hereof but only to the extent that such payments are permitted pursuant to a subordination agreement in favor of Agent in form and substance to Agent in all respects may be made;

(h)           payments, repayment, defeasance, redemption, retirement of (A) Indebtedness contractually subordinated to the Loans, and (B) any Subordinated Indebtedness of Euramax or any other Credit Party, or (C) any Indebtedness of Euramax or any other Credit Party that is unsecured, in each case in exchange for, or out of the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness;

(i)            any Restricted Junior Payments made or deemed made in connection with the Permitted Restructuring;

(j)            the making of any Restricted Junior Payment in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Euramax or any direct or indirect parent of Euramax (other than any Capital Stock sold to a Subsidiary of Euramax or to an employee stock ownership plan or any trust established by Euramax) or from substantially concurrent contributions to the equity capital of Euramax, provided that, in each case, (i) such Restricted Junior Payment shall not be made more than 30 days after the date of the applicable sale or contribution, and (ii) Excess Availability is at least $20,000,000 at the time of and after giving effect to such sale or contribution (for purposes of this clause, Excess Availability shall include cash in one or more deposit accounts subject to Agent’s first priority perfected security interests in excess of $10,000,000 in the aggregate) (collectively, including any such contributions, “Refunding Capital Stock”).

6.6.         Restrictions on Subsidiary Distributions.  Except as provided herein and in the Senior Secured Notes Indenture, the $125,000,000 Unsecured Debt Agreement, the Second Lien Documents (if any) and the Subordinated Lien Documents (if any) and the documents entered into in connection therewith, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Euramax to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Euramax or any other Subsidiary of Euramax, (b) repay or prepay any Indebtedness owed by such Subsidiary to Euramax or any other Subsidiary of Euramax, (c) make loans or advances to Euramax or any other Subsidiary of Euramax, or (d) transfer any of its property or assets to Euramax or any other Subsidiary of Euramax other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.1(k)(i) and (ii), (ii) that impose restrictions on the property so acquired, (iii)imposed by applicable law, (iv) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the Ordinary Course of Business, (v) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement, (vi) pursuant to the Credit Documents, the Senior Secured Notes Indenture, the $125,000,000 Unsecured Debt Agreement, and the Second Lien Documents (if any) and the Subordinated Lien Documents (if any), (vii) restrictions in documents governing any Indebtedness expressly permitted under Section 6.1(d), (viii) restrictions in documents governing any Indebtedness of

French Operating Co. permitted under Section 6.1, and (ix) any usual and customary restrictions existing on cash or other deposits or net worth imposed  in good faith and without regard to their provisions by bona fide customers under contracts entered into in the Ordinary Course of Business of Euramax and its Subsidiaries.

6.7.         Investments.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

(a)           Investments in Cash and Cash Equivalents and Investment Grade Securities;

(b)           (i)  equity Investments owned as of the Closing Date in any Subsidiary, (ii) so long as the Foreign Loan/Investment Conditions were satisfied on the date that such Investments were made, Investments made after the Closing Date by Credit Parties in Foreign Subsidiaries, and (iii) Investments made after the Closing Date by any Foreign Subsidiary in any Subsidiary of Euramax;

(c)           Investments made by Foreign Subsidiaries of Euramax;

(d)           Investments (i) in any Securities received in satisfaction or partial satisfaction of obligations owing from financially troubled account debtors, (ii) deposits, prepayments and other credits to suppliers made in the Ordinary Course of Business of Euramax and its Subsidiaries, and (iii) prepaid expenses, negotiable instruments held for collection and lease, utility, worker’s compensation, performance and other similar deposits made in the Ordinary Course of Business of Euramax and its Subsidiaries;

(e)           intercompany loans to the extent permitted under Section 6.1(b);

(f)            Consolidated Capital Expenditures, the incurrence of which do not cause a Default or Event of Default;

(g)           loans and advances to employees of Euramax and its Subsidiaries that are approved by a majority of the disinterested members of the board of directors of Euramax or Holdings in an aggregate principal amount not to exceed $2,500,000 at any time outstanding;

(h)           Investments made in connection with Permitted Acquisitions permitted by Section 6.9;

(i)            Investments in Interest Rate Agreements permitted by this Agreement and Hedge Agreements and Other Hedging Agreements that are incurred in the Ordinary Course of Business and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(j)            Investments described in Schedule 6.7;

(k)           Investments of Credit Parties in Foreign Subsidiaries representing the onlending or contribution of the net proceeds of equity contributed by Holdings after the Closing Date to Euramax and then, if applicable, directly or indirectly by Euramax to another Credit Party;

(l)            Investments consisting of non cash consideration received as the proceeds of any Asset Sales;

(m)          other Investments (excluding any acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock (except for any Capital Stock in the nature of directors’ qualifying shares required pursuant to applicable law) of, or assets constituting a business line or unit or a division of, any Person, or any Permitted Acquisition) in an aggregate amount not to exceed $5,000,000 at any time outstanding;

(n)           Investments constituting prepayments on the Senior Secured Notes permitted by Section 6.5;

(o)           Investments in connection with the Permitted Restructuring;

(p)           Investments to the extent acquired in exchange for the issuance of Capital Stock of Euramax, Holdings or any other direct or indirect parent of Euramax;

(q)           Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; and

(r)            Investments consisting of purchases and acquisitions of inventory or supplies.

Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.5.

6.8.         Financial Covenants.

(a)           Fixed Charge Coverage Ratio.  Credit Parties shall not permit the Fixed Charge Coverage Ratio for Euramax and its Subsidiaries, which shall be tested as of the last day of each month occurring during the Fixed Charge Coverage Ratio Testing Period for the immediately preceding twelve-month period, to be less than 1.15 to 1.00.

(b)           Reserved.

(c)           Certain Calculations.  With respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a “Subject Transaction”), for purposes of determining compliance with the financial covenants set forth in Section 6.8(a) and for the purpose of determining whether a proposed acquisition is a Permitted Acquisition, Adjusted EBITDA shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact (in accordance with Article 11 of Regulation S-X under the Securities Act (“Regulation S-X”). Such pro forma adjustments shall be certified by the chief financial officer of Euramax using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Euramax and its Subsidiaries, which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

6.9.         Fundamental Changes; Disposition of Assets; Acquisitions.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the Ordinary Course of Business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a)           Any Domestic Subsidiary of Euramax may be merged with or into Euramax or any other Borrower, as the case may be, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Euramax or any other Borrower; provided, in the case of such a merger, Euramax or such other Borrower, as applicable shall be the continuing or surviving Person;

(b)           Reserved;

(c)           sales or other dispositions of assets that do not constitute Asset Sales;

(d)           Asset Sales (exclusive of those otherwise permitted under Section 6.11), the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) (1) are less than $25,000,000 with respect to any single Asset Sale or series of related Asset Sales and (2) when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, are less than $25,000,000; provided (A) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Euramax (or similar governing body)), (B) no less than 85% thereof shall be paid in Cash, (C) if such Asset Sale involves any Collateral, the Net Asset Sale Proceeds of Collateral shall be applied as required by Section 2.20(b)(iii) and (D) if such Asset Sale involves any Collateral, Borrowers shall deliver to Agent prior to such Asset Sale a Borrowing Base Certificate that reflects the adjustment to the Borrowing Base after giving effect to such Asset Sale and certifies that no Out-of-Formula Condition will exist on the date of and after giving pro forma effect to such Asset Sale;

(e)           Asset Sales of obsolete, worn out or surplus property;

(f)            Investments made in accordance with Section 6.7;

(g)           Euramax may liquidate any of its inactive Subsidiaries that has total net assets (as shown on the most recent balance sheet of such inactive Subsidiary delivered to Agent and at the time if liquidation) of $100,000 or less, provided any Restricted Junior Payments in connection with such liquidation are made in accordance with Section 6.5;

(h)           (i) the Permitted Restructuring and (ii) Permitted Acquisitions;

(i)            Sales of Capital Stock in any Subsidiary to qualify directors or allow for investments by foreign nationals, in either case, to the extent required by applicable law.

6.10.       Disposal of Subsidiary Interests.  Except for (a) Liens on Capital Stock created under the Senior Secured Notes Documents to secure the Senior Secured Notes, the Second Lien Obligations (if any) or the Subordinated Lien Obligations (if any), or (b) any sale of all of its interests in the Capital Stock of any of its Domestic Subsidiaries in compliance with the provisions of Section 6.9, no Credit Party shall, nor shall it permit any of its Domestic Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Domestic Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Domestic Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

6.11.       Sales and Lease Backs.  No Credit Party shall, nor shall it permit any of its Domestic Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than in the case of a sale or a transfer by a Credit Party, to another Credit Party, or, in the case of a sale or a transfer by any other Domestic Subsidiary, to Euramax or another Domestic Subsidiary), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than in the case of a sale or a transfer by a Credit Party, to another Credit Party, or, in the case of a sale or a transfer by any other Domestic Subsidiary, to Euramax or another Domestic Subsidiary) in connection with such lease; provided the foregoing restriction shall not apply to any such transactions constituting Asset Sales permitted by Section 6.9(d).

6.12.       Transactions with Shareholders and Affiliates.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of Capital Stock of Euramax or any of its Subsidiaries or with any Affiliate of Euramax or of any such holder, on terms that are less favorable to Euramax or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between or among Credit Parties; (b) reasonable and customary fees paid to Independent Outside Directors (provided that no fees shall be paid to directors other than Independent Outside Directors), and indemnities provided on behalf of, officers or members of the board of directors (or similar governing body) of Euramax and its Subsidiaries; (c) any employment or compensation arrangement or agreement, employee benefit plan or arrangement, officer or director indemnification agreement or any similar arrangement or other compensation arrangement entered into by and among Credit Parties in the Ordinary Course of Business; (d) Reserved; (e) other Restricted Junior Payments and Investments that are permitted by the provisions of Sections 6.5 or 6.7, respectively (including, without limitation, payments permitted thereunder with respect to the $125,000,000 Unsecured Debt); (f) transactions described in Schedule 6.12; (g) the grant of stock options, restricted stock, stock appreciation rights, phantom stock awards or similar rights to employees, directors and consultants approved by the board of directors; (h) transactions and payments of fees, costs and expenses in connection with the Transactions and the Permitted Restructuring and payment of the Transaction Costs otherwise permitted hereunder; (i) transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of Euramax or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally; (j) transactions with Affiliates that are customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services (including pursuant to joint venture agreements) in the Ordinary Course of Business on terms not materially less favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of Euramax, as determined in good faith by Holdings or Euramax; and (k) sales of accounts receivables, or participations therein, or any related transaction, pursuant to the terms of a Permitted Receivables Financing.

6.13.       Conduct of Business.  From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such

Credit Party on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

6.14.       Permitted Activities of Holding Companies.  The Holding Companies shall not (a) incur, directly or indirectly, any Indebtedness (other than intercompany Indebtedness expressly permitted under Section 6.1(b) and (j)) or any other obligation or liability whatsoever other than the Indebtedness and obligations under this Agreement and related Credit Documents, to the extent applicable to such Holding Company and under the Senior Secured Notes Documents, the $125,000,000 Unsecured Debt Documents, the Second Lien Documents (if any), and the Subordinated Lien Documents (if any); (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party or permitted pursuant to Section 6.2; (c) engage in any business or activity or own any assets other than (i) holding the Capital Stock of its Subsidiaries; (ii) performing its obligations and activities incidental thereto under the Credit Documents, the Senior Secured Notes Documents, $125,000,000 Unsecured Debt Documents and any document delivered in connection therewith; and (iii) making Restricted Junior Payments and Investments to the extent permitted by this Agreement; (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Capital Stock of any of its Subsidiaries; (f) create or acquire any Subsidiary or make or own any Investment in any Person other than its Subsidiaries; or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

6.15.       Reserved.

6.16.       Amendments or Waivers of the Senior Secured Notes Indenture, the $125,000,000 Unsecured Debt Documents or Subordinated Indebtedness.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of the Senior Secured Notes Indenture, any other Senior Secured Notes Document, the $125,000,000 Unsecured Debt Agreement or any other $125,000,000 Unsecured Debt Document or make any payment consistent with an amendment thereof or change thereto, except such amendments, payments or changes as would not be prohibited by the terms of the Intercreditor Agreement or Section 6.1(c).

6.17.       Fiscal Year.  No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year end from December 31.

6.18.       Deposit Accounts and Securities Accounts.  No Credit Party shall open or maintain any Deposit Accounts or securities accounts except for (a) Deposit Accounts with Agent; (b) Dominion Accounts maintained in compliance with Section 5.16; (c) Deposit Accounts subject to Control Agreements in favor of Agent on terms acceptable to Agent or maintained with Agent; and (d) the Exempt Deposit Accounts.  All Deposit Accounts maintained with Agent shall be deemed to be under Agent’s control.

SECTION 7.         GUARANTY

7.1.         Guaranty of the Obligations.  Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Agent for the ratable benefit of the Beneficiaries the due and punctual Full Payment of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a), or any equivalent provision in any applicable jurisdiction) (collectively, the “Guaranteed Obligations”).

7.2.         Contribution by Guarantors.  All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty.  Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date.  “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed.  “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor.  “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2.  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor.  The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.  Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3.         Payment by Guarantors.  Subject to Section 7.2 and 7.13, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrowers to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a), or any equivalent provision in any applicable jurisdiction), Guarantors will upon demand pay, or cause to be paid, in Cash, to Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrowers’ becoming the subject of a case under the Bankruptcy Code or other similar legislation in any jurisdiction, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrowers’ for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4.         Liability of Guarantors Absolute.  Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than Full Payment of the Guaranteed Obligations or valid release of a Guarantor in accordance with the Credit Documents.  In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)           this Guaranty is a guaranty of payment when due and not of collectability.  This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b)           Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrowers and any Beneficiary with respect to the existence of such Event of Default;

(c)           the obligations of each Guarantor hereunder are independent of the obligations of Borrowers and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrowers, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrowers or any of such other guarantors and whether or not Borrowers are joined in any such action or actions;

(d)           payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid.  Without limiting the generality of the foregoing, if Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e)           any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrowers or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements; and

(f)            this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than Full Payment of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Borrowers or any of their Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which Borrowers may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5.         Waivers by Guarantors.  Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against any Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of any Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower or any other Guarantor from any cause other than Full Payment of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to willful misconduct or gross negligence, as determined in a final, non-appealable judgment by a court of competent jurisdiction; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to any Borrower and notices of any of the matters referred to in

Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6.         Guarantors’ Rights of Subrogation, Contribution, etc.  Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against any Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary.  In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2.  Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrowers or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrowers, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor.  If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Agent on behalf of Beneficiaries and shall forthwith be paid over to Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7.         Subordination of Other Obligations.  Any Indebtedness of any Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Agent on behalf of Beneficiaries and shall forthwith be paid over to Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8.         Continuing Guaranty.  This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled.  Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9.         Authority of Guarantors or Borrowers.  It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or any Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

7.10.       Financial Condition of Borrowers.  Any Credit Extension may be made to any Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of such Borrower at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be.  No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of any Borrower.  Each Guarantor has adequate means to obtain information from any Borrower on a continuing basis concerning the financial condition of any Borrower and their ability to perform their obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of any Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations.  Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of any Borrower now known or hereafter known by any Beneficiary.

7.11.       Bankruptcy, etc.  (a)  Without limiting any Guarantor’s ability to file a voluntary bankruptcy petition in respect of itself (but subject to the rights and remedies in respect thereof pursuant to Section 8.1), so long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against any Borrower or any other Guarantor.  The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or any Guarantor or by any defense which any Borrower or any Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)           Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve any Borrower of any portion of such Guaranteed Obligations.  Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Agent, or allow the claim of Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)           In the event that all or any portion of the Guaranteed Obligations are paid by any Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

7.12.       Discharge of Guaranty Upon Sale of Guarantor.  If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

7.13.       Reserved.

SECTION 8.         EVENTS OF DEFAULT

8.1.         Events of Default.  If any one or more of the following conditions or events shall occur:

(a)           Failure to Make Payments When Due.  Failure by any Borrower to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to Issuer in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within two (2) days of its due date, or if no due date is specified, within two (2) days of demand thereof; or

(b)           Default in Other Agreements.  (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of $1,000,000 or more or with an aggregate principal amount of $2,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; (iii) the occurrence of any Event of Default (as defined in the Senior Secured Notes Indenture); or (iv) the occurrence of any Event of Default (as defined in the $125,000,000 Unsecured Debt Agreement).

(c)           Breach of Certain Covenants.  Failure of any Credit Party to perform or comply with any term or condition contained in (i) Section 2.2(c), Sections 5.1 (other than Sections 5.1(a), 5.1(b), 5.1(c), 5.1(d), 5.1(j), 5.1(m), 5.1(o) and 5.1(p)), 5.2, 5.6, 5.13, 5.15 or Section 6, or (ii) Section 5.1(a), 5.1(b), 5.1(c), or 5.1(d) and such failure shall continue for five (5) days; or

(d)           Breach of Representations, etc.  Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e)           Other Defaults Under Credit Documents.  Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Euramax of notice from Agent or any Lender of such default; or

(f)            Involuntary Bankruptcy; Appointment of Receiver, etc.  (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Euramax or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in any applicable jurisdiction, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, foreign or state law; or (ii) an involuntary case shall be commenced against Euramax or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in any applicable jurisdiction; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer in any applicable jurisdiction having similar powers over Euramax or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Euramax or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Euramax or any of its Subsidiaries; and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(g)           Voluntary Bankruptcy; Appointment of Receiver, etc.  (i) Euramax or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in any applicable jurisdiction, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Euramax or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Euramax or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Euramax or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

(h)           Judgments and Attachments.  Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $1,000,000 or (ii) in the aggregate at any time an amount in excess of $2,000,000  (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Euramax or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or

(i)            Dissolution.  Any order, judgment or decree shall be entered against  any Borrower or any of its Subsidiaries decreeing the dissolution or split up of such Person and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

(j)            Employee Benefit Plans.  (i) There shall occur one or more ERISA Events which results in or might reasonably be expected to result in liability of any Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $2,000,000 in the aggregate during the term hereof; or (ii) there shall be imposed a material Lien or security interest under Section 430(k) of the Internal Revenue Code or under ERISA, which material Lien or security interest (1) ceases to be subordinate to the Lien of Agent in the Collateral, or (2) has continued in effect for a period of sixty (60) days without being discharged and is not being Properly Contested; or

(k)           Change of Control.  A Change of Control shall occur; or

(l)            Guaranties, Collateral Documents and other Credit Documents.  At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a valid release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document (unless validly released in accordance with the terms of the Credit Documents), in each case for any reason other than the failure of Agent or any Secured Party to take any action within its control, (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party, or (iv) the Loans shall cease to constitute First Priority secured Indebtedness under the intercreditor provisions of the Senior Secured Notes Indenture or the Intercreditor Agreement or, in any case, such intercreditor provisions shall be invalidated or otherwise cease to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms.

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or Section 8.1(g), automatically, and (2) so long as any other Event of Default shall be continuing, upon notice to Borrowers by Agent (given in its discretion or at the request of Requisite Lenders), (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of Issuer to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to 105% of the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders having Revolving Commitments under Section 2.2(b)(ii) or Section 2.3(b); and (C) Agent may enforce any and all Liens and security interests created pursuant to Collateral Documents.

In addition to the foregoing, so long as any Event of Default shall be continuing, Agent may in its discretion (and upon receipt of the written direction of the Requisite Lenders, shall) exercise from time to time, in addition to the remedies set forth in the Collateral Documents, the following rights and remedies:

(x)            The right to require Borrowers to Cash Collateralize outstanding Letters of Credit  or to provide a back-up letter of credit acceptable to Agent in all respects and from a financial institution acceptable to Agent in all respects, and if Borrowers fail promptly to make such deposit, Agent may (and shall upon the direction of the Requisite Lenders) advance such amount as a Revolver Loan (whether or not an Out-of-Formula Condition exists or is created thereby or the Commitments have been terminated).  Any such deposit or advance shall be held by Agent in the Cash Collateral Account to fund future payments with respect to outstanding Letters of Credit.  At such time as all Letters of Credit have been drawn upon or expired, any amounts remaining in the Cash Collateral Account shall be applied against any outstanding Obligations, or, after Full Payment of  all Obligations, returned to Borrowers.

(y)           Further, the Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (exercisable without payment of royalty or other compensation to any Obligor or any other Person) any or all of each Borrower’s intellectual property and all of each Borrower’s computer hardware and software trade secrets, brochures, customer lists, promotional and advertising materials, labels, and packaging materials, and any property of a similar nature, in advertising for sale, marketing, selling and collecting and in completing the manufacturing of any Collateral, and each Borrower’s rights under all licenses and all franchise agreements shall inure to Agent’s benefit.

SECTION 9.         AGENT

9.1.         Appointment of Agent.   Each Lender hereby irrevocably appoints and designates Regions as Agent to act as herein specified.  Agent may, and each Lender by its acceptance of a Note and becoming a party to this Agreement shall be deemed irrevocably to have authorized Agent to, enter into all Credit Documents to which Agent is or is intended to be a party and all amendments hereto and all Collateral Documents at any time executed by any Credit Party, for its benefit and the benefit of Lenders and, except as otherwise provided in this Section 9, to exercise such rights and powers under this Agreement and the other Credit Documents as are specifically delegated to Agent by the terms hereof and thereof, together with such other rights and powers as are reasonably incidental thereto.  Each Lender agrees that any action taken by Agent, Co-Collateral Agent or the Requisite Lenders in accordance with the provisions of this Agreement or the other Credit Documents, and the exercise by Agent, Co-Collateral Agent or the Requisite Lenders of any of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders.  Unless and until the authority to do so is revoked in writing by Requisite Lenders, Agent (or Agent and Co-Collateral Agent collectively) shall be authorized to determine (i) whether any Accounts or Inventory constitute Eligible Accounts or Eligible Inventory (basing such determination in each case upon the meanings given to such terms in Section 1), (ii) whether to impose or release any Reserve, and to exercise their own Credit Judgment in connection therewith and (iii) whether to decrease advance rates, which determinations and judgments, if exercised in good faith, shall exonerate Agent (or as applicable, Co-Collateral Agent) from any liability to Lenders or any other Person for any errors in judgment.  If Co-Collateral Agent wishes to request a change with respect to any item described in the clauses (i), (ii) or (iii) of the foregoing sentence, then Co-Collateral Agent shall notify Agent in writing at least five (5) Business Days prior to such requested change and shall participate in any discussions, if requested by Agent, with Borrower Agent in connection therewith. In the event that Agent and Co-Collateral Agent are unable to reach agreement collectively on the action to be taken with respect to any of the items noted in such clauses (i), (ii) or (iii) above,  then the determination of Agent or Co-Collateral Agent, as applicable, shall control that results in the lower amount of the Borrowing Base.

9.2.         Powers and Duties.  Each Lender irrevocably authorizes Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Agent shall not have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any function, duty, responsibility, obligation or other liability in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

9.3.         General Immunity

(a)           No Responsibility for Certain Matters. Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agent to Lenders or by or on behalf of any Credit Party, and Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing.  Anything contained herein to the contrary notwithstanding, neither Agent nor Regions (as the maker of Swingline Loans) nor Issuer shall have any liability arising from confirmations of the amount of outstanding Loans or the LC Obligations or the component amounts thereof.

(b)           Exculpatory Provisions.  Neither Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Agent under or in connection with any of the Credit Documents except to the extent caused primarily by Agent’s gross negligence or willful misconduct (as determined in a final, non-appealable judgment by a court of competent jurisdiction). Agent shall be entitled to refrain from any act or from taking of any action (including failing to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 11.5) and, upon receipt of such instructions from Requisite Lenders, Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions.  Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, including any electronic transmission (including any information or document transmitted electronically by any means), and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for a Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it and shall not be responsible for any action of any sub-agent selected by it without gross negligence or willful misconduct, as determined in a final, non-appealable judgment by a court of competent jurisdiction; and (ii) no person shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 11.5, each of which instruction shall be deemed an authorization from all Lenders to Agent and shall be binding on all Lenders).   Notwithstanding any instruction from the Lenders, Agent shall not be required to take, or to omit to take, any action that is, in the opinion of Agent or its counsel, contrary to any Credit Document or any requirement of applicable law.

(c)           Delegation of Duties. Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by Agent. Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Article 9 shall apply to any the Affiliates of Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.  All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Article 9 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein.  Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Agent (unless otherwise provided by Agent), (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges

(including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

9.4.         Agent Entitled to Act as Lender.  The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder.  With respect to its participation in the Loans and the Letters of Credit, Agent and its Affiliates shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may lend money to, own securities of, and generally engage in any kind of business with any Credit Party or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Credit Parties for services in connection herewith and otherwise without having to account for the same to Lenders.

9.5.         Lenders’ Representations, Warranties and Acknowledgment.

(a)           Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of each Credit Party and its Subsidiaries in connection with this Agreement and that it has made and shall continue to make its own appraisal of the creditworthiness of each Credit Party and its Subsidiaries without reliance upon Agent and without reliance upon any document solely or in part because such document was transmitted by Agent.  Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.  In addition (and without limiting the foregoing), (i) Agent shall not be responsible for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Credit Document, (ii) Agent does not make any warranty or representation, and Agent shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any sub-agent or affiliate, in or in connection with any Credit Document or any transaction contemplated therein, whether or not transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Credit Documents and (iii) Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Credit Document, whether any condition set forth in any Credit Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower, any Lender or any Issuer describing such Default or Event of Default clearly labeled “notice of default”.

(b)           Each Lender, by delivering its signature page to this Agreement and funding its applicable Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by Agent, Requisite Lenders or Lenders, as applicable, on the Closing Date.

9.6.         Right to Indemnity.  Each Lender, in proportion to its Pro Rata share, severally agrees to indemnify Agent and its Affiliates and all of Agent’s and its Affiliates present and future officers, directors, agents, employees and attorneys (“Agent Indemnitees”) to the extent that Agent Indemnitees shall not have been reimbursed by any Credit Party (and without limiting any Credit Party’s obligation to do so), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable advisors’ fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent Indemnitees in connection with any Credit Document or with any of its powers, rights, remedies or duties hereunder or under the other Credit Documents or otherwise in its capacity as Agent in any way relating to or arising out of or in connection with this Agreement or the other Credit Documents or the preparation thereof or any amendment, modification or termination thereof; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements primarily resulting from Agent’s gross negligence or willful misconduct (as determined in a final, non-appealable judgment by a court of competent jurisdiction).  If any indemnity furnished to Agent Indemnitees for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify Agent Indemnitees against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify Agent Indemnitees against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

9.7.         Successor Agent and  Swingline Loan Lender. Agent may resign at any time by giving prior written notice thereof to Lenders and Borrower Agent.   Subject to the appointment of a successor Agent, the resignation of Agent shall be effective immediately upon the giving of such notice, whereupon Agent shall be discharged from its duties and obligations hereunder.  In such event, all Obligations owing to Agent shall be due and payable by the Borrowers upon giving of such notice.  Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days’ notice to Borrowers, to appoint a successor Agent.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall promptly, at the expense of the Borrowers (or, if not reimbursed by the Credit Parties, the Lenders pursuant to and subject to the limitations set forth in Section 9.6), (i) transfer to such successor Agent, all Collateral held under the Collateral Documents, and (ii) execute and deliver to such successor Agent an assignment to the Intercreditor Agreement (or such other writing addressed to the Senior Secured Notes Indenture Trustee binding itself to the terms thereof), and such amendments to financing statements, and take such other actions, as may be necessary in connection with the assignment to such successor Agent of the security interests created under the Collateral Documents.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder or otherwise required (or necessary or appropriate) to be taken by Agent thereafter.  Any resignation of Regions or its successor as Agent pursuant to this Section shall also constitute the resignation of Regions or its successor as the Lender of Swingline Loans, and any successor Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor to Regions as the Lender of Swingline Loans for all purposes hereunder with all of the rights, powers and privileges of the retiring Lender of Swingline Loans.  In such event Borrowers shall prepay any outstanding Swingline Loans made by Regions (together with any interest accrued thereunder and fees, expenses and other Obligations owing to Regions).

9.8.         Collateral Documents and Guaranty; Examination Reports.

(a)           Agent under Collateral Documents and Guaranty.  Each Lender (and Issuer for purposes of clause (v) below) hereby further authorizes Agent, on behalf of and for the benefit of Lenders, (i) to act as disbursing and collecting agent with respect of payments and collection in connection with Credit Documents, (ii) to act as collateral agent for the Secured Parties for purposes of perfection of all Liens created by the Collateral Documents and for other purposes stated therein (including managing, supervising and dealing with the Collateral), (iii) to enter into the Collateral Documents, and each Lender agrees to be bound by the terms of the Collateral Documents, (iv) to enter into the Intercreditor Agreement, and each Lender agrees to be bound by the terms of the Intercreditor Agreement, including the purchase option provided for in such Intercreditor Agreement, (v) to file and prove claims and other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Guaranteed Obligation in any proceeding described in Sections 8.1(f) and (g) and any other similar proceedings and (vi) execute any amendment, consent or waiver under the Credit Documents on behalf of any Lender that has consented in writing.  Subject to Section 11.5, without further written consent or authorization from Lenders, Agent may execute any documents or instruments necessary to (x) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 11.5) have otherwise consented or (y) release any Guarantor from the Guaranty in accordance with Section 7.12 or in connection with a sale or other disposition (including by merger or consolidation) of such Guarantor to which, or otherwise to the extent to which, Requisite Lenders (or such other Lenders as may be required to give such consent under Section 11.5) have otherwise consented.

(b)           Right to Realize on Collateral and Enforce Guaranty.  Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrowers, Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Agent, provided, however, that Agent hereby appoints, authorizes and directs each Lender and Issuer to act as collateral sub-agent thereof for purposes of the perfection of all Liens with respect to the Collateral, and may (subject to the terms of the Intercreditor Agreement) further authorize such Lender and Issuer to take further actions for purposes of enforcing Liens thereunder or transferring such Collateral to Agent, and each Lender and Issuer agrees to take such further action to the extent, and only to the extent, so directed (subject to the terms of the Intercreditor Agreement), and (ii) in the event of a foreclosure by Agent on any of the Collateral pursuant to a public or private sale, Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Agent,  as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Agent at such sale.  Should any Lender obtain possession of any Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor, shall deliver such Collateral to Agent or otherwise deal with such Collateral in accordance with Agent’s instructions.

(c)           Each Lender agrees that neither Regions nor Agent makes any representation or warranty as to the accuracy or completeness of any audit, examination, appraisal or other Collateral report (each a “Report”) and shall not be liable for any information contained in or omitted from any such Report; agrees that the Reports are not intended to be comprehensive audits or examinations and that Regions or Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrowers’ books and records as well as upon representations of Borrowers’ officers and employees; agrees to keep all Reports confidential and strictly for its internal use and not to distribute the Reports (or the contents thereof) to any Person (except to its Participants, attorneys, accountants and other Persons with whom such Lender has a confidential relationship) or use any Report in any other manner; and, without limiting the generality of any other indemnification contained herein, agrees to hold Agent and any other Person preparing a Report harmless from any action that the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or its purchase of, a loan or loans of any Credit Party, and to pay and protect, and indemnify, defend and hold Agent and each other such Person preparing a Report harmless from and against all claims, actions, proceedings, damages, costs, expenses and other amounts (including attorneys’ fees incurred by Agent and any such other Person preparing a Report as the direct or indirect result of any third parties who might obtain all or any part of any Report through the indemnifying Lender.

9.9.         Ratable Sharing.  If any Lender shall obtain any payment or reduction (including any amounts received as adequate protection of a bank account deposit treated as cash collateral under the Bankruptcy Code) of any Obligation of Borrowers (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata share of payments or reductions on account of such Obligations obtained by all of the Lenders, such Lender shall forthwith (i) notify the other Lenders and Agent of such receipt and (ii) purchase from the other Lenders such participations in the affected Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, on a Pro Rata basis, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest.  Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 9.9 may, to the fullest extent permitted by Applicable Law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation.

9.10.       Remittance of Payments and Collections.

(a)           All payments by any Lender to Agent shall be made not later than the time set forth elsewhere in this Agreement on the Business Day such payment is due. Payment by Agent to any Lender shall be made by wire transfer, promptly following Agent’s receipt of funds for the account of such Lender and in the type of funds received by Agent; provided, however, that if Agent receives such funds at or prior to 12:00 noon, Agent shall pay such funds to such Lender by 2:00 p.m. on such Business Day, but if Agent receives such funds after 12:00 noon, Agent shall pay such funds to such Lender by 2:00 p.m. on the next Business Day.

(b)           With respect to the payment of any funds from Agent to a Lender or from a Lender to Agent, the party failing to make full payment when due pursuant to the terms hereof shall, on demand by the other party, pay such amount together with interest thereon at the Federal Funds Rate.  In no event shall Borrowers be entitled to receive any credit for any interest paid by Agent to any Lender, or by any Lender to Agent, at the Federal Funds Rate as provided herein.

(c)           If Agent pays any amount to a Lender in the belief that a related payment has been or will be received by Agent from a Credit Party and such related payment is not received by Agent, then Agent shall be entitled to recover such amount from each Lender that receives such amount.  If Agent determines at any time that any amount received by it under this Agreement or any of the other Credit Documents must be returned to a Credit Party or paid to any other Person pursuant to any applicable law, court order or otherwise, then, notwithstanding any other term or condition of this

Agreement or any of the other Credit Documents, Agent shall not be required to distribute such amount to any Lender.

9.11.       Agent Titles.  Any Lender identified on the facing page or signature pages of this Agreement as a documentation agent or syndication agent (but not as a “Collateral and Administrative Agent,” “Agent” or “Co-Collateral Agent”) shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, the Lender so identified as a documentation agent or syndication agent shall not have or be deemed to have any fiduciary relationship with any other Lender.  Each Lender acknowledges that it has not relied, and will not rely, on the Lender so identified as a documentation agent or syndication agent in deciding to enter into this Agreement or in taking or refraining to take any action under any of the Credit Documents.

SECTION 10.       [RESERVED.]

SECTION 11.       MISCELLANEOUS

11.1.       Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Agent, Regions as the maker of Swingline Loans, any other Lender or Issuer, shall be (i) sent to such Person’s address (which, in the case of any Credit Party, may be sent to Borrower Agent’s address) as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Agent in writing as and to the extent provided below.  Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex; provided, no notice to Agent shall be effective until received by Agent; provided further, any such notice or other communication shall at the request of Agent be provided to any sub-agent appointed pursuant to Section 9.3(c) hereto as designated by Agent from time to time.

11.2.       Performance of Borrowers’ Obligations.  If any Borrower shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Credit Documents, Agent may, in its sole discretion at any time or from time to time, for such Borrower’s account and at Borrowers’ expense, pay any amount or do any act required of Borrowers hereunder or under any of the other Credit Documents or otherwise lawfully requested by Agent to (i) enforce any of the Credit Documents or collect any of the Obligations, (ii) preserve, protect, insure or maintain or realize upon any of the Collateral, or (iii) preserve, defend, protect or maintain the validity or priority of Agent’s Liens in any of the Collateral, including the payment of any judgment against any Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord claim, any other Lien upon or with respect to any of the Collateral (whether or not a Permitted Lien).  All payments that Agent may make under this Section and all out-of-pocket costs and expenses (including Extraordinary Expenses) that Agent pays or incurs in connection with any action taken by it hereunder shall be reimbursed to Agent by Borrowers on demand with interest from the date such payment is made or such costs or expenses are incurred to the date of payment thereof at the Default Rate applicable for Revolver Loans that are Base Rate Loans. Any payment made or other action taken by Agent under this Section shall be without prejudice to any right to assert, and without waiver of, an Event of Default hereunder and to without prejudice to Agent’s right proceed thereafter as provided herein or in any of the other Credit Documents.

11.3.       Indemnity.

(a)           In addition to the payment of expenses pursuant to Section 2.7, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, Agent, Issuer and Lender and the officers, partners, directors, trustees, employees, agents, sub-agents, investment advisors and Affiliates of Agent and each Lender (each, an “Indemnitee”, and collectively, together with Agent Indemnitees and Regions Indemnitees, the “Indemnitees”), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee, as determined in a final, non-appealable judgment by a court of competent jurisdiction; provided,  no Credit Party shall have any obligation to Issuer in the event of the wrongful dishonor by Issuer of a proper demand for payment made under any Letter of Credit issued by it (it being understood that no dishonor as a result of Governmental Act shall constitute a wrongful dishonor.  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 11.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b)           To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against Lenders, Agent and their respective Affiliates, directors, employees, attorneys, agents, sub-agents, trustees or advisors, on any theory of liability, for special, indirect, consequential or punitive damages  (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Credit Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

11.4.       Set Off.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.

11.5.       Amendments and Waivers.

(a)           No amendment or modification of any provision of this Agreement or any of the other Credit Documents, nor any waiver of any Default or Event of Default, shall be effective without the prior written agreement or consent of the Requisite Lenders; provided, however, that

(b)           without the prior written consent of Agent, no amendment or waiver shall be effective with respect to any provision in any of the Credit Documents (including Section 2.7, Section 9, and this Section 11.5) to the extent such provision relates to the rights, duties, immunities, exculpation, indemnification or discretion of  Agent;

(c)           without the prior written consent of Issuer or Agent, no amendment or waiver with respect to any of the LC Obligations or the provisions of Sections 2.3, 2.22 or 3.2 shall be effective;

(d)           without the prior written consent of each affected Lender (except in the case of clauses (3) and (4) below, a Defaulting Lender as provided in Section 2.16), no amendment or waiver shall be effective that would (1) increase or otherwise modify any Commitment of such Lender (other than to reduce such Lender’s Commitment on a proportionate basis with the same Commitments of other Lenders); (2) alter (other than to increase) the rate of interest payable in respect of any Obligations owed to such Lender; (3) waive or defer collection of any interest or fee payable to such Lender pursuant to Sections 2.5 or 2.6; or (4) subordinate the payment of any Obligations owed to such Lender to the payment of any Indebtedness (except as expressly provided in Section 2.22; and

(e)           without the prior written consent of all Lenders (except a Defaulting Lender as provided in Section 2.16), no amendment or waiver shall be effective that would (1) waive any Default or Event of Default if the Default or Event of Default relates to any Borrower’s failure to observe or perform any covenant that may not be amended without the unanimous written consent of Lenders as provided in this Agreement (and, where so provided hereinafter, the written consent of Agent) as hereinafter set forth; (2) alter the provisions of Sections 2.2,2.9, 2.10, 2.11, 2.13, 2.22, 2.24, 11.3, 11.5, 11.9 or 11.18; (3) amend the definitions of “Borrowing Base,” “Pro Rata” or “Requisite Lenders” (and the other defined terms used in such definitions), or any provision of this Agreement obligating Agent to take certain actions at the direction of the Requisite Lenders, or any provision of any of the Credit Documents regarding the Pro Rata treatment or obligations of Lenders; (4) subordinate the priority of any Liens granted to Agent under any of the Credit Documents to consensual, non-statutory Liens granted after the Closing Date to any other Person, except as currently provided in or contemplated by the Credit Documents (including a subordination in favor of the holders of Permitted Liens that are permitted to have priority over Agent’s Liens) and except for Liens granted by a Credit Party to financial institutions with respect to amounts on deposit with such financial institutions to cover returned items, processing and analysis charges and other charges in the Ordinary Course of Business that relate to deposit accounts with such financial institutions, (5) release any Credit Party that is Solvent from liability for any of the Obligations or (6) extend the Term of the Commitments.

(f)            No Borrower will, directly or indirectly, pay or cause to be paid any remuneration or other thing of value, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for or as an inducement to the consent to or agreement by such Lender with any waiver or amendment of any of the terms and provisions of this Agreement or any of the other Credit Documents to the extent that the agreement of all Lenders to any such waiver or amendment is required, unless such remuneration or thing of value is concurrently paid, on the same terms, on a Pro Rata or other mutually agreed upon basis to all Lenders; provided, however, that Borrowers may contract to pay a fee only to those Lenders who actually vote in writing to approve any waiver or amendment of the terms and provisions of this Agreement or any of the other Credit Documents to the extent that such waiver or amendment may be implemented by vote of the Requisite Lenders and such waiver or amendment is in fact approved.

(g)           Any request, authority or consent of any Person who, at the time of making such request or giving such a authority or consent, is a Lender, shall be conclusive and binding upon any successor, assign or participant of such Lender.

(h)           Execution of Amendments, etc. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

11.6.       Successors and Assigns; Participations.

(a)           Generally.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders.  No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Register.  Borrowers, Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of an Assignment Agreement effecting the assignment or transfer thereof as provided in Section 11.6(d).  Each assignment shall be recorded in the Register on the Business Day the Assignment Agreement is received by Agent, if received by 12:00 p.m. (noon) (Atlanta, Georgia Time), and on the following Business Day if received after such time, prompt notice thereof shall be provided to Borrowers and a copy of such Assignment Agreement shall be maintained.  The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.”  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c)           Right to Assign.  Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it or other Obligation (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments):

(i)            to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” upon the giving of notice to Borrower Agent and Agent; and

(ii)           to any Person meeting the criteria of clause (ii) of the definition of the term of “Eligible Assignee” and, in the case only of assignments of Revolving Loans or Revolving Commitments to any such Person consented to by each of Borrower Agent and Agent (such consent not to be (x) unreasonably withheld or delayed or, (y) in the case of Borrower Agent, required at any time an Event of Default shall have occurred and then be continuing);

provided, further each such assignment pursuant to this Section 11.6(c)(ii) shall be in an aggregate amount of not less than (A) $2,500,000 as of trade date, if specified (or such lesser amount as may be agreed to by Borrower Agent and Agent or as shall constitute the aggregate amount of the Revolving Commitments and Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments and Revolving Loans.

(d)           Mechanics.  In connection with any assignments, the applicable assignee that becomes a Lender hereunder shall deliver to Agent such forms with respect to United States Federal tax withholding matters as such assignee is required to deliver under Section 2.26.  Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 11.6, the disposition of such Revolving Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

(e)           Effect of Assignment.  Subject to the terms and conditions of this Section 11.6, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register, and shall thereafter be a party hereto and a “Lender” for all purposes hereof and shall be bound by the terms of the Intercreditor Agreement as a Lender hereunder; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 11.9) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, (y) Issuer shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect the Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Agent for cancellation, and thereupon applicable Borrower, at such Borrower’s sole expense, shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(f)            Participations.  Each Lender shall have the right at any time to sell one or more participations to any Person (each such Person, a “Participant”) (other than Holdings, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation.  The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating.  Each Borrower agrees that each participant shall be entitled to the benefits of Section 2.9, 2.11 or 2.13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Section 2.11 or 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the applicable Borrower’s prior written consent and (ii) a participant that would be a Non U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.13 unless each Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of the Borrowers, to comply with Section 2.26 as though it were a Lender.  To the extent permitted by law, each participant also shall be entitled to the benefits of Section 11.4 as though it were a Lender, provided such Participant agrees to be subject to Section 9.9 as though it were a Lender.

(g)           Certain Other Assignments.  In addition to any other assignment permitted pursuant to this Section 11.6, any Lender may, without the consent of Borrowers or Agent, assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank or any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender as collateral security for such obligations or securities, or to any trustee for, or any other representative of, such holders; provided, no Lender, as between Borrowers and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder, until such time as such Federal Reserve Bank, pledge or trustee has complied with the provisions of this Section 11.6 regarding assignments.

(h)           Each Person that becomes a Lender after the Closing Date shall be deemed to be bound by the Intercreditor Agreement whether or not a signatory thereto, including, without limitation, Section 12 thereof.

(i)            Each Lender that grants a participation pursuant to Section 11.6(f) of this Agreement shall maintain a register on which it enters the name and address of each Participant and the principal and interest amount of each Participant’s interest in such Lender’s Commitments, Loans or any other Obligations (the “Participant Register”).  The entries made in the Participant Register shall constitute rebuttably presumptive evidence of the information contained therein; provided, however, that if a copy of information contained in the Participant Register is provided to any Person, or any Person inspects the Participant Register, at any time or from time to time, then the information contained in the Participant Register shall be conclusive and binding on such Person for all purposes absent manifest error, unless any Person notifies the applicable Lender in writing within thirty (30) days after such Person’s receipt of such copy or such Person’s inspection of the Participant Register of its intention to dispute the information contained therein.  Each Borrower hereby designates each Lender to serve as such Borrower’s agent solely for purposes of maintaining the applicable Participant Register as provided in this Section.

11.7.       Replacement of Certain Lenders.  If (a) no Event of Default exists and Borrower Agent requests in writing the replacement of the Co-Collateral Agent in its capacity as Co-Collateral Agent and as a Lender hereunder or (b) a Lender shall have (i) become a Defaulting Lender under the terms of this Agreement and its default has not been cured, (ii) requested compensation from Borrowers under Section 2.10, 2.11 or 2.25 to recover increased costs incurred by such Lender (or its parent or holding company) which are not being incurred generally by the other Lenders (or their respective parents or holding companies) or becomes entitled to increased payments under Section 2.25, (iii) delivered a notice pursuant to Section 2.9 claiming that such Lender is unable to extend LIBOR Loans to Borrowers for reasons not generally applicable to the other Lenders or (iv) failed or refused to give its consent to any amendment, waiver or action for which consent of all of the Lenders is required and in respect of which the Requisite Lenders have consented (any Lender referenced in clauses (a) or (b) above hereinafter referred to as an “Affected Lender”), then, in any such case under either clauses (a) or (b) above, and in addition to any other rights and remedies that Agent, any other Lender or any Borrower may have against such Affected Lender, any Borrower or Agent may make written demand on such Affected Lender (with a copy to Agent in the case of a demand by Borrowers and a copy to Borrowers in the case of a demand by Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within five (5) Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Eligible Assignees designated by Agent, all of such Affected Lender’s rights and obligations under this Agreement (including its Commitment and all Loans owing to it) in accordance with Section 11.6.  Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within five (5) Business Days after the date of such demand.  The Affected Lender shall be entitled to receive, in cash and concurrently with execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Credit Document, including the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment (but excluding any prepayment penalty or termination charge).  Upon the replacement of any Affected Lender pursuant to this Section 11.7, such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Liens of Agent in any Collateral and such Affected Lender shall have no further liability to Agent, any Lender or any other Person under any of the Credit Documents (except as provided in Section 9.6 as to events or transactions which occur prior to the replacement of such Affected Lender), including any Commitment to make Loans or purchase participations in LC Obligations.  Agent shall have the right at any time, but shall not be obligated to, upon written notice to any Lender and with the consent of such Lender (which may be granted or withheld in such Lender’s discretion), to purchase for Agent’s own account all of such Lender’s right, title and interest in and to this Agreement, the other Credit Documents and the Obligations (together with such Lender’s interest in the Commitments), for the face amount of the Obligations owed to such Lender (or such greater or lesser amount as Agent and Lender may mutually agree upon).

11.8.       Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

11.9.       Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension.  Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.21, 2.22, 2.23, 11.2, 11.3 and 11.4 and the agreements of Lenders set forth in Sections 2.20, 9.3(b) and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

11.10.     No Waiver; Remedies Cumulative.  No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  The rights, powers and remedies given to Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements.  Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

11.11.     Marshalling; Payments Set Aside.  Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations.  To the extent that any Credit Party makes a payment or payments to Agent or Lenders (or to Agent, on behalf of Lenders), or Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

11.12.     Severability.  In case any provision in or obligation hereunder or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

11.13.     Obligations Several; Independent Nature of Lenders’ Rights.  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder.  Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

11.14.     Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

11.15.     APPLICABLE LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).

11.16.     CONSENT TO JURISDICTION.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN

ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.1; (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (v) AGREES AGENT AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

11.17.     WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/EURAMAX RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 11.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11.18.     Confidentiality.  Each Lender shall hold all non public information regarding each Credit Party and its Subsidiaries and their businesses identified as such by any Credit Party and obtained by such Lender pursuant to the requirements hereof in accordance with such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Credit Parties that, in any event, a Lender may make (i) disclosures of such information to Affiliates of such Lender and to their agents, employees, officers, directors, trustees, attorneys, accountants and advisors (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 11.18), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee, pledgee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Hedge Agreements (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by the provisions of this Section 11.18), (iii) disclosure to any rating agency when required by it; provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from Agent or any Lender, and (iv) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify Borrower Agent of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non public information prior to disclosure of such information.  Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure.  However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates’ directors and employees to comply with applicable securities laws.  For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.  In the event of any conflict between this Section 11.18 and any other Contractual Obligation entered into with any Credit Party, the terms of this Section 11.18 shall govern.

11.19.     Certification Regarding Senior Secured Notes Indenture.  Each Credit Party hereby certifies to Agent and Lenders that neither the execution or performance of this Agreement by such Credit Party nor the incurrence of any Indebtedness pursuant to the terms of this Agreement or any of the other Credit Documents violates any provision of the Senior Secured Notes Indenture.  Each Credit Party further certifies to Agent and Lenders that (i) all of the Commitments constitute a “Credit Facility” (or the equivalent term defined in the Senior Secured Notes Indenture) under the Senior Secured Notes Indenture, and (ii) that all Obligations collectively constitute “ABL Obligations” (or the equivalent term defined in the Senior Secured Notes Indenture) under the Senior Secured Notes Indenture.

11.20.     Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

11.21.     Effectiveness.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrowers and Agent of written or telephonic notification of such execution and authorization of delivery thereof.

11.22.     PATRIOT Act.  Each Lender and Agent (for itself and not on behalf of any Lender) hereby notifies Credit Parties that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Credit Parties, which information includes the name and address of each Credit Party and other information that will allow such Lender or Agent, as applicable, to identify each Credit Party in accordance with the Act.

11.23.     Electronic Transmissions.

(a)           Authorization.  Subject to the provisions of Section 11.1, Agent, Borrower, Lender, Issuer and each of their affiliates and sub-agent and each of their respective employees, agents, officers and directors is authorized (but not required) to transmit or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Credit Document and the transactions contemplated therein.  Each Credit Party and Agent, each Lender and Issuer hereby acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b)           LIMITATION OF LIABILITY.  ALL ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”.  NEITHER AGENT NOR ANY OF ITS SUB-AGENTS, AFFILIATES AND NONE OF THEIR RESPECTIVE EMPLOYEES, AGENT, DIRECTORS OR OFFICERS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY ELECTRONIC TRANSMISSION AND EACH DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN.  NO WARRANTY OF ANY KIND IS MADE BY ANY AGENT OR ANY OF ITS AFFILIATES, SUB-AGENTS OR ANY OF ITS EMPLOYEES, AGENT, DIRECTORS OR OFFICERS IN CONNECTION WITH ANY ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS.  Each Credit Party and each Secured Party agrees that Agent shall have no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission.

11.24.     Public Disclosures.  Each Credit Party agrees that it shall not, and none of its Affiliates shall, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of the Securities of any Credit Party) using the name, logo or otherwise referring to Regions or of any of its Affiliates, the Credit Documents or any transaction contemplated therein to which the Secured Parties are party without at least 2 Business Days’ prior notice to Regions and without the prior consent of Regions except to the extent required to do so under applicable Requirements of Law and then, only after consulting with Regions prior thereto.

11.25.     Intercreditor Agreement.   Without limiting the generality of Section 9.8(a)(iv), each Lender hereunder:  (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement, and (c) authorizes and instructs Agent to enter into the Intercreditor Agreement as ABL Agent (as defined in the Intercreditor Agreement) on behalf of such Lender.

11.26.     Amendment and Restatement.  This Agreement and the other Credit Documents amend and restate the Existing Credit Agreement and the other “Credit Documents” (as defined in the Existing Credit Agreement). All rights, benefits, indebtedness, interests, liabilities and obligations of the parties to the Existing Credit Agreement and the agreements, documents and instruments executed and delivered in connection with the Existing Credit Agreement (collectively, the “Existing Credit Documents”) are hereby renewed, amended, restated and superseded in their entirety according to the terms and provisions set forth herein and in the other Credit Documents.  This Agreement does not constitute, nor shall it result in, a waiver of or release, discharge or forgiveness of any amount payable pursuant to the Existing Credit Documents or any indebtedness, liabilities or obligations of Credit Parties thereunder, all of which are renewed and continued and are hereafter payable and to be performed in accordance with this Agreement and the other Credit Documents.  Neither this Agreement nor any other Credit Document extinguishes the indebtedness or liabilities outstanding in connection with the Existing Credit Documents, nor do they constitute a novation with respect thereto.  All security interests, pledges, assignments and other Liens previously granted by any Credit Party pursuant to the Existing Credit Documents are hereby renewed and continued, and all such security interests, pledges, assignments and other Liens shall remain in full force and effect as security for the Obligations except as otherwise provided by this Agreement or the Pledge and Security Agreement.  Amounts in respect of interest, fees and other amounts payable to or for the account of Agent and Lenders shall be calculated (i) in accordance with the provisions of the Existing Credit Agreement with respect to any period (or a portion of any period) ending prior to the Closing Date, and (ii) in accordance with the provisions of this Agreement with respect to any period (or a portion of any period) commencing on or after the Closing Date.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:

ATTEST:	EURAMAX INTERNATIONAL, INC.

/s/ R. Scott Vansant
Secretary	By:	/s/ R. Scott Vansant
R. Scott Vansant, Chief Financial Officer
[CORPORATE SEAL]

AMERIMAX HOME PRODUCTS, INC.
ATTEST:
	By:	/s/ R. Scott Vansant
/s/ R. Scott Vansant		R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

AMERIMAX BUILDING PRODUCTS, INC.
ATTEST:
	By:	/s/ R. Scott Vansant
/s/ R. Scott Vansant		R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

[Signatures continue on following page.]

Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement

BERGER BUILDING PRODUCTS, INC.
ATTEST:
	By:	/s/ R. Scott Vansant
/s/ R. Scott Vansant		R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

FABRAL, INC.
ATTEST:
	By:	/s/ R. Scott Vansant
/s/ R. Scott Vansant		R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

AMP COMMERCIAL, INC.
ATTEST:
	By:	/s/ R. Scott Vansant
/s/ R. Scott Vansant		R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

[Signatures continue on following page.]

Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement

GUARANTORS:

EURAMAX HOLDINGS, INC.
ATTEST:
	By:	/s/ R. Scott Vansant
/s/ R. Scott Vansant		R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

AMERIMAX FABRICATED PRODUCTS, INC.
ATTEST:
	By:	/s/ R. Scott Vansant
/s/ R. Scott Vansant		R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

AMERIMAX FINANCE COMPANY, INC.
ATTEST:
	By:	/s/ Mitchell Lewis
/s/ R. Scott Vansant		Mitchell Lewis, President and Chief Executive Officer
Secretary

[CORPORATE SEAL]

BERGER HOLDINGS, LTD
ATTEST:
	By:	/s/ R. Scott Vansant
/s/ R. Scott Vansant		R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

FABRAL HOLDINGS, INC.
ATTEST:
	By:	/s/ R. Scott Vansant
/s/ R. Scott Vansant		R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

[Signatures continue on following page.]

Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement

AMERIMAX RICHMOND COMPANY
ATTEST:
	By:	/s/ R. Scott Vansant
/s/ R. Scott Vansant		R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

AMERIMAX UK, INC.
ATTEST:
	By:	/s/ R. Scott Vansant
/s/ R. Scott Vansant		R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

[Signatures continue on following page.]

Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement

LENDERS:

REGIONS BANK

By:	/s/ Linda Harris
Linda Harris, Senior Vice President

[Signatures continue on following page.]

Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement

WELLS FARGO CAPITAL FINANCE, LLC

By:	/s/
Title: Vice President

[Signatures continue on following page.]

Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement

AGENT:

REGIONS BANK, as Agent

By:	/s/ Linda Harris
Linda Harris, Senior Vice President

Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement

APPENDIX A

TO AMENDED AND RESTATED SENIOR

SECURED REVOLVING CREDIT AND

GUARANTY AGREEMENT

Revolving Commitments

Lender	Revolving Commitment	Pro Rata Share
Regions Bank	$40,000,000	57.14%
Wells Fargo Capital Finance, LLC	$30,000,000	42.86%
Total	$70,000,000	100.0%

APPENDIX B

TO AMENDED AND RESTATED SENIOR

SECURED REVOLVING CREDIT AND

GUARANTY AGREEMENT

Notice Addresses

BORROWERS AND GUARANTORS:

EURAMAX INTERNATIONAL, INC. and each Borrower and Guarantor

5445 Triangle Parkway,
Suite 350 Norcross, GA 30092
Attention: R. Scott Vansant

AGENT:

REGIONS BANK, as Agent

191 Peachtree Street, N.E.

Suite 3800

Atlanta, Georgia 30303

Attention: Euramax Loan Administration Officer

LENDERS:

REGIONS BANK

191 Peachtree Street, N.E.

Suite 3800

Atlanta, Georgia 30303

Attention: Euramax Loan Administration Officer

WELLS FARGO CAPITAL FINANCE, LLC

1100 Abernathy Road, Suite 1600

Atlanta, Georgia 30328

Attention: Business Finance Manager

Fax No.: (770) 804-0785

SCHEDULES

TO AMENDED AND RESTATED SENIOR SECURED REVOLVING

CREDIT AND GUARANTY AGREEMENT

Schedule 1.1A

PRE-CLOSING STEPS

Step 1: Euramax International, Inc. acquires a shelf company Gaula Holding B.V. (“New HoldCo BV”) for EUR 7,500 and files a “check-the-box” election to treat New HoldCo BV as a disregarded entity.

Step 2: Euramax International Holdings Limited distributes the equity interests of Amerimax UK, Inc. and the balance of intercompany debt (to the extent of distributable reserves) to Euramax International, Inc.

Step 3: Euramax International, Inc. forms EMAX Metals LLC, a Delaware limited liability company (“New US LLC 1”) in exchange for membership interests that are freely transferable and create limited liability.

Step 4: Euramax Netherlands B.V. forms EMAX Products LLC, a Delaware limited liability company (“New US LLC 2”) in exchange for membership interests that are freely transferable and create limited liability.

Step 5: New US LLC 1 and New US LLC 2 form EMAX North LP (“English LP”) and “check-the-box” to treat English LP as a corporation for US federal income tax purposes. New US LLC 1 will be the limited partner and New US LLC 2 will be the general partner.

Step 6: Euramax International, Inc. transfers the equity interests of Euramax International Holdings Limited to New US LLC 1 as a capital contribution.

Step 7: New US LLC 1 transfers the equity interests of Euramax International Holdings Limited to English LP as a capital contribution.

Step 8: Euramax International, Inc. borrows $21M under the Existing Credit Agreement.

Step 9: Euramax International, Inc. pays down £13M of the existing intercompany balance ($23M) with Euramax International Holdings Limited.

Step 10: Euramax International Holdings Limited loans £13M to Euramax Holdings Limited in exchange for a discount note with face value of £21.5M.

AT CLOSING

Step 11: Euramax International, Inc. enters into an external financing arrangement for $500M ($375M Senior Secured Notes / $125M Unsecured Debt).

Step 12: Euramax International, Inc. loans €154M ($215M) to New HoldCo BV for a €154M Euro denominated note.

Step 13: New HoldCo BV acquires the equity interests of Euramax Netherlands B.V. from Euramax European Holdings B.V. for €154M ($215M) cash.

Step 14: Euramax European Holdings B.V. distributes €154M of cash to Euramax International Holdings B.V. Euramax International Holdings B.V. distributes €154M ($215M) of cash to Euramax International, Inc.

Step 15: Euramax International, Inc. pays off existing Term Loan Debt ($405M).

Step 16: Euramax International, Inc. contributes €63M to New HoldCo BV as a capital contribution; new shares will not be issued.

Step 17: New HoldCo BV contributes €63M to Euramax Netherlands B.V. as a capital contribution; no new shares will be issued.

Step 18: Euramax Netherlands B.V. contributes £18.4M of cash to New US LLC 2.

Step 19: New US LLC 2 contributes £18.4M of cash to English LP as a capital contribution.

Step 20: English LP loans £18.4M of cash to Euramax UK Limited for a discount note with face value of £30.2M.

Step 21: Euramax UK Limited repays £18.4M of the £23M GBP Loan to Euramax Netherlands B.V.

Step 22: Euramax Netherlands B.V. pays off existing Term Loan Debt (€63M)

Step 23: Euramax Holdings Limited pays off existing Term Loan Debt (£13M).

Step 24: Euramax International, Inc. repays existing $21M revolving loans under the Agreement.

Step 25: Euramax International, Inc. contributes its New US LLC 1 interest to New Holdco BV; no new consideration will be issued.

POST CLOSING

Step 26: Euramax European Holdings B.V. liquidates into Euramax International Holdings B.V. (within 3 months of closing).

Step 27: Euramax International Holdings B.V. liquidates into Euramax International, Inc. (within 3 months of closing).

Step 28: Euramax Europe B.V. merges into Euramax Netherlands B.V.

Step 29: Euramax International Holdings Limited, Euramax International Limited and Euramax Continental Limited are liquidated into English LP.

Step 30: Euramax European Holdings Limited, Euramax Europe Limited and Euramax Holdings Limited are liquidated into Euramax UK Limited.

SCHEDULES

TO AMENDED AND RESTATED SENIOR SECURED REVOLVING

CREDIT AND GUARANTY AGREEMENT

Schedule 4.1

Jurisdictions of Organization and Qualification

Domestic Subsidiaries	Jurisdiction of Incorporation
Euramax Holdings, Inc.	Delaware
Euramax International, Inc.	Delaware
Amerimax Building Products, Inc.	Delaware
Amerimax Fabricated Products, Inc.	Delaware
Amerimax Finance Company, Inc.	Delaware
Amerimax Home Products, Inc.	Delaware
Amerimax Richmond Company	Indiana
Amerimax UK, Inc.	Delaware
Berger Building Products, Inc.	Pennsylvania
Berger Holdings, Ltd.	Pennsylvania
Fabral Holdings, Inc.	Delaware
Fabral, Inc.	Delaware
AMP Commercial, Inc. (f/k/a Gutter Suppliers, Inc.)	Delaware
EMAX Metals LLC	Delaware
EMAX Products LLC	Delaware

Foreign Subsidiaries	Jurisdiction of Incorporation
EMAX North LP	England & Wales
Ellbee Limited	England & Wales
Euramax Coated Products Limited	England & Wales
Euramax Continental Limited*	England & Wales
Euramax Europe Limited*	England & Wales

Euramax European Holdings Limited*	England & Wales
Euramax Holdings Limited*	England & Wales
Euramax International Holdings Limited*	England & Wales
Euramax International Limited*	England & Wales
Euramax UK Limited	England & Wales
Gaula Holdings B.V.	Netherlands
Euramax Europe B.V.*	Netherlands
Euramax Coated Products B.V.	Netherlands
Euramax European Holdings B.V.*	Netherlands
Euramax International Holdings B.V.*	Netherlands
Euramax Netherlands B.V.	Netherlands
Euramax Industries S.A.	France
Euramax Canada Holdings, Inc.	Ontario, Canada
Euramax Canada, Inc.	Ontario, Canada

* entity permitted to restructure and dissolve in connection with Permitted Restructuring.

SCHEDULES

TO AMENDED AND RESTATED SENIOR SECURED REVOLVING

CREDIT AND GUARANTY AGREEMENT

Schedule 4.2 (a)

Capital Stock and Ownership

Record Owner	Current Legal Entities Owned	Certificate No.	No. Shares/Interest
Highland Capital Management, LP			26%
Levine Leichtman Capital Partners Deep Value Fund			9.9%
UBS AG, Stamford Branch			8.8%
Uni Credit Bank			8.1%
Van Kampen Asset Management Inc.			5.1%
BlackRock Advisors, LLC			5.1%
Mitchell B. Lewis			3.6%
R. Scott Vansant			2.9%
Scott R. Anderson	Euramax Holdings, Inc.		Less than 1%
Jeffrey C. Hummel			Less than 1%
Michael Lundin			Less than 1%
Jim Bradley			Less than 1%
Marjorie Bowen			Less than 1%
Jeffrey Brodsky			Less than 1%
Fulton Collins			––%
Alvo M. Oddis			––%
All directors and executive officers, as a group (10 persons)			7.5%

Euramax Holdings, Inc.	Euramax International, Inc.	1	100

Euramax International, Inc.	Amerimax Fabricated Products, Inc.	4	100

Record Owner	Current Legal Entities Owned	Certificate No.	No. Shares/Interest
Euramax International, Inc.	Amerimax UK, Inc.	2	100

Amerimax Fabricated Products, Inc.	Amerimax Building Products, Inc.	3	100

Amerimax Fabricated Products, Inc.	Amerimax Finance Company, Inc.	1	100

Amerimax Fabricated Products, Inc.	Amerimax Home Products, Inc.	2	100

Amerimax Fabricated Products, Inc.	Amerimax Richmond Company	20	1,000

Amerimax Fabricated Products, Inc.	Berger Holdings, Ltd.	1	100

Amerimax Fabricated Products, Inc.	AMP Commercial, Inc. (f/k/a Gutter Suppliers, Inc.)	1	100

Amerimax Fabricated Products, Inc.	Fabral Holdings, Inc.	1	100

Berger Holdings, Ltd.	Berger Building Products, Inc. (f/k/a Berger Bros. Company)	101	6,930

Fabral Holdings, Inc.	Fabral, Inc.		100

SCHEDULES
TO AMENDED AND RESTATED SENIOR SECURED REVOLVING

CREDIT AND GUARANTY AGREEMENT

Schedule 4.2 (b)

After Permitted Restructuring

SCHEDULES
TO AMENDED AND RESTATED SENIOR SECURED REVOLVING

CREDIT AND GUARANTY AGREEMENT

Schedule 4.5

Governmental Consents

None

Schedule 4.7

Audit Qualifications

None

Schedule 4.9

Material Adverse Change

None

Schedule 4.13

Environmental Matters

None

Schedule 4.15

Material Contracts

None

Schedule 6.1

Certain Indebtedness

Intercompany Indebtedness:

Lender	Debtor	Principal Amount
Amerimax Fabricated Products, Inc.	Euramax Holdings Limited	£1,776,012.00; current £0
Amerimax UK, Inc.	Ellbee Limited	£440,370.88
Euramax International, Inc.	Euramax International Holdings, B.V.	$66,941,773.19
Euramax International, Inc.	Gaula Holding B.V.	$215,000,000.00

Third Party Promissory Notes:

Lender	Debtor	Principal Amount
Amerimax Building Products, Inc.	Qualitex, Inc.	$575,000

Schedule 6.2

Certain Liens

None

Schedule 6.7

Certain Investments

Notes Receivable:

Note Maker/Payor	Note Holder/Payee	Original Principal Amount
Qualitex, Inc.	Amerimax Building Products, Inc.	$575,000

Schedule 6.12

Certain Affiliate Transactions

None

EXHIBIT A-1 TO

AMENDED AND RESTATED SENIOR

SECURED REVOLVING CREDIT AND

GUARANTY AGREEMENT

FUNDING NOTICE

Reference is made to the AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AND GUARANTY AGREEMENT, dated March 18, 2011 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms under the Credit Agreement), by and among EURAMAX INTERNATIONAL, INC., a Delaware corporation (individually and in its capacity as the representative of the other Borrowers pursuant to Section 2.18 of the Credit Agreement, “Euramax”), AMERIMAX HOME PRODUCTS, INC., a Delaware corporation (“AHP”), AMERIMAX BUILDING PRODUCTS, INC., a Delaware corporation (“ABP”), BERGER BUILDING PRODUCTS, INC., a Pennsylvania corporation (“BBP”), FABRAL, INC., a Delaware corporation (“Fabral”), and AMP COMMERCIAL, INC., a Delaware corporation formerly known as Gutter Suppliers, Inc. (“AMP”), as borrowers thereunder (being referred to collectively as “Borrowers,” and individually as a “Borrower”), and EURAMAX HOLDINGS, INC., a Delaware corporation (“Holdings”), AMERIMAX FABRICATED PRODUCTS, INC., a Delaware corporation (“AFP”), AMERIMAX FINANCE COMPANY, INC., a Delaware corporation (“AFC”), BERGER HOLDINGS, LTD, a Pennsylvania corporation (“BHL”), FABRAL HOLDINGS, INC., a Delaware corporation (“Fabral Holdings”), AMERIMAX RICHMOND COMPANY, an Indiana corporation (“Richmond”), and AMERIMAX UK, INC., a Delaware corporation (“Amerimax UK”), as guarantors thereunder (being referred to collectively as “Guarantors,” and individually as a “Guarantor”); the various financial institutions party thereto from time to time (together with their respective successors and permitted assigns, the “Lenders”); and REGIONS BANK, an Alabama banking corporation, in its capacity as collateral and administrative agent for the Lenders (together with its successors in such capacity, “Agent”).

Pursuant to Sections 2.1 and 2.2, as applicable, of the Credit Agreement, Euramax, in its capacity as Borrower Agent on behalf of Borrowers, hereby requests that Lenders make the following Loans to Borrowers in accordance with the applicable terms and conditions of the Credit Agreement on [mm/dd/yy] (the “Credit Date”):

[1.]	Revolving Loans
	• Base Rate Loans:	$[ , , ]
	• LIBOR Loans, with an initial Interest Period of month(s):	$[ , , ]
[2.]	Swingline Loans:	$[ , , ]

Borrower Agent, on behalf of each Borrower, hereby certifies that:

(i)            after making the Loans requested on the Credit Date, the Working Capital Obligations then outstanding and Pending Revolving Loans shall not exceed the lesser of (A) the Borrowing Base or (B) the Revolving Commitments;

(ii)           as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true, correct and complete in all material respects or, with respect to any of the representations and warranties that are subject to a Material Adverse Effect (or material adverse change) qualification, in all respects, on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all material respects on and as of such earlier date; and

(iii)          as of the Credit Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

Date: [mm/dd/yy]	EURAMAX INTERNATIONAL, INC.,
as Borrower Agent

By:
Name:
Title

EXHIBIT A-2 TO

AMENDED AND RESTATED SENIOR

SECURED REVOLVING CREDIT AND

GUARANTY AGREEMENT

CONVERSION/CONTINUATION NOTICE

Reference is made to the AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AND GUARANTY AGREEMENT, dated March 18, 2011 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms under the Credit Agreement), by and among EURAMAX INTERNATIONAL, INC., a Delaware corporation (individually and in its capacity as the representative of the other Borrowers pursuant to Section 2.18 of the Credit Agreement, “Euramax”), AMERIMAX HOME PRODUCTS, INC., a Delaware corporation (“AHP”), AMERIMAX BUILDING PRODUCTS, INC., a Delaware corporation (“ABP”), BERGER BUILDING PRODUCTS, INC., a Pennsylvania corporation (“BBP”), FABRAL, INC., a Delaware corporation (“Fabral”), and AMP COMMERCIAL, INC., a Delaware corporation formerly known as Gutter Suppliers, Inc. (“AMP”), as borrowers thereunder (being referred to collectively as “Borrowers,” and individually as a “Borrower”), and EURAMAX HOLDINGS, INC., a Delaware corporation (“Holdings”), AMERIMAX FABRICATED PRODUCTS, INC., a Delaware corporation (“AFP”), AMERIMAX FINANCE COMPANY, INC., a Delaware corporation (“AFC”), BERGER HOLDINGS, LTD, a Pennsylvania corporation (“BHL”), FABRAL HOLDINGS, INC., a Delaware corporation (“Fabral Holdings”), AMERIMAX RICHMOND COMPANY, an Indiana corporation (“Richmond”), and AMERIMAX UK, INC., a Delaware corporation (“Amerimax UK”), as guarantors thereunder (being referred to collectively as “Guarantors,” and individually as a “Guarantor”); the various financial institutions party thereto from time to time (together with their respective successors and permitted assigns, the “Lenders”); and REGIONS BANK, an Alabama banking corporation, in its capacity as collateral and administrative agent for the Lenders (together with its successors in such capacity, “Agent”).

Pursuant to Section 2.5(b) of the Credit Agreement, Euramax, in its capacity as Borrower Agent on behalf of Borrowers, desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [mm/dd/yy]:

$[       ,       ,       ]                      LIBOR Loans to be continued with Interest Period of           month(s)

$[       ,       ,       ]                      Base Rate Loans to be converted to LIBOR Loans with Interest Period of           month(s)

$[       ,       ,       ]                      LIBOR Loans to be converted to Base Rate Loans

[Remainder of page intentionally left blank]

Borrower Agent, on behalf of each Borrower, hereby certifies that as of the date hereof, no event has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby that would constitute an Event of Default or a Default.

Date: [mm/dd/yy]	EURAMAX INTERNATIONAL, INC.,
as Borrower Agent

By:
Name:
Title:

EXHIBIT A-3 TO

AMENDED AND RESTATED SENIOR

SECURED REVOLVING CREDIT AND

GUARANTY AGREEMENT

LETTER OF CREDIT REQUEST

Reference is made to the AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AND GUARANTY AGREEMENT, dated March 18, 2011 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms under the Credit Agreement), by and among EURAMAX INTERNATIONAL, INC., a Delaware corporation (individually and in its capacity as the representative of the other Borrowers pursuant to Section 2.18 of the Credit Agreement, “Euramax”), AMERIMAX HOME PRODUCTS, INC., a Delaware corporation (“AHP”), AMERIMAX BUILDING PRODUCTS, INC., a Delaware corporation (“ABP”), BERGER BUILDING PRODUCTS, INC., a Pennsylvania corporation (“BBP”), FABRAL, INC., a Delaware corporation (“Fabral”), and AMP COMMERCIAL, INC., a Delaware corporation formerly known as Gutter Suppliers, Inc. (“AMP”), as borrowers thereunder (being referred to collectively as “Borrowers,” and individually as a “Borrower”), and EURAMAX HOLDINGS, INC., a Delaware corporation (“Holdings”), AMERIMAX FABRICATED PRODUCTS, INC., a Delaware corporation (“AFP”), AMERIMAX FINANCE COMPANY, INC., a Delaware corporation (“AFC”), BERGER HOLDINGS, LTD, a Pennsylvania corporation (“BHL”), FABRAL HOLDINGS, INC., a Delaware corporation (“Fabral Holdings”), AMERIMAX RICHMOND COMPANY, an Indiana corporation (“Richmond”), and AMERIMAX UK, INC., a Delaware corporation (“Amerimax UK”), as guarantors thereunder (being referred to collectively as “Guarantors,” and individually as a “Guarantor”); the various financial institutions party thereto from time to time (together with their respective successors and permitted assigns, the “Lenders”); and REGIONS BANK, an Alabama banking corporation, in its capacity as collateral and administrative agent for the Lenders (together with its successors in such capacity, “Agent”).

Pursuant to Section 2.3 of the Credit Agreement, Euramax, in its capacity as Borrower Agent on behalf of Borrowers, desires a Letter of Credit to be issued in accordance with the terms and conditions of the Credit Agreement on [mm/dd/yy] (the “Credit Date”) in an aggregate face amount of  $[     ,      ,      ].

Attached hereto for each such Letter of Credit is an LC Application that contains the following:

(a)           the stated amount of such Letter of Credit;

(b)           the requested currency of such Letter of Credit;

(c)           the name and address of the beneficiary of such Letter of Credit;

(d)           the expiration date of such Letter of Credit; and

(e)           either (i) the verbatim text of such proposed Letter of Credit, or (ii) a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the issuing bank to make payment under such Letter of Credit.

Each Borrower signatory hereto hereby certifies that:

(i)            after issuing such Letter of Credit requested on the Credit Date, the LC Obligations and other Working Capital Obligations then outstanding and Pending Revolving Loans shall not exceed the lesser of (A) the Borrowing Base or (B) the Revolving Commitments;

(ii)           after issuing such Letter of Credit requested on the Credit Date, the LC Obligations shall not exceed the limitation set forth in the LC Conditions then in effect and no Out-of-Formula Condition shall exist;

(iii)          as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true, correct and complete in all material respects or, with respect to any of the representations and warranties that are subject to a Material Adverse Effect (or material adverse change) qualification, in all respects, on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all material respects on and as of such earlier date; and

(iv)          as of such Credit Date, no event has occurred and is continuing or would result from the consummation of the issuance contemplated hereby that would constitute an Event of Default or a Default.

Date: [mm/dd/yy]	EURAMAX INTERNATIONAL, INC.,
as Borrower Agent

By:
Name:
Title

EXHIBIT B TO

AMENDED AND RESTATED SENIOR

SECURED REVOLVING CREDIT AND

GUARANTY AGREEMENT

REVOLVING LOAN NOTE

$[ , , ]	[ ],
20
Atlanta, Georgia

FOR VALUE RECEIVED, each of EURAMAX INTERNATIONAL, INC., a Delaware corporation (“Euramax”), AMERIMAX HOME PRODUCTS, INC., a Delaware corporation (“AHP”), AMERIMAX BUILDING PRODUCTS, INC., a Delaware corporation (“ABP”), BERGER BUILDING PRODUCTS, INC., a Pennsylvania corporation (“BBP”), FABRAL, INC., a Delaware corporation (“Fabral”), and AMP COMMERCIAL, INC., a Delaware corporation formerly known as Gutter Suppliers, Inc. (“AMP”) (being referred to collectively as “Borrowers,” and individually as a “Borrower”), promises to pay [NAME OF LENDER] (“Payee”) or its registered assigns the principal amount  of [                                       ][DOLLARS]  ($[     ,    ,   ])   in  the  installments  referred to below.

Borrowers also promise to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AND GUARANTY AGREEMENT, dated March 18, 2011 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms under the Credit Agreement), by and among Borrowers; the subsidiaries and affiliates of Borrowers party thereto from time to time as Guarantors, the various financial institutions party thereto from time to time (together with their respective successors and permitted assigns, the “Lenders”); and REGIONS BANK, an Alabama banking corporation, in its capacity as collateral and administrative agent for the Lenders (together with its successors in such capacity, “Agent”).

Borrowers shall make principal and interest payments on this Note as set forth in Section 2.20 of the Credit Agreement.

This Revolving Loan Note (this “Note”) is one of the “Revolving Loan Notes” in the aggregate principal amount of $70,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office designated by Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Agent and recorded in the Register, Borrowers, Guarantors, Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal and interest payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrowers hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to prepayment as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWERS AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).

Upon the occurrence and during the continuance of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrowers, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Borrowers promise to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Borrowers and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized on the date and at the place first written above.

EURAMAX INTERNATIONAL, INC.

By:
Name:
Title:

AMERIMAX HOME PRODUCTS, INC.

By:
Name:
Title:

AMERIMAX BUILDING PRODUCTS, INC.

By:
Name:
Title:

BERGER BUILDING PRODUCTS, INC.

By:
Name:
Title:

FABRAL, INC.

By:
Name:
Title:

AMP COMMERCIAL, INC.

By:
Name:
Title:

EXHIBIT C TO

AMENDED AND RESTATED SENIOR

SECURED REVOLVING CREDIT AND

GUARANTY AGREEMENT

COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.             I am the Chief Financial Officer of EURAMAX INTERNATIONAL, INC., a Delaware corporation (individually and in its capacity as the representative of the other Borrowers pursuant to Section 2.18 of the Credit Agreement, “Euramax”).

2.             I have reviewed the terms of that certain AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AND GUARANTY AGREEMENT, dated March 18, 2011 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein, including, without limitation, in Annex A hereto, unless otherwise defined herein, shall have the meanings ascribed to such terms under the Credit Agreement), by and among Euramax; AMERIMAX HOME PRODUCTS, INC., a Delaware corporation (“AHP”), AMERIMAX BUILDING PRODUCTS, INC., a Delaware corporation (“ABP”), BERGER BUILDING PRODUCTS, INC., a Pennsylvania corporation (“BBP”), FABRAL, INC., a Delaware corporation (“Fabral”), and AMP COMMERCIAL, INC., a Delaware corporation formerly known as Gutter Suppliers, Inc. (“AMP”), as borrowers thereunder (being referred to collectively as “Borrowers,” and individually as a “Borrower”), and EURAMAX HOLDINGS, INC., a Delaware corporation (“Holdings”), AMERIMAX FABRICATED PRODUCTS, INC., a Delaware corporation (“AFP”), AMERIMAX FINANCE COMPANY, INC., a Delaware corporation (“AFC”), BERGER HOLDINGS, LTD, a Pennsylvania corporation (“BHL”), FABRAL HOLDINGS, INC., a Delaware corporation (“Fabral Holdings”), AMERIMAX RICHMOND COMPANY, an Indiana corporation (“Richmond”), and AMERIMAX UK, INC., a Delaware corporation (“Amerimax UK”), as guarantors thereunder (being referred to collectively as “Guarantors,” and individually as a “Guarantor”); the various financial institutions party thereto from time to time (together with their respective successors and permitted assigns, the “Lenders”); and REGIONS BANK, an Alabama banking corporation, in its capacity as collateral and administrative agent for the Lenders (together with its successors in such capacity, “Agent”), and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Borrowers during the accounting period covered by the attached financial statements.

3.             The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth in a separate attachment, if any, to this Compliance Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action that Borrowers have taken, are taking, or propose to take with respect to each such condition or event.

The foregoing certifications, together with the computations set forth in the Annex A hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered [mm/dd/yy] pursuant to Section 5.1(d) of the Credit Agreement.

EURAMAX INTERNATIONAL, INC.,
as Borrower Agent

By:
Name:
Title:	[Chief Financial Officer]

ANNEX A TO

COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDING [mm/dd/yy].

Fixed Charge Coverage Ratio

(1) Consolidated Adjusted EBITDA:(i) - (ii) =			$[ , , ]
(i)	the sum, without duplication, of the amounts for such period of

	(a)	Consolidated Net Income:	$[ , , ]

(b)

provision for taxes based on income or profits or capital gains of such Person and its Subsidiaries for such period, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person and its Subsidiaries paid or accrued during such period, to the extent that such provision for taxes or payment was deducted in computing such Consolidated Net Income:

$[ , , ]

(c)

the Consolidated Interest Expense of such Person and its Subsidiaries for such period (including, without limitation (x) non-cash losses attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP, and (y) costs of surety bonds in connection with financing activities), to the extent that any such Consolidated Interest Expense was deducted in computing such Consolidated Net Income:

$[ , , ]

	(d)	depreciation and amortization of such Person and its Subsidiaries for such period to the extent that such depreciation or amortization was deducted in computing such Consolidated Net Income:	$[ , , ]

(e)

any other non-cash expenses or charges, including, without limitation, any impairment charge or asset write-offs or write-downs related to intangible assets (including, without limitation, goodwill), long-lived assets, and Investments in debt and equity securities pursuant to GAAP, reducing Consolidated Net Income for such period (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period):

$[ , , ]

(f)

the amount of any minority interest expense consisting of income of a Subsidiary attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income:

$[ , , ]

(g)

any extraordinary gain or loss, and any unusual or non-recurring charges (including, without limitation, severance, relocation costs and one-time compensation charges and including, without limitation, restructuring charges or reserves including, without

$[ , , ]

limitation, costs related to closure of facilities) during any period in which such items are included in calculations of the Consolidated Net Income in an aggregate amount not to exceed 5.0% of the amount of Consolidated Adjusted EBITDA for such period prior to the adjustment provided for in this clause (g) as determined in such period:

(ii)

non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business (including, without limitation, non-cash gains attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP):

$[ , , ]

(2) Fixed Charges: (i) + (ii) + (iii) =		$[ , , ]

(i)	Cash Interest Expense of such Person and its Subsidiaries on a consolidated basis for such period:	$[ , , ]

(ii)

scheduled principal payments on Indebtedness (including, without limitation, Capitalized Lease Obligations) of such Person and its Subsidiaries on a consolidated basis for the next succeeding 12 months following the last day of such fiscal period:

$[ , , ]

(iii)

all cash dividends (including, without limitation, the product of (A) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any of its Subsidiaries, and all cash dividends on any series of preferred stock of any Subsidiary of such Person, other than dividends on Capital Stock payable solely in Capital Stock of Euramax (other than Disqualified Stock) or to any Borrower or a Subsidiary of a Borrower, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal) paid by such Person and its Subsidiaries on Capital Stock in respect of such period to Persons other than Credit Parties:

$[ , , ]

(3) Fixed Charge Coverage Ratio: (i)/(ii) =	Actual:	. :1.00
	Required:	. :1.00

(i)

Consolidated Adjusted EBITDA of such Person and its Subsidiaries on a consolidated basis for such period minus the Consolidated Capital Expenditures of such Person and its Subsidiaries on consolidated basis for such period, minus the total liability for United States federal income taxes and other taxes measured by Net Income actually paid in cash by such Person and its Subsidiaries on a consolidated basis in respect of such period:

$[ , , ]

(ii)	the Fixed Charges of such Person and its Subsidiaries on a consolidated basis for such period:	$[ , , ]

EXHIBIT D TO

AMENDED AND RESTATED SENIOR

SECURED REVOLVING CREDIT AND

GUARANTY AGREEMENT

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.]**** Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Applicable Administrative Agent as contemplated below, the interest in and to all of [the Assignor’s][the respective Assignors’] rights and obligations [in its capacity as a Lender][their capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, to the extent included in any such facilities, letters of credit and swingline loans) (the “Assigned Interest”). Such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by [the][any] Assignor except as may be expressly set forth in Section 11.6(d) of the Credit Agreement.

1.	Assignor[s]:

2.	Assignee[s]:	[and is an Affiliate/Related Fund *****]

3.	Borrowers:

EURAMAX INTERNATIONAL, INC., a Delaware corporation (“Euramax”), AMERIMAX HOME PRODUCTS, INC., a Delaware corporation (“AHP”), AMERIMAX BUILDING PRODUCTS, INC., a Delaware corporation (“ABP”), BERGER BUILDING PRODUCTS, INC., a Pennsylvania corporation (“BBP”), FABRAL, INC., a Delaware corporation (“Fabral”), and AMP COMMERCIAL, INC., a Delaware corporation formerly known as Gutter Suppliers, Inc. (“AMP”)

4.	Guarantors :	EURAMAX HOLDINGS, INC., a Delaware corporation (“Holdings”), AMERIMAX FABRICATED PRODUCTS, INC., a Delaware corporation (“AFP”), AMERIMAX FINANCE COMPANY, INC., a Delaware corporation

(“AFC”), BERGER HOLDINGS, LTD, a Pennsylvania corporation (“BHL”), FABRAL HOLDINGS, INC., a Delaware corporation (“Fabral Holdings”), AMERIMAX RICHMOND COMPANY, an Indiana corporation (“Richmond”), and AMERIMAX UK, INC., a Delaware corporation (“Amerimax UK”)

5.	Agent:	REGIONS BANK, an Alabama banking corporation

6.	Sole Lead Arranger and Bookrunner	REGIONS BANK, an Alabama banking corporation

7.	Credit Agreement:

The $70,000,000 Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement, dated March 18, 2011, by and among Borrowers, Guarantors, the Lenders party thereto from time to time, the Agent, the Sole Lead Arranger and Bookrunner

8.	Assigned Interest:

Aggregate Amount of	Amount of	Percentage Assigned of
Commitment/Loans for all Lenders	Commitment/Loans Assigned	Commitment/Loans [******]
$	$		%
$	$		%
$	$		%

Effective Date:                   , 20   [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFORE.]

9.	Notice and Wire Instructions:

[NAME OF ASSIGNOR[S]]	[NAME OF ASSIGNEE[S]]

Notices:	Notices:

Attention:	Attention:
Telecopier:	Telecopier:

with a copy to:	with a copy to:

Attention:	Attention:
Telecopier:	Telecopier:

Wire Instructions:	Wire Instructions:

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR[S]]

By:
Name:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:
Name:
Title:
Consented to and Accepted:

REGIONS BANK,
as Agent

By:
Name:
Title:

Consented to:

EURAMAX INTERNATIONAL, INC.,
as Borrower Agent

By:
Name:
Title:

ANNEX 1

STANDARD TERMS AND CONDITIONS
FOR ASSIGNMENT AGREEMENT

1.                                      Representations and Warranties.

1.1                               Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively, the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2                               Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) it has appointed Agent as such as set forth in the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance on Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time continue to make its own credit decisions in taking or not taking action under the Credit Documents, (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender, (iii) as a Lender it may receive material non-public information and agrees to use such information in accordance with Section 11.18 of the Credit Agreement and (iv) it has attached hereto two original tax forms pursuant to Section 2.26 of the Credit Agreement and any documentation prescribed by applicable law and reasonably requested by the applicable Borrower pursuant to Section 2.26 of the Credit Agreement.

2.                                      Payments. All payments with respect to the Assigned Interests shall be made on the Effective Date as follows:

With respect to Assigned Interests for Revolving Loans, from and after the effective Date, Agent shall make all payments in respect of the Assigned Interest (including, without limitation, payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.                                      General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. Delivery of an executed signature page by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the conflict of laws principles thereof.

EXHIBIT E TO

AMENDED AND RESTATED SENIOR

SECURED REVOLVING CREDIT AND

GUARANTY AGREEMENT

COUNTERPART AGREEMENT

This COUNTERPART AGREEMENT, dated [mm/dd/yy] (this “Counterpart Agreement”) is delivered pursuant to that certain AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AND GUARANTY AGREEMENT, dated March 18, 2011 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms under the Credit Agreement), by and among EURAMAX INTERNATIONAL, INC., a Delaware corporation (individually and in its capacity as the representative of the other Borrowers pursuant to Section 2.18 of the Credit Agreement, “Euramax”), AMERIMAX HOME PRODUCTS, INC., a Delaware corporation (“AHP”), AMERIMAX BUILDING PRODUCTS, INC., a Delaware corporation (“ABP”), BERGER BUILDING PRODUCTS, INC., a Pennsylvania corporation (“BBP”), FABRAL, INC., a Delaware corporation (“Fabral”), and AMP COMMERCIAL, INC., a Delaware corporation formerly known as Gutter Suppliers, Inc. (“AMP”), as borrowers thereunder (being referred to collectively as “Borrowers,” and individually as a “Borrower”), and EURAMAX HOLDINGS, INC., a Delaware corporation (“Holdings”), AMERIMAX FABRICATED PRODUCTS, INC., a Delaware corporation (“AFP”), AMERIMAX FINANCE COMPANY, INC., a Delaware corporation (“AFC”), BERGER HOLDINGS, LTD, a Pennsylvania corporation (“BHL”), FABRAL HOLDINGS, INC., a Delaware corporation (“Fabral Holdings”), AMERIMAX RICHMOND COMPANY, an Indiana corporation (“Richmond”), and AMERIMAX UK, INC., a Delaware corporation (“Amerimax UK”), as guarantors thereunder (being referred to collectively as “Guarantors,” and individually as a “Guarantor”); the various financial institutions party thereto from time to time (together with their respective successors and permitted assigns, the “Lenders”); and REGIONS BANK, an Alabama banking corporation, in its capacity as collateral and administrative agent for the Lenders (together with its successors in such capacity, “Agent”).

Section 1. Pursuant to Section 5.10 of the Credit Agreement, the undersigned hereby:

(a)                                   agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b)                                  represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Credit Document that are applicable to the undersigned as Guarantor is true and correct both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date;

(c)                                   represents and warrants that no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default;

(d)                                  agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including, without limitation, amounts that would become due but for the operation of the automatic stay under Section 362(a)

of the Bankruptcy Code, 11 U.S.C. § 362(a) or any equivalent provision in any applicable jurisdiction) in accordance with Section 7 of the Credit Agreement; and

(e)                                 (i) agrees that this counterpart may be attached to the Pledge and Security Agreement and the Collateral Documents, (ii) agrees that the undersigned will comply with all the terms and conditions of the applicable Collateral Document as if it were an original signatory thereto, (iii) grants to Secured Parties (as such term is defined in the Pledge and Security Agreement) a security interest in all of the undersigned’s right, title and interest in and to all “Collateral” (as such term is defined in the applicable Collateral Document) of the undersigned, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located and (iv) delivers to Agent supplements to all schedules attached to the applicable Collateral Document. All such Collateral shall be deemed to be part of the “Collateral” and hereafter subject to each of the terms and conditions of the applicable Collateral Document.

Section 2.                                          The undersigned agrees from time to time, upon request of Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Agent may request to effect the transactions contemplated by, and to carry out the intent of, this Counterpart Agreement. Neither this Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Counterpart Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given in pursuant to Section 11.1 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Counterpart Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS COUNTERPART AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Address for Notices:

Attention:
Telecopier:

with a copy to:

Attention:
Telecopier:

ACKNOWLEDGED AND ACCEPTED,
as of the date above first written:

REGIONS BANK,
as Agent

By:
Name:
Title:

EXHIBIT F TO

AMENDED AND RESTATED SENIOR

SECURED REVOLVING CREDIT AND

GUARANTY AGREEMENT

CLOSING DATE CERTIFICATE

[See attached.]

CLOSING DATE CERTIFICATE

March 18, 2011

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.               I am the Chief Financial Officer of EURAMAX INTERNATIONAL, INC., a Delaware corporation, individually (“Euramax”) and, pursuant to Section 2.18 of the Credit Agreement (as defined below), in its capacity as Borrower Agent for Euramax, AMERIMAX HOME PRODUCTS, INC., a Delaware corporation (“AHP”); AMERIMAX BUILDING PRODUCTS, INC., a Delaware corporation (“ABP”); BERGER BUILDING PRODUCTS, INC., a Pennsylvania corporation (“BBP”); AMP COMMERCIAL, INC., a Delaware corporation formerly known as Gutter Suppliers, Inc. (“AMP”), and FABRAL, INC., a Delaware corporation (“Fabral”; AHP, ABP, BBP, AMP and Fabral being referred to collectively as “Borrowers,” and individually as a “Borrower”).

2.               Pursuant to Section 2.1 of the AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AND GUARANTY AGREEMENT, dated on or about the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms under the Credit Agreement), by and among Borrowers, the various financial institutions party thereto from time to time (together with their respective successors and permitted assigns, the “Lenders”); REGIONS BANK, an Alabama banking corporation, in its capacity as collateral and administrative agent for the Lenders (together with its successors in such capacity, “Agent”); and the other parties thereto, Borrowers request that Lenders make Revolving Loans to Borrowers on the date hereof (the “Closing Date”) in the amount of $18,239,277.82.

3.               1 have reviewed the terms of Section 3 of the Credit Agreement and the definitions and provisions contained in such Credit Agreement relating thereto, and in my opinion I have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

4.          Based upon my review and examination described in paragraph 3 above, I certify, on behalf of Borrowers, that as of the Closing Date:

(i)                                     the representations and warranties contained in each of the Credit Documents are true, correct and complete in all material respects or, with respect to any of the representations and warranties that are subject to a material adverse effect qualification, in all respects, on and as of the Closing Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all material respects on and as of such earlier date;

(ii)                                  no injunction or other restraining order has been issued and no hearing to cause an injunction or other restraining order to be issued is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the borrowing contemplated hereby; and

(iii)                              no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

[Remainder of page intentionally left blank.]

2

The foregoing certifications are made and delivered as of the date first written above.

EURAMAX INTERNATIONAL, INC.
AMERIMAX HOME PRODUCTS, INC.
AMERIMAX BUILDING PRODUCTS, INC.
BERGER BUILDING PRODUCTS, INC.
FABRAL, INC.
AMP COMMERCIAL, INC.

R. Scott Vansant, Chief Financial Officer

Closing Date Certificate

EXHIBIT G TO

AMENDED AND RESTATED SENIOR

SECURED REVOLVING CREDIT AND

GUARANTY AGREEMENT

PLEDGE AND SECURITY AGREEMENT

See execution version.

AMENDED AND RESTATED

PLEDGE AND SECURITY AGREEMENT

dated as of March 18, 2011

among

EACH OF THE GRANTORS PARTY HERETO

and

REGIONS BANK,

as Agent

TABLE OF CONTENTS

PAGE
SECTION 1.	DEFINITIONS; GRANT OF SECURITY	-2-
1.1	General Definitions	-2-
1.2	Definitions; Interpretation	-11-
SECTION 2.	GRANT OF SECURITY	-11-
2.1	Grant of Security	-11-
2.2	Certain Limited Exclusions	-12-
SECTION 3.	SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE	-12-
3.1	Security for obligations	-12-
3 2	Continuing Liability Under Collateral	-12-
SECTION 4.	REPRESENTATIONS AND WARRANTIES AND COVENANTS	-13-
4.1	Generally	-13-
4.2	Equipment and Inventory	-16-
4.3	Receivables	-17-
4.4	Investment Related Property	-20-
4.5	Material Contracts	-25-
4.6	Letter of Credit Rights	-26-
4.7	Intellectual Property	-27-
4.8	Commercial Tort Claims	-30-
SECTION 5.	ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES;	-30-
5.1	Further Assurances	-30-
5.2	Additional Grantors	-31-
SECTION 6.	COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT	-32-
6.1	Power of Attorney	-32-
6.2	No Duty on the Part of Agent or Secured Parties	-32-
SECTION 7.	REMEDIES	-33-
7.1	Generally	-33-
7.2	Application of Proceeds	-34-
7.3	Sales on Credit	-34-
7.4	Deposit Accounts	-35-
7.5	Investment Related Property	-35-
7.6	Intellectual Property	-35-
7.7	Cash Proceeds	-37-
SECTION 8.	COLLATERAL AGENT	-37-
SECTION 9.	CONTINUING NATURE OF SECURITY INTEREST; TRANSFER OF LOANS	-38-
SECTION 10.	STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM	-38-
SECTION 11.	MISCELLANEOUS.	-38-
SECTION 12.	AMENDMENT AND RESTATEMENT	-39-

i

SCHEDULE 4.1 — GENERAL INFORMATION

SCHEDULE 4.2 — LOCATION OF EQUIPMENT AND INVENTORY

SCHEDULE 4.3 — RECEIVABLES

SCHEDULE 4.4 — INVESTMENT RELATED PROPERTY

SCHEDULE 4.5 — MATERIAL CONTRACTS

SCHEDULE 4.6 — DESCRIPTION OF LETTERS OF CREDIT

SCHEDULE 4.7 — INTELLECTUAL PROPERTY - EXCEPTIONS

SCHEDULE 4.8 — COMMERCIAL TORT CLAIMS

EXHIBIT A — PLEDGE SUPPLEMENT

EXHIBIT B — DEPOSIT ACCOUNT CONTROL AGREEMENT

EXHIBIT C — INTELLECTUAL PROPERTY SECURITY AGREEMENT

ii

AMENDED AND RESTATED

PLEDGE AND SECURITY AGREEMENT

This AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, dated as of March 18, 2011 (this “Agreement”), among EACH OF THE UNDERSIGNED GRANTORS, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a “Grantor” and collectively, “Grantors”), and REGIONS BANK (“Regions”), as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, the “Agent”).

RECITALS:

WHEREAS, pursuant to that certain Senior Secured Revolving Credit and Guaranty Agreement dated as of June 29, 2009, by and among certain of the Grantors, Agent, and the various financial institutions party thereto from time to time (the “Existing Lenders”) (as at any time amended, restated, modified or otherwise supplemented prior to the date hereof, the “Existing Credit Agreement”), the Existing Lenders agreed to make loans to, and issue letters of credit and provide other financial accommodations on behalf of, the Grantors party as Borrowers thereunder, and the Grantors party as Guarantors thereunder jointly and severally unconditionally guaranteed to the Agent and the Existing Lenders the payment and performance of all of the “Obligations” as defined therein;

WHEREAS, to secure the Obligations (as such term is defined in the Existing Credit Agreement), certain of the Grantors executed and delivered that certain Pledge and Security Agreement dated as of June 29, 2009, in favor of Agent, for the benefit of itself and the Existing Lenders (as at any time amended, restated, modified or otherwise supplemented prior to the date hereof, the “Existing Security Agreement”);

WHEREAS, Agent, Lenders, Grantors, and the other parties thereto, have now entered into a certain Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement dated as of the date hereof (as at any time amended, restated, modified or supplemented, the “Credit Agreement”), which Credit Agreement amends and restates the Existing Credit Agreement;

WHEREAS, it is a condition to the Secured Parties’ willingness to make loans and other financial accommodations to or for the benefit of the Borrowers under the Credit Agreement that each of the Grantors agree to amend and restate the Existing Security Agreement in its entirety, and Grantors have also agreed to amend and restate the Existing Security Agreement in its entirety as hereinafter set forth;

WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Hedge Agreements with one or more Lender Counterparties; and enter into one or more Cash Management Agreements with, and obtain certain other Bank Products from, any Lender or any Affiliate of any Lender or Agent or any Affiliate of Agent;

WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement and the Hedge Agreements, Cash Management Agreements and other Bank Products, respectively, each Grantor has agreed to secure such Grantor’s obligations under the Credit Documents, the Hedge Agreements, the Cash Management Agreements and other Bank Products as set forth herein; and

NOW, THEREFORE, for Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Existing Security Agreement as follows:

SECTION 1.         DEFINITIONS; GRANT OF SECURITY.

1.1          General Definitions.    In this Agreement, the following terms shall have the following meanings:

“Account Debtor” shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

“Account” shall mean and include any “account” as defined in the UCC.  For the avoidance of doubt, the term “Account” shall include, without limitation, all debts, book debts, accounts, claims (including, any claim arising in tort or otherwise), demands and choses in action as well as any right to payment for the sale or lease of Goods or rendition of services, whether or not they have been earned by performance.

“Additional Grantors” shall have the meaning assigned in Section 5.2.

“Agent” shall have the meaning set forth in the preamble.

“Agreement” shall have the meaning set forth in the preamble.

“Assigned Agreements” shall mean all agreements and contracts to which a Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, including, without limitation, each Material Contract, as each such agreement may be amended, supplemented or otherwise modified from time to time.

“Cash Equivalents” means, as at any date of determination, (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government having maturities of not more than 12 months from the date of acquisition; (ii) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, bankers’ acceptances having maturities of not more than 12 months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, which at the time of acquisition are rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and (unless issued by a Lender) not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above; (iv) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 (or better) by S&P or P-1 (or better) by Moody’s, and having a maturity within 9 months after the date of acquisition thereof; and (v) shares of any money market fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) - (iv), (b) has net assets not less than $500,000,000 and (c) has the highest rating obtainable from either Moody’s or S&P.

“Cash Proceeds” shall have the meaning assigned in Section 7.7.

“Chattel Paper” shall mean and include all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the UCC.

“Collateral” shall have the meaning set forth in Section 2.1.

2

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items to the extent evidencing or containing information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Collections Account” shall have the meaning ascribed to it in the Credit Agreement.

“Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 4.8 (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement).

“Commodities Accounts” (i) shall mean all “commodity accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Commodities Accounts” (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement).

“Controlled Foreign Corporation” shall mean (i) “controlled foreign corporation” as defined in the Tax Code, and (ii) New Holdco BV and any of its Subsidiaries.

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether a Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(B) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement).

“Copyrights” shall mean all United States, and foreign copyrights (including Community designs, including, but not limited, to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule 4.7(A) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Credit Agreement” shall have the meaning set forth in the recitals.

“Deposit Accounts” (i) shall mean all “deposit accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the deposit accounts listed on Schedule 4.4 under the heading “Deposit Accounts” (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement).

“Deposit Accounts Collateral” shall mean (i) Deposit Accounts (and any associated lockboxes) maintained by any Grantor with a Secured Party or other bank for the deposit of proceeds of Collateral pursuant to the Credit Documents and all amounts from time to time deposited in such Deposit Accounts, except to the extent that amounts on deposit therein on any date are traceable to and identified on such

3

date as the direct cash proceeds of Senior Secured Notes Priority Collateral and (ii) amounts on deposit in any Senior Secured Notes Deposit Account on any date that are traceable to and identified on such date as the direct cash proceeds of Collateral. For the avoidance of doubt, (a) all Dominion Accounts shall constitute Deposit Accounts Collateral, except to the extent that amounts on deposit therein on any date are traceable to and identified on such date as the direct cash proceeds of Senior Secured Notes Priority Collateral and (b) each Senior Secured Notes Loan Deposit Account shall not constitute Deposit Accounts Collateral, except to the extent that amounts on deposit therein on any date are traceable to and identified on such date as the direct cash proceeds of Collateral.

“Documents” shall mean all “documents” as defined in Article 9 of the UCC, and shall include, without limitation, for each Grantor, all of such Grantor’s bills-of-lading, warehouse receipts or other documents of title.

“Dominion Account” shall mean a special account established by Grantors at a bank selected by Grantors, but acceptable to Agent in its discretion, and over which Agent shall have sole and exclusive access and control for withdrawal purposes.

“Equipment” shall mean: (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

“Excluded Assets” shall mean:

(a)           any lease, Intellectual Property, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided however that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such Lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above;

(b)           (i) any of the outstanding capital stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Tax Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation directly owned by such Grantor, and (ii) any assets of a Controlled Foreign Corporation;

(c)            any assets (other than accounts receivable or inventory) of any Grantor, which are subject to or secured by a Capitalized Lease Obligation or purchase money indebtedness permitted by Section 6.1(n) of the Credit Agreement so long as the documents governing such Capitalized Lease Obligation or purchase money indebtedness do not permit other liens on such assets;

4

(d)           any intent-to-use (ITU) United States trademark application for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or, if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a), or examined and accepted, respectively, by the United States Patent and Trademark Office, in each case, only to the extent the grant of security interest in such intent-to-use Trademark is in violation of 15 U.S.C. §1060 and only unless and until a “Statement of Use” or “Amendment to Allege Use” is filed, has been deemed in conformance with 15 U.S.C. §1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office at which point such Trademarks shall automatically be included as Collateral;

(e)           any Capital Stock and other securities of a Subsidiary to the extent that the pledge of such Capital Stock and other securities in connection with the Senior Secured Notes results in Euramax being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant Senior Secured Notes affected. In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of Euramax due to the fact that such Subsidiary’s Capital Stock secures the Senior Secured Notes affected thereby, then the Capital Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant Senior Secured Notes affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, the Collateral Documents may be amended or modified, without the consent of any holder of such Senior Secured Notes, to the extent necessary to release the security interests in favor of such creditor on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral for the Senior Secured Notes. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock to secure the Senior Secured Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary will automatically be deemed to be a part of the Collateral for the Senior Secured Notes;

(f)            Commercial Tort Claims of less than $10,000,000;

(g)           pledges and security interests prohibited by, or requiring any consent of any governmental authority pursuant to, law, rule or regulation;

(j)            equity interests in any joint venture with a third party that is not an Affiliate, to the extent a pledge of such equity interests is prohibited by the documents covering such joint venture;

(k)           any Senior Secured Notes Deposit Accounts

(1)            with respect to perfection only, any item of personal property as to which Agent shall determine in writing in its reasonable discretion after consultation with the Grantors that the costs of perfecting a security interest in such item are excessive in relation to the value of such security being perfected thereby; and

(m)          proceeds and products of any of the foregoing to the extent they constitute Excluded Assets described in clauses (a) through (k) above.

5

“Excluded Subsidiaries” shall mean Controlled Foreign Corporations, including any Foreign Subsidiaries.

“Exempt Deposit Accounts” means (i) Deposit Accounts the balance of which consists exclusively of (A) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Grantor to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of any of the Grantors and (B) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Grantors, (ii) all segregated Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts, payroll accounts and trust accounts for obligations coming due within the following month, (iii) except to the extent amounts on deposit therein on any date are traceable to and identified on such date as the direct cash proceeds of Collateral, Senior Secured Notes Deposit Accounts with Senior Secured Notes Indenture Trustee subject to the terms of the Intercreditor Agreement, and (iv) other disbursement, petty cash or deposit accounts containing less than $100,000 individually and in the aggregate for all such disbursement accounts.

“Existing Credit Agreement” shall have the meaning set forth in the recitals.

“Existing Lenders” shall have the meaning set forth in the recitals.

“Existing Security Agreement” shall have the meaning set forth in the recitals.

“Existing Security Documents” shall have the meaning set forth in Section 12.

“General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

“Goods” (i) shall mean all “goods” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

“Grantors” shall have the meaning set forth in the preamble.

“Instruments” shall mean all “instruments” as defined in Article 9 of the UCC.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses; and all foreign counterparts to, and all divisions, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, the foregoing property and all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to the foregoing property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other such rights; and all internet domain names, know-how and trade secrets.

6

“Intercreditor Agreement” shall mean that certain General Intercreditor Agreement dated as of March 18, 2011 (as amended, restated, modified and supplemented from time to time), among Agent, the Senior Secured Notes Indenture Trustee, the Subordinated Lien Collateral Trustee (as defined therein) from time to time party thereto, and Grantors.

“Inventory” shall mean (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Accounts” shall mean the Securities Accounts, Commodities Accounts and Deposit Accounts.

“Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Lender” shall have the meaning set forth in the recitals.

“Letter of Credit Right” shall mean “letter-of-credit right” as defined in Article 9 of the UCC.

“Lien” shall mean (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Pledged Equity Interests, any purchase option, call or similar right of a third party with respect to such Pledged Equity Interests.

“Money” shall mean “money” as defined in the UCC.

“New Holdco BV” shall mean Gaula Holdings B.V., a company organized under the laws of the Netherlands and subsidiary of Euramax International, Inc.

“Non-Assignable Material Contract” shall mean any Material Contract to which any Grantor is a party that by its terms purports to restrict or prevent the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Section 9-406 through 409 of the UCC).

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether a Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(D) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement).

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 4.7(C) hereto (as such schedule may be amended or

7

supplemented from time to time in accordance with the terms of this Agreement), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Payment Intangible” shall have the meaning given to the term “payment intangible” in the UCC.

“Person” shall mean and include natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governmental authorities.

“Pledge Supplement” shall mean any supplement to this agreement in substantially the form of Exhibit A.

“Pledged Debt” shall mean all Indebtedness owed to a Grantor, including, without limitation, all Indebtedness described on Schedule 4.4(A) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

“Pledged LLC Interests” shall mean, subject to Section 2.2, all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 4.4(A) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) and the certificates, if any, representing such limited liability company interests and any interest of a Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” shall mean, subject to Section 2.2, all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 4.4(A) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) and the certificates, if any, representing such partnership interests and any interest of a Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock” shall mean, subject to Section 2.2, all shares of Capital Stock owned by a Grantor, including, without limitation, all shares of Capital Stock described on Schedule 4.4(A) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time in

8

accordance with the terms of this Agreement), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Pledged Trust Interests” shall mean, subject to Section 2.2, all interests in a Delaware business trust or other statutory trust including, without limitation, all trust interests listed on Schedule 4.4(A) under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) and the certificates, if any, representing such trust interests and any interest of a Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

“Proceeds” shall mean: (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property (including, without limitation, Pledged Debt and Deposit Accounts Collateral) and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Receivables” shall mean Accounts (and related Supporting Obligations) and all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or, subject to Section 2.2, Investment Related Property, together with all of each Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of a Grantor or any computer bureau or agent from time to time acting for a Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

“Record” shall have the meaning specified in Article 9 of the UCC.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Secured Parties” shall mean Agent, Issuer, Lenders and the Lender Counterparties.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any protit-sharing agreement or arrangement, options, warrants,

9

bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Accounts” (i) shall mean all “securities accounts” as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4(A) under the heading “Securities Accounts” (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement).

“Senior Secured Notes” shall have the meaning ascribed to such term in the Credit Agreement.

“Senior Secured Notes Deposit Account” means shall mean, with respect to any Grantor, the deposit account maintained by such Grantor solely for the purpose of depositing proceeds of Senior Secured Notes Primary Collateral.

“Senior Secured Notes Indenture Trustee” shall have the meaning ascribed to such term in the Credit Agreement.

“Senior Secured Notes Priority Collateral” shall have the meaning ascribed to the term “Note Priority Collateral” in the Intercreditor Agreement.

“Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC.

“Tax Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether a Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(F) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement).

“Trademarks” shall mean all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 4.7(E) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether a Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(G) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement).

10

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such trade secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such trade secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any trade secret, and (ii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and process of suit.

“UCC” means the Uniform Commercial Code (or any successor statute), as adopted and in force in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

“United States” shall mean the United States of America.

1.2          Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2.         GRANT OF SECURITY.

2.1          Grant of Security. Each Grantor, hereby grants to Agent, for the ratable benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property and fixtures of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter created, acquired or arising and wherever located (all of which, except as provided in Section 2.2, being hereinafter collectively referred to as the “Collateral”):

(a)           Accounts;

(b)           Chattel Paper;

(c)           Documents;

(d)           General Intangibles;

(e)           Goods, including, without limitation, Inventory and Equipment;

(f)            Instruments;

11

(g)          Insurance;

(h)          Intellectual Property;

(i)           Investment Related Property;

(j)           Letter of Credit Rights;

(k)          Money;

(l)           Receivables and Receivable Records;

(m)         Commercial Tort Claims described on Schedule 4.8 or any Pledge Supplement;

(n)           to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(o)           to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

In addition to the foregoing, each Grantor hereby ratifies, reaffirms, renews and continues its prior pledge and assignment of, and grant of a security interest in favor of Agent, for the benefit of the Secured Parties, in all of the Collateral described in the Existing Security Agreement.

2.2          Certain Limited Exclusions. Notwithstanding anything herein to the contrary contained in Section 2.1 hereof or anything else, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, or shall or the security interest granted under Section 2.1 hereof attach to the Excluded Assets.

Any term or provision of this Agreement or the other Credit Documents to the contrary notwithstanding, (i) no Account, Instrument, Chattel Paper, or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person or (ii) any lease under which the lessee is a Sanctioned Person shall be Collateral or shall be credited toward the payment of the Secured Obligations.

SECTION 3.         SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1          Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362 (a) of the Bankruptcy Code, 11 U. S. C. §362 (a) (and any successor provision thereof)), of all Obligations with respect to every Grantor (the “Secured Obligations”).

3.2          Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary but subject to the transfer of Pledged Equity Interests to Agent or its nominee upon foreclosure after an Event of Default, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither Agent nor any Secured Party shall have any obligation or liability

12

under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4.         REPRESENTATIONS AND WARRANTIES AND COVENANTS.

4.1          Generally.

(a)           Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

(i)            it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, other than Permitted Liens;

(ii)           it has indicated on Schedule 4.1(A)(as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number and (z) the jurisdiction where the chief executive office or its sole place of business (or the principal residence if such Grantor is a natural person) is located.

(iii)          the full legal name of such Grantor is as set forth on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) and it has not done in the last five (5) years, and does not do, business under any other name except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement);

(iv)          except as provided on Schedule 4.1(C) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement), it has not changed its name or jurisdiction of organization, or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

(v)          other than as expressly permitted by the Credit Agreement, it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 4.1(D) hereof (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement);

(vi)         with respect to each agreement identified on Schedule 4.1(D), it has indicated on Schedule 4.1 (A) and Schedule 4.1(B) the information required pursuant to Section 4.1(a)(ii), (iii) and (iv) with respect to the debtor under each such agreement;

13

(vii)        (u) upon the filing of all UCC financing statements naming each Grantor as “debtor” and Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 4.1 (E) hereof (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement), (v) upon delivery of all Instruments, Chattel Paper and certificated Pledged Equity Interests and Pledged Debt, (w) upon sufficient identification of Commercial Tort Claims, (x) upon execution of a control agreement establishing Agent’s “control” (within the meaning of Section 8-106, 9-106 or 9-104 of the UCC, as applicable) with respect to any Investment Account, (y) upon consent of the issuer with respect to Letter of Credit Rights, and (z) to the extent not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Patents, Trademarks and Copyrights in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to Agent hereunder constitute valid and perfected first priority Liens (subject in the case of priority only to Permitted Liens and to the rights of the United States government (including any agency or department thereof) with respect to United States government Receivables) on all of the Collateral;

(viii)       all actions and consents, including all filings, notices, registrations and recordings necessary or reasonably desirable for the exercise by Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;

(ix)          other than the financing statements filed in favor of Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to Agent for filing or for which payoff and Lien release letters containing authority to file such termination statements have been delivered to Agent, in each case, which termination statements or letters have been duly authorized by the applicable secured party of record, and (y) financing statements filed with respect to Permitted Liens;

(x)           no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of Agent hereunder or (ii) the exercise by Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (vii) above, (B) those authorizations, approvals or other actions by or notices to or filings expressly set forth on Schedule 4.5 to the Credit Agreement and any other immaterial authorizations, approvals, actions, notices or filings and (C) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities;

(xi)          except as could not reasonably be expected to result, either individually or in the aggregate in a Material Adverse Effect, all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects;

(xii)         none of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC);

14

(xiii)        it does not own any “as extracted collateral” (as defined in the UCC) or any timber to be cut; and

(xiv)        such Grantor has been duly organized as an entity of the type as set forth opposite such Grantor’s name on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 4.1(A) and remains duly existing as such. Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.

(b)           Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i)            except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

(ii)           except as could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(iii)          it shall not change such Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), chief executive office, or jurisdiction of organization unless it shall, at least (15) days prior to such change, (a) notify Agent in writing, by executing and delivering to Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new name, identity, corporate structure, chief executive office, jurisdiction of organization and providing such other information in connection therewith as Agent may reasonably request and (b) take all actions necessary to maintain the continuous validity, perfection and the same or better priority of Agent’s security interest in the Collateral intended to be granted and agreed to hereby;

(iv)         except to the extent otherwise expressly permitted by the Credit Agreement, it shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being Properly Contested; provided, such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment;

(v)          it shall not take or permit any action which could materially impair Agent’s, rights in the Collateral; and

(vi)         it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral except as otherwise permitted under the Credit Agreement.

15

4.2         Equipment and Inventory.

(a)            Representations and Warranties. Each Grantor represents and warrants, on the Closing Date and on each Credit Date, that:

(i)            all of the Equipment and Inventory included in the Collateral is located only at the locations specified in Schedule 4.2 (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement), except for (A) Inventory which, in the ordinary course of business, (i) is in transit from, or has been purchased by a Grantor and not yet shipped by, a supplier to a Grantor, (ii) is in transit to, or has been delivered to but not yet paid for by, a customer or (iii) which has been delivered by a Grantor to a subcontractor for secondary processing and (B) other mobile goods, Equipment or Inventory with an aggregate book value of up to $1,000,000; provided, that such Inventory is reflected as ineligible in the most recently delivered Borrowing Base Certificate;

(ii)           except as could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, any Goods now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended; and

(iii)          none of the Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or a warehouseman (except for mobile goods, Equipment or Inventory with an aggregate net book value of up to $1,000,000; provided, that such Inventory is reflected as ineligible in the most recently delivered Borrowing Base Certificate).

(b)           Covenants and Agreements. Each Grantor covenants and agrees that:

(i)             it shall keep correct and accurate records of the Inventory, as is customarily maintained under similar circumstances by Persons of established reputation engaged in similar business, and in any event in conformity with GAAP;

(ii)           it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or Agent;

(iii)          it shall not return any of its Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise, unless (i) such return is in the ordinary course of business of such Grantor and such Person; (ii) no Default or Event of Default exists or would result therefrom; (iii) the return of such Inventory will not result in an Out-of-Formula Condition under the Credit Agreement; (iv) such Grantor promptly notifies Agent thereof if the aggregate value of all Inventory returned in any month exceeds $250,000; and (v) any payments received by such Grantor in connection with any such return are promptly turned over to Agent for application to the Secured Obligations;

(iv)          it shall not acquire or accept Inventory on consignment or approval unless the aggregate value of such Inventory on hand at any time is less than $250,000 and such Inventory is reflected as ineligible in the most recently delivered Borrowing Base Certificate, and will use its best efforts to insure that all Inventory that is produced in the United States of America will be produced in accordance with the Fair Labor Standards Act, as amended;

16

(v)           it shall not sell Inventory to any customer on approval or any other basis upon which the customer has a right to return or obligates any Grantor to repurchase such Inventory unless the aggregate value of such Inventory at any time is less than $250,000 and such Inventory is reflected as ineligible in the most recently delivered Borrowing Base Certificate;

(vi)           it shall produce, use, store and maintain all Inventory with all reasonable care and caution in accordance with applicable standards of any insurance and in conformity with applicable law (including the requirements of the Fair Labor Standards Act, as amended) and will maintain current rent payments (within applicable grace periods provided for in leases) at all locations at which any Inventory is maintained or stored;

(vii)         if any Equipment or Inventory comes into the possession or control of any third party, (other than a supplier, customer or subcontractor in the ordinary course of business as described in Section 4.2(a)(i), above), each Grantor shall, as a condition to entering into any such arrangement in respect of Equipment or Inventory (unless the aggregate net book value of such Equipment or Inventory at such time is less than $1,000,000, and in the case of Inventory, such Inventory is reflected as ineligible in the most recently delivered Borrowing Base Certificate), upon request of Agent, join with Agent in notifying the third party of Agent’s security interest and use its commercially reasonable efforts to obtain an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of Agent; and

(viii)         with respect to Equipment with net book value in excess of $100,000 individually or $1,000,000 in the aggregate which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of Agent, such Grantor shall (A) provide information with respect to any such Equipment, (B) execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (C) deliver to Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.

4.3           Receivables.

(a)           Representations and Warranties. Each Grantor represents and warrants, on the Closing Date and on each Credit Date, that:

(i)             except as reflected as ineligible in the most recently delivered Borrowing Base Certificate, each Receivable owing by any single Account Debtor (a) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (b) is and will be genuine and enforceable in accordance with its terms, (c) is not and will not be subject to any deduction or discount (other than as stated in the invoice and disclosed to Agent in writing), any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise), (d) arises from a bona fide sale of goods or delivery of services in the ordinary course and in accordance with the terms and conditions of any applicable purchase order, contract or agreement; (e) is free of all Liens; (f) is for a liquidated amount maturing as stated in the invoice therefor, and (g) is and will be in compliance with all applicable laws, whether federal, state, local or foreign;

17

(ii)            except as reflected as ineligible in the most recently delivered Borrowing Base Certificate, none of the Account Debtors in respect of any Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign. No Receivable requires the consent of the Account Debtor in respect thereof in connection with the pledge hereunder, except those for which any consent required has been obtained or are reflected as ineligible in the most recently delivered Borrowing Base Certificate;

(iii)           no Receivable in excess of $100,000 individually or $1,000,000 in the aggregate is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, Agent to the extent required by, and in accordance with Section 4.3(c); and

(iv)           to the best of such Grantor’s knowledge, there are no facts, events or occurrences which are reasonably likely to impair the validity or enforceability of such Receivable or reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Agent with respect thereto.

(b)           Covenants and Agreements: Each Grantor hereby covenants and agrees that:

(i)             it shall keep and maintain at its own cost and expense complete records of the Receivables as is customarily maintained under similar circumstances by Persons of established reputation engaged in a similar business, and in any event in conformity with GAAP, including, but not limited to, the originals of all documentation with respect to all such Receivables and records of all payments received and all credits granted on such Receivables, all merchandise returned and all other dealings therewith;

(ii)            it shall not amend, modify, terminate or waive any provision of any Receivable in any manner that could reasonably be expected to have a Material Adverse Effect or result in an Out-of-Formula Condition under the Credit Agreement. Other than in the ordinary course of business, and during the continuance of an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon;

(iii)           to the extent that any Grantor does grant any discounts, allowances or credits pursuant to clause (ii) above or otherwise that are not shown on the face of the invoice for the Receivable involved, such Grantor shall report such discounts, allowances or credits, as the case may be to Agent, and if any amounts due and owing in excess of $100,000 are in dispute between any Grantor and any Account Debtor, or if any returns are made in excess of $100,000 with respect to any Receivables owing from an Account Debtor, such Grantor shall provide Agent with written notice thereof, explaining in detail the reason for the dispute or return, all claims related thereto and the amount in controversy;

(iv)           if a Receivable of any Grantor includes a charge for any taxes payable to any Governmental Authority, each Grantor authorizes Agent, in Agent’s sole discretion, to pay the amount thereof to the proper taxing authority for the account of such Grantor and to charge Borrowers therefor under the Credit Agreement; provided, however, that neither Agent nor Lenders shall be liable for any taxes that may be due by Grantors;

18

(v)           whether or not a Default or an Event of Default exists, Agent shall have the right during reasonable business hours and (so long as no Default or Event of Default exists) no more often than quarterly, in the name of Agent, any designee of Agent or any Grantor to verify the validity, amount or any other matter relating to any Receivables of such Grantor by mail, telephone, telegraph or otherwise, and each Grantor shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process;

(vi)          each Grantor shall continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation in accordance with Section 5.16 of the Credit Agreement, and shall diligently exercise each material right it may have under any Receivable any Supporting Obligation or Collateral Support, in each case, at its own expense, and, in connection with such collections and exercise, such Grantor shall take such action as such Grantor after the occurrence and during the continuance of an Event of Default or Agent may reasonably deem necessary or advisable. Notwithstanding the foregoing, Agent shall have the right at any time following the occurrence and during the continuation of an Event of Default to notify, or require any Grantor to notify, any Account Debtor of Agent’s security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, Agent may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to Agent; and (2) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Agent if required, in a Securities Account or Deposit Account maintained under the control of Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon. Further, each Grantor acknowledges that, regardless of whether an Event of Default exists, Agent may, pursuant to the terms of a Control Agreement, direct each Person maintaining a lockbox or similar arrangement into which Account Debtors under any Receivables make payment, to remit to Agent directly all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement, and each Grantor agrees that any such Person maintaining such lockbox or other arrangement shall be authorized to comply with the instructions of Agent without further consent from such Grantor;

(vii)         it shall use its commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable; and

(viii)        to the best of such Grantor’s knowledge, it shall not create or accept any Account, Instrument, Chattel Paper or other obligation of any kind due from or owed by a Sanctioned Person or own any Chattel Paper in the form of a lease where the lessee thereunder is a Sanctioned Person, and shall promptly notify Agent in writing of any Account Debtor’s status as a Sanctioned Person.

(c)           Delivery and Control of Receivables. With respect to any Receivables in excess of $100,000 individually or $500,000 in the aggregate that are evidenced by, or constitute, Chattel Paper

19

or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to Agent (or its agent or designee) appropriately indorsed to Agent or indorsed in blank: (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. With respect to any Receivables in excess of $100,000 individually or $500,000 in the aggregate which would constitute “electronic chattel paper” under Article 9 of the UCC, each Grantor shall use its commercially reasonable efforts to give Agent control over such Receivables (within the meaning of Section 9-105 of the UCC): (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. Any Receivables that are evidenced by, or constitute, Chattel Paper or Instruments or would constitute “electronic chattel paper” under Article 9 of the UCC which would not otherwise required to be delivered or subjected to the control of Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon request of Agent at any time during the continuance of an Event of Default. Notwithstanding the foregoing, if at any time any Receivables currently included in the Borrowing Base shall become evidenced by, or constitute, Chattel Paper or Instruments, then Grantors shall immediately deliver to Agent an updated Borrowing Base Certificate reflecting such Receivables as ineligible thereunder.

4.4          Investment Related Property.

4.4.1       Investment Related Property Generally

(a)           Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i)             Subject to the limitation described in Section 2.2 with respect to the Capital Stock of any Controlled Foreign Corporation, in the event it acquires rights in any Investment Related Property constituting Pledged Equity Interests or Pledged Debt, after the date hereof, it shall deliver to Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of Agent shall attach to all Investment Related Property immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.4 as required hereby;

(ii)           except as provided in the next sentence, in the event such Grantor receives any payments, dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such payments, dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall within ten (10) days take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of Agent over such Investment Related Property (including, without limitation, delivery thereof to Agent) and pending any such action such Grantor shall be deemed to hold such payments, dividends, interest, distributions, securities or other property in trust for the benefit of Agent and shall segregate such payments, dividends, interest, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, Agent authorizes each Grantor to retain all cash dividends and distributions and all payments of interest and principal;

20

(iii)          each Grantor consents to the grant by each other Grantor of a Security Interest in all Investment Related Property to Agent.

(b)                                 Delivery and Control.

(i)            Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4.4.1(b) on or before the Closing Date and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.4.1(b) promptly upon acquiring rights therein, in each case in form and substance reasonably satisfactory to Agent. With respect to any Investment Related Property that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account), each Grantor shall cause such certificate or instrument to be delivered to Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC. With respect to any Investment Related Property that is an “uncertificated security” for purposes of the UCC (other than any “uncertificated securities” credited to a Securities Account), each Grantor shall cause the issuer (in the case of Pledged Equity Interests issued by a Subsidiary of a Grantor, mutual funds and other open-ended investments funds), and such Grantor shall use its commercially reasonable efforts to cause the issuer (in the case of all other Investment Related Property) of such uncertificated security, to either (i) register Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement in form and substance reasonably satisfactory to Agent, pursuant to which such issuer agrees to comply with Agent’s instructions with respect to such uncertificated security without further consent by such Grantor.

(c)                                  Voting and Distributions.

(i)            So long as no Event of Default shall have occurred and be continuing:

(1)                                  except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof; provided, no Grantor shall exercise or refrain from exercising any such right if Agent shall have notified such Grantor that, in Agent’s reasonable judgment, such action would have a Material Adverse Effect; and

(2)                                  Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above.

(ii)           Upon the occurrence and during the continuation of an Event of Default:

(1)                                  all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall

21

cease and all such rights shall thereupon become vested in Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(2)                                  in order to permit Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (A) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Agent all proxies, dividend payment orders and other instruments as Agent may from time to time reasonably request and (B) each Grantor acknowledges that Agent may utilize the power of attorney set forth in Section 6.1.

4.4.2       Pledged Equity Interests

(a)           Representations and Warranties.  Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

(i)            Schedule 4.4(A) (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock, “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

(ii)           except as set forth on Schedule 4.4(B), it has not acquired any Capital Stock in another entity or substantially all the assets of another entity within the past five (5) years;

(iii)          it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens (as defined in the Credit Agreement) and except as described in Schedule 4.4(A), there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(iv)          without limiting the generality of Section 4.1(a)(v), except as described in Schedule 4.4(A), no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of Agent in any Pledged Equity Interests or the exercise by Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

(v)           except as described in Schedule 4.4(A), none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that: (a) are registered as investment companies or (b) are dealt in or traded on securities exchanges or markets; and

(vi)          except as otherwise set forth on Schedule 4.4(A), all of the Pledged LLC Interests and Pledged Partnership Interests are or represent interests in issuers that have opted to be treated as securities under the Uniform Commercial Code of any jurisdiction.

22

Schedule 4.4(A) may be amended or supplemented from time to time with any such amendment or supplement being effective for purposes of this Section 4.4.2(a) with respect to each Credit Date from and after the date of such amendment or supplement.

(b)                                 Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i)            other than as permitted under the Credit Agreement or without the prior written consent of Agent, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of Agent’s security interest, (b) permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other Capital Stock of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other Capital Stock of any nature of such issuer, (c) permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (d) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or (e) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (e), such Grantor shall promptly notify Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish Agent’s “control” thereof;

(ii)           without the prior written consent of Agent or as permitted under the Credit Agreement, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (ii) all the outstanding Capital Stock or other Capital Stock of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder; provided that if the surviving or resulting Grantors upon any such merger or consolidation involving an issuer which is a Controlled Foreign Corporation, then such Grantor shall only be required to pledge Capital Stock in accordance with Section 2.2; and

(iii)          such Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to Agent or its nominee following the occurrence and during the continuance of an Event of Default and to the substitution of Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.4.3       Pledged Debt

(a)           Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and each Credit Date, that Schedule 4.4 (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) sets forth under the heading “Pledged Debt” all of the Pledged Debt that constitutes Indebtedness owned by such Grantor, and

23

to the best of such Grantor’s knowledge, all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting rights of creditors and general principles of equity, and is not in default and constitutes all of the issued and outstanding Indebtedness of Grantors.

(b)           Covenants and Agreements. Each Grantor hereby covenants and agrees that it shall deliver all Instruments evidencing Pledged Debt to Agent and notify Agent of any default under any Pledged Debt that has caused, either in any individual case or in the aggregate, a Material Adverse Effect. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the right, upon notice to Grantors, to transfer all or any portion of the Pledged Debt constituting Collateral to its name or the name of its nominee or agent. In addition, Agent shall have the right at any time during the continuance of an Event of Default, upon notice to any Grantor, to exchange any certificates or instruments representing any Pledged Debt constituting Collateral for certificates or instruments of smaller or larger denominations.

4.4.4       Investment Accounts

(a)           Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and each Credit Date, that:

(i)            Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Securities Accounts” and “Commodities Accounts”, respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest. Each Grantor is the sole entitlement holder of each such Securities Account and Commodity Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than Agent pursuant hereto or the Senior Secured Notes Indenture Trustee pursuant to the Senior Secured Notes Indenture and other Senior Secured Notes Documents) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or securities or other property credited thereto, except to the extent such control would constitute a Permitted Lien;

(ii)           Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Deposit Accounts” the Collections Account, the other Dominion Accounts and all of the other Deposit Accounts in which each Grantor has an interest. Each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than Agent pursuant hereto or the Senior Secured Notes Indenture Trustee pursuant to the Senior Secured Notes Indenture and other Senior Secured Notes Documents) having either sole dominion and control (within the meaning of common law) or “control” (within the meanings of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein, except to the extent such control would constitute a Permitted Lien; and

(iii)          Each Grantor has taken all actions necessary or desirable, including those specified in Section 4.4.4(c), to: (a) establish Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property constituting Securities Accounts, Securities Entitlements or Commodities Accounts (each as defined in the UCC); (b) subject to Section 5.16 of the Credit Agreement, establish Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts; and (c) deliver all Instruments to Agent.

24

(b)           Delivery and Control.

(i)            With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, at the request of Agent, it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement in form and substance reasonably satisfactory to Agent pursuant to which it shall agree to comply with Agent’s “entitlement orders” without further consent by such Grantor. With respect to any Investment Related Property that is a “Deposit Account” (other than any Exempt Deposit Account), including the Collections Account and any other Dominion Accounts, subject to the provisions of Sections 5.16 and 6.18 of the Credit Agreement, it shall cause the depositary institution maintaining such account to enter into an agreement substantially in the form of Exhibit B hereto, or in other form reasonably satisfactory to Agent, pursuant to which Agent shall have both sole dominion and control over such Deposit Account (within the meaning of the common law) and “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account. Subject to Section 5.16 of the Credit Agreement, each Grantor shall have entered into such control agreement or agreements with respect to: (i) any Securities Accounts, Securities Entitlements or Deposit Accounts (other than Exempt Deposit Accounts) that exist on the Closing Date, as of or prior to the Closing Date and (ii) any Securities Accounts, Securities Entitlements or Deposit Accounts (other than Exempt Deposit Accounts) that are created or acquired after the Closing Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts.

In addition to the foregoing, if any issuer of any Investment Related Property is located in a jurisdiction outside of the United States, at the request of Agent, each Grantor shall take such additional actions, including, without limitation, causing (in the case of Investment Related Property issued by a Subsidiary of a Grantor) or using commercially reasonable efforts to cause (in the case of all other Investment Related Property) such issuer to register the pledge on its books and records or making such filings or recordings, in each case, as may be necessary or advisable, under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of Agent. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to Agent’s name or the name of its nominee or agent. In addition, Agent shall have the right at any time during the continuance of an Event of Default, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

4.5          Material Contracts.

(a)           Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date that Schedule 4.5 (as such schedule may be amended or supplemented from time to time) contains a true, correct and complete list of all the Material Contracts to which such Grantor has rights on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect on the Closing Date and no defaults exist thereunder on the Closing Date.

(b)           Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i)            after the occurrence an during the continuance of an Event of Default, such Grantor shall furnish to Agent true and complete copies (including any amendments or supplements thereof) of all Material Contracts to which it is a party;

25

(ii)           in addition to any rights under the Section of this Agreement relating to Receivables, Agent may at any time notify, or require any Grantor to so notify, the counterparty on any Material Contract of the security interest of Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts directly to Agent;

(iii)          it shall promptly and diligently exercise each material right (except the right of termination) it may have under any Material Contract, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or Agent may deem necessary or advisable;

(iv)          it shall use its commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Material Contract; and

(v)           such Grantor shall, within thirty (30) days of the date hereof with respect to any Non-Assignable Material Contract in effect on the date hereof and within thirty (30) days after entering into any Non-Assignable Material Contract after the Closing Date, request in writing the consent of the counterparty or counterparties to the Non-Assignable Material Contract pursuant to the terms of such Non-Assignable Material Contract or applicable law to the assignment or granting of a security interest in such Non-Assignable Material Contract to Secured Party and use its commercially reasonable efforts to obtain such consent as soon as practicable thereafter; provided that if a Grantor is unable to obtain such consent, the requirements of this Section 4.5(b)(v) shall be satisfied where such Grantor delivers a certificate to Agent, which shall be reasonably satisfactory to Agent, certifying that it used its commercially reasonable efforts and was unable to obtain such consent.

4.6          Letter of Credit Rights.

(a)           Representations and Warranties. Except with respect to Letters of Credit issued under the Credit Agreement and letters of credit that do not constitute Collateral, each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

(i)            all material letters of credit to which such Grantor has rights as a beneficiary are listed on Schedule 4.6 hereto (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement); and

(ii)           it has obtained the consent of each issuer of any letter of credit in an amount in excess of $500,000 in the aggregate to the assignment of the Letter of Credit Right under the letter of credit to Agent.

(b)           Covenants and Agreements. Except with respect to Letters of Credit issued under the Credit Agreement and letters of credit that do not constitute Collateral, each Grantor hereby covenants and agrees that with respect to any letter of credit in an amount in excess of $500,000 in the aggregate hereafter arising it shall obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to Agent and shall deliver to Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto.

26

4.7                               Intellectual Property.

(a)           Representations and Warranties.  Except as disclosed in Schedule 4.7(H) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement), each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

(i)            Schedule 4.7 (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and (ii) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses material to the business of such Grantor;

(ii)           it solely owns and possesses all right, title, and interest in and to the Patents, Trademarks and Copyrights listed on Schedule 4.7 (as such schedule may be amended from time to time in accordance with the terms of this Agreement), and owns or has the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens, license agreements executed in the normal course of business consistent with past practice and the licenses set forth on Schedule 4.7(B), (D), (F) and (G) (as each may be amended or supplemented from time to time in accordance with the terms of this Agreement);

(iii)          all Copyrights, Trademarks and Patents owned by any Grantor are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and each Grantor has performed all acts necessary and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of the Intellectual Property listed on Schedule 4.7 in full force and effect, except to the extent that a particular Patent, Trademark or Copyright is not material to, or useful in, the business of such Grantor;

(iv)          except as set forth in Schedule 4.7(H), no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority and no action or proceeding before any court or administrative authority is pending or, to the best of such Grantor’s knowledge, threatened challenging the validity of, (A) such Grantor’s right to register any material Intellectual Property owned by or licensed to such Grantor, or (B) such Grantor’s rights to own or use any material Intellectual Property owned by or licensed to, or otherwise used by such Grantor;

(v)           all registrations and applications for Copyrights, Patents and Trademarks listed on Schedule 4.7 are standing in the name of each Grantor, and none of the Trademarks, Patents, Copyrights or Trade Secrets has been licensed by any Grantor to any Affiliate or third party, except as disclosed in Schedule 4.7(B), (D), (F), or (G) (as each may be amended or supplemented from time to time in accordance with the terms of this Agreement) and except for licenses executed in the ordinary course of business consistent with past practice;

(vi)          each Grantor uses appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights material to the business of such Grantor, in each case, to the extent necessary and proper;

(vii)         each Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademark Collateral material to the business of such Grantor and takes all

27

action necessary to insure that all licensees of the Trademark Collateral material to the business of such Grantor owned by such Grantor use such adequate standards of quality;

(viii)        except as set forth in Schedule 4.7(H), and except as would not have, individually or in the aggregate, a Material Adverse Effect, the conduct of such Grantor’s business does not infringe upon or otherwise violate any Trademark, Patent, Copyright, Trade Secret or other intellectual property right owned by a third party and, to the best of each Grantor’s knowledge, no claim is pending against Grantor that any Intellectual Property owned or used by Grantor (or any of its respective licensees) violates the asserted rights of any third party;

(ix)           to the best of such Grantor’s knowledge, no third party is infringing upon or otherwise violating any rights in any material Intellectual Property owned or used by such Grantor;

(x)            to the best of such Grantor’s knowledge, no settlement or consents, covenants not to sue, nonassertion assurances, or releases to which Grantor is bound are in force that adversely affect Grantor’s rights to own or use any Intellectual Property material to the business of such Grantor; and

(xi)           to the best of such Grantor’s knowledge and except as set forth on Schedule 4.7 or as otherwise permitted by the Credit Agreement, each Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer, or exclusive license of any Intellectual Property owned by and material to the business of such Grantor that has not been terminated or released.

(b)           Covenants and Agreements.  Each Grantor hereby covenants and agrees as follows until the Full Payment of the Secured Obligations:

(i)            it shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of Grantor in its reasonable business judgment may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(ii)           it shall not, with respect to any Trademarks which are material to the business of any Grantor in its reasonable business judgment, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all steps reasonably necessary to insure that licensees of such Trademarks use such consistent standards of quality;

(iii)          it shall, within thirty (30) days of the creation or acquisition of any Copyrightable work the registration of which is material to the business of Grantor, apply to register the Copyright in the United States Copyright Office when such registration is deemed necessary by the Grantor exercising its reasonable business judgment;

(iv)          it shall promptly notify Agent if it knows that any item of the Intellectual Property that is material to the business of any Grantor may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any adverse determination or development (including the institution of proceedings) in any action or

28

proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court;

(v)           it shall take all commercially reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Grantor and material to its business which is now or shall become included in the Intellectual Property including, but not limited to, those items on Schedule 4.7(A), (C) and (E) (as each may be amended or supplemented from time to time in accordance with the terms of this Agreement);

(vi)          in the event that any material Intellectual Property owned by or exclusively licensed to any Grantor is infringed, misappropriated, or diluted by a third party, such Grantor shall, as it deems necessary in the exercise of its reasonable business judgment, promptly take all commercially reasonable actions to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(vii)         it shall promptly (but in no event more than thirty (30) days after any Grantor obtains knowledge thereof) report to Agent (i) the filing of any application to register any Intellectual Property owned by the Grantor with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property owned by the Grantor by any such office, in each case by executing and delivering to Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;

(viii)        it shall, promptly upon the reasonable request of Agent, execute and deliver to Agent an Intellectual Property Security Agreement, substantially in the form of Exhibit C attached hereto, together with all supplements and schedules thereto, and any other document reasonably required to acknowledge, confirm, register, record, or perfect Agent’s interest in any part of the Intellectual Property, whether now owned or hereafter acquired;

(ix)           except with the prior consent of Agent or as permitted under the Credit Agreement, each Grantor shall not execute, and there will not be on file in any public office, any financing statement or other document or instruments that remain in effect, except financing statements or other documents or instruments filed or to be filed in favor of Agent and each Grantor shall not sell, assign, transfer, grant an exclusive license otherwise outside of the ordinary course of business, consistent with past practice, grant any option, or create or suffer to exist any Lien upon or with respect to the Intellectual Property, except for the Lien created or permitted by and under this Agreement and the other Credit Documents;

(x)            it shall hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

(xi)           it shall take all commercially reasonable steps reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality

29

agreements with employees and labeling and restricting access to secret information and documents, except to the extent that a Trade Secret is no longer material or necessary to the business of such Grantor or the Trade Secret no longer derives substantial value from not being known to the public, as determined by such Grantor in its reasonable business judgment;

(xii)          it shall use proper statutory notice in connection with its use of any of the Intellectual Property where necessary and proper; and

(xiii)         it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property or any portion thereof. In connection with such collections, each Grantor may take (and, at Agent’s reasonable direction, shall take) such action as such Grantor or, after the occurrence and during the continuance of an Event of Default, Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

4.8          Commercial Tort Claims

(a)           Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that Schedule 4.8 (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) sets forth all Commercial Tort Claims of each Grantor in excess of $10,000,000 in the aggregate; and

(b)           Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim in excess of $10,000,000 in the aggregate hereafter arising it shall deliver to Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

SECTION 5.                            ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.

5.1          Further Assurances.

(a)           Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i)            file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(ii)           at Agent’s request, execute and deliver, and use commercially reasonably efforts to cause the applicable depositary bank to execute and deliver, to Agent such Control Agreements as may be reasonably requested by Agent pursuant to the terms of this Agreement, including a Control Agreement with respect to the deposit account(s) of Amerimax UK, Inc. maintained at Natwest Bank;

30

(iii)           at Agent’s request, execute and deliver such agreements, instruments, deeds, pledges, certificates and other documents, and take all other actions, as may be reasonably requested by Agent pursuant to the terms of this Agreement to perfect Agent’s security interest in the Capital Stock of any first-tier Foreign Subsidiary of a Grantor;

(iv)          take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing;

(v)           during the continuance of an Event of Default, upon request by Agent and in accordance with the provisions of the Credit Agreement, assemble the Collateral and allow inspection of the Collateral by Agent, or persons designated by Agent; and

(vi)          at Agent’s reasonable request, appear in and defend any action or proceeding that may affect such Grantor’s title to or Agent’s security interest in all or any part of the Collateral.

(b)           Each Grantor hereby authorizes Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.” Each Grantor shall furnish to Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail.

(c)           Each Grantor hereby authorizes Agent to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule 4.7 (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

5.2          Additional Grantors.  From time to time subsequent to the date hereof, additional Persons that are not Excluded Subsidiaries may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Counterpart Agreement. Upon delivery of any such counterpart agreement to Agent and acceptance by Agent thereof, notice of which acceptance is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Agent not to cause any Subsidiary of Euramax to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

31

SECTION 6.         COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

6.1          Power of Attorney. Each Grantor hereby irrevocably appoints Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Agent or otherwise, from time to time in Agent’s reasonable discretion to take any action and to execute any instrument that Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a)            upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to Agent pursuant to the Credit Agreement;

(b)           upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)            upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d)           upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agent with respect to any of the Collateral;

(e)            to prepare and file any UCC financing statements against such Grantor as debtor;

(f)            to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as debtor;

(g)           upon the occurrence and during the continuance of any Event of Default to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Agent in its sole discretion, any such payments made by Agent to become obligations of such Grantor to Agent, due and payable immediately without demand; and

(h)          upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and Agent’s security interest therein in accordance with the terms of this Agreement, all as fully and effectively as such Grantor might do.

6.2          No Duty on the Part of Agent or Secured Parties. The powers conferred on Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon Agent or any Secured Party to exercise any such powers.  Agent and the Secured Parties

32

shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable judgment or order.

SECTION 7.         REMEDIES.

7.1          Generally.

(a)           If any Event of Default shall have occurred and be continuing, Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)            require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at a place to be designated by Agent that is reasonably convenient to both parties;

(ii)           enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)          prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Agent deems appropriate;

(iv)          obtain the appointment of a receiver, without notice of any kind whatsoever, to take possession of the Collateral and to exercise such rights and powers as the court appointing such receiver shall confer upon such receiver; and

(v)           without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Agent may deem commercially reasonable.

(b)           Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice

33

to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Agent accepts the first offer received and does not offer such Collateral to more than one offeree, provided this sentence shall not restrict the operation of Section 9-615(f) of the UCC. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the reasonable fees of any attorneys employed by Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Agent, that Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of Agent hereunder.

(c)           Agent may sell the Collateral without giving any warranties as to the Collateral. Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)           Agent shall have no obligation to marshal any of the Collateral.

7.2          Application of Proceeds. Except as expressly provided elsewhere in this Agreement or the Intercreditor Agreement, all proceeds received by Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by Agent against, the Secured Obligations in the following order of priority: first, to the payment of all reasonable costs and expenses of such sale, collection or other realization, including reasonable fees and out-of-pocket expenses to Agent and its agents and counsel, and all other reasonable out-of-pocket expenses, liabilities and advances made or incurred by Agent in connection therewith, and all amounts for which Agent is entitled to indemnification hereunder (in its capacity as Agent and not as a Lender) and all advances made by Agent hereunder for the account of the applicable Grantor, and to the payment of all reasonable costs and expenses paid or incurred by Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Lenders and the Lender Counterparties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

7.3          Sales on Credit. If Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

34

7.4          Deposit Accounts.

Agent may apply the balance from any Deposit Account (other than the Senior Secured Notes Deposit Account) or instruct the bank at which any Deposit Account (other than the Senior Secured Notes Deposit Account) is maintained to pay the balance of any Deposit Account (other than the Senior Secured Notes Deposit Account) to or for the benefit of Agent in accordance with the provisions of Section 4.4.4 hereof.

7.5          Investment Related Property.

Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to Agent all such information as Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

7.6          Intellectual Property.

(a)           Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

(i)            Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, Agent or otherwise, in Agent’s sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of Agent, do any and all lawful acts and execute any and all documents required by Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify Agent as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all commercially reasonable efforts, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of such Grantor’s rights in the Intellectual Property by others;

(ii)           upon written demand from Agent, each Grantor shall grant, assign, convey or otherwise transfer to Agent or such Agent’s designee all of such Grantor’s right, title and interest in and to the Intellectual Property and shall execute and deliver to Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

35

(iii)          each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

(iv)          within five (5) Business Days after written notice from Agent, each Grantor shall make available to Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Event of Default as Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Licenses, such persons to be available to perform their prior functions on Agent’s behalf and to be compensated by Agent at such Grantor’s expense on a per diem, pro rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(v)           (A) Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(B)                               All amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.7 hereof; and

(C)                               Grantor shall adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b)           If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to Agent as aforesaid, subject to any disposition thereof that may have been made by Agent; provided, after giving effect to such reassignment, Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of Agent and the Secured Parties.

(c)           Solely for the purpose of enabling Agent to exercise rights and remedies under this Section 7 and at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Agent, to the extent it has the right to do so, an irrevocable, nonexclusive

36

license (exercisable without payment of royalty or other compensation to such Grantor but only exercisable so long as an Event of Default has occurred and is continuing), subject, in the case of Trademarks, to the grant of sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.

7.7          Cash Proceeds.    In addition to the rights of Agent specified in Section 4.3 and Section 4.4 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other non-cash items (collectively, “Cash Proceeds”) (i) except as specified in clause (ii), shall be applied by such Grantor in a manner not inconsistent with the Credit Agreement, and (ii) if an Event of Default shall have occurred and be continuing, shall be held by such Grantor in trust for Agent, segregated from other funds of such Grantor, and, unless otherwise agreed in writing by Agent, shall, forthwith upon receipt by such Grantor, unless otherwise provided pursuant to Section 4.4.1(a)(ii), be turned over to Agent in the exact form received by such Grantor (duly indorsed by such Grantor to Agent, if required). Any Cash Proceeds received by Agent (whether from a Grantor or otherwise) (A) shall be held by Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by Agent against the Secured Obligations then due and owing in accordance with Section 4.4 and the Credit Agreement.

SECTION 8.         COLLATERAL AGENT.

Agent has been appointed to act as Agent hereunder by Lenders pursuant to the terms and provisions of Section 9.8 of the Credit Agreement and, by their acceptance of the benefits hereof, the other Secured Parties. Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by Agent for the benefit of Secured Parties in accordance with the terms of this Section. Agent may resign at any time by giving prior written notice thereof to Lenders and the Grantors. Upon any such notice of resignation, Agent immediately shall be discharged from its duties and obligations under this Agreement and Requisite Lenders shall have the right, upon notice to Agent, to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent under this Agreement, and the retiring Agent under this Agreement shall promptly at the Grantors’ expense (i) transfer to such successor Agent all sums and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent under this Agreement, and (ii) execute and deliver to such successor Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary in connection with the assignment to such successor Agent of the security interests created hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Agent hereunder.

37

SECTION 9.                            CONTINUING NATURE OF SECURITY INTEREST; TRANSFER OF LOANS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the Full Payment of all Secured Obligations, be binding upon each Grantor, its successors and assigns and inure, together with the rights and remedies of Agent hereunder, to the benefit of Agent and its successors, transferees and assigns for the benefit and on behalf of the Secured Parties. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Notwithstanding the Full Payment of all Secured Obligations, Agent shall not be required to terminate its Liens in any of the Collateral unless, with respect to any loss or damage Agent may incur as a result of the dishonor or return of any payment items applied to the Secured Obligations, Agent shall have received either (i) a written agreement, executed by Grantors and any Person deemed financially responsible by Agent whose loans or other advances to Grantors are used in whole or in part to satisfy the Secured Obligations, indemnifying Agent and Secured Parties from any such loss or damage; or (ii) such monetary reserves and Liens on the Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent from any such loss or damage, provided, that any such reserve shall not exceed the amount of the payment items applied to the Secured Obligations that have not cleared as of such date. Upon Agent’s confirmation of the satisfaction of the conditions set forth in the immediately preceding sentence, Agent shall, at Grantors’ expense, promptly execute and deliver to Grantors or otherwise authorize the filing of such documents as Grantors shall reasonably request, including financing statement amendments to evidence such termination. Upon any disposition of property permitted by the Credit Agreement, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. Agent shall, at Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to Agent, including financing statement amendments to evidence such release.

SECTION 10.                     STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Agent deals with similar property in its own account. Neither Agent nor any of its directors, officers, employees or agents shall be liable for failure to, except to the extent such delay or failure arises from the gross negligence or willful misconduct of Agent, as determined by a court of competent jurisdiction in a final, non-appealable judgment or order, demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the expenses of Agent incurred in connection therewith shall be payable by each Grantor under Section 11.2 of the Credit Agreement.

SECTION 11.                    MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 11.1 of the Credit Agreement. No failure or delay on the part of Agent in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement and the

38

other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of Agent and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Credit Documents embody the entire agreement and understanding between Grantors and Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document and may be delivered by facsimile or e-mail.

Notwithstanding any other provision contained herein, the Liens created hereby are subject in all respects to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control to the extent provided in Section 7.10 thereof.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).

SECTION 12.                  AMENDMENT AND RESTATEMENT.

(a)                                  This Agreement amends and restates the Existing Security Agreement. All rights, benefits, indebtedness, interests, liabilities and obligations of the parties to the Existing Security Agreement and the agreements, documents and instruments executed and delivered in connection with the Existing Security Agreement, including, without limitation, the Existing Credit Agreement (collectively, the “Existing Security Documents”) are hereby renewed, amended, and restated in their entirety according to the terms and provisions set forth in this Agreement and the other Credit Documents. This Agreement does not constitute, nor shall it result in, a waiver of, or release, discharge or forgiveness of, any amount payable pursuant to the Existing Security Agreement or any indebtedness, liabilities or obligations of any Grantor thereunder, all of which are renewed and continued and are hereafter payable and to be performed in accordance with this Agreement and the other Credit Documents. Neither this Agreement nor any of the other Credit Documents extinguishes the indebtedness or liabilities outstanding in connection with the Existing Security Documents, nor do they constitute a novation with respect thereto.

39

(b)                                 Without limiting the generality of the foregoing, nothing contained herein shall amend, modify, interrupt, extinguish or nullify any grant of a security interest by any Grantor in the Collateral set forth herein, and all security interests, pledges, assignments and other liens previously granted by Grantors under the Existing Security Documents, including, without limitation, the Existing Credit Agreement, are hereby renewed and continued and shall remain in full force and effect as security for the Secured Obligations, except as otherwise provided by this Agreement and the other Credit Documents.

[Remainder of page intentionally left blank]

40

IN WITNESS WHEREOF, each Grantor and Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GRANTORS:

ATTEST:
EURAMAX INTERNATIONAL, INC.

Secretary	By:
R. Scott Vansant, Chief Financial Officer
[CORPORATE SEAL]

AMERIMAX HOME PRODUCTS, INC.

ATTEST:
By:
R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

AMERIMAX BUILDING PRODUCTS, INC.

ATTEST:
By:
R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

BERGER BUILDING PRODUCTS, INC.

ATTEST:
By:
R. Scott Vansant, Chief Financial Officer

Secretary

[CORPORATE SEAL]

[Signatures continue on following page.]

Amended and Restated Pledge and Security Agreement

FABRAL, INC.

ATTEST:
By:
R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

AMP COMMERCIAL, INC.

ATTEST:
By:
R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

EURAMAX HOLDINGS, INC.

ATTEST:
By:
R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

AMERIMAX FABRICATED PRODUCTS, INC.

ATTEST:
By:
R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

[Signatures continue on following page.]

Amended and Restated Pledge and Security Agreement

AMERIMAX FINANCE COMPANY, INC.

ATTEST:
By:
Mitchell Lewis, President and Chief Executive Officer
Secretary

[CORPORATE SEAL]

BERGER HOLDINGS, LTD

ATTEST:
By:
R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

FABRAL HOLDINGS, INC.

ATTEST:
By:
R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

AMERIMAX UK, INC.

ATTEST:
By:
R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

[Signatures continue on following page.]

Amended and Restated Pledge and Security Agreement

AMERIMAX RICHMOND COMPANY

ATTEST:
By:
R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

[Signatures continue on following page.]

Amended and Restated Pledge and Security Agreement

AGENT:

REGIONS BANK, as Agent

By:
Title:

Amended and Restated Pledge and Security Agreement

SCHEDULE 4.1

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

GENERAL INFORMATION

(A)                              Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Chief Executive
Office/Sole Place of
Business (or
Full Legal	Type of	Jurisdiction of	Residence if Grantor
Name	Organization	Organization	is a Natural Person)	Organization I.D.#

(B)                                Other Names (including any Trade-Name) under which each Grantor has conducted business for the past five (5) years:

Full Legal Name	Trade Name or Fictitious Business Name

(C)                                Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Name of Grantor	Date of Change	Description of Change

(D)                               Security Agreement entered into by another Person, which has not been terminated prior to the date hereof, pursuant to which any Grantor has become bound (whether as a result of merger or otherwise) as debtor within the past five (5) years:

Name of Grantor	Description of Agreement

(E)                                 Financing Statements:

Name of Grantor	Filing Jurisdiction(s)

SCHEDULE 4.1-1

SCHEDULE 4.2

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Name of Grantor	Location of Equipment and Inventory

SCHEDULE 4.2-1

SCHEDULE 4.4

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

INVESTMENT RELATED PROPERTY

(A)                              Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledge Stock	%of Outstanding Stock of the Stock Issuer

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	% of Outstanding LLC Interests of the Limited Liability Company

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Partnership Interests of the Partnership

Pledged Trust Interests:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Trust Interests of the Trust

Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

SCHEDULE 4.4-1

Securities Account:

Grantor	Share of Securities Intermediary	Account Number	Account Name

Commodities Accounts:

Grantor	Name of Commodities Intermediary	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depository Bank	Account Number	Account Name

Exempted Accounts:

Grantor	Name of Depository Bank	Account Number	Account Name

(B)

Name of Grantor	Date of Acquisition	Description of Acquisition

(C)

Name of Grantor	Name of Issuer of Pledge LLC Interest/Pledged Partnership Interest

SCHEDULE 4.4-2

SCHEDULE 4.5

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Name of Grantor	Description of Material Contract

SCHEDULE 4.5-1

SCHEDULE 4.6

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Name of Grantor	Description of Letters of Credit

SCHEDULE 4.6-1

SCHEDULE 4.7

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

INTELLECTUAL PROPERTY

(A)                              Copyrights

(B)                                Copyright Licenses

(C)                                Patents

(D)                               Patent Licenses

(E)                                 Trademarks

(F)                                 Trademark Licenses

(G)                                Trade Secret Licenses

(H)                               Intellectual Property Exceptions

SCHEDULE 4.7-1

SCHEDULE 4.8

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Name of Grantor	Commercial Tort Claims

SCHEDULE 4.8-1

EXHIBIT A

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF GRANTOR] a [NAME OF STATE OF INCORPORATION] [Corporation] (the “Grantor”) pursuant to the Amended and Restated Pledge and Security Agreement, dated as of March     , 2011 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among EURAMAX INTERNATIONAL, INC., the other Grantors named therein, and REGIONS BANK, as Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to Agent set forth in the Security Agreement of, and does hereby grant to Agent, a security interest in all of Grantor’s right, title and interest in and to all Collateral described in the Security Agreement to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By:
Name:
Title:

EXHIBIT A-1

SUPPLEMENT TO SCHEDULE 4.1

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)                              Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Chief Executive
Office/Sole Place of
Business (or
		Jurisdiction of	Residence if Grantor
Full Legal Name	Type of Organization	Organization	is a Natural Person)	Organization I.D.#

(B)                                Other Names under which each Grantor has conducted business for the past five (5) years:

Full Legal Name	Other Name

(C)                                Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Name of Grantor	Date of Change	Description of Change

(D)                               Agreements pursuant to which any Grantor is found as debtor within past five (5) years:

Name of Grantor	Description of Agreement

(E)                                 Financing Statements:

Name of Grantor	Filing Jurisdiction(s)

EXHIBIT A-2

SUPPLEMENT TO SCHEDULE 4.2

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Location of Equipment and Inventory

EXHIBIT A-3

SUPPLEMENT TO SCHEDULE 4.4

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)

Pledged Stock:

Pledged Partnership Interests:

Pledged LLC Interests:

Pledged Trust Interests:

Pledged Debt:

Securities Account:

Commodities Accounts:

Deposit Accounts:

(B)

Name of Grantor	Date of Acquisition	Description of Acquisition

(C)

Name of Issuer of Pledged LLC
Name of Grantor	Interest/Pledged Partnership Interest

EXHIBIT A-4

SUPPLEMENT TO SCHEDULE 4.5

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Description of Material Contract

EXHIBIT A-5

SUPPLEMENT TO SCHEDULE 4.6
TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Description of Letters of Credit

EXHIBIT A-6

SUPPLEMENT TO SCHEDULE 4.7
TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)	Copyrights

(B)	Copyright Licenses

(C)	Patents

(D)	Patent Licenses

(E)	Trademarks

(F)	Trademark Licenses

(G)	Trade Secret Licenses

(H)	Intellectual Property Exceptions

EXHIBIT A-7

SUPPLEMENT TO SCHEDULE 4.8

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Commercial Tort Claims

EXHIBIT A-8

EXHIBIT B

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

[See attached.]

EXHIBIT B-1

EXHIBIT C

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement, dated as of March             , 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) in favor of REGIONS BANK (“Regions”), as agent for the Secured Parties (in such capacity, as “Agent”) (as defined in the Pledge and Security Agreement referred to below).

WHEREAS, EURAMAX INTERNATIONAL, INC., a Delaware corporation (“Euramax”); AMERIMAX HOME PRODUCTS, INC., a Delaware corporation (“AHP”); AMERIMAX BUILDING PRODUCTS, INC., a Delaware corporation (“ABP”); BERGER BUILDING PRODUCTS, INC., a Pennsylvania corporation (“BBP”); FABRAL, INC., a Delaware corporation (“Fabral”); and AMP COMMERCIAL, INC., a Delaware corporation formerly known as Gutter Suppliers, Inc. (“AMP”); and the other Borrowers joined as parties thereto from time to time; EURAMAX HOLDINGS, INC., a Delaware corporation (“Holdings”); AMERIMAX FABRICATED PRODUCTS, INC., a Delaware corporation (“AFP”); AMERIMAX FINANCE COMPANY, INC., a Delaware corporation (“AFC”); BERGER HOLDINGS, LTD, a Pennsylvania corporation (“BHL”); FABRAL HOLDINGS, INC., a Delaware corporation (“Fabral Holdings”); AMERIMAX UK, INC., a Delaware corporation (“AUK”); and AMERIMAX RICHMOND COMPANY, an Indiana corporation (“Richmond”), and the other Guarantor joined as parties thereto from time to time; the Lenders party thereto from time to time, and Agent have entered into an Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement, dated as of March   , 2011 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”).

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered that certain Amended and Restated Pledge and Security Agreement, dated as of March    , 2011, in favor of Agent (as amended, supplemented, replaced or otherwise modified from time to time, the “Pledge and Security Agreement”). Capitalized terms used and not defined herein have the meanings given such terms in the Pledge and Security Agreement.

WHEREAS, under the terms of the Pledge and Security Agreement, the Grantors have granted a security interest in certain property, including, without limitation, certain Intellectual Property of the Grantors to Agent for the ratable benefit of the Secured Parties, and have agreed as a condition thereof to execute this Intellectual Property Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office, and other applicable Governmental Authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree as follows:

SECTION 1. Grant of Security. Each Grantor hereby grants to Agent for the ratable benefit of the Secured Parties a security interest in and to all of such Grantor’s right, title and interest in and to the following, except to the extent that such security interest shall give rise to abandonment, default, or the right of termination of any right, title or interest of such Grantor therein (the “Intellectual Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

EXHIBIT C-1

(a)           (i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, trademark and service mark registrations, and applications for trademark or service mark registrations and any new renewals thereof, including, without limitation, each registration and application identified in Schedule 1 excluding any intent-to-use (ITU) United States trademark application for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or, if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a), or examined and accepted, respectively, by the United States Patent and Trademark Office , (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the “Trademarks”);

(b)           (i) all patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 1, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Patents”);

(c)           (i) all copyrights, whether or not the underlying works of authorship have been published, including, but not limited to copyrights in software and databases all Mask Works (as defined in 17 U.S.C. 901 of the Copyright Act) and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, mask works and mask work applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the rights to print, publish and distribute any of the foregoing, (iv) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (“Copyrights”);

(d)           (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other

EXHIBIT C-2

rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Trade Secrets”);

(e)           (i) all licenses or agreements, whether written or oral, providing for the grant by or to any Grantor of: (A) any right to use any Trademark or Trade Secret, (B) any right to manufacture, use, import, export, distribute, offer for sale or sell any invention covered in whole or in part by a Patent, and (C) any right under any Copyright including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright including, without limitation, any of the foregoing identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations of any of the foregoing, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

(f)            any and all proceeds of the foregoing.

SECTION 2. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer record this Intellectual Property Security Agreement.

SECTION 3. Execution in Counterparts. This Intellectual Property Security Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 4. Governing Law. This Intellectual Property Security Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

SECTION 5. Conflict Provision. This Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Pledge and Security Agreement and the Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Pledge and Security Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Pledge and Security Agreement or the Credit Agreement, the provisions of the Pledge and Security Agreement or the Credit Agreement shall govern.

[Remainder of page intentionally left blank]

EXHIBIT C-3

IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

ATTEST:
EURAMAX INTERNATIONAL, INC.

Secretary	By:
Title:
[CORPORATE SEAL]

AMERIMAX HOME PRODUCTS, INC.
ATTEST:
By:
Title:
Secretary

[CORPORATE SEAL]

AMERIMAX BUILDING PRODUCTS, INC.
ATTEST:
By:
Title:
Secretary

[CORPORATE SEAL]

BERGER BUILDING PRODUCTS, INC.

ATTEST:
By:
Title:
Secretary

[CORPORATE SEAL]

EXHIBIT C-4

FABRAL, INC.

ATTEST:
By:
Title:
Secretary

[CORPORATE SEAL]

AMP COMMERCIAL, INC.

ATTEST:
By:
Title:
Secretary

[CORPORATE SEAL]

EURAMAX HOLDINGS, INC.

ATTEST:
By:
Title:
Secretary

[CORPORATE SEAL]

AMERIMAX FABRICATED PRODUCTS, INC.

ATTEST:
By:
Title:
Secretary

[CORPORATE SEAL]

AMERIMAX FINANCE COMPANY, INC.

ATTEST:
By:
Title:
Secretary

[CORPORATE SEAL]

EXHIBIT C-5

BERGER HOLDINGS, LTD

ATTEST:
By:
Title:
Secretary

[CORPORATE SEAL]

FABRAL HOLDINGS, INC.

ATTEST:
By:
Title:
Secretary

[CORPORATE SEAL]

AMERIMAX UK, INC.

ATTEST:
By:
Title:
Secretary

[CORPORATE SEAL]

AMERIMAX RICHMOND COMPANY

ATTEST:
By:
Title:
Secretary

[CORPORATE SEAL]

AGENT:

REGIONS BANK, as Agent

By:
Title:

EXHIBIT C-5

Schedule 1

TRADEMARKS

PATENTS

COPYRIGHTS

INTELLECTUAL PROPERTY LICENSES

EXHIBIT H TO

AMENDED AND RESTATED SENIOR

SECURED REVOLVING CREDIT AND

GUARANTY AGREEMENT

ABL INTERCREDITOR AGREEMENT

See execution version.

GENERAL INTERCREDITOR AGREEMENT

dated as of

March 18, 2011

among

REGIONS BANK,

as ABL Collateral Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Notes Priority Collateral Trustee,

EACH SUBORDINATED LIEN COLLATERAL TRUSTEE,

from time to time a party hereto,

EURAMAX INTERNATIONAL, INC.,

and

the entities listed on Schedule I hereto

GENERAL INTERCREDITOR AGREEMENT (this “Agreement”), dated as of March 18 2011 among REGIONS BANK, as collateral agent for the ABL Secured Parties referred to herein (in such capacity, and together with its successors and assigns in such capacity, the “ABL Collateral Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral trustee for the Notes Priority Secured Parties referred to herein (in such capacity, and together with its successors and assigns in such capacity, the “Notes Priority Collateral Trustee”), each additional Subordinated Lien Collateral Trustee (as defined below) that executes and delivers a joinder in the form of Exhibit A hereto, EURAMAX INTERNATIONAL, INC., a Delaware corporation (the “Issuer”), and the entities listed on Schedule I hereto (as well as each future subsidiary that becomes a party hereto pursuant to the terms of the ABL Credit Agreement and the Notes Priority Indenture, as applicable, and the terms hereof, collectively, the “Obligors”).

WHEREAS, the Issuer has entered or is about to enter into the Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement, dated as of March 18, 2011 (as amended, restated, supplemented, modified, renewed, refunded, restructured, increased, refinanced and/or replaced from time to time, the “ABL Credit Agreement”), among the Issuer and certain of its subsidiaries as borrowers and guarantors, the ABL Collateral Agent, and the other parties thereto.

WHEREAS, the Issuer has entered or is about to enter into (i) the Indenture, dated as of March [   ], 2011 (as amended, restated, supplemented, modified, and/or replaced from time to time, the “Notes Priority Indenture”), among the Issuer, Wells Fargo Bank, National Association, as trustee (the “Notes Priority Collateral Trustee”), and the other parties thereto, pursuant to which the Issuer shall issue the 9.50% notes due 2016 (together with any additional notes issued pursuant to the Notes Priority Indenture, and as such notes may be amended, restated, supplemented, modified, and/or replaced from time to time, the “Notes Priority Notes”), and (ii) the other Notes Priority Documents, if any.

WHEREAS, the ABL Credit Agreement and the Notes Priority Indenture permit future Second Lien Debt and other Subordinated Lien Debt to be incurred subject to the terms and conditions therein, respectively and herein.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.    Construction; Certain Defined Terms.

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statue or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and

“hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vi) the term “or” is not exclusive and (vii) all capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the ABL Security Documents and/or the Notes Priority Security Documents, as applicable.

(b)           As used in this Agreement, the following terms have the meanings specified below:

“ABL Collateral Agent” has the meaning set forth in the preamble.

“ABL Credit Agreement” has the meaning set forth in the preamble.

“ABL Debt” means all of the “Obligations” (as defined in the ABL Credit Agreement, including, without limitation, all Revolver Loans, Swingline Loans, LC Obligations, and obligations and indebtedness under any interest rate hedging agreement, commodity hedging agreement, currency hedging agreement, other hedging agreement or cash management agreement or any bank products agreement, in each case entered into with any lender under the ABL Credit Agreement, its affiliates or any other Person permitted under the ABL Credit Agreement if the obligations under any such agreement are permitted under the ABL Credit Agreement to be secured pursuant to the ABL Security Documents (the “ABL Hedging Agreements,” the “ABL Cash Management Agreements” and the “ABL Bank Products”, respectively) and any and all interest accruing and out-of-pocket costs and expenses incurred after the date of any filing by or against any Obligor of any petition or complaint initiating any Insolvency Proceeding, regardless of whether any ABL Secured Party’s claim therefor is allowed or allowable in the Insolvency Proceeding commenced by the filing of such petition or complaint.

“ABL Documents” means, collectively, the ABL Credit Agreement, the ABL Security Documents, the ABL Hedging Agreements, the ABL Cash Management Agreements, the ABL Bank Products, any additional credit agreement, note purchase agreement, indenture or other agreement related thereto and all other loan or note documents, collateral or security documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, the ABL Credit Agreement, the ABL Hedging Agreements, the ABL Cash Management Agreements, or the ABL Bank Products, in each case as such agreements or instruments may be amended, supplemented, modified, restated, replaced, renewed, refunded, restructured, increased or refinanced from time to time on the terms permitted hereunder.

“ABL Liens” means Liens on the Collateral created under the ABL Security Documents to secure the ABL Obligations.

“ABL Obligations” means all indebtedness, liabilities and obligations (of every kind or nature) incurred or arising under or relating to the ABL Documents and all other obligations in respect thereof (including, without limitation, principal, premium, interest, reimbursements under letters of credit, fees, indemnifications, expenses and other obligations and guarantees of the foregoing (including Post-Petition Interest at the rate provided in the relevant ABL Document, whether or not a claim for Post-Petition Interest is allowed in an applicable Insolvency or Liquidation Proceeding)).

“ABL Priority Collateral” means (i) (1) all Accounts (and all rights to receive payments, indebtedness and other obligations (whether constituting an Account, Chattel Paper (including Electronic

2

Chattel Paper), Instrument, Document or General Intangible) which arise as a result of the sale or lease of Inventory, Goods (excluding Equipment) or merchandise or provision of services, including the right to payment of any interest or finance charges) and (2) all promissory notes and other writings evidencing the foregoing obligations, however evidenced and whenever made, (ii) all Inventory, (iii) all Payment Intangibles (including corporate and other tax refunds), documents of title, customs receipts, insurance, shipping and other documents and other written materials related to any Inventory (including to the purchase or import of any Inventory), (iv) all Letter of Credit Rights, Chattel Paper, Instruments, Investment Property (other than Capital Stock), Documents and General Intangibles (other than any intellectual property and Capital Stock) pertaining to any ABL Priority Collateral, (v) all Deposit Accounts, collection accounts, disbursement accounts, lock-boxes, commodity accounts and securities accounts, including all cash, marketable securities, securities entitlements, financial assets and other funds and assets held in, on deposit in, or credited to any of the foregoing (excluding in each case cash proceeds of Notes Priority Collateral and the Deposit Accounts in which such cash is held), (vi) all books and records and Supporting Obligations relating to any of the foregoing, (vii) all related letters of credit, guaranties, collateral liens, Commercial Tort Claims or other claims and causes of action, and (viii) to the extent not otherwise included, all substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, Investment Property, licenses, royalties, income, payments, claims, damages and proceeds of suit, but excluding, for the avoidance of doubt, any real estate, equipment, intellectual property and Capital Stock) of any or all of the foregoing, in each case at any time held by the Issuer or any of the Obligors (whether now existing or at any time hereafter acquired by the Issuer or any of the Obligors or in which the Issuer or any of the Obligors acquires any right, title or interest), other than any assets that constitute Excluded Assets. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the UCC.

“ABL Secured Parties” means the Secured Parties (as defined in the ABL Credit Agreement).

“ABL Security Documents” means any documents, agreements or instruments now existing or entered into after the date hereof that create (or purport to create) Liens on any assets or properties of any Grantor to secure any ABL Obligations.

“Agents” means the ABL Collateral Agent, the Notes Priority Collateral Trustee and, if any, the Subordinated Collateral Trustee, if any (on behalf of the Second Lien Secured Parties) and the Subordinated Lien Collateral Trustee, if any (on behalf of the Subordinated Lien Secured Parties).

“Bankruptcy Code” means Title 11 of the United States Code.

“Capital Stock” means: (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Collateral” means the ABL Priority Collateral and the Note Priority Collateral.

“Collateral Access Agreement” shall have the meaning of such term as set forth in the ABL Security Documents.

“Collateral Trust and Intercreditor Agreement” means that certain Collateral Trust and Intercreditor Agreement, dated as of March 18, 2011, among the Issuer, the Notes Priority Trustee, the

3

Notes Priority Collateral Trustee, and the other parties thereto, as amended, restated, supplemented, modified, and/or replaced from time to time.

“Controlled Foreign Corporation” shall mean (i) “controlled foreign corporation” as defined in the Tax Code, and (ii) New Holdco BV and any of its subsidiaries. “Disposition” shall mean any sale, lease, sale and leaseback, assignment, conveyance, exchange, transfer or other disposition.

“Dispose” shall have a correlative meaning.

“Domestic Subsidiary” of any Person shall mean any subsidiary of such Person incorporated or organized in the United States or any State thereof or the District of Columbia.

“Enforcement Action” means (a) the taking of any action to enforce or realize upon any Lien on the Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other Disposition pursuant to Article 8 or Article 9 of the UCC or other applicable law, (b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien on the Collateral under the ABL Documents, the Notes Priority Documents, the Second Lien Documents, the Subordinated Lien Documents or applicable law, including the election to retain any Collateral in satisfaction of a Lien or credit bid, (c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the proceeds of Collateral, (d) the sale, lease, license, or other Disposition of all or any portion of the Collateral, at a private or public sale, other Disposition or any other means permissible under applicable law at any time that an event of default shall have occurred which is continuing, and (e) the exercise of any other right of liquidation against any Collateral (including the exercise of any right of recoupment or set-off or any rights against Collateral obtained pursuant to or by foreclosure of a judgment Lien obtained against any Grantor) whether under the ABL Documents, the Notes Priority Documents, the Second Lien Documents, the Subordinated Lien Documents, applicable law, in a proceeding or otherwise; provided that, for the avoidance of doubt, none of the following shall constitute an Enforcement Action: (i) making demand for payment or accelerating the maturity of the ABL Debt or the Notes Priority Debt; (ii) the receipt and application by the ABL Collateral Agent to the ABL Debt of collections of Accounts or proceeds of other ABL Priority Collateral received from account debtors or through any lockbox or other cash management arrangement, whether or not any Event of Default exists at the time of application; (iii) the implementation of reserves under the ABL Credit Agreement; (iv) the reduction of advance rates under the ABL Credit Agreement; (v) the cessation (whether temporary or permanent) of lending under the ABL Credit Agreement due to the existence of an Out-of-Formula Condition, the existence of an Event of Default or failure to satisfy conditions precedent; (vi) the exercise by any ABL Secured Party of any right of offset with respect to Banking Relationship Debt (as defined in the ABL Credit Agreement) (other than Banking Relationship Debt owing in respect of any ABL Hedging Agreement with an ABL Secured Party); or (vii) the filing by a party hereto of a proof of claim in any Insolvency or Liquidation Proceeding.

“Enforcement Notice” means a written notice delivered, at a time when an Event of Default has occurred and is continuing, by either the Senior Representative in respect of the ABL Priority Collateral or the Senior Representative in respect of the Note Priority Collateral to the other specifying that it is an “Enforcement Notice” and the relevant Event of Default.

“Event of Default” means an “Event of Default” (or similarly defined term) under and as defined in the ABL Credit Agreement or any other ABL Document, the Notes Priority Indenture or any other Notes Priority Document or any the Second Lien Indenture or any other Second Lien Document or any Subordinated Lien Document, as the context may require.

4

“Excluded Assets” means: (a) any intellectual property, lease, license, contract, property rights or agreement to which the Issuer or any Obligor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of the Issuer or any Obligor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided, however, that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above; (b) any asset (other than Accounts or Inventory) of the Issuer or any Obligor, which is subject to or secured by a Capital Lease Obligation or purchase money indebtedness permitted by clause (5) of the definition of “Permitted Debt” so long as the documents governing such Capital Lease Obligations or purchase money indebtedness do not permit other liens on such assets, (c) any of the outstanding voting capital stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of Capital Stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the United States Internal Revenue Code of 1986, as amended, to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by the Issuer and each Obligor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation directly owned by the Issuer or any Obligor; (d) (i) any intent-to-use (ITU) United States trademark application for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or, if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a), or examined and accepted, respectively, by the United States Patent and Trademark Office, in each case, only to the extent the grant of security interest in such intent-to-use Trademark is in violation of 15 U.S.C. §1060 and only unless and until a “Statement of Use” or “Amendment to Allege Use” is filed, has been deemed in conformance with 15 U.S.C. §1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office at which point such Trademarks shall automatically be included as Collateral; (ii) any property or assets owned by any Excluded Subsidiary or any Unrestricted Subsidiary, (iii) any property or assets owned by Parent that is not owned by the Issuer or its Restricted Subsidiaries and (iv) any of the outstanding capital stock of any Unrestricted Subsidiary; (e) any Capital Stock and other securities of a Subsidiary to the extent that the pledge of such Capital Stock and other securities results in the Issuer being required to file separate financial statements of such Subsidiary with the Commission, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant notes affected. In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the Commission to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Commission (or any other governmental agency) of separate financial statements of any Subsidiary of the Issuer due to the fact that such Subsidiary’s Capital Stock secures the notes affected thereby, then the Capital Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant notes affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, the Collateral Documents may be amended or modified, without the consent of any holder of such notes, to the extent necessary to release the security interests in favor of such creditor on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral for the relevant notes. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the Commission to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) the Capital Stock of such Subsidiary

5

to secure the notes in excess of the amount then pledged without the filing with the Commission (or any other governmental agency) of separate financial statements of such Subsidiary, then such excess amount of the Capital Stock of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant notes unless such excess amount is otherwise an Excluded Asset; (f) any leasehold interests in real property; (g) any fee-owned real property with a book value of less than $2.5 million; (h) commercial tort claims of less than $10.0 million; (i) pledges and security interests prohibited by, or requiring any consent of any governmental authority pursuant to, law, rule or regulation; (j) Equity Interests in any joint venture with a third party that is not an Affiliate, to the extent a pledge of such Equity Interests is prohibited by the documents covering such joint venture; (k)(i) deposit or securities accounts the balance of which consists exclusively of (a) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Issuer or any Obligor to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of the Issuer or its Subsidiaries and (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3 102 on behalf of employees of the Issuer or its Subsidiaries, and (ii) all segregated deposit or securities accounts constituting (and the balance of which consists solely of funds set aside in connection with), payroll accounts and trust accounts; (1) proceeds and products (other than provided above) of any of the foregoing to the extent they constitute excluded collateral described in clauses (a) through (1).

Notwithstanding the foregoing, (i) in the event of the amendment of the United States Internal Revenue Code of 1986, as amended, to allow the pledge in excess of 65% of the voting power of all classes of Capital Stock of any Controlled Foreign Corporation entitled to vote without adverse tax consequences, the Issuer will use its commercially reasonable efforts to grant a security interest in such Capital Stock directly owned by the Issuer or any Obligor, subject to the limitations of paragraph (c) above, and (ii) in the event of any change in facts and circumstances (including but not limited to the modification, amendment or interpretation of Rule 3-16 of Regulation S-X under the Securities Act) that would permit the pledge of all or a portion of the Capital Stock of a Subsidiary formed under the laws of the Netherlands in excess of the amount then pledged without the filing of separate financial statements of such Subsidiary with the SEC (or any other governmental agency), the Issuer will use its commercially reasonable efforts to grant a security interest in such Capital Stock, subject to the limitations of paragraphs (c), (d) and (e) above.

“Grantors” means, collectively, the Issuer and the Obligors.

“Hedge Agreements” means an Interest Rate Agreement, a Currency Agreement or Commodity Agreement entered into with a hedging counterparty in the ordinary course of the Issuer’s or the Obligors’ business, and otherwise permitted pursuant to the ABL Documents, Notes Priority Documents and the Second Lien Documents, if any and the Subordinated Lien Documents, if any.

“Insolvency or Liquidation Proceeding” means: (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to either the Issuer or any Obligor; (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to either the Issuer or any Obligor or with respect to a material portion of their respective assets; any liquidation, dissolution, reorganization or winding up of either Issuer or any Obligor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or any assignment for the benefit of creditors or any other marshalling of assets and liabilities of either the Issuer or any Obligor.

“Junior Documents” means (a) for the ABL Priority Collateral, (i) in respect of the ABL Documents, each of the Notes Priority Documents, the Second Lien Documents, if any, and the Subordinated Lien Documents, if any, (ii) in respect of the Notes Priority Documents, each of the Second Lien

6

Documents, if any, and the Subordinated Lien Documents, and (iii) in respect of any Second Lien Documents, the Subordinated Lien Documents, if any, and (b) for the Note Priority Collateral, (i) in respect of the Notes Priority Documents, each of the Second Lien Documents, if any, the ABL Documents and the Subordinated Lien Documents, (ii) in respect of the Second Lien Documents, if any, the ABL Documents and the Subordinated Lien Documents, if any, and (iii) in respect of each of the ABL Documents, the Subordinated Lien Documents, if any.

“Junior Liens” means (a) for the ABL Priority Collateral, (i) in respect of the ABL Liens, each of the Notes Priority Liens, the Second Lien Liens, if any, and the Subordinated Lien Liens, if any, (ii) in respect of the Notes Priority Liens, each of the Second Lien Liens, if any, and the Subordinated Lien Liens, and (iii) in respect of the Second Lien Liens, if any, the Subordinated Lien Liens, if any, and (b) for the Note Priority Collateral, (i) in respect of the Notes Priority Liens, each of the Second Lien Liens, if any, the ABL Liens and the Subordinated Lien Liens, if any, (ii) in respect of each of the Second Lien Liens, each of the ABL Liens and the Subordinated Lien Liens, if any, and (iii) in respect of the ABL Liens, the Subordinated Lien Liens.

“Junior Representative” means (a) for the ABL Priority Collateral, (i) in respect of the ABL Collateral Agent, each of the Notes Priority Collateral Trustee and the Subordinated Lien Collateral Trustee, (ii) in respect of the Notes Priority Collateral Trustee, the Subordinated Lien Collateral Trustee, and (iii) in respect of the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties) and (b) for the Note Priority Collateral, (i) in respect of the Notes Priority Collateral Trustee, each of the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), the ABL Collateral Agent and the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties), (ii) in respect of the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), each of the ABL Collateral Agent and the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties), and (iii) in respect of the ABL Collateral Agent, the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties).

“Junior Secured Obligations” means (a) (i) in respect of the Notes Priority Obligations (to the extent such Obligations are secured by the Note Priority Collateral), each of the Second Lien Obligations, if any, the ABL Obligations and the Subordinated Lien Obligations, if any, and (ii) in respect of the Notes Priority Obligations (to the extent such Obligations are secured by the ABL Priority Collateral), each of the Second Lien Obligations, if any, and the Subordinated Lien Obligations, if any, (b) (i) in respect of the ABL Obligations (to the extent such Obligations are secured by the Note Priority Collateral), the Subordinated Lien Obligations, if any, and (ii) in respect of the ABL Obligations (to the extent such Obligations are secured by the ABL Priority Collateral), each of the Notes Priority Obligations, the Second Lien Obligations, if any, and the Subordinated Lien Obligations, if any, and (c) (i) in respect of the Second Lien Obligations (to the extent such Obligations are secured by the Note Priority Collateral), each of the ABL Obligations and the Subordinated Lien Obligations, if any, and (ii) in respect of the Second Lien Obligations (to the extent such Obligations are secured by the ABL Priority Collateral), the Subordinated Lien Obligations.

“Junior Secured Obligations Collateral” means the Collateral in respect of which a Junior Representative (on behalf of itself and the applicable Junior Secured Obligations Secured Parties) holds a Junior Lien.

“Junior Secured Obligations Secured Parties” means (a) for the ABL Priority Collateral, (i) in respect of the ABL Secured Parties, each of the Notes Priority Secured Parties, the Second Lien Secured Parties, if any, and the Subordinated Lien Secured Parties, if any, (ii) in respect of the Notes Priority Secured Parties, each of the Second Lien Secured Parties, if any, and the Subordinated Lien Secured

7

Parties, if any, and (iii) in respect of the Second Lien Secured Parties, if any, the Subordinated Lien Secured Parties, if any, and (b) for the Note Priority Collateral, (i) in respect of the Notes Priority Secured Parties, each of the Second Lien Secured Parties, if any, the ABL Secured Parties and the Subordinated Lien Secured Parties, if any, (ii) in respect of the Second Lien Secured Parties, if any, each of the ABL Secured Parties and the Subordinated Lien Secured Parties, if any, and (iii) in respect of the ABL Secured Parties, the Subordinated Lien Secured Parties, if any.

“Junior Secured Obligations Security Documents” means (a) for the ABL Priority Collateral, (i) in respect of the ABL Security Documents, each of the Notes Priority Security Documents, the Second Lien Security Documents, if any, and the Subordinated Lien Security Documents, if any, (ii) in respect of the Notes Priority Security Documents, each of the Second Lien Security Documents, if any, and the Subordinated Lien Security Documents, if any, and (iii) in respect of the Second Lien Security Documents, if any, the Subordinated Lien Security Documents, if any, and (b) for the Note Priority Collateral, (i) in respect of the Notes Priority Security Documents, each of the ABL Security Documents, the Second Lien Security Documents, if any, and the Subordinated Lien Security Documents, if any, (ii) in respect of the Second Lien Security Documents, each of the ABL Security Documents and the Subordinated Lien Security Documents, if any, and (iii) in respect of the ABL Security Documents, the Subordinated Lien Security Documents, if any.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including (1) any conditional sale or other title retention agreement, (2) any lease in the nature thereof, (3) any option or other agreement to sell or give a security interest and (4) any filing, authorized by or on behalf of the relevant grantor, of any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

“Lien Priority Confirmation” means: (1) as to any additional ABL Debt, the written agreement of the holders of such additional ABL Debt, or their applicable representative, for the enforceable benefit of the ABL Collateral Agent, the Notes Priority Collateral Trustee, the Subordinated Lien Collateral Trustee, all existing and future Secured Parties and each existing and future representative with respect thereto: (a) that such representative and all other holders of obligations in respect of such ABL Debt are bound by the provisions of this Agreement; (b) consenting to and directing the ABL Collateral Agent to act as agent for such additional ABL Debt or such representative, as applicable, and perform its obligations under this Agreement and the ABL Security Documents; and (c) that the holders of such obligations in respect of such additional ABL Debt are bound by this Agreement; (2) as to any additional Notes Priority Debt, the written agreement of the holders of such additional Notes Priority Debt, or their applicable representative, for the enforceable benefit of the ABL Collateral Agent, the Notes Priority Collateral Trustee, the Subordinated Lien Collateral Trustee, all existing and future Secured Parties and each existing and future representative with respect thereto: (a) that such representative and all other holders of obligations in respect of such Notes Priority Debt are bound by the provisions of the Collateral Trust and Intercreditor Agreement and this Agreement; (b) consenting to and directing the Notes Priority Collateral Trustee to act as agent for such additional Notes Priority Debt or such representative, as applicable, and perform its obligations under the Collateral Trust and Intercreditor Agreement, the Notes Priority Security Documents and this Agreement; and (c) that the holders of such obligations in respect of such additional Notes Priority Debt are bound by the Collateral Trust and Intercreditor Agreement and this Agreement; and (3) as to any additional Second Lien Debt and Subordinated Lien Debt, the written agreement of the holders of such debt, or their applicable representative, for the enforceable benefit of the ABL Collateral Agent, the Notes Priority Collateral Trustee, the Subordinated Lien Collateral Trustee, all existing and future Secured Parties and each existing and future representative with respect thereto: (a) that such representative and all the other holders of obligations in respect of such additional Second Lien Debt or Subordinated Lien Debt, as applicable, are bound by the provisions of this Agreement; (b) consenting to

8

and directing the Subordinated Lien Collateral Trustee to act as agent for such additional Second Lien Debt or Subordinated Lien Debt, as applicable, or such representative, as applicable, and perform its obligations under this Agreement, and the Second Lien Security Documents or Subordinated Lien Security Documents, as applicable; and (c) that the holders of such obligations in respect of such additional Second Lien Debt or Subordinated Lien Debt, as applicable, are bound by this Agreement.

“Note Priority Collateral” means all of the tangible and intangible properties and assets at any time owned or acquired by the Issuer or any Obligor, including all real estate, equipment, intellectual property and all substitutions, replacements, accessions, products and proceeds of any or all of the foregoing, except Excluded Assets and the ABL Priority Collateral.

“Notes Priority Debt” means Indebtedness under the Notes Priority Indenture and the Notes and, to the extent issued or outstanding, any other Indebtedness (including any Hedging Obligations (as defined in the Notes Priority Indenture) of the Issuer or the Obligors designated as such by the Issuer in writing to the ABL Collateral Agent, the Notes Priority Collateral Trustee and the Subordinated Lien Collateral Trustee, if any; provided that: (a) on or before the date on which such Indebtedness is incurred, an officer’s certificate of the Issuer is delivered to the ABL Collateral Agent, the Notes Priority Collateral Trustee and the Subordinated Lien Collateral Trustee, if any, designating such Indebtedness as “Notes Priority Debt” for the purposes of this Agreement, the ABL Documents, the Notes Priority Documents, the Second Lien Documents, if any, and the Subordinated Lien Documents, if any, and certifying that such Indebtedness may be incurred (and secured as contemplated in Section 2.01 hereof and in the Collateral Trust and Intercreditor Agreement) without violating the terms of any ABL Document, Notes Priority Document, Second Lien Document, if any, or Subordinated Lien Document, if any, or causing any default thereunder, if any; (b) such Indebtedness is evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, promissory note or other agreement or instrument that includes a Lien Priority Confirmation; (c) such Indebtedness is designated as “Notes Priority Debt” in accordance with the requirements of the Collateral Trust and Intercreditor Agreement; and (d) at the time of the incurrence thereof, the applicable Notes Priority Debt may be incurred (and secured as contemplated in Section 2.01 hereof and in the Collateral Trust and Intercreditor Agreement) without violating the terms of any ABL Document, Notes Priority Document, Second Lien Document, if any, or Subordinated Lien Document, if any, or causing any default thereunder.

“Notes Priority Documents” means, collectively, the Notes Priority Indenture, the Hedge Agreements, the Notes Priority Security Documents, and each of the other agreements, documents and instruments providing for or evidencing any other Notes Priority Obligation, and any other document or instrument executed or delivered at any time in connection therewith, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or refinanced from time to time.

“Notes Priority Indenture” has the meaning set forth in the preamble.

“Notes Priority Liens” means Liens on the Collateral created under the Notes Priority Security Documents to secure the Notes Priority Obligations.

“Notes Priority Obligations” means, subject to the terms and conditions in the Collateral Trust and Intercreditor Agreement, (i) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all notes issued pursuant to the Notes Priority Indenture, (ii) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the Notes Priority Documents, (iii) all Hedging Obligations, (iv) all guarantee obligations, fees, expenses and all other obligations under the Notes Priority Documents, in each case whether or not allowed or allowable in an Insolvency

9

or Liquidation Proceeding, and (v) all obligations arising with respect to any Notes Priority Debt (including, without limitation, principal, premium, interest (including Post-Petition Interest at the rate provided in the relevant Notes Priority Document, whether or not a claim for Post-Petition Interest is allowed in an applicable Insolvency or Liquidation Proceeding), reimbursements under letters of credit, fees, indemnifications, expenses and other obligations and guarantees of the foregoing).

“Notes Priority Secured Parties” means the Secured Parties (as defined in the Notes Priority Security Documents).

“Notes Priority Security Documents” means the Notes Priority Pledge and Security Agreement, dated as of March 18, 2011, as amended, among the Grantors and the Notes Priority Collateral Trustee and as it may be further amended, restated or modified from time to time, and any other documents, agreements or instruments now existing or entered into after the date hereof that create (or purport to create) Liens on any assets or properties of any Grantor to secure any Notes Priority Obligations.

“Obligations” means the ABL Obligations, the Notes Priority Obligations, the Second Lien Obligations, if any, and the Subordinated Lien Obligations, if any.

“Paid In Full” and “Payment In Full” in respect of any Obligations means: (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided in the respective documentation, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness and other obligations and liabilities outstanding under the ABL Documents, the Notes Priority Documents, the Second Lien Documents or the Subordinated Lien Documents, as applicable; (b) in respect of the Notes Priority Obligations only, payment in full in cash of all Hedging Obligations constituting Notes Priority Obligations or the cash collateralization of all such Hedging Obligations on terms satisfactory to each applicable counterparty; (c) payment in full in cash of all other ABL Obligations, Notes Priority Obligations, Second Lien Obligations or Subordinated Lien Obligations, as applicable, that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); (d) termination or expiration of all commitments, if any, to extend credit that would constitute ABL Obligations, Notes Priority Obligations, Second Lien Obligations or Subordinated Lien Obligations, as applicable; and (e) termination or cash collateralization (in an amount and manner reasonably satisfactory to the applicable Agent, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit issued under the ABL Documents, the Notes Priority Documents, the Second Lien Documents or the Subordinated Lien Documents, as applicable.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective documentation, whether or not allowed or allowable in any such Insolvency or Liquidation Proceeding.

“Representative” means (a) in the case of any ABL Obligations, the ABL Collateral Agent, (b) in the case of any Notes Priority Obligations, the Notes Priority Collateral Trustee, (c) in the case of any Second Lien Obligations, the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), and (d) in the case of any Subordinated Lien Obligations, the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties).

10

“Second Lien Debt” means any Indebtedness of the Issuer or the Obligors designated as such by the Issuer in writing to the ABL Collateral Agent, the Notes Priority Collateral Trustee and the Subordinated Lien Collateral Trustee; provided that: (a) on or before the date on which such Indebtedness is incurred, an officer’s certificate of the Issuer is delivered to the ABL Collateral Agent, the Notes Priority Collateral Trustee and the Subordinated Lien Collateral Trustee, designating such Indebtedness as “Second Lien Debt” for the purposes of this Agreement, the ABL Documents, the Notes Priority Documents, the Second Lien Documents, if any, and the Subordinated Lien Documents, if any, and certifying that the applicable Second Lien Debt may be incurred (and secured as contemplated by Section 2.01 hereof) without violating the terms of any ABL Document, Notes Priority Document, Second Lien Document or Subordinated Lien Document or causing any default thereunder; (b) such Indebtedness is evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, promissory note or other agreement or instrument that includes a Lien Priority Confirmation; (c) such Indebtedness is designated as “Second Lien Debt” in accordance with the requirements of this Agreement, the ABL Credit Agreement and the Notes Priority Indenture; (d) at the time of the incurrence thereof, the applicable Second Lien Debt may be incurred (and secured as contemplated by Section 2.01 hereof) without violating the terms of any ABL Document, Notes Priority Document, Second Lien Document or Subordinated Lien Document or causing any default thereunder and (e) the Subordinated Lien Collateral Trustee has heretofore executed and delivered an appropriate joinder in the form of Exhibit A hereto.

“Second Lien Documents” means, collectively, each of the agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection therewith, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or refinanced from time to time.

“Second Lien Liens” means Liens on the Collateral created under the Second Lien Security Documents to secure the Second Lien Obligations.

“Second Lien Obligations” means, subject to the terms and conditions in this Agreement, all obligations arising with respect to any Second Lien Debt (including, without limitation, principal, premium, interest (including Post-Petition Interest at the rate provided in the relevant Second Lien Document, whether or not a claim for Post-Petition Interest is allowed in an applicable Insolvency or Liquidation Proceeding), reimbursements under letters of credit, fees, indemnifications, expenses and other obligations and guarantees of the foregoing).

“Second Lien Secured Parties” means the Secured Parties (as defined in the Second Lien Security Documents).

“Second Lien Security Documents” means any documents, agreements or instruments now existing or entered into after the date hereof that create (or purport to create) Liens on any assets or properties of any Grantor to secure any Second Lien Obligations.

“Secured Parties” means the ABL Secured Parties, the Notes Priority Secured Parties, the Second Lien Secured Parties and the Subordinated Lien Secured Parties.

“Security Documents” means the ABL Security Documents, the Notes Priority Security Documents, the Second Lien Security Documents and the Subordinated Lien Security Documents.

“Senior Documents” means (a) for the ABL Priority Collateral, (i) in respect of the Notes Priority Documents, the ABL Documents, (ii) in respect of the Second Lien Documents, each of the Notes Priority Documents and the ABL Documents, and (iii) in respect of the Subordinated Lien

11

Documents, each of the Second Lien Documents, the Notes Priority Documents and the ABL Documents, and (b) for the Note Priority Collateral, (i) in respect of the Second Lien Documents, the Notes Priority Documents, (ii) in respect of the ABL Documents, each of the Second Lien Documents and the Notes Priority Documents, (iii) in respect of the Subordinated Lien Documents, each of the ABL Documents, the Second Lien Documents and the Notes Priority Documents.

“Senior Liens” means (a) for the ABL Priority Collateral, (i) in respect of the Notes Priority Liens, the ABL Liens, (ii) in respect of the Second Lien Liens, each of the Notes Priority Liens and the ABL Liens, and (iii) in respect of the Subordinated Lien Liens, each of the Second Lien Liens, the Notes Priority Liens and the ABL Liens, and (b) for the Note Priority Collateral, (i) in respect of the Second Lien Liens, the Notes Priority Liens, (ii) in respect of the ABL Lien Liens, each of the Second Lien Liens and the Notes Priority Liens, (iii) in respect of the Subordinated Lien Liens, each of the ABL Liens, the Second Lien Liens and the Notes Priority Liens.

“Senior Representative” means (a) for the ABL Priority Collateral, (i) in respect of the Notes Priority Collateral Trustee, the ABL Collateral Agent, (ii) in respect of the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), each of the Notes Priority Collateral Trustee and the ABL Collateral Agent, and (iii) in respect of the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties), each of the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), the Notes Priority Collateral Trustee and the ABL Collateral Agent, and (b) for the Note Priority Collateral, (i) in respect of the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), the Notes Priority Collateral Trustee, (ii) in respect of the ABL Collateral Agent, each of the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties) and the Notes Priority Collateral Trustee and (iii) in respect of the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties), each of the ABL Collateral Agent, the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties) and the Notes Priority Collateral Trustee.

“Senior Secured Obligations” means (a) for the ABL Priority Collateral, (i) in respect of the Notes Priority Obligations, the ABL Obligations, (ii) in respect of the Second Lien Obligations, each of the Notes Priority Obligations and the ABL Obligations, and (iii) in respect of the Subordinated Lien Obligations, each of the Second Lien Obligations, the Notes Priority Obligations and the ABL Obligations, and (b) for the Note Priority Collateral, (i) in respect of the Second Lien Obligations, the Notes Priority Obligations, (ii) in respect of the ABL Obligations, each of the Second Lien Obligations and the Notes Priority Obligations and (iii) in respect of the Subordinated Lien Obligations, each of the Second Lien Obligations, the ABL Obligations and the Notes Priority Obligations.

“Senior Secured Obligations Collateral” means the Collateral in respect of which the Senior Representative (on behalf of itself and the applicable Senior Secured Obligations Secured Parties) holds a Senior Lien.

“Senior Secured Obligations Secured Parties” means (a) for the ABL Priority Collateral, (i) in respect of the Notes Priority Secured Parties, the ABL Secured Parties, (ii) in respect of the Second Lien Secured Parties, each of the Notes Priority Secured Parties and the ABL Secured Parties, and (iii) in respect of the Subordinated Lien Secured Parties, each of the Second Lien Secured Parties, the Notes Priority Secured Parties and the ABL Secured Parties, and (b) for the Note Priority Collateral, (i) in respect of the Second Lien Secured Parties, the Notes Priority Secured Parties, (ii) in respect of the ABL Secured Parties, each of the Second Lien Secured Parties and the Notes Priority Secured Parties and (iii) in respect of the Subordinated Lien Secured Parties, each of the ABL Secured Parties, the Second Lien Secured Parties and the Notes Priority Secured Parties.

12

“Senior Secured Obligations Security Documents” means (a) for the ABL Priority Collateral, (i) in respect of the Notes Priority Security Documents, the ABL Security Documents, (ii) in respect of the Second Lien Security Documents, each of the Notes Priority Security Documents and the ABL Security Documents, and (iii) in respect of the Subordinated Lien Security Documents, each of the Second Lien Security Documents, the Notes Priority Security Documents and the ABL Security Documents, and (b) for the Note Priority Collateral, (i) in respect of the Second Lien Security Documents, the Notes Priority Security Documents, (ii) in respect of the ABL Security Documents, each of the Second Lien Security Documents and the Notes Priority Security Documents, (ii) in respect of the Subordinated Lien Security Documents, each of the Second Lien Security Documents, the ABL Security Documents and the Notes Priority Security Documents.

“Subordinated Lien Collateral Trustee” means, the respective creditor or trustee, agent or representative designated as such in the joinder executed by such person in the form of Exhibit A hereto.

“Subordinated Lien Debt” means, to the extent issued or outstanding, any Indebtedness of the Issuer or the Obligors designated as such by the Issuer in writing to the ABL Collateral Agent, the Notes Priority Collateral Trustee and the Subordinated Lien Collateral Trustee; provided that: (a) on or before the date on which such Indebtedness is incurred, an officer’s certificate of the Issuer is delivered to the ABL Collateral Agent, the Notes Priority Collateral Trustee and the Subordinated Lien Collateral Trustee, designating such Indebtedness as “Subordinated Lien Debt” for the purposes of this Agreement, the ABL Documents, the Notes Priority Documents, the Second Lien Documents and the Subordinated Lien Documents, if any, and certifying that such Indebtedness may be incurred (and secured as contemplated by Section 2.01 hereof) without violating the terms of any ABL Document, Notes Priority Document, Second Lien Document or Subordinated Lien Document or causing any default thereunder; (b) such Indebtedness is evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, promissory note or other agreement or instrument that includes a Lien Priority Confirmation; (c) such Indebtedness is designated as “Subordinated Lien Debt” in accordance with the requirements of this Agreement, the ABL Credit Agreement and the Notes Priority Indenture; and (d) at the time of the incurrence thereof, the applicable Subordinated Lien Debt may be incurred (and secured as contemplated by Section 2.01 hereof) without violating the terms of any ABL Document, Notes Priority Document, Second Lien Document or Subordinated Lien Document or causing any default thereunder (and the Subordinated Lien Collateral Trustee has heretofore executed and delivered an appropriate joinder in the form of Exhibit A hereto.

“Subordinated Lien Documents” means, collectively, the Subordinated Lien Debt Documents, the Subordinated Lien Security Documents and each of the agreements, documents and instruments providing for or evidencing any other Subordinated Lien Obligation, and any other document or instrument executed or delivered at any time in connection therewith, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or refinanced from time to time.

“Subordinated Lien Liens” means Liens on the Collateral created under the Subordinated Lien Security Documents to secure the Subordinated Lien Obligations.

“Subordinated Lien Obligations” means, subject to the terms and conditions in this Agreement, all obligations arising with respect to any Subordinated Lien Debt (including, without limitation, principal, premium, interest (including Post-Petition Interest at the rate provided in the relevant Subordinated Lien Document, whether or not a claim for Post-Petition Interest is allowed in an applicable Insolvency or Liquidation Proceeding), reimbursements under letters of credit, fees, indemnifications, expenses and other obligations and guarantees of the foregoing).

13

“Subordinated Lien Secured Parties” means the Secured Parties (as defined in the Subordinated Lien Security Documents).

“Subordinated Lien Security Documents” means, collectively, any documents, agreements or instruments now existing or entered into after the date hereof that create (or purport to create) Liens on any assets or properties of any Grantor to secure any Subordinated Lien Obligations.

“subsidiary” means, with respect to any specified Person: (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof), and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (ii) the only general partners of which are such Person or one or more subsidiaries of such Person (or any combination thereof).

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York (or equivalent statutes in other states).

ARTICLE II

Subordination of Junior Liens; Certain Agreements

SECTION 2.01.                 Subordination of Junior Liens.

(a)                                  Notwithstanding the date, manner or order of creation, attachment, or perfection of the security interests and Liens granted to the ABL Collateral Agent, the Notes Priority Collateral Trustee and the Subordinated Lien Collateral Trustee, if any, and notwithstanding any provisions of the UCC, or any applicable law or decision or this Agreement, the ABL Documents, the Notes Priority Documents, the Second Lien Documents, if any, the Subordinated Lien Documents, if any, or any other agreement or instrument to the contrary, or whether and irrespective of whether any Senior Secured Obligations Secured Party holds possession of all or any part of the Collateral or of the time or any failure, defect or deficiency or alleged failure, defect or deficiency in any of the foregoing or of any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the Senior Liens, all Junior Liens in respect of any Collateral are expressly subordinated and made junior in right, priority, operation and effect to any and all Senior Liens in respect of such Collateral. Notwithstanding anything to the contrary in this Agreement, the following shall be the relative priority of the security interests and Liens of the ABL Collateral Agent, the Notes Priority Collateral Trustee, the Subordinated Collateral Trustee (on behalf of the Second Lien Secured Parties) and the Subordinated Collateral Trustee (on behalf of the Subordinated Lien Secured Parties) in the Collateral:

(A)                              The ABL Collateral Agent (on behalf of the ABL Secured Parties) shall have a first priority Lien on the ABL Priority Collateral; the Notes Priority Collateral Trustee (on behalf of the Notes Priority Secured Parties) shall have a second priority Lien on the ABL Priority Collateral; the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties) shall have a third priority Lien on the ABL Priority Collateral; and the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties) shall have a fourth priority Lien on the ABL Priority Collateral; and

(B)                                The Notes Priority Collateral Trustee (on behalf of the Notes Priority Secured Parties) shall have a first priority Lien on the Note Priority Collateral; the Subordinated Lien Collateral

14

Trustee (on behalf of the Second Lien Secured Parties) shall have a second priority Lien on the Note Priority Collateral; the ABL Collateral Agent (on behalf of the ABL Secured Parties) shall have a third priority Lien on the Note Priority Collateral; and the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties) shall have a fourth priority Lien on the Note Priority Collateral.

(b)                                 It is acknowledged that (i) the aggregate amount of the Senior Secured Obligations may, subject to the limitations set forth in the ABL Documents, the Notes Priority Documents, the Second Lien Documents and the Subordinated Lien Documents, be increased from time to time, (ii) all or a portion of the ABL Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (iii) the Senior Secured Obligations may, subject to the limitations set forth in the ABL Documents, the Notes Priority Documents, the Second Lien Documents and the Subordinated Lien Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the Junior Liens hereunder or the provisions of this Agreement defining the relative rights of the ABL Secured Parties, the Notes Priority Secured Parties, the Second Lien Secured Parties and the Subordinated Lien Secured Parties. The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either the Junior Secured Obligations (or any part thereof) or the Senior Secured Obligations (or any part thereof), by the release of any Collateral or of any guarantees for any Senior Secured Obligations or by any action that any Representative or Secured Party may take or fail to take in respect of any Collateral.

(c)                                  The subordination of all Junior Liens to all Senior Liens as set forth in this Agreement is with respect to only the priority of the Liens held by or on behalf of the Senior Secured Obligations Secured Parties and shall not constitute a subordination of the Obligations owing to any Secured Party to the Obligations owing to any other Secured Party.

(d)                                 The parties hereto agree that it is their intention that the Collateral held by each Agent is identical in all material respects to the Collateral held by each other Agent.

SECTION 2.02.                 New Liens. Until the Senior Secured Obligations shall have been Paid in Full, (i) each Agent agrees, on behalf of the applicable Secured Parties, that no Agent, on behalf of the applicable Secured Parties, nor any other Secured Party, shall acquire or hold any Lien on any assets of any Grantor which with respect to which such Agent has actual knowledge that such assets are not also subject to a Lien in favor of each other Agent on behalf of the applicable Secured Parties and (ii) each Grantor agrees not to grant any Lien on any of its assets in favor of any Agent, on behalf of the applicable Secured Parties, unless it has granted a Lien on such assets in favor of each other Agent, on behalf of the applicable Secured Parties (in either case, except to the extent that the assets subject to such Liens are not required to be pledged as Collateral for the respective Obligations to the extent provided in the ABL Documents, the Notes Priority Documents, the Second Lien Documents or the Subordinated Lien Documents, as the case may be). If any Agent shall (nonetheless and in breach hereof) acquire any Lien on any assets of any Grantor to secure any Obligations, which assets are not also subject to a Lien in favor of each other Agent to secure the applicable Obligations, then the Agent acquiring such Lien shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any Security Documents, either (x) release such Lien or (y) (1) also hold and be deemed to have held such Lien for the benefit of each other Agent and Secured Parties subject to the priorities set forth herein, with any amounts received in respect thereof subject to distribution and turnover hereunder and (2) in the case of the Junior Representative acquiring a Lien, assign such Lien to the Senior Representative to

15

secure the Senior Secured Obligations (in which case the Junior Representative may retain a Junior Lien on such assets subject to the terms hereof).

SECTION 2.03.                 No Action With Respect to Junior Secured Obligations Collateral Subject to Senior Liens.

(a)                                  Except to the extent expressly permitted by Section 2.07, no Junior Representative or other Junior Secured Obligations Secured Party shall commence or instruct any Junior Representative to commence any Enforcement Action available to it in respect of any Junior Secured Obligations Collateral under any Junior Secured Obligations Security Document, applicable law or otherwise, at any time when such Junior Secured Obligations Collateral shall be subject to any Senior Lien and any Senior Secured Obligations secured by such Senior Lien shall remain outstanding or any commitment to extend credit that would constitute Senior Secured Obligations secured by such Senior Lien shall remain in effect, it being agreed that only the Senior Representative, acting in accordance with the applicable Senior Secured Obligations Security Documents, shall be entitled to take any Enforcement Actions. The Senior Representative shall provide written notice to each Junior Representative in the event that the Senior Representative takes any Enforcement Action; provided, however, that failure to give such notice shall not affect the lien subordination or other rights of the Senior Representative under this Agreement.

(b)                                 Notwithstanding anything contained herein to the contrary, each of the Agents retains the right to:

(A)                              file a claim or statement of interest with respect to the ABL Obligations, the Notes Priority Obligations, the Second Lien Obligations or the Subordinated Lien Obligations, as applicable, in any case or proceeding commenced by or against any Grantor under the Bankruptcy Code or any similar bankruptcy law for the relief or protection of debtors, any other proceeding of a similar nature for the reorganization, protection, restructuring, compromise or arrangement of any of the assets and/or liabilities of any Grantor or any similar case or proceeding, as applicable,

(B)                                take any action (not adverse to the priority status of any of the Liens of any Senior Representative, or the rights of any Senior Representative or any Senior Secured Obligations Secured Party, to exercise any Enforcement Action in respect thereof) in order to create, perfect, preserve or protect its Liens on any of the Collateral,

(C)                                file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, or other pleading objecting to or otherwise seeking the disallowance of the claims of such Agent or any of the Secured Parties for whom it acts as Agent, in either case, not inconsistent with the terms of this Agreement,

(D)                               to the extent such holders acknowledge that such holders hold an unsecured claim, file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of any Grantors arising under any case or proceeding referred to in clause (1) above, except to the extent inconsistent with the terms of this Agreement, and

(E)                                 vote in favor of or against any plan of reorganization, compromise or arrangement, or file any proof of claim, make other filings and/or make any arguments and motions with respect to the ABL Obligations, the Notes Priority Obligations, the Second Lien Obligations or the Subordinated Lien Obligations, as applicable, that in each case, are not inconsistent with the terms of this Agreement.

16

SECTION 2.04.                 No Duties of Senior Representative.

(a)                                  Each Junior Secured Obligations Secured Party acknowledges and agrees that neither the Senior Representative nor any other Senior Secured Obligations Secured Party shall have any duties or other obligations to such Junior Secured Obligations Secured Party with respect to any Senior Secured Obligations Collateral, other than to transfer to the Junior Representative, to the extent permitted by applicable law, (i) any proceeds of any such Collateral that constitutes Junior Secured Obligations Collateral remaining in its possession following any Disposition of such Collateral and the Payment in Full of the Senior Secured Obligations secured thereby (in each case, unless the Junior Liens on all such Junior Secured Obligations Collateral are terminated and released prior to or concurrently with such Disposition and Payment In Full) or (ii) if the Senior Representative shall be in possession of all or any part of such Collateral after such Payment in Full, such Collateral or any part thereof remaining, in each case without representation or warranty on the part of the Senior Representative or any Senior Secured Obligations Secured Party.

(b)                                 Prior to Payment In Full. In furtherance of the foregoing, each Junior Secured Obligations Secured Party acknowledges and agrees that until the Senior Secured Obligations secured by any Collateral in respect of which such Junior Secured Obligations Secured Party holds a Junior Lien shall have been Paid In Full, the Senior Representative shall be entitled, for the benefit of the holders of such Senior Secured Obligations, to Dispose of or deal with such Collateral as provided herein and in the Senior Secured Obligations Security Documents without regard to any Junior Lien or any rights to which the holders of the Junior Secured Obligations would otherwise be entitled as a result of such Junior Lien. Such permitted actions shall include the rights of an agent appointed by the Senior Representative and Senior Secured Obligations Secured Parties to Dispose of such Senior Secured Obligations Collateral upon foreclosure, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under the Bankruptcy Code or the laws of any applicable jurisdiction. Without limiting the foregoing, each Junior Secured Obligations Secured Party agrees that neither the Senior Representative nor any other Senior Secured Obligations Secured Party shall have any duty or obligation first to marshal or realize upon any type of Senior Secured Obligations Collateral (or any other collateral securing the Senior Secured Obligations), or to Dispose of or otherwise liquidate all or any portion of such Collateral (or any other Collateral securing the Senior Secured Obligations), in any manner that would maximize the return to the Junior Secured Obligations Secured Parties, notwithstanding that the order and timing of any such Disposition or liquidation may affect the amount of proceeds actually received by the Junior Secured Obligations Secured Parties from such Disposition or liquidation.

(c)                                  Waiver. Each of the Junior Secured Obligations Secured Parties waives any claim such Junior Secured Obligations Secured Party may now or hereafter have against the Senior Representative or any other Senior Secured Obligations Secured Party (or their representatives) arising out of (i) any actions which the Senior Representative or the Senior Secured Obligations Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Secured Obligations from any account debtor, guarantor or any other party) in accordance with the Senior Secured Obligations Security Documents or any other agreement related thereto or to the collection of the Senior Secured Obligations or the valuation, use, protection or release of any security for the Senior Secured Obligations, (ii) any election by the Senior Representative or any Senior Secured Obligations Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.07, any borrowing of, or grant of a security interest or administrative expense priority under Section 363 or Section 364 of the Bankruptcy Code to, the Issuer, the Obligors or any of their subsidiaries, as debtor-in-possession.

17

SECTION 2.05.                 Application of Proceeds; No Interference; Payment Over; Reinstatement.

(a)                                  So long as the Senior Secured Obligations have not been Paid in Full, any Senior Secured Obligations Collateral or proceeds thereof received by the Senior Representative in connection with any Disposition of, or collection on, such Senior Secured Obligations Collateral upon the taking of any Enforcement Action (including any right of setoff and including as a result of any distribution of or in respect of any Senior Secured Obligations Collateral (whether or not expressly characterized as such) or in any Insolvency or Liquidation Proceeding) shall be applied by the Senior Representative to the Senior Secured Obligations in accordance with the Senior Documents. Upon the Payment in Full of the Senior Secured Obligations, the Senior Representative shall deliver to the Junior Representative with the then-highest priority claim with respect to such Collateral any remaining Senior Secured Obligations Collateral and any proceeds thereof then held by it in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Junior Representative with the then-highest priority claim with respect to such Collateral to the Junior Secured Obligations in accordance with the Junior Documents.

(b)                                 [Reserved]

(c)                                  Until the Junior Representative has received written notice from the Senior Representative that the Senior Secured Obligations have been Paid In Full, each Junior Secured Obligations Secured Party agrees that (i) it will not take, cause to be taken, or support any other Person in taking, any action the purpose or effect of which is, or could be, to make any Junior Lien pari passu with, or to give such Junior Secured Obligations Secured Party any preference or priority relative to, any Senior Lien with respect to the Collateral subject to such Senior Lien and Junior Lien or any part thereof, (ii) it will not contest, challenge or question, or support any other Person in contesting, challenging or questioning, in any proceeding the validity or enforceability of any Senior Secured Obligations or Senior Secured Obligations Security Document, the validity, attachment, perfection or priority of any Senior Lien, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (iii) it will not take or cause to be taken, or support any other Person in taking, any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other Disposition of the Collateral subject to any Junior Lien by any Senior Secured Obligations Secured Parties secured by Senior Liens on such Collateral or any Senior Representative acting on their behalf, (iv) it will have no right to (A) direct any Senior Representative or any holder of Senior Secured Obligations to exercise any right, remedy or power with respect to the Collateral subject to any Junior Lien or (B) consent to the exercise by any Senior Representative or any other Senior Secured Obligations Secured Party of any right, remedy or power with respect to the Collateral subject to any Junior Lien, (v) it will not institute, or support any other Person in instituting, any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against any Senior Representative or other Senior Secured Obligations Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither any Senior Representative nor any other Senior Secured Obligations Secured Party will be liable for, any action taken or omitted to be taken by such Senior Representative or other Senior Secured Obligations Secured Party with respect to any Collateral securing such Senior Secured Obligations that is subject to any Junior Lien, (vi) it will not seek, and will waive any right, to have any Senior Secured Obligations Collateral subject to any Junior Lien or any part thereof marshaled upon any foreclosure or other Disposition of such Collateral and (vii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement.

(d)                                 The Junior Representative and each other Junior Secured Obligations Secured Party hereby agrees that if it obtains possession of any Senior Secured Obligations Collateral or realizes

18

any proceeds or payment in respect of any such Collateral, pursuant to any Junior Secured Obligations Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies, at any time when any Senior Secured Obligations secured or intended to be secured by such Collateral shall remain outstanding or any commitment to extend credit that would constitute Senior Secured Obligations secured or intended to be secured by such Senior Lien remains in effect, then it will segregate and hold such Collateral, proceeds or payment in trust for the Senior Representative and the Senior Secured Obligations Secured Parties and promptly transfer such Collateral, proceeds or payment, as the case may be, to the Senior Representative.

(e)                                  Each Junior Secured Obligations Secured Party agrees that if, at any time, all or part of any payment with respect to any Senior Secured Obligations previously made shall be rescinded or required to be returned or repaid for any reason whatsoever (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), such Junior Secured Obligations Secured Party shall promptly pay over to the Senior Representative any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Senior Lien securing such Senior Secured Obligations and shall promptly turn any Collateral subject to any such Senior Lien then held by it over to the Senior Representative, and the provisions set forth in this Agreement shall be reinstated in full force and effect as if such payment had not been made, until the payment and satisfaction in full of the Senior Secured Obligations.

SECTION 2.06.                 Automatic Release of Junior Liens.

(a)                                  The Junior Representative and each other Junior Secured Obligations Secured Party agree to the following with respect to releases of Liens: (1) in the event of any Disposition permitted under the Senior Documents and not expressly prohibited under the terms of the Junior Documents of any Senior Secured Obligations Collateral subject to any Junior Lien (other than in connection with (x) the exercise of remedies by the Senior Representative in respect of such Senior Secured Obligations Collateral, (y) the Payment in Full of the Senior Secured Obligations, or (z) after the occurrence and during the continuance of any Event of Default under any Senior Document or Junior Document), such Junior Lien on such Collateral shall automatically, unconditionally and simultaneously be released if the applicable Senior Liens on such Collateral are released; and (2) notwithstanding the foregoing or anything else to the contrary in this Agreement, in the event of any Disposition that occurs in connection with the foreclosure of, or other exercise of remedies with respect to, Senior Secured Obligations Collateral subject to any Junior Lien, such Junior Lien on such Collateral shall automatically, unconditionally and simultaneously be released if the applicable Senior Liens on such Collateral are released (except with respect to any proceeds of such Disposition that remain after Payment in Full of the Senior Secured Obligations).

(b)                                 The Junior Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the Senior Representative to evidence and confirm any release of Junior Secured Obligations Collateral provided for in this Section.

SECTION 2.07.                 Certain Agreements With Respect to Bankruptcy or Insolvency or Liquidation Proceedings. This Agreement shall constitute a subordination agreement for the purposes of Section 510(a) of the Bankruptcy Code and shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against any Grantor. All references in this Agreement to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency or Liquidation Proceeding.

19

(a)                                  If any Grantor becomes subject to a case under the Bankruptcy Code and, as deb-tor(s)-in-possession, moves for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Junior Secured Obligations Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Senior Secured Obligations Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Senior Secured Obligations Collateral, unless the Senior Secured Obligations Secured Parties, or a representative authorized by the Senior Secured Obligations Secured Parties, oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the Senior Liens, the Junior Representative will, on behalf of the Junior Secured Obligations Secured Parties, subordinate the Junior Liens on the Senior Secured Obligations Collateral to the Senior Liens and the DIP Financing Liens), so long as the Junior Secured Obligations Secured Parties retain Liens on all the Junior Secured Obligations Collateral to the extent permitted by applicable law, including proceeds thereof arising after the commencement of such proceeding, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code. For the avoidance of doubt, any DIP Financing Liens on any ABL Priority Collateral shall not apply automatically to any Note Priority Collateral, and any DIP Financing Liens on any Note Priority Collateral shall not apply automatically to any ABL Priority Collateral.

(b)                                 Except as otherwise set forth in Section 2.03(b)(D) hereof, each Junior Secured Obligations Secured Party agrees that it will not object to or oppose a Disposition of any Senior Secured Obligations Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Senior Secured Obligations Secured Parties shall have consented to such Disposition of such Senior Secured Obligations Collateral, so long as the Liens held by the Junior Representative on such Collateral attach to the proceeds thereof subject to the relative priorities set forth in this Agreement.

(c)                                  Each Junior Representative, on behalf of itself and the Secured Parties for whom it acts as agent, may seek adequate protection of its interest in its respective Senior Secured Obligations Collateral in the form of replacement or additional Liens on post-petition collateral of the same type as the Senior Secured Obligations Collateral so long as the Senior Secured Obligations Secured Parties have been granted such replacement or additional Liens on such Senior Secured Obligations Collateral, and agrees that it shall not contest or support any other Person contesting any request for such Liens. Each Agent, on behalf of itself and the Secured Parties for whom it acts as agent, may seek adequate protection of its junior interest in the Senior Secured Obligations Collateral, subject to the provisions of this Agreement; provided, that if (A) the Senior Representative is granted adequate protection in the form of a replacement or additional Lien on post-petition collateral of the same type as the Senior Secured Obligations Collateral, and (B) such adequate protection requested by the Junior Representative is in the form of a replacement or additional Lien on such post-petition collateral of the same type as the Senior Secured Obligations Collateral, such Lien, if granted, will be subordinated to the adequate protection Liens granted in favor of the Senior Representative on such post-petition collateral, and, if applicable, the Liens securing any DIP Financing (and all obligations relating thereto) secured by such Senior Secured Obligations Collateral and provided by the Senior Representative or one or more Senior Secured Obligations Secured Parties on the same basis as the Liens of the Junior Representative on such Senior Secured Obligations Collateral are subordinated to the Liens of the Senior Representative on such Senior Secured Obligations Collateral under this Agreement. In the event that a Junior Representative, on behalf of itself and the Secured Parties for whom it acts as agent, seeks or requests (or is otherwise granted) adequate protection of its junior interest in the Collateral in the form of a replacement or additional Lien on post-petition assets of the same type as such Collateral, then such Junior Representative, on behalf of itself and the Secured Parties for whom it acts as Agent, agrees that the Senior Representative for such type of Collateral shall also be granted a replacement or additional Lien on such post-petition assets as adequate protection

20

of its senior interest in such type of Collateral and that the Junior Representative’s replacement or additional Lien shall be subordinated to the replacement or additional Lien of the Senior Representative. If any Agent or Secured Party receives as adequate protection a Lien on post-petition assets of the same type as its pre-petition Senior Secured Obligations Collateral, then such post-petition assets shall also constitute Senior Secured Obligations Collateral of such Person to the extent of any allowed claim secured by such adequate protection Lien and shall be subject to the terms of this Agreement. In addition, if the Senior Representative is granted adequate protection in the form of a super-priority claim, then each Junior Representative may also seek adequate protection in the form of a super-priority claim, which super-priority claim of the Junior Representative, if obtained, shall be subordinate to the super-priority claims of the Senior Representative on the same basis as the other claims of the Junior Secured Obligations Secured Parties are subordinate to the claims of the Senior Secured Obligations Secured Parties under this Agreement; provided that the Junior Representative and the Junior Secured Obligations Secured Parties agree that (a) they shall not accept such adequate protection unless the Senior Representative shall also be granted adequate protection in the form of a super-priority claim, which super-priority claim, if obtained by the Junior Secured Obligations Secured Parties, shall be subordinate to the super-priority claim of the Senior Secured Obligations Secured Parties; and (b) if any of the Junior Secured Obligations Secured Parties are granted adequate protection in the form of a super-priority claim, then the Junior Representative agrees that the Senior Representative shall also be granted adequate protection in the form of a super-priority claim, which super-priority claim shall be senior to the super-priority claim of the Junior Secured Obligations Secured Parties.

(d)                                 Each Agent, on behalf of itself and the Secured Parties for whom it acts as Agent, agrees that none of them shall (i) seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any Collateral which does not constitute its Senior Secured Obligations Collateral, without the prior written consent of the Senior Representative, or (ii) oppose any request by the Senior Representative or any Senior Secured Obligations Secured Party to seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of their respective Senior Secured Obligations Collateral.

SECTION 2.08.                 [Reserved].

SECTION 2.09.                 Entry Upon Premises.

(a)                                  Rights to Enter Upon Premises. If (i) the Senior Representative in respect of the ABL Priority Collateral takes any Enforcement Action with respect to the ABL Priority Collateral, (ii) the Senior Representative in respect of the Note Priority Collateral acquires an ownership or possessory interest in any of the Note Priority Collateral pursuant to the exercise of its rights under the applicable Security Documents or under applicable law or (iii) the Senior Representative in respect of the Note Priority Collateral shall, through the exercise of remedies under the applicable Security Documents or otherwise, sell any of the Note Priority Collateral to any third party (a “Third Party Purchaser”) as permitted by the terms of this Agreement, then, subject to the rights of any landlords under real estate leases and to the limitations and restrictions with respect to use of and entry upon the premises as set forth in the applicable Collateral Access Agreements, the Senior Secured Obligations Secured Parties in respect of the Note Priority Collateral shall or, in the case of clause (iii) shall require as a condition of such sale to the Third Party Purchaser that the Third Party Purchaser shall: (x) cooperate with the Senior Representative in respect of the ABL Priority Collateral (and its employees, agents, advisors and representatives) in its efforts to enforce its security interest in the ABL Priority Collateral and to finish any work-in-process and assemble the ABL Priority Collateral, (y) not hinder or restrict in any respect the Senior Representative in respect of the ABL Priority Collateral from enforcing its security interest in the ABL Priority Collateral or from finishing any work-in-process or assembling the ABL Priority Collateral, and (z) permit the Senior Representative in respect of the ABL Priority Collateral, its employees, agents, advisors and representatives,

21

at the sole cost and expense of the Grantors (or, failing payment thereof by the Grantors, of the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral) to enter upon and use the Note Priority Collateral (including (A) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (B) intellectual property), in each case of preceding clauses (x), (y) and (z) for a period not to exceed 180 days after the earlier to occur of (i) the date the Senior Representative in respect of the ABL Priority Collateral receives written notice from the Senior Representative in respect of the Note Priority Collateral that (I) it has acquired an ownership or possessory interest in any of the Note Priority Collateral pursuant to the exercise of its rights under the Senior Secured Obligations Security Documents in respect of the Note Priority Collateral or under applicable law or (II) it shall have, through the exercise of remedies under the Senior Secured Obligations Security Documents in respect of the Note Priority Collateral or otherwise, sold any of the Note Priority Collateral to a Third Party Purchaser as permitted by the terms of this Agreement, and (ii) the date the Senior Representative in respect of the ABL Priority Collateral first enforces its security interests in the ABL Priority Collateral located on the premises included in the Note Priority Collateral (such period, the “Disposition Period”) for the purposes of:

(1)                                  inspecting, removing or enforcing the Senior Representative in respect of the ABL Priority Collateral’s rights in the ABL Priority Collateral,

(2)                                  assembling and storing the ABL Priority Collateral and completing the processing of and turning into finished goods of any ABL Priority Collateral consisting of work-in-process or raw materials,

(3)                                  selling any or all of the ABL Priority Collateral located on such Note Priority Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise,

(4)                                  removing any or all of the ABL Priority Collateral located on such Note Priority Collateral,

(5)                                  to use any of the Collateral under the control or possession of the Senior Representative (or sold to a Third Party Purchaser) in respect of the Note Priority Collateral consisting of computers or other data processing equipment related to the storage or processing of records, documents or files pertaining to the ABL Priority Collateral and use any Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of other equipment to handle or Dispose of any ABL Priority Collateral, or

(6)                                  taking reasonable actions to protect, secure, and otherwise enforce the rights of the Senior Representative in respect of the ABL Priority Collateral and the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral in and to the ABL Priority Collateral;

; provided, however, that nothing contained in this Agreement will restrict the rights of the Senior Representative in respect of the Note Priority Collateral from selling, assigning or otherwise transferring any Note Priority Collateral prior to the expiration of the Disposition Period if the purchaser, assignee or transferee thereof agrees to be bound by the applicable provisions of this Agreement. If any stay or other order prohibiting the exercise of remedies with respect to the ABL Priority Collateral has been entered by a court of competent jurisdiction or is in effect due to an Insolvency or Liquidation Proceeding, the Disposition Period shall be tolled during the pendency of any such stay or other order. If the Senior Representative in respect of the ABL Priority Collateral conducts a public auction or private sale of the ABL Priority Collateral at any of the real property included within the Note Priority Collateral, such Senior

22

Representative in respect of the ABL Priority Collateral shall provide the Senior Representative in respect of the Note Priority Collateral with reasonable notice and use reasonable efforts to hold such auction or sale in a manner which would not unduly disrupt such Senior Representative in respect of the Note Priority Collateral’s use of such real property.

(b)          License. The Senior Representative in respect of the Note Priority Collateral, on behalf of the Senior Secured Obligations Secured Parties in respect of the Note Priority Collateral, irrevocably grants (or shall require as a condition of a sale to a Third Party Purchaser that the Third Party Purchaser grant) the Senior Representative in respect of the ABL Priority Collateral a non-exclusive worldwide license to or right to use, to the extent permitted by law and any applicable contractual obligations binding on the Note Priority Collateral, and solely to the extent the Senior Representative in respect of the Note Priority Collateral (or the Third Party Purchaser, as applicable) has an ownership interest therein or other assignable right of use thereto, exercisable without payment of royalty or other compensation any of the intellectual property now or hereafter owned by, licensed to, or otherwise used by any of the Grantors or their subsidiaries in order for the Senior Representative in respect of the ABL Priority Collateral and the Senior Secured Obligations Secured Parties in respect of the ABL  Priority Collateral to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise Dispose of any inventory included in the ABL Priority Collateral in connection with the liquidation, disposition, foreclosure or realization upon the inventory included in the ABL Priority Collateral in accordance with the terms of the Senior Secured Obligations Security Documents in respect of the ABL Priority Collateral. The Senior Representative in respect of the Note Priority Collateral (or the Third Party Purchaser, as applicable) will agree that any of the intellectual property constituting Note Priority Collateral that is sold transferred or otherwise Disposed of (whether pursuant to enforcement action or otherwise) will be subject to rights of the Senior Representative in respect of the ABL Priority Collateral as described above.

(c)           Expenses and Repair. During the period of actual occupation, use or control by the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral or their agents or representatives of any Note Priority Collateral, such Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral will (i) be responsible for the ordinary course third-party expenses related thereto, including costs with respect to heat, light, electricity, water and real property taxes with respect to that portion of any premises so used or occupied, in each case to the extent not paid for by the Grantors or any of their subsidiaries, and (ii) be obligated to repair at their expense any physical damage to such Note Priority Collateral or other assets or property resulting from such occupancy, use or control, and to leave such Note Priority Collateral or other assets or property in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted, in each case to the extent not paid for by the Grantors or any of their subsidiaries.

(d)          Indemnification. The Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral shall agree to pay, indemnify and hold the Senior Representative in respect of the Note Priority Collateral and the Senior Secured Obligations Secured Parties in respect of the Note Priority Collateral harmless from and against any third-patty liability resulting from the gross negligence or willful misconduct of the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral or any of their agents, representatives or invitees (as determined by a court of competent jurisdiction in a final and non-appealable decision) in its or their operation of such facilities, in each case to the extent not paid for by the Grantors or any of their subsidiaries. Notwithstanding the foregoing, in no event shall the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral have any liability to the Senior Representative in respect of the Note Priority Collateral or the Senior Secured Obligations Secured Parties in respect of the Note Priority Collateral pursuant to this Agreement as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Note Priority Collateral existing prior to the date of the exercise by the Senior Representative in respect of

23

the ABL Priority Collateral or the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral of their rights under this Agreement and the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral will not have any duty or liability to maintain the Note Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by them, or for any damage to or diminution in the value of the Note Priority Collateral that results solely from removal of any ABL Priority Collateral from the premises or the ordinary wear and tear resulting from the use of the Note Priority Collateral by such persons in the manner and for the time periods specified under this Agreement.

SECTION 2.10.    Insurance.   Unless and until written notice by the Senior Representative in respect of the ABL Priority Collateral to each Junior Representative in respect of the ABL Priority Collateral and the Senior Representative in respect of the Note Priority Collateral that the Senior Secured Obligations in respect of the ABL Priority Collateral have been Paid In Full, as between the Senior Representative in respect of the ABL Priority Collateral, on the one hand, and each Junior Representative in respect of the ABL Priority Collateral and the Senior Representative in respect of the Note Priority Collateral, on the other hand, only the Senior Representative in respect of the ABL Priority Collateral will have the right (subject to the rights of the Grantors under the Security Documents) to adjust or settle any insurance policy or claim covering or constituting ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the ABL Priority Collateral. Unless and until written notice by the Senior Representative in respect of the Note Priority Collateral to each Junior Representative in respect of the Note Priority Collateral and the Senior Representative in respect of the ABL Priority Collateral that the Senior Secured Obligations in respect of the Note Priority Collateral have been Paid In Full, as between each Junior Representative in respect of the Note Priority Collateral and the Senior Representative in respect of the ABL Priority Collateral, on the one hand, and the Senior Representative in respect of the Note Priority Collateral, on the other hand, only the Senior Representative in respect of the Note Priority Collateral will have the right (subject to the rights of the Grantors under the Security Documents) to adjust or settle any insurance policy covering or constituting Note Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding solely affecting the Note Priority Collateral. To the extent that an insured loss covers or constitutes both ABL Priority Collateral and Note Priority Collateral, then the Senior Representative in respect of the ABL Priority Collateral and the Senior Representative in respect of the Note Priority Collateral will work jointly and in good faith to collect, adjust or settle (subject to the rights of the Grantors under the Security Documents) under the relevant insurance policy.

SECTION 2.11.    Refinancings. The Obligations may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any ABL Document, Notes Priority Document, Second Lien Document or Subordinated Lien Document) of any Secured Party, all without affecting the Lien priorities provided for herein; provided, however, that (i) the holders of any such refinancing or replacement indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the Senior Representative in respect of the ABL Priority Collateral or the Senior Representative in respect of the Note Priority Collateral, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the Senior Representative in respect of the ABL Priority Collateral or the Senior Representative in respect of the Note Priority Collateral, as the case may be and (ii) such Obligations constitute ABL Debt, Notes Priority Debt, Second Lien Debt or Subordinated Lien Debt in accordance with the applicable definition thereof. In connection with any refinancing or replacement contemplated by this Section 2.11, this Agreement may be amended at the written request and sole expense of the Issuer (subject to the immediately preceding sentence), and without the consent of any Representative, (a) to add parties (or any authorized agent or trustee therefor)

24

providing any such refinancing or replacement indebtedness, (b) to establish that Liens on any Note Priority Collateral securing such refinancing or replacement indebtedness shall have the same priority as the Liens on any Note Priority Collateral securing the indebtedness being refinanced or replaced, and (c) to establish that the Liens on any ABL Priority Collateral securing such refinancing or replacement indebtedness shall have the same priority as the Liens on any ABL Priority Collateral securing the indebtedness being refinanced or replaced, all on the terms provided for herein immediately prior to such refinancing or replacement.

SECTION 2.12.    Rights of Grantors. Subject to the terms of the Security Documents, the Grantors will have the right to remain in possession and retain exclusive control of the Collateral securing the Obligations (other than any cash, securities, obligations and cash equivalents constituting part of the Collateral and deposited with any Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and Dispose of any income therefrom.

SECTION 2.13.    Amendments to Documents. In the event that the Senior Secured Obligations Secured Parties or the Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Secured Obligations Security Documents for the purpose of making additions to the Senior Secured Obligations Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Junior Secured Obligations Security Document as it relates to the Junior Secured Obligations Collateral without the consent of the Junior Representative or any Junior Secured Obligations Secured Party and without any action by the Junior Representative, the Issuer or any other Grantor; provided, however, that written notice of such amendment, waiver or consent shall have been given to the Junior Representative.

SECTION 2.14.    Set-Off and Tracing of and Priorities in Proceeds. Each Agent, on behalf of the applicable Secured Parties, acknowledges and agrees that, to the extent such Agent or any Secured Party for which it is acting as Agent exercises its rights of set-off against any Collateral pursuant to an Enforcement Action, the amount of such set-off shall be held and distributed pursuant to Section 2.05. Each Agent, for itself and on behalf of the applicable Secured Parties, further agrees that, notwithstanding anything herein to the contrary, prior to the issuance of an Enforcement Notice or the commencement of any Insolvency or Liquidation Proceeding, any proceeds of Collateral, whether or not deposited under account control agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Agents and the Secured Parties) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. In furtherance of the foregoing, any proceeds of Note Priority Collateral received after the earlier of the issuance of an Enforcement Notice by any Senior Representative with respect to the Note Priority Collateral or the commencement of any Insolvency or Liquidation Proceeding, whether or not deposited in any deposit accounts or securities accounts that constitute ABL Priority Collateral shall be treated as Note Priority Collateral. In addition, unless and until the Payment in Full of ABL Obligations occurs, each Junior Representative in respect of the ABL Priority Collateral hereby consents to the application, prior to the earlier of receipt by the Senior Representative in respect of the ABL Priority Collateral of an Enforcement Notice issued by any Junior Agent in respect of the ABL Priority Collateral or the commencement of any Insolvency or Liquidation Proceeding, of cash or other proceeds of Collateral, deposited under account control agreements to the repayment of ABL Obligations pursuant to the ABL Documents.

SECTION 2.15.    Legends. Upon the effectiveness of this Agreement, each Security Document shall (and, to the extent already in existence, shall be amended to) include a legend describing this Agreement and any other applicable intercreditor and/or subordination agreement.

25

ARTICLE III

Gratuitous Bailment for Perfection of Certain Security Interests; Rights

Under Permits and Licenses

SECTION 3.01.      General.   The Senior Representative agrees that if it shall at any time hold a Senior Lien on any Junior Secured Obligations Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Senior Representative, the Senior Representative will serve as gratuitous bailee for the Junior Representative for the sole purpose of perfecting the Junior Lien of the Junior Representative on such Collateral. It is agreed that the obligations of the Senior Representative and the rights of the Junior Representative and the other Junior Secured Obligations Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article II. Notwithstanding anything to the contrary herein, the Senior Representative will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Junior Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to the Junior Representative or other Junior Secured Obligations Secured Party or any other person for such perfection or failure to perfect, it being understood that the sole purpose of this Article III is to enable the Junior Secured Obligations Secured Parties to obtain a perfected Junior Lien on such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such account by the Senior Representative. Subject to Section 2.05(e), at such time as the Senior Secured Obligations secured by the Senior Lien of the Senior Representative shall have been Paid in Full, the Senior Representative shall take all such actions in its power as shall reasonably be requested by the Junior Representative with the highest priority claim with respect to the applicable Collateral (at the sole cost and expense of the Grantors) to transfer possession or control of such Collateral or any such account (in each case to the extent the Junior Representative has a Lien on such Collateral or account after giving effect to any prior or concurrent releases of Liens) to the Junior Representative.

SECTION 3.02.    Deposit Accounts. The Grantors, to the extent required by the ABL Documents, the Notes Priority Documents, the Second Lien Documents or the Subordinated Lien Documents, may from time to time have deposit accounts (the “Deposit Accounts”) with certain depositary banks in which collections from Inventory and Accounts (each, as defined in the UCC) may be deposited. To the extent that any such Deposit Account is under the control of any Agent at any time, such Agent will act as gratuitous bailee and agent for the other Agents and Secured Parties for the purpose of perfecting the Liens of the applicable Secured Parties in such Deposit Accounts and the cash and other assets therein as provided in Section 3.01 (but will have no duty, responsibility or obligation to such other Agents or Secured Parties (including any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection) except as set forth in the last sentence of this Section 3.02). Unless the Junior Liens on such ABL Priority Collateral shall have been or concurrently are released, after the Obligations for which the Senior Representative in respect of the ABL Priority Collateral serves as agent have been Paid in Full, such Senior Representative in respect of the ABL Priority Collateral shall (a) to the extent that the same are then under the sole dominion and control of such Representative and that such action is otherwise within the power and authority of such Representative pursuant to the applicable Documents, at the written request of any Junior Representative in respect of the ABL Priority Collateral, transfer control over all cash and other assets in any such Deposit Account maintained with such Senior Representative in respect of the ABL Priority Collateral to the Junior Representative in respect of the ABL Priority Collateral with the then-highest priority claim to the ABL Priority Collateral (and each Grantor hereby authorizes and consents to any such transfer) and (b) at the written request of such Junior Representative in respect of the ABL Priority Collateral with the then-highest priority claim, cooperate with the Issuer and such Junior Representative in respect of the ABL Priority Collateral with the then-highest priority claim (at the expense of the Issuer) in permitting control of any other Deposit Accounts to be transferred to such Junior Representative in respect of the

26

ABL Priority Collateral with the then-highest priority claim (or for other arrangements with respect to each such Deposit Accounts satisfactory to such Junior Representative in respect of the ABL Priority Collateral with the then-highest priority claim to be made). In furtherance of the foregoing, each Agent (the “Appointing Agent”) hereby appoints each other Agent as its agent solely for perfection of such Appointing Agent’s Lien on each Deposit Account that is under the control of such other Agent, and each such other Agent accepts such appointment.

SECTION 3.03.    Rights under Permits and Licenses.   In addition to the license granted under Section 2.09(b), the Senior Representative in respect of the Note Priority Collateral agrees that if the Senior Representative in respect of the ABL Priority Collateral shall require rights available under any permit or license controlled by the Senior Representative in respect of the Note Priority Collateral (as certified to the Senior Representative in respect of the Note Priority Collateral by the Senior Representative in respect of the ABL Priority Collateral, upon which the Senior Representative in respect of the Note Priority Collateral may rely) in order to realize on any ABL Priority Collateral, the Senior Representative in respect of the Note Priority Collateral shall (subject to the terms of ABL Documents, the Notes Priority Documents, the Second Lien Documents and the Subordinated Lien Documents, including the Senior Representative in respect of the Note Priority Collateral’s rights to indemnification thereunder) take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and contractual obligations and reasonably requested by the Senior Representative in respect of the ABL Priority Collateral in writing, to make such rights available to the Senior Representative in respect of the ABL Priority Collateral, subject to the Senior Liens in respect of the Note Priority Collateral. The Senior Representative in respect of the ABL Priority Collateral agrees that if the Senior Representative in respect of the Note Priority Collateral shall require rights available under any permit or license controlled by the Senior Representative in respect of the ABL Priority Collateral (as certified to the Senior Representative in respect of the ABL Priority Collateral by the Senior Representative in respect of the Note Priority Collateral, upon which the Senior Representative in respect of the ABL Priority Collateral may rely) in order to realize on any Note Priority Collateral, the Senior Representative in respect of the ABL Priority Collateral shall (subject to the terms of ABL Documents, the Notes Priority Documents, the Second Lien Documents and the Subordinated Lien Documents, including the Senior Representative in respect of the ABL Priority Collateral’s rights to indemnification thereunder) take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and contractual obligations and reasonably requested by the Senior Representative in respect of the Note Priority Collateral in writing, to make such rights available to the Senior Representative in respect of the Note Priority Collateral, subject to the Senior Liens in respect of the ABL Priority Collateral.

ARTICLE IV

Existence and Amount of Liens and Obligations

Whenever a Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Secured Obligations (or the existence of any commitment to extend credit that would constitute Senior Secured Obligations) or Junior Secured Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Representative shall fail or refuse to reasonably promptly provide the requested information, the requesting Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by conclusive reliance upon an officer’s certificate of the Issuer. Each Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance

27

with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other Person as a result of such determination.

ARTICLE V

Consent of Grantors

Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Security Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).

ARTICLE VI

Representations and Warranties

SECTION 6.01.    Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a)           Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b)          This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c)           The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority of which the failure to obtain could reasonably be expected to have a material adverse effect on the ability of such party to perform its obligations under this Agreement, (ii) will not violate any applicable law or regulation or any order of any governmental authority or any indenture, agreement or other instrument binding upon such party which could reasonably be expected to have a material adverse effect on the ability of such party to perform its obligations under this Agreement and (iii) will not violate the charter, by-laws or other organizational documents of such party.

SECTION 6.02.    Representations and Warranties of Each Representative. Each Representative represents and warrants to the other parties hereto that it is authorized under the ABL Documents, the Notes Priority Documents, the Second Lien Documents or the Subordinated Lien Documents, as applicable, to enter into this Agreement.

ARTICLE VII

Miscellaneous

SECTION 7.01.    Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

28

(a)           if to the ABL Collateral Agent, to it at Regions Bank, 191 Peachtree Street, N.E., Suite 3800, Atlanta, Georgia 30303, Attention: Euramax Loan Administration Officer;

(b)          if to the Notes Priority Collateral Trustee, to it at Wells Fargo Bank, National Association, 7000 Central Parkway NE Suite 550, Atlanta, Georgia 30328, Attn: Corporate Trust Services — Administrator Euramax International, Inc., Fax: 770-551-5118;

(c)           if to the Subordinated Lien Collateral Trustee, as set forth in the applicable joinder; and

(d)          if to any Grantor, to it at Euramax International, Inc., 5445 Triangle Parkway, Suite 350 Norcross, GA 30092, Attention: R. Scott Vansant, Fax: 770-263-8031.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Issuer shall be deemed to be a notice to each Grantor). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 4.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 4.01. As agreed to in writing among the Grantors, the ABL Collateral Agent, the Notes Priority Collateral Trustee and the Subordinated Lien Collateral Trustee from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 7.02.    Waivers; Amendment. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power; preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)             Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Representative and, to the extent adverse to any Grantor, the Grantors; provided, however, that this Agreement may be amended from time to time (x) as provided in Section 2.11 and (y) at the sole request and expense of the Issuer, and without the consent of any Representative, (i) to add other parties (or any authorized agent thereof or trustee therefor) holding other ABL Debt, Notes Priority Debt, Second Lien Debt or Subordinated Lien Debt that are incurred after the date of this Agreement in compliance with the ABL Documents, the Notes Priority Documents, the Second Lien Documents, the Subordinated Lien Documents and this Agreement and (ii) to establish the Lien priorities on the Collateral securing such other Obligations. Any such additional party and each party hereto shall be entitled to rely upon a certificate delivered by an officer of the Issuer certifying that such other Obligations were issued or borrowed in compliance with the ABL Documents, the Notes Priority Documents, the Second Lien Documents and the Subordinated Lien Documents. Any amendment of this Agreement that is proposed to be effected without the consent of a Representative as permitted by the proviso in this Section 4.02(b) shall be submitted

29

to such Representative for its review at least 5 Business Days prior to the proposed effectiveness of such amendment.

SECTION 7.03.    Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns as well as the applicable Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 7.04.     Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 7.05.    Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission (or other electronic means) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.06.     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.07.    Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(a)          Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)          Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

30

SECTION 7.08.    WAIVER OF JURY TRIAL.   EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.09.    Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.10.    Conflicts.   In the event of any conflict or inconsistency between the terms of this Agreement, the Collateral Trust and Intercreditor Agreement, the ABL Documents, the Notes Priority Documents, the Second Lien Documents and the Subordinated Lien Documents, on the one hand, and this Agreement, on the other hand, the terms of this Agreement shall control.

SECTION 7.11.    Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties. None of the Issuer, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Sections 2.05, 2.06, 2.10, 2.11, 2.12, 2.13 or Article VII to the extent expressly provided therein) is intended to or will amend, waive or otherwise modify the provisions of any ABL Document, Notes Priority Document, Second Lien Document or Subordinated Lien Document), and neither the Issuer nor any other Grantor may rely on the terms hereof (other than Sections 2.05, 2.06, 2.10, 2.11, 2.12, 2.13, Article VI and Article VII). Nothing in this Agreement is intended to or shall impair the obligations of the Issuer or any other Grantor, which are absolute and unconditional, to pay the Obligations under the ABL Documents, Notes Priority Documents, Second Lien Documents and Subordinated Lien Documents as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything to the contrary herein, in any ABL Document, Notes Priority Document, Second Lien Document or Subordinated Lien Document, the Grantors shall not he required to act or refrain from acting (a) pursuant to this Agreement or any applicable document with respect to any ABL Priority Collateral in any manner that would cause a default under any applicable document, or (b) pursuant to this Agreement or any applicable document with respect to any Note Priority Collateral in any manner that would cause a default under any applicable document.

SECTION 7.12.    Certain Terms Concerning Notes Priority Collateral Trustee. The Notes Priority Collateral Trustee is executing and delivering this Agreement solely in its capacity as such and pursuant to direction set forth in the applicable Notes Priority Documents; and in so doing, the Notes Priority Collateral Trustee shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The Notes Priority Collateral Trustee shall not have any duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the Notes Priority Collateral Trustee shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Notes Priority Documents.

31

SECTION 7.13.    Certain Terms Concerning Subordinated Lien Collateral Trustee.   The Subordinated Lien Collateral Trustee is executing and delivering this Agreement solely in its capacity as such and pursuant to direction set forth in the applicable Second Lien Documents and the Subordinated Lien Documents; and in so doing, the Subordinated Lien Collateral Trustee shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The Subordinated Lien Collateral Trustee shall not have any duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the Subordinated Lien Collateral Trustee shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Second Lien Documents and the Subordinated Lien Documents.

SECTION 7.14.    Certain Terms Concerning ABL Collateral Agent. The ABL Collateral Agent is executing and delivering this Agreement solely in its capacity as such and pursuant to direction set forth in the applicable ABL Documents; and in so doing, the ABL Collateral Agent shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The ABL Collateral Agent shall not have any duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the ABL Collateral Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the ABL Documents.

SECTION 7.15.    Additional Subsidiaries. Any subsidiary of any Grantor that is required to become a party hereto pursuant to any ABL Document, Notes Priority Document, Second Lien Document and/or Subordinated Lien Document shall enter into this Agreement as a Grantor upon becoming such a subsidiary. Upon execution and delivery by each Agent and such subsidiary of a joinder agreement substantially in the form of Exhibit A, such subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instruments shall not require the consent of any other Grantor or any other Secured Party. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

[Signatures continue on following page.]

32

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

REGIONS BANK, as ABL Collateral Agent,

By:	/s/ Lindee lu Hzanes
	Name:	Lindee lu Hzanes
	Title:	SVP

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Notes Priority Collateral Trustee,

By:
Name:
Title:

General Intercreditor Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

REGIONS BANK, as ABL Collateral Agent,

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Notes Priority Collateral Trustee,

By:	/s/ Stefan Victory
	Name:	STEFAN VICTORY
	Title:	VICE PRESIDENT

General Intercreditor Agreement

EURAMAX INTERNATIONAL, INC.
EURAMAX HOLDINGS, INC.
AMERIMAX BUILDING PRODUCTS, INC.
AMERIMAX FABRICATED PRODUCTS, INC.
AMERIMAX HOME PRODUCTS, INC.
AMERIMAX RICHMOND COMPANY
AMERIMAX UK, INC.
BERGER BUILDING PRODUCTS, INC.
BERGER HOLDINGS, LTD.
FABRAL HOLDINGS, INC.
FABRAL, INC.
AMP COMMERCIAL, INC.

By:	/s/ R. Scott Vansant
	Name:	R. Scott Vansant
	Title:	Chief Financial Officer

AMERIMAX FINANCE COMPANY, INC.

By:	/s/ Mitchell B. Lewis
	Name:	Mitchell B. Lewis
	Title:	Chief Executive Officer

General Intercreditor Agreement

Schedule I

EURAMAX HOLDINGS, INC.

AMERIMAX BUILDING PRODUCTS, INC.

AMERIMAX FABRICATED PRODUCTS, INC.

AMERIMAX FINANCE COMPANY, INC.

AMERIMAX HOME PRODUCTS, INC.

AMERIMAX RICHMOND COMPANY

AMERIMAX UK, INC.

BERGER BUILDING PRODUCTS, INC.

BERGER HOLDINGS, LTD.

FABRAL HOLDINGS, INC.

FABRAL, INC.

AMP COMMERCIAL, INC.

General Intercreditor Agreement

Exhibit A

FORM OF

GENERAL INTERCREDITOR AGREEMENT JOINDER

Reference is made to the General Intercreditor Agreement dated as of March 18, 2011 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “General Intercreditor Agreement”) among EURAMAX INTERNATIONAL, INC., the Grantors from time to time party thereto, Regions Bank, as ABL Collateral Agent, Wells Fargo Bank, National Association, as Notes Priority Collateral Trustee, each additional Subordinated Lien Collateral Trustee (as defined therein) party thereto. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the General Intercredior Agreement. This General Intercreditor Agreement is being executed and delivered pursuant to the General Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being [Second Lien Debt] [Subordinated Lien Debt] under the General Intercreditor Agreement.

1.           The undersigned,                                               , a                                                  , (the “New Representative”) as [trustee, administrative agent or other capacity] under that certain [describe applicable indenture, credit agreement or other document governing the Second Lien Debt] [Subordinated Lien Debt] hereby agrees to become party as a Subordinated Lien Collateral Trustee on behalf of [the Second Lien Secured Parties] [the Subordinated Lien Secured Parties] under the General Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the General Intercreditor Agreement as fully as if the undersigned had executed and delivered the General Intercreditor Agreement as of the date thereof.

2.             All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)           [Name], [Address], Attention:                         , Fax:                 ;

3.           Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the General Intercreditor Agreement will apply mutatis mutandis to this General Intercreditor Agreement Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this General Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of                                , 20    .

[INSERT NAME OF NEW REPRESENTATIVE]

By:
Name:
Title:

S-2

EXHIBIT I TO

AMENDED AND RESTATED SENIOR

SECURED REVOLVING CREDIT AND

GUARANTY AGREEMENT

BORROWING BASE CERTIFICATE

See execution version.

REGIONS BANK

Borrowing Base Certificate - Exhibit I

In connection with the Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement dated March    , 2011 (the “Agreement”), the authorized officer of the Borrowers hereby certifies to the Agent the truth and accuracy of the following.

       From-To:

Borrowers:	ABP	AHP	BBP	Fabral	ADP	Consolidated
A. Accounts

Accounts Forward as of: 1/0/00						$—

Additions to Accounts:
a. Gross Credit Sales						0
b. Other Increases (adjustments, etc.)						0
Explain nature of Increase

Deductions from Accounts
a. Collections (amount of deposit)						0
b. Discounts						0
c. Credits						0
d. Other Decreases						0
Explain nature of Decrease

Total Accounts as of: 1/0/00	$—	$—	$—	$—	$—	$0

Less: Ineligible Accounts defined in the Agreement as excluded in Eligible Accounts
a. Outstanding more than 90 days from invoice date or more than 60 days past original due date						0
b. Invoice terms greater than 30 days (but only if invoice aging in “a” above is not completed)						0
c. Credit balances in past dues						0
d. 25% cross age						0
e. Owed by Affiliates						0
f. Creditor contras						0
g. Accruals for rebates, warranties, contractual buybacks, coop advertising, royalties						0
h. 10% concentration excess, except for Lowes and THD 20% each						0
i. Account debtor is bankrupt or in receivership						0
j. Progress billings, incomplete performance, bill and hold, not a final sale.						0
k. Foreign Accounts (other than Canadian up to $1mm) or Accounts not denominated in $US						0
l. Government Accounts						0
m. Account Debtor is located in a jurisdiction where the applicable Borrower is required to qualify but has not						0
n. Cash, COD, Credit Cards, Customer Deposits						0
o. SAB 101						0
p. Debit memos & short pays						0
q. Unapplied cash						0
r. Other per the Agreement						0
s. Which Agent deems, in its Credit Judgment, to be ineligible						0

Ineligible Accounts as of: 1/0/00	0	0	0	0	0	$—

Eligible Accounts	$—	$—	$—	$—	$—	$0
Advance Rate 85%
A/R Availability						$0

Borrowers:	ABP	AHP	BBP	Fabral	ADP	Consolidated
B. Raw Material Inventory

Raw Material Inventory valued on a FIFO cost basis as of: 1/0/00						$—

Less: Ineligible Inventory defined in the Agreement
a. Not in good and saleable condition						0
b. Which is on consignment from, or subject to, any repurchase agreement with any supplier
c. On consignment to any other person						0
d. Returned, repossessed, damaged, defective, obsolete, or slow-moving goods						0
e. Subject to a negotiable Document						0
Subject to any license or agreement that limits or restricts						0
f. Borrower’s or Agent’s right to sell such Inventory, inventory at outside processors						0
g. Which is not located at a Permitted Location						0
At a Permitted Location where Agent has not received from the
h. Person owning or in controlling such property a Third Party Agreement (unless a rent Reserve is imposed)						0
i. Constitutes inventory-in-transit						0
j. Consists of work-in-process, packaging materials, supplies, catalogs, or promotional materials						0
k. Intercompany profits						0
l. Other per the Agreement						0
m. Which Agent otherwise in its Credit Judgment deems to not be Eligible Inventory						0

Ineligible Raw Material Inventory 1/0/00	0	0	0	0	0	$0
Eligible Raw Material Inventory at Cost	$—	$—	$—	$—	$—	$—
LCM Adjustment						0
Eligible Raw Material Inventory at Lower of Cost or Market	$—	$—	$—	$—	$—	$—
GOLV Advance Rate
GOLV of Eligible Raw Material Inventory	$—	$—	$—	$—	$—	$—

C. Coil Inventory

Coil Inventory valued on a FIFO cost basis as of: 1/0/00						$—

Less: Ineligible Inventory defined in the Agreement
a. Not in good and saleable condition						0
b. Which is on consignment from, or subject to, any repurchase agreement with any supplier						0
c. On consignment to any other person						0
d. Returned, repossessed, damaged, defective, obsolete, or slow-moving goods						0
e. Subject to a negotiable Document						0
Subject to any license or agreement that limits or restricts
f. Borrower’s or Agent’s right to sell such Inventory, inventory at outside processors						0
g. Which is not located at a Permitted Location						0
At a Permitted Location where Agent has not received from the
h. Person owning or in controlling such property a Third Party Agreement (unless a rent Reserve is imposed)						0
i. Constitutes inventory-in-transit						0
j. Consists of work-in-process, packaging materials, supplies, catalogs, or promotional materials						0
k. Intercompany profits						0
l. Other per the Agreement						0
m. Which Agent otherwise in its Credit Judgment deems to not be Eligible Inventory						0

Ineligible Coil Inventory 1/0/00	0			0		$0
Eligible Coil Inventory at Cost	$—			$—		$—
LCM Adjustment						0
Eligible Coil Inventory at Lower of Cost or Market	$—			$—		$—
GOLV Advance Rate
GOLV of Eligible Coil Inventory	$—			$—		$—

Borrowers:	ABP	AHP	BBP	Fabral	ADP	Consolidated
D. Finished Goods Inventory

Finished Goods inventory valued on a FIFO cost basis as of: 1/0/00						$—

Less: Ineligible Inventory defined in the Agreement
a. Not in good and saleable condition						0
b. Which is on consignment from, or subject to, any repurchase agreement with any supplier
c. On consignment to any other person						0
d. Returned, repossessed, damaged, defective, obsolete, or slow-moving goods						0
e. Subject to a negotiable Document Subject to any license or agreement that limits or restricts						0
f. Borrower’s or Agent’s right to sell such Inventory, inventory at outside processors						0
g. Which is not located at a Permitted Location						0
At a Permitted Location where Agent has not received from the
h. Person owning or in controlling such property a Third Party Agreement (unless a rent Reserve is imposed)						0
i. Constitutes inventory-in-transit						0
j. Consists of work-in-process, packaging materials, supplies, catalogs, or promotional materials						0
k. Intercompany profits						0
l. Other per the Agreement						0
m. Which Agent otherwise in its Credit Judgment deems to not be Eligible Inventory						0

Ineligible Finished Goods Inventory 1/0/00	0	0	0	0	0	$0
Eligible Finished Goods Inventory at Cost	$—	$—	$—	$—	$—	$—
LCM Adjustment						0
Eligible Finished Goods Inventory at Lower of Cost or Market	$—	$—	$—	$—	$—	$—
GOLV Advance Rate
GOLV of Eligible Finished Goods Inventory	$—	$—	$—	$—	$—	$—

Total Inventory	$—	$—	$—	$—	$—	$—
Eligible Inventory	$—	$—	$—	$—	$—	$—
GOLV of Eligible Inventory	$—	$—	$—	$—	$—	$—
Liquidation Expenses
Available Inventory (Lesser of 85% Ellg. NOLV or 70% Ellg. Inventory)						$0

E. Seasonal Overadvance Amount (Subject to Seasonal Overadvance Conditions, 1/1 through 4/30)
If the SOA is in effect, Available inventory plus the SOA cannot exceed 70% of Total Inventory

F. Reserves
a. Greater of $3mm and (subject to ratings) 20% of Loans and L/Cs						3,000
b. 3 mo. Rent Reserve						1,096
c. Dilution Reserve						0
d. Other Reserves		0	0	0	0	0
Total Reserves						$4,096

Total Borrowing Base Availability						$(4,096)

Revolving Loan Commitment						$70,000

Lesser of Revolving Loan Commitment and Borrowing Base Availability						$(4,096)

Less: Loan Balance						$0
Less: Letters of Credit						$0
Less: Specified Secured Hedge Obligations and Line Reserves						$0

Excess Availability						$(4,096)

In connection with the foregoing, Borrower hereby acknowledges and agrees that, as of the date hereof, the Agreement and the related documents remain in full force and effect, binding upon Borrowers and enforceable against Borrowers in accordance with the terms of the Agreement

DATE:

BORROWER:	Euramax International, Inc.
AUTHORIZED OFFICER:

EXHIBIT J TO

AMENDED AND RESTATED SENIOR

SECURED REVOLVING CREDIT AND

GUARANTY AGREEMENT

LANDLORD PERSONAL PROPERTY COLLATERAL ACCESS AGREEMENT

See execution version.

RECORDING REQUESTED BY:

Parker, Hudson, Rainer & Dobbs LLP

AND WHEN RECORDED MAIL TO:

Parker, Hudson, Rainer & Dobbs LLP

1500 Marquis Two Tower

285 Peachtree Center Avenue, NE

Atlanta, Georgia 30303

Attn: Seth Finck, Esq.

Re:  [APPLICABLE CREDIT PARTY NAME]

Space above this line for recorder’s use only

LANDLORD WAIVER AND CONSENT AGREEMENT

This LANDLORD WAIVER AND CONSENT AGREEMENT (this “Agreement”) is dated as of                   , 2011, and entered into by [NAME OF LANDLORD] (“Landlord”), to and for the benefit of REGIONS BANK, as collateral and administrative agent for the Lenders (as defined below) and Lender Counterparties (as defined in the Credit Agreement) (in such capacity, the “Agent”).

RECITALS:

WHEREAS, reference is made to that certain Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement, dated March    , 2011 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”), among EURAMAX INTERNATIONAL, INC., a Delaware corporation (“Euramax”), AMERIMAX HOME PRODUCTS, INC., a Delaware corporation (“AHP”), AMERIMAX BUILDING PRODUCTS, INC., a Delaware corporation (“ABP”), BERGER BUILDING PRODUCTS, INC., a Pennsylvania corporation (“BBP”), FABRAL, INC., a Delaware corporation (“Fabral”), and AMP COMMERCIAL, INC., a Delaware corporation formerly known as Gutter Suppliers, Inc. (“AMP”; Euramax, AHP, ABP, BBP, Fabral, and AMP being sometimes referred to as the “Borrowers”), EURAMAX HOLDINGS, INC., a Delaware corporation (“Holdings”), AMERIMAX FABRICATED PRODUCTS, INC., a Delaware corporation (“AFP”), AMERIMAX FINANCE COMPANY, INC., a Delaware corporation (“AFC”), BERGER HOLDINGS, LTD, a Pennsylvania corporation (“BHL”), FABRAL HOLDINGS, INC., a Delaware corporation (“Fabral Holdings”), AMERIMAX RICHMOND COMPANY, an Indiana corporation (“Richmond”), and AMERIMAX UK, INC., a Delaware corporation (“Amerimax UK”; Holdings, AFP, AFC, BHL, Fabral Holdings, Richmond and Amerimax UK being sometimes referred to as the “Guarantors”), the Lenders party thereto (collectively, the “Lenders”), the Agent and the Lead Arranger party thereto, pursuant to which Tenant has executed a security agreement and other collateral documents in relation to the Credit Agreement;

WHEREAS, the Agent and the Lenders have been requested to extend loans and other accommodations to the Borrowers;

WHEREAS, [NAME OF TENANT], a [                ] (“Tenant”), has possession of and occupies all or a portion of the property described on Exhibit A annexed hereto (the “Premises”);

WHEREAS, Landlord is the landlord under a certain lease (the “Lease”) more particularly described on Exhibit B annexed hereto, pursuant to which Landlord has rights, upon the terms and conditions set forth therein, to take possession of, and otherwise assert control over, the Premises;

WHEREAS, as a condition to extending such loans and other financial accommodations, the Agent and the Lenders have required, among other things, that the Borrowers’ repayment of the extensions of credit made under the Credit Agreement will be secured, in part, by all inventory of Tenant (including, without limitation, all inventory of Tenant now or hereafter located on the Premises (the “Subject Inventory”)) and all equipment used in Tenant’s business (including, without limitation, all equipment of Tenant now or hereafter located on the Premises (the “Subject Equipment”; and, together with the Subject Inventory, the “Collateral”)); and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby represents and warrants to, and covenants and agrees with, the Agent as follows:

1.     Landlord hereby (a) waives and releases unto the Agent and its successors and assigns any and all rights granted by or under any present or future laws to levy or distraint for rent or any other charges which may be due to Landlord against the Collateral, and any and all other claims, liens and demands of every kind which it now has or may hereafter have against the Collateral, and (b) agrees that any rights it may have in or to the Collateral, no matter how arising (to the extent not effectively waived pursuant to clause (a) of this paragraph 1), shall be second and subordinate to the rights of the Agent in respect thereof. Landlord acknowledges that the Collateral, which includes trade fixtures such as equipment, is and will remain personal property and not fixtures even though it may be affixed to or placed on the Premises.

2.     Landlord certifies that (a) Landlord is the landlord under the Lease, (b) the Lease is in full force and effect and has not been amended, modified, or supplemented except as set forth on Exhibit B annexed hereto, (c) to the knowledge of Landlord, there is no defense, offset, claim or counterclaim by or in favor of Landlord against Tenant under the Lease or against the obligations of Landlord under the Lease, (d) no notice of default has been given under or in connection with the Lease which has not been cured, and Landlord has no knowledge of the occurrence of any other default under or in connection with the Lease, and

(e) except as disclosed to the Agent, no portion of the Premises is encumbered in any way by any deed of trust or mortgage lien or ground or superior lease.

3.     Landlord consents to the installation or placement of the Collateral on the Premises, and Landlord grants to the Agent a license to enter upon and into the Premises at any time without any interference by Landlord to do any or all of the following with respect to the Collateral: assemble, have appraised, display, remove, maintain, prepare for sale or lease, repair, transfer, or sell (at public or private sale pursuant to the provisions of paragraph 5 below). The Agent shall promptly repair, at the expense of the Agent, or reimburse Landlord for any physical damage to the Premises actually caused by the conduct of such auction or sale and any removal of Collateral by or through the Agent (ordinary wear and tear excluded). The Agent shall not be liable for any diminution in value of the Premises caused by the absence of Collateral removed, and the Agent shall not have any duty or obligation to remove or dispose of any Collateral or any other property left on the Premises by Tenant.

4.     Landlord agrees that it will not prevent the Agent or its designees and agents from entering upon the Premises at all reasonable times to inspect or remove the Collateral. In the event that Landlord has the right to, and desires to, obtain possession of the Premises (either through expiration of the Lease or termination thereof due to the default of Tenant thereunder), Landlord will deliver notice (the “Landlord’s Notice”) to the Agent to that effect. Within the 60 day period after the Agent receives the Landlord’s Notice (the “Disposition Period”), the Agent and its representatives and invitees shall have the right, but not the obligation, to cause the Collateral to be removed from the Premises. During the Disposition Period, Landlord will not remove the Collateral from the Premises nor interfere with the Agent’s actions in removing the Collateral from the Premises or any of the Agent’s actions in otherwise enforcing its security interest in the Collateral. Notwithstanding anything to the contrary in this paragraph, the Agent shall not at any time have any obligation to remove the Collateral from the Premises.

5.     During any Disposition Period, (a) the Agent and its representatives and invitees may inspect, repossess, remove and otherwise deal with the Collateral, and the Agent may advertise and conduct public auctions or private sales of the Collateral at the Premises, in each case without interference by Landlord or liability of the Agent to Landlord, and (b) the Agent shall make the Premises available for inspection by Landlord and prospective tenants and shall cooperate in Landlord’s reasonable efforts to re-lease the Premises. If the Agent conducts a public auction or private sale of the Collateral at the Premises, the Agent shall use reasonable efforts to notify Landlord first and to hold such auction or sale in a manner which would not unduly disrupt Landlord’s or any other tenant’s use of the Premises.

6.     Landlord shall send to the Agent a copy of any notice of default under the Lease sent by Landlord to Tenant. The Agent shall have at least 15 days following receipt of such notice of default to cure such default, but the Agent shall not be under any obligation to cure any default by Tenant under the Lease. No action by the Agent pursuant to this Agreement shall be deemed to be an assumption by the Agent of any obligation under the Lease, and, except as provided in paragraphs 3 and 5, the Agent shall not have any obligation to Landlord. In addition, Landlord shall send to the Agent a copy of any notice received by Landlord of a breach or default under any other lease, mortgage, deed of trust, security agreement or other instrument to which Landlord is a party which may affect Landlord’s rights in, or possession of, the Premises.

7.     All notices to the Agent under this Agreement shall be in writing and sent to the Agent at its address set forth on the signature page hereof by facsimile, electronic mail, certified mail return receipt requested, or overnight delivery service.

8.     The provisions of this Agreement shall continue in effect as to the Agent until Landlord shall have received the Agent’s written certification that all amounts advanced under the Credit Agreement have been paid in full, in which case this Agreement shall be terminated.

9.     This Agreement and the rights and obligations of the parties hereunder shall be governed by and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflict of law principles.

10.   This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.

11.   This Agreement shall inure to the benefit of the Agent and its successors and assigns and shall be binding upon Landlord and its successors and assigns (including, without limitation, any transferees of the Premises).

[Reminder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the day and year first set forth above.

[NAME OF LANDLORD]

By:
Name:
Title:

Attention:
Facsimile:

By its acceptance hereof, as of the day and year first set forth above, the Agent agrees to be bound by the provisions hereof.

REGIONS BANK,
as the Agent

By:
Name:
Title:

Attention:
Facsimile:

ACKNOWLEDGMENTS

STATE OF	)
	)	ss:
COUNTY OF	)
)

On the         day of              in the year 20   , before me, the undersigned, personally appeared                                            , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

STATE OF	)
	)	ss:
COUNTY OF	)
)

On the           day of                       in the year 20    , before me, the undersigned, personally appeared                            , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT B

LEASE AGREEMENT

EXHIBIT K TO

AMENDED AND RESTATED SENIOR

SECURED REVOLVING CREDIT AND

GUARANTY AGREEMENT

CORPORATE CREDIT RATING CERTIFICATE

Reference is made to the AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AND GUARANTY AGREEMENT, dated March 18, 2011 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms under the Credit Agreement), by and among EURAMAX INTERNATIONAL, INC., a Delaware corporation (individually and in its capacity as the representative of the other Borrowers pursuant to Section 2.18 of the Credit Agreement, “Euramax”), AMERIMAX HOME PRODUCTS, INC., a Delaware corporation (“AHP”), AMERIMAX BUILDING PRODUCTS, INC., a Delaware corporation (“ABP”), BERGER BUILDING PRODUCTS, INC., a Pennsylvania corporation (“BBP”), FABRAL, INC., a Delaware corporation (“Fabral”), and AMP COMMERCIAL, INC., a Delaware corporation formerly known as Gutter Suppliers, Inc. (“AMP”), as borrowers thereunder (being referred to collectively as “Borrowers,” and individually as a “Borrower”), and EURAMAX HOLDINGS, INC., a Delaware corporation (“Holdings”), AMERIMAX FABRICATED PRODUCTS, INC., a Delaware corporation (“AFP”), AMERIMAX FINANCE COMPANY, INC., a Delaware corporation (“AFC”), BERGER HOLDINGS, LTD, a Pennsylvania corporation (“BHL”), FABRAL HOLDINGS, INC., a Delaware corporation (“Fabral Holdings”), AMERIMAX RICHMOND COMPANY, an Indiana corporation (“Richmond”), and AMERIMAX UK, INC., a Delaware corporation (“Amerimax UK”), as guarantors thereunder (being referred to collectively as “Guarantors,” and individually as a “Guarantor”); the various financial institutions party thereto from time to time (together with their respective successors and permitted assigns, the “Lenders”); and REGIONS BANK, an Alabama banking corporation, in its capacity as collateral and administrative agent for the Lenders (together with its successors in such capacity, “Agent”). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms under the Credit Agreement.

Pursuant to Sections 5.1(u) of the Credit Agreement, I hereby certify, on behalf of Euramax, in its capacity as Borrower Agent on behalf of Borrowers, to Agent that the corporate credit rating of Euramax has been revised by [S&P][Moody’s] from [     ] to [     ], effective as of [                   , 20    ], and attached hereto as Annex A is a true, correct and complete copy of the revised corporate credit rating report from [S&P][Moody’s].

Therefore, as of the date of this certificate, Euramax’s corporate credit rating from (a) S&P is [     ], and (b) Moody’s is [     ].

Date: [mm/dd/yy]	EURAMAX INTERNATIONAL, INC.,
as Borrower Agent

By:
Name:
Title

ANNEX A

Revised Corporate Credit Rating Report